EXHIBIT 4

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
                                    Depositor

                          MIDLAND LOAN SERVICES, INC.,
                              Master Servicer No. 1

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              Master Servicer No. 2

                           J.E. ROBERT COMPANY, INC.,
                                Special Servicer

                             WELLS FARGO BANK, N.A.
                                     Trustee

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                   Co-Trustee

                         POOLING AND SERVICING AGREEMENT

                                   Dated as of

                                  March 1, 2007

        J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10
                  Commercial Mortgage Pass-Through Certificates
                                Series 2007-LDP10

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Certain Calculations..........................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties.........
Section 2.04  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests.........................................
Section 2.05  Grantor Trust Designations....................................

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Master Servicer to Act as Master Servicer; Special
               Servicer to Act as Special Servicer; Administration of
               the Mortgage Loans...........................................
Section 3.02  Collection of Mortgage Loan Payments..........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts...........................................
Section 3.04  The Certificate Account, the Lower-Tier, the Middle-Tier
               Distribution Account and Upper-Tier Distribution
               Accounts, the Companion Distribution Account, the
               Interest Reserve Account, the Gain-on-Sale Reserve
               Account, the Excess Interest Distribution Account and
               the Floating Rate Accounts...................................
Section 3.05  Permitted Withdrawals from the Certificate Accounts, the
               Distribution Accounts, the Companion Distribution
               Account and the Floating Rate Account........................
Section 3.06  Investment of Funds in the Certificate Accounts, the
               Distribution Accounts, the Gain-on-Sale Reserve Account,
               the Interest Reserve Account and the REO Account.............
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage........................................
Section 3.08  Enforcement of Due-on-Sale Clauses; Assumption Agreements.....
Section 3.09  Realization Upon Defaulted Mortgage Loans.....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.11  Servicing Compensation........................................
Section 3.12  Inspections; Collection of Financial Statements...............
Section 3.13  [RESERVED]....................................................
Section 3.14  [RESERVED]....................................................
Section 3.15  Access to Certain Information.................................
Section 3.16  Title to REO Property; REO Account............................
Section 3.17  Management of REO Property....................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties...........
Section 3.19  Additional Obligations of the Applicable Master Servicer
               and Special Servicer.........................................
Section 3.20  Modifications, Waivers, Amendments and Consents...............
Section 3.21  Transfer of Servicing Between Master Servicer and Special
               Servicer; Recordkeeping; Asset Status Report.................
Section 3.22  Sub-Servicing Agreements......................................
Section 3.23  Representations, Warranties and Covenants of the Master
               Servicers....................................................
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer.....................................................
Section 3.25  Interest Reserve Account and Excess Interest Distribution
               Account......................................................
Section 3.26  Directing Certificateholder Contact with Master Servicers.....
Section 3.27  Controlling Class Certificateholders and Directing
               Certificateholder; Certain Rights and Powers of
               Directing Certificateholder..................................
Section 3.28  Intercreditor Agreements......................................
Section 3.29  Companion Paying Agent........................................
Section 3.30  Companion Register............................................
Section 3.31  Swap Contracts................................................
Section 3.32  Excess Interest Distribution Account..........................
Section 3.33  Certain Matters Relating to the Non-Serviced Mortgage
               Loans........................................................
Section 3.34  Additional Matters Relating to Certain of the Mortgage
               Loans........................................................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions.................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package (IRP)s...............................................
Section 4.03  P&I Advances..................................................
Section 4.04  Allocation of Collateral Support Deficit......................
Section 4.05  Appraisal Reductions..........................................
Section 4.06  Certificate Deferred Interest.................................
Section 4.07  Grantor Trust Reporting.......................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Transfer and Exchange of Certificates.........
Section 5.03  Book-Entry Certificates.......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.05  Persons Deemed Owners.........................................
Section 5.06  Certificate Ownership Certification...........................

                                   ARTICLE VI

                      THE DEPOSITOR, THE MASTER SERVICERS,
                            THE SPECIAL SERVICER AND
                         THE DIRECTING CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Master Servicers and the
               Special Servicer.............................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicers or the Special Servicer.....................
Section 6.03  Limitation on Liability of the Depositor, the Master
               Servicers, the Special Servicer and Others...................
Section 6.04  Master Servicers and Special Servicer Not to Resign...........
Section 6.05  Rights of the Depositor in Respect of the Master
               Servicers and the Special Servicer...........................
Section 6.06  The Master Servicers and the Special Servicer as
               Certificate Owner............................................
Section 6.07  The Directing Certificateholder...............................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Master Servicer and Special Servicer
               Termination..................................................
Section 7.02  Trustee to Act; Appointment of Successor......................
Section 7.03  Notification to Certificateholders............................
Section 7.04  Waiver of Events of Default...................................
Section 7.05  Co-Trustee as Maker of Advances...............................

                                  ARTICLE VIII

                    CONCERNING THE TRUSTEE AND THE CO-TRUSTEE

Section 8.01  Duties of the Trustee and Co-Trustee..........................
Section 8.02  Certain Matters Affecting the Trustee and Co-Trustee..........
Section 8.03  Trustee and Co-Trustee Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans................
Section 8.04  Trustee and Co-Trustee May Own Certificates...................
Section 8.05  Fees and Expenses of Trustee and Co-Trustee;
               Indemnification of Trustee and Co-Trustee....................
Section 8.06  Eligibility Requirements for Trustee and Co-Trustee...........
Section 8.07  Resignation and Removal of the Trustee and Co-Trustee.........
Section 8.08  Successor Trustee and Co-Trustee..............................
Section 8.09  Merger or Consolidation of Trustee and Co-Trustee.............
Section 8.10  Appointment of Co-Trustee or Separate Trustee.................
Section 8.11  Appointment of Custodians.....................................
Section 8.12  Access to Certain Information.................................
Section 8.13  Representations and Warranties of the Trustee.................
Section 8.14  Representations and Warranties of the Co-Trustee..............

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Repurchase or Liquidation of All
               Mortgage Loans...............................................
Section 9.02  Additional Termination Requirements...........................

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration..........................................
Section 10.02 Use of Agents.................................................
Section 10.03 Depositor, Master Servicers and Special Servicer to
               Cooperate with Trustee.......................................
Section 10.04 Appointment of REMIC Administrators...........................

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01 Intent of the Parties; Reasonableness.........................
Section 11.02 Succession; Subcontractors....................................
Section 11.03 Filing Obligations............................................
Section 11.04 Form 10-D Filings.............................................
Section 11.05 Form 10-K Filings.............................................
Section 11.06 Sarbanes-Oxley Certification..................................
Section 11.07 Form 8-K Filings..............................................
Section 11.08 Form 15 Filing................................................
Section 11.09 Annual Compliance Statements..................................
Section 11.10 Annual Reports on Assessment of Compliance with Servicing
               Criteria.....................................................
Section 11.11 Annual Independent Public Accountants' Servicing Report.......
Section 11.12 Indemnification...............................................
Section 11.13 Amendments....................................................
Section 11.14 Regulation AB Notices.........................................
Section 11.15 Certain Matters Relating to the Future Securitization of
               the Serviced Pari Passu Companion Loans......................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment.....................................................
Section 12.02 Recordation of Agreement; Counterparts........................
Section 12.03 Limitation on Rights of Certificateholders....................
Section 12.04 Governing Law.................................................
Section 12.05 Notices.......................................................
Section 12.06 Severability of Provisions....................................
Section 12.07 Grant of a Security Interest..................................
Section 12.08 Successors and Assigns; Third Party Beneficiaries.............
Section 12.09 Article and Section Headings..................................
Section 12.10 Notices to the Rating Agencies................................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-1S Certificate
Exhibit A-3       Form of Class A-2 Certificate
Exhibit A-4       Form of Class A-2S Certificate
Exhibit A-5       Form of Class A-2SFL Certificate
Exhibit A-6       Form of Class A-3 Certificate
Exhibit A-7       Form of Class A-3S Certificate
Exhibit A-8       Form of Class A-1A Certificate
Exhibit A-9       Form of Class X Certificate
Exhibit A-10      Form of Class A-M Certificate
Exhibit A-11      Form of Class A-MS Certificate
Exhibit A-12      Form of Class A-J Certificate
Exhibit A-13      Form of Class A-JFL Certificate
Exhibit A-14      Form of Class A-JS Certificate
Exhibit A-15      Form of Class B-S Certificate
Exhibit A-16      Form of Class C-S Certificate
Exhibit A-17      Form of Class D-S Certificate
Exhibit A-18      Form of Class B Certificate
Exhibit A-19      Form of Class C Certificate
Exhibit A-20      Form of Class D Certificate
Exhibit A-21      Form of Class E Certificate
Exhibit A-22      Form of Class E-S Certificate
Exhibit A-23      Form of Class F Certificate
Exhibit A-24      Form of Class F-S Certificate
Exhibit A-25      Form of Class G Certificate
Exhibit A-26      Form of Class G-S Certificate
Exhibit A-27      Form of Class H Certificate
Exhibit A-28      Form of Class H-S Certificate
Exhibit A-29      Form of Class J Certificate
Exhibit A-30      Form of Class K Certificate
Exhibit A-31      Form of Class L Certificate
Exhibit A-32      Form of Class M Certificate
Exhibit A-33      Form of Class N Certificate
Exhibit A-34      Form of Class P Certificate
Exhibit A-35      Form of Class NR Certificate
Exhibit A-36      Form of Class S Certificate
Exhibit A-37      Form of Class R Certificate
Exhibit A-38      Form of Class MR Certificate
Exhibit A-39      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G         Form of Statement to Certificateholders
Exhibit H         Form of Omnibus Assignment
Exhibit I-1       Form of Regulation S Transfer Certificate during Restricted
                  Period
Exhibit I-2       Form of Regulation S Transfer Certificate after Restricted
                  Period
Exhibit J         Form of Purchase Option Notice
Exhibit K         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate during
                  Restricted Period
Exhibit L         [RESERVED]
Exhibit M         Form of Notice Relating to the Skyline Portfolio Mortgage Loan
                  and the Solana Mortgage Loan
Exhibit N         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate after
                  Restricted Period
Exhibit O         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate to Rule 144A Global Book-Entry Certificate during
                  Restricted Period
Exhibit P         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate during Restricted Period
Exhibit Q         Form of Certification to be Provided with Form 10-K
Exhibit R-1-1     Form of Certification to be Provided to Depositor by Trustee
Exhibit R-1-2     Form of Certifiation to be Provided to Depositor by Co-Trustee
Exhibit R-2       Form of Certification to be Provided to Depositor by Master
                  Servicer No. 1
Exhibit R-3       Form of Certification to be Provided to Depositor by Master
                  Servicer No. 2
Exhibit R-4       Form of Certification to be Provided to Depositor by Special
                  Servicer
Exhibit S         Initial Companion Holders
Exhibit T         [RESERVED]
Exhibit U         Information Request from Certificateholder, Beneficial Owner or Prospective Purchaser
Exhibit V         Trustee Certification/Exception Report
Exhibit W         Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit X         Additional Form 10-D Disclosure
Exhibit Y         Additional Form 10-K Disclosure
Exhibit Z         Form 8-K Disclosure Information
Exhibit AA        Additional Disclosure Notification
Exhibit BB        Servicing and Subservicing Agreements
Exhibit CC        Swap Contract Related to the Class A-2SFL Certificates
Exhibit DD        Swap Contract Related to the Class A-JFL Certificates
Exhibit EE        Release Oversight Loans
Exhibit FF        Tenants-In-Common Oversight Loans
Schedule 1        Mortgage Loans Containing Additional Debt
Schedule 2        Mortgage Loans that Initially Pay Interest Only
Schedule 3        Assumption Fees on Certain Mortgage Loans
Schedule 4        Mortgage Loans with Earnouts, Holdbacks or Letters of Credit

            This Pooling and Servicing Agreement (the "Agreement") is dated and effective as of March 1, 2007, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer No. 1, Wachovia Bank, National Association, as Master Servicer No. 2, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Co-Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Swap Contracts, the Floating Rate Accounts, the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof) for federal income tax purposes as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC", the "Middle-Tier REMIC" and the "Lower-Tier REMIC" as described herein).

            The parties intend that the portion of the Trust Fund representing
(i) the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof and (ii) the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and the proceeds thereof will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code and that the beneficial interests therein will be represented by the Class A-2SFL and Class A-JFL Certificates, respectively.

                                LOWER-TIER REMIC

            The Class L-RB, Class L-RQ, Class L-SB and Class L-SQ Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC will be evidenced by the Class LR Certificates.

            The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                    Interest             Original Lower-Tier
Class Designation       Rate                Principal Amount
-----------------   --------   -----------------------------
Class L-RB                (1)       0.001% Group Subordinate
                                              Amount of Loan
                                                 Group R (4)
Class L-RQ                (1)  Remainder Group R Balance (5)
Class L-SB                (2)       0.001% Group Subordinate
                                   Amount of Loan Group S(4)
Class L-SQ                (2)  Remainder Group S Balance (5)
Class LR             None (3)                        None(3)

------------

(1) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Group R WAC Rate (computed to at least eight decimal places).

(2) The interest rate for such Class of Uncertificated Lower-Tier Interests shall be the Group S WAC Rate (computed to at least eight decimal places).

(3) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Regular Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

(4) As of the Closing Date and any date of determination, (i) the Lower-Tier Principal Amount of the Class L-RB Interest shall equal 0.001% of the Group Subordinate Amount of Loan Group R and (ii) the Lower-Tier Principal Amount of the Class L-SB Interest shall equal 0.001% of the Group Subordinate Amount of Loan Group S (in each case, computed to at least eight decimal places).

(5) As of the Closing Date and any date of determination, (i) the Lower-Tier Principal Amount of the Class L-RQ Interest shall equal the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group R over the Lower-Tier Principal Amount of the Class L-RB Interest and (ii) the Lower-Tier Principal Amount of the Class L-SQ Interest shall equal the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group S over the Lower-Tier Principal Amount of the Class L-SB Interest.

                                MIDDLE-TIER REMIC

            The Class MA-1, Class MA-1S, Class MA-2, Class MA-2S, Class MA-2SFL, Class MA-3, Class MA-3S, Class MA-1A, Class MA-M, Class MA-MS, Class MA-J, Class MA-JFL, Class MA-JS, Class MB, Class MB-S, Class MC, Class MC-S, Class MD, Class MD-S, Class ME, Class ME-S, Class MF, Class MF-S, Class MG, Class MG-S, Class MH, Class MH-S, Class MJ, Class MK, Class ML, Class MM, Class MN, Class MP, and Class MNR Uncertificated Interests will evidence "regular interests" in the Middle-Tier REMIC created hereunder. The sole Class of "residual interests" in the Middle-Tier REMIC will be evidenced by the Class MR Certificates.

            The following table sets forth the Original Middle-Tier Principal Amounts and per annum rates of interest for the Uncertificated Middle-Tier Interests and the Class MR Certificates:

                       Interest       Original Middle-Tier
Class Designation        Rate         Principal Amount
-----------------   --------------    --------------------
Class MA-1                      (1)            $41,831,000
Class MA-1S                     (2)           $200,000,000
Class MA-2                      (1)           $250,000,000
Class MA-2S                     (2)           $688,857,000
Class MA-2SFL                   (2)           $150,000,000
Class MA-3                      (1)         $1,714,136,000
Class MA-3S                     (2)           $179,937,000
Class MA-1A                     (1)           $507,300,000
Class MA-M                      (1)           $359,038,000
Class MA-MS                     (2)           $174,114,000
Class MA-J                      (1)           $200,694,000
Class MA-JFL                    (1)           $100,000,000
Class MA-JS                     (2)           $145,820,000
Class MB                        (1)            $71,808,000
Class MB-S                      (2)            $34,823,000
Class MC                        (1)            $26,928,000
Class MC-S                      (2)            $13,058,000
Class MD                        (1)            $49,367,000
Class MD-S                      (2)            $23,941,000
Class ME                        (1)            $40,392,000
Class ME-S                      (2)            $19,588,000
Class MF                        (1)            $44,880,000
Class MF-S                      (2)            $21,764,000
Class MG                        (1)            $44,880,000
Class MG-S                      (2)            $21,764,000
Class MH                        (1)            $40,392,000
Class MH-S                      (2)            $19,588,000
Class MJ                        (3)            $19,993,000
Class MK                        (3)            $19,993,000
Class ML                        (3)            $13,329,000
Class MM                        (3)             $6,665,000
Class MN                        (3)             $6,664,000
Class MP                        (3)            $13,329,000
Class MNR                       (3)            $66,644,186
Class MR                    None(4)                None(4)

------------

(1) The interest rate for such Class of Uncertificated Middle-Tier Interests shall be the Group R WAC Rate.

(2) The interest rate for such Class of Uncertificated Middle-Tier Interests shall be the Group S WAC Rate.

(3) The interest rate for such Class of Uncertificated Middle-Tier Interests shall be the Pool WAC Rate. For federal income tax purposes, the Pass-Through Rate for such Class of Uncertificated Middle-Tier Interest for any Distribution Date shall be expressed as a per annum rate equal to the weighted average of (i) the interest rate for the Class L-RB Interest and (ii) the interest rate for the Class L-SB Interest, weighted, for each of the foregoing determinations, on the basis of the respective Lower-Tier Principal Amount of each such Lower-Tier Regular Interest (computed to at least eight decimal places), immediately prior to such Distribution Date.

(4) The Class MR Interest, evidenced by the Class MR Certificates, does not have a Certificate Balance or Notional Amount, does not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Middle-Tier Distribution Account after distributing the Middle-Tier Regular Distribution Amount shall be distributed to the Holders of the Class MR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Middle-Tier Distribution Account) in respect of the Class MR Interest.

                                UPPER-TIER REMIC

            The Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates, the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC will be evidenced by the Class R Certificates.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies for each Class of Certificates, the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest comprising the interests in the Upper-Tier REMIC created hereunder:

                                              Initial           Original Certificate
                                            Pass-Through        Balance or Notional      Ratings(1)
                                                Rate                   Amount          (Moody's/Fitch)
-----------------------------------------   ------------        --------------------   ---------------
Class A-1 Certificates(2)(3)                      5.1220%                $41,831,000       Aaa/AAA
Class A-1S Certificates(2)                        4.9300%               $200,000,000       Aaa/AAA
Class A-2 Certificates(2)(3)                      5.4340%               $250,000,000       Aaa/AAA
Class A-2S Certificates(2)                        5.3050%               $688,857,000       Aaa/AAA
Class A-2SFL Regular Interest(2)(4)(5)            5.1870%               $150,000,000       Aaa/AAA
Class A-3 Certificates(2)(3)                      5.4200%             $1,714,136,000       Aaa/AAA
Class A-3S Certificates(2)                        5.3170%               $179,937,000       Aaa/AAA
Class A-1A Certificates(2)(3)                     5.4390%               $507,300,000       Aaa/AAA
Class A-M Certificates(2) (7)                     5.4640%               $359,038,000       Aaa/AAA
Class A-MS Certificates(2) (8)                    5.3420%               $174,114,000       Aaa/AAA
Class A-J Certificates(2) (7)                     5.5030%               $200,694,000       Aaa/AAA
Class A-JFL Regular Interest(2)(4)(5) (7)         5.4380%               $100,000,000       Aaa/AAA
Class A-JS Certificates(2)(8)                     5.3950%               $145,820,000       Aaa/AAA
Class B Certificates(2)(7)                        5.5820%                $71,808,000       Aa2/AA
Class B-S Certificates(2)(8)                      5.4370%                $34,823,000       Aa2/AA
Class C Certificates(2)(7)                        5.6120%                $26,928,000       Aa3/AA-
Class C-S Certificates(2)(8)                      5.4660%                $13,058,000       Aa3/AA-
Class D Certificates(2) (9)                       5.7676%                $49,367,000        A2/A
Class D-S Certificates(2)(8)                      5.5160%                $23,941,000        A2/A
Class E Certificates(2) (9)                       5.8656%                $40,392,000        A3/A-
Class E-S Certificates(2)(11)                     5.7356%                $19,588,000        A3/A-
Class F Certificates(2)(10)                       5.9266%                $44,880,000      Baa1/BBB+
Class F-S Certificates(2)(12)                     5.9296%                $21,764,000      Baa1/BBB+
Class G Certificates(2)(10)                       5.9266%                $44,880,000      Baa2/BBB
Class G-S Certificates(2)(12)                     5.9296%                $21,764,000      Baa2/BBB
Class H Certificates(2)(10)                       5.9266%                $40,392,000      Baa3/BBB-
Class H-S Certificates(2)(12)                     5.9296%                $19,588,000      Baa3/BBB-
Class J Certificates(13)                          5.0810%                $19,993,000       Ba1/BB+
Class K Certificates(13)                          5.0810%                $19,993,000       Ba2/BB
Class L Certificates(13)                          5.0810%                $13,329,000       Ba3/BB-
Class M Certificates(13)                          5.0810%                 $6,665,000        B1/B+
Class N Certificates(13)                          5.0810%                 $6,664,000        B2/B
Class P Certificates(13)                          5.0810%                $13,329,000        B3/B-
Class NR Certificates(13)                         5.0810%                $66,644,186        */*/*
Class R Certificates                          N/A(14)                 N/A(14)               */*/*
Class X Certificates                              0.5269%(15)   $5,331,517,186 (16)        Aaa/AAA

------------

(1) The Certificates marked with an asterisk have not been rated by the applicable Rating Agency.

(2) For purposes of making distributions on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S Certificates and the Class A-2SFL and Class A-JFL Regular Interests, the pool of Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group S and Loan Group R.

(3) For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, the Group R Mortgage Loans will be deemed to consist of two distinct Loan Groups, Loan Group R-1 and Loan Group R-2.

(4) The Class A-2SFL Regular Interest will be uncertificated and will be transferred to the Trust Fund on the Closing Date, and the Trust will issue the Class A-2SFL Certificates in exchange therefor. The Pass-Through Rate applicable to the Class A-2SFL Regular Interest on each Distribution Date will be equal to the Class A-2SFL Regular Interest Pass-Through Rate. The Pass-Through Rate applicable to the Class A-2SFL Certificates on each Distribution Date will be equal to the Class A-2SFL Pass-Through Rate. The Class A-JFL Regular Interest will be uncertificated and will be transferred to the Trust Fund on the Closing Date, and the Trust will issue the Class A-JFL Certificates in exchange therefor. The Pass-Through Rate applicable to the Class A-JFL Regular Interest on each Distribution Date will be equal to the Class A-JFL Regular Interest Pass-Through Rate. The Pass-Through Rate applicable to the Class A-JFL Certificates on each Distribution Date will be equal to the Class A-JFL Pass-Through Rate.

(5) The Certificate Balance of the Class A-2SFL Certificates will be equal at all times to the Certificate Balance of the Class A-2SFL Regular Interest. The Original Certificate Balance of the Class A-2SFL Certificates will be equal to $150,000,000. The Certificate Balance of the Class A-JFL Certificates will be equal at all times to the Certificate Balance of the Class A-JFL Regular Interest. The Original Certificate Balance of the Class A-JFL Certificates will be equal to $100,000,000.

(6) The Class A-2SFL Regular Interest and Class A-JFL Regular Interest will not be rated. The ratings shown are with respect to the Class A-2SFL Certificates and Class A-JFL Certificates and only reflect receipt of interest at the Class A-2SFL Regular Interest and Class A-JFL Regular Interest Pass-Through Rate, respectively.

(7)   Subject to a maximum Pass-Through Rate equal to the Group R WAC Rate.

(8)   Subject to a maximum Pass-Through Rate equal to the Group S WAC Rate.

(9) The Pass-Through Rate for any Distribution Date for the Class D and Class E Certificates will be a per annum rate equal to the Group R WAC Rate for the Distribution Date minus 0.1590% and 0.0610%, respectively.

(10) The Pass-Through Rate for any Distribution Date for the Class H Certificates will be a per annum rate equal to the Group R WAC Rate.

(11) The Pass-Through Rate for any Distribution Date for the Class E-S will be a per annum rate equal to the Group S WAC Rate for the Distribution Date minus 0.1940%.

(12) The Pass-Through Rate for any Distribution Date for the Class G-S and Class H-S Certificates will be a per annum rate equal to the Group S WAC Rate.

(13)  Subject to a maximum Pass-Through Rate equal to the Pool WAC Rate.

(14) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

(15) The Pass Through Rate for the Class X Certificates will be calculated in accordance with the definition of "Class X Pass Through Rate".

(16) The Class X Certificates will not have a Certificate Balance; rather, such Class of Certificates will accrue interest as provided herein on the Class X Notional Amount.

            As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $5,331,517,186.

            Eight (8) mortgage loans (or groups of mortgage loans), the 599 Lexington Avenue Pari Passu Companion Loans, the Skyline Portfolio Pari Passu Companion Loans, the Solana Pari Passu Companion Loan, the Americold Pool 2 Pari Passu Companion Loans, the Anchor Government Assets AB Companion Loan, the Timberline Apartments AB Companion Loan, the Turtle Creek Park AB Companion Loan and the Overland Park Trade Center AB Companion Loan (collectively, the "Companion Loans"), are not part of the Trust Fund, but are secured by the same Mortgage that secures the related Mortgage Loan (each, with the exception of the 599 Lexington Avenue Mortgage Loan, the Skyline Portfolio Mortgage Loan, the Solana Mortgage Loan and the Americold Pool 2 Mortgage Loan, an "AB Mortgage Loan" and, collectively, the "AB Mortgage Loans") that is part of the Trust Fund. As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and (except to the extent that such amounts are payable or reimbursable to any party to this Agreement) will be owned by the related Companion Holders.

            The 599 Lexington Avenue Whole Loan consists of the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Pari Passu Companion Loans. The 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Pari Passu Companion Loans are pari passu with each other. The 599 Lexington Avenue Mortgage Loan is part of the Trust Fund. The 599 Lexington Avenue Pari Passu Companion Loans are not part of the Trust Fund. The 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Pari Passu Companion Loans will be serviced and administered in accordance with this Agreement and the 599 Lexington Avenue Intercreditor Agreement.

            The Skyline Portfolio Whole Loan consists of the Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Companion Loans. The Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Companion Loans are pari passu with each other. The Skyline Portfolio Mortgage Loan is part of the Trust Fund. The Skyline Portfolio Pari Passu Companion Loans are not part of the Trust Fund. The Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Companion Loans will be serviced and administered in accordance with the BACM 2007-1 Pooling Agreement and the Skyline Portfolio Intercreditor Agreement.

            The Solana Whole Loan consists of the Solana Mortgage Loan and the Solana Pari Passu Companion Loan. The Solana Mortgage Loan and the Solana Pari Passu Companion Loan are pari passu with each other. The Solana Mortgage Loan is part of the Trust Fund. The Solana Pari Passu Companion Loan is not part of the Trust Fund. The Solana Mortgage Loan and the Solana Pari Passu Companion Loan will be serviced and administered in accordance with the BACM 2007-1 Pooling Agreement and the Solana Intercreditor Agreement.

            The Americold Pool 2 Whole Loan consists of the Americold Pool 2 Mortgage Loan and the Americold Pool 2 Pari Passu Companion Loans. The Americold Pool 2 Mortgage Loan and the Americold Pool 2 Pari Passu Companion Loans are pari passu with each other. The Americold Pool 2 Mortgage Loan is part of the Trust Fund. The Americold Pool 2 Pari Passu Companion Loans are not part of the Trust Fund. The Americold Pool 2 Mortgage Loan and the Americold Pool 2 Pari Passu Companion Loans will be serviced and administered in accordance with the JPMCC 2007-CIBC18 Pooling Agreement and the Americold Pool 2 Intercreditor Agreement.

            In consideration of the mutual agreements herein contained, the Depositor, each Master Servicer, the Special Servicer, the Trustee and the Co-Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "10-K Filing Deadline": As defined in Section 11.05.

            "30/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "599 Lexington Avenue A2 Pari Passu Companion Loan": With respect to the 599 Lexington Avenue Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Lexington Avenue Mortgaged Property and designated as promissory note A2, which is not included in the Trust and which is pari passu in right of payment to the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue A3 Pari Passu Companion Loan and the 599 Lexington Avenue A4 Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the 599 Lexington Avenue Intercreditor Agreement.

            "599 Lexington Avenue A3 Pari Passu Companion Loan": With respect to the 599 Lexington Avenue Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Lexington Avenue Mortgaged Property and designated as promissory note A3, which is not included in the Trust and which is pari passu in right of payment to the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue A2 Pari Passu Companion Loan and the 599 Lexington Avenue A4 Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the 599 Lexington Avenue Intercreditor Agreement.

            "599 Lexington Avenue A4 Pari Passu Companion Loan": With respect to the 599 Lexington Avenue Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Lexington Avenue Mortgaged Property and designated as promissory note A4, which is not included in the Trust and which is pari passu in right of payment to the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue A2 Pari Passu Companion Loan and the 599 Lexington Avenue A3 Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the 599 Lexington Avenue Intercreditor Agreement.

             "599 Lexington Avenue Companion Loan Securities": Any class of securities backed, wholly or partially, by any 599 Lexington Avenue Pari Passu Companion Loan.

            "599 Lexington Avenue Controlling Holder": The "Majority Lenders" as defined in the 599 Lexington Avenue Intercreditor Agreement.

            "599 Lexington Avenue Intercreditor Agreement": The Intercreditor Agreement, by and among the holders of the 599 Lexington Avenue Notes, relating to the relative rights of such holders of the 599 Lexington Avenue Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "599 Lexington Avenue Mortgage Loan": With respect to the 599 Lexington Avenue Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 2 on the Mortgage Loan Schedule), which is designated as promissory note A1 and is pari passu in right of payment with the 599 Lexington Avenue Pari Passu Companion Loans to the extent set forth in the 599 Lexington Avenue Whole Loan and as provided in the 599 Lexington Avenue Intercreditor Agreement.

            "599 Lexington Avenue Mortgaged Property": The Mortgaged Property that secures the 599 Lexington Avenue Whole Loan.

            "599 Lexington Avenue Notes": The 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Pari Passu Companion Loans.

            "599 Lexington Avenue Pari Passu Companion Loan": Each of the 599 Lexington Avenue A2 Pari Passu Companion Loan, the 599 Lexington Avenue A3 Pari Passu Companion Loan and the 599 Lexington Avenue A4 Pari Passu Companion Loan.

            "599 Lexington Avenue Pari Passu Companion Loan Holder": Each holder of a 599 Lexington Avenue Pari Passu Companion Loan.

            "599 Lexington Avenue Whole Loan": The 599 Lexington Avenue Mortgage Loan, together with the 599 Lexington Avenue Pari Passu Companion Loans, each of which is secured by the same Mortgage on the 599 Lexington Avenue Mortgaged Property. References herein to the 599 Lexington Avenue Whole Loan shall be construed to refer to the aggregate indebtedness under the 599 Lexington Avenue Notes.

            "AB Mortgage Loan": As defined in the recitals to this Agreement.

            "AB Whole Loan": Each of the Anchor Government Assets Whole Loan, the Timberline Apartments Whole Loan, the Turtle Creek Park Whole Loan and the Overland Park Trade Center Whole Loan.

            "Acceptable Insurance Default": With respect to any Mortgage Loan or Serviced Whole Loan that expressly requires the Mortgagor to maintain insurance coverage for acts of terrorism, a default under the related Mortgage Loan documents arising by reason of any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action, provided, that the applicable Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to the consent of the Directing Certificateholder (or, with respect to a Serviced Whole Loan, after receiving no objection from the applicable Serviced Whole Loan Controlling Holder), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or, in the case of a Serviced Whole Loan, the applicable Serviced Whole Loan Controlling Holder) will not have more than 30 days to respond to the Special Servicer's request for consent; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder (or, in the case of a Serviced Whole Loan, wait for any objection from the applicable Serviced Whole Loan Controlling Holder), the Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making determinations described above. The costs of such insurance consultants shall be paid from the applicable Certificate Account as a Servicing Advance to the extent the Mortgage Loan documents do not prohibit such amounts from being collected from the related Mortgagor and otherwise as an expense of the Trust Fund.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Regular Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such Class of Certificates or the Class A-2SFL or Class A-JFL Regular Interest, as applicable, for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X Certificates, the Notional Amount of such Class) outstanding immediately prior to such Distribution Date (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Interest From Recoveries": With respect to each Distribution Date and any Class of Certificates (other than the Class X, Class S, Class A-2SFL and Class A-JFL Certificates and the Residual Certificates), and the Class A-2SFL and Class A-JFL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the Trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Additional Disclosure Notification": The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit AA.

            "Additional Exclusions": Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties on September 11, 2001.

            "Additional Form 10-D Disclosure": As defined in Section 11.04.

            "Additional Form 10-K Disclosure": As defined in Section 11.05.

            "Additional Servicer": Each Affiliate of the applicable Master Servicer, the Special Servicer or any Mortgage Loan Seller that services any of the Mortgage Loans and each Person who is not an Affiliate of the applicable Master Servicer, other than the Special Servicer, who Services 10% or more of the Mortgage Loans by unpaid principal balance as of any date of determination pursuant to Article XI.

            "Administrative Cost Rate": With respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on such Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(c)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "AIG": AIG Mortgage Capital, LLC and its successors in interest and assigns.

            "Americold Pool 2 A-1A Pari Passu Companion Loan": With respect to the Americold Pool 2 Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Americold Pool 2 Mortgaged Property and designated as promissory note A-1A, which is not included in the Trust and which is pari passu in right of payment to the Americold Pool 2 Mortgage Loan and the Americold Pool 2 A-1B Pari Passu Companion Loan, the Americold Pool 2 A-2A Pari Passu Companion Loan and the Americold Pool 2 A-2C Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the Americold Pool 2 Intercreditor Agreement.

            "Americold Pool 2 A-1B Pari Passu Companion Loan": With respect to the Americold Pool 2 Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Americold Pool 2 Mortgaged Property and designated as promissory note A-1B, which is not included in the Trust and which is pari passu in right of payment to the Americold Pool 2 Mortgage Loan and the Americold Pool 2 A-1A Pari Passu Companion Loan, the Americold Pool 2 A-2A Pari Passu Companion Loan and the Americold Pool 2 A-2C Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the Americold Pool 2 Intercreditor Agreement.

            "Americold Pool 2 A-2A Pari Passu Companion Loan": With respect to the Americold Pool 2 Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Americold Pool 2 Mortgaged Property and designated as promissory note A-2A, which is not included in the Trust and which is pari passu in right of payment to the Americold Pool 2 Mortgage Loan and the Americold Pool 2 A-1A Pari Passu Companion Loan, the Americold Pool 2 A-1B Pari Passu Companion Loan and the Americold Pool 2 A-2C Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the Americold Pool 2 Intercreditor Agreement.

            "Americold Pool 2 A-2C Pari Passu Companion Loan": With respect to the Americold Pool 2 Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Americold Pool 2 Mortgaged Property and designated as promissory note A-2C, which is not included in the Trust and which is pari passu in right of payment to the Americold Pool 2 Mortgage Loan and the Americold Pool 2 A-1A Pari Passu Companion Loan, the Americold Pool 2 A-1B Pari Passu Companion Loan and the Americold Pool 2 A-2A Pari Passu Companion Loan, to the extent set forth in the related Mortgage Loan documents and as provided in the Americold Pool 2 Intercreditor Agreement.

            "Americold Pool 2 Companion Loan Securities": Any class of securities backed, wholly or partially, by any Americold Pool 2 Pari Passu Companion Loan.

            "Americold Pool 2 Intercreditor Agreement": The Intercreditor Agreement, by and among the holders of the Americold Pool 2 Notes, relating to the relative rights of such holders of the Americold Pool 2 Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Americold Pool 2 Mortgage Loan": With respect to the Americold Pool 2 Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 61 on the Mortgage Loan Schedule), which is designated as promissory note A-2B and is pari passu in right of payment with the Americold Pool 2 Pari Passu Companion Loans to the extent set forth in the Americold Pool 2 Whole Loan and as provided in the Americold Pool 2 Intercreditor Agreement.

            "Americold Pool 2 Mortgaged Property": The Mortgaged Property that secures the Americold Pool 2 Whole Loan.

            "Americold Pool 2 Notes": The Americold Pool 2 Mortgage Loan and the Americold Pool 2 Pari Passu Companion Loans.

            "Americold Pool 2 Pari Passu Companion Loan": Each of the Americold Pool 2 A-1A Pari Passu Companion Loan, the Americold Pool 2 A-1B Pari Passu Companion Loan, the Americold Pool 2 A-2A Pari Passu Companion Loan and the Americold Pool 2 A-2C Pari Passu Companion Loan.

            "Americold Pool 2 Pari Passu Companion Loan Holder": Each holder of a Americold Pool 2 Pari Passu Companion Loan.

            "Americold Pool 2 Whole Loan": The Americold Pool 2 Mortgage Loan, together with the Americold Pool 2 Pari Passu Companion Loans, each of which is secured by the same Mortgage on the Americold Pool 2 Mortgaged Property. References herein to the Americold Pool 2 Whole Loan shall be construed to refer to the aggregate indebtedness under the Americold Pool 2 Notes.

            "Anchor Government Assets AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Anchor Government Assets Mortgage Loan.

            "Anchor Government Assets Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of December 29, 2006, by and between PNC Bank, National Association, as the A Note Holder, and CBA Mezzanine Capital Finance, LLC, as the B Note Holder. The Anchor Government Assets Intercreditor Agreement relates to the Anchor Government Assets Whole Loan.

            "Anchor Government Assets Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 65.

            "Anchor Government Assets Whole Loan": The Anchor Government Assets Mortgage Loan and the Anchor Government Assets AB Companion Loan.

            "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable Procedures": As defined in Section 5.02(b)(i).

            "Applicable Servicing Criteria": means with respect to the Trustee, the Co-Trustee, each Master Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit W attached hereto. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Co-Trustee, a Master Servicer or the Special Servicer, the term "Applicable Servicing Criteria" may refer to a portion of the Applicable Servicing Criteria applicable to such Master Servicer, the Special Servicer, the Trustee or the Co-Trustee, as the case may be.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to them, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred, will be an amount calculated by the applicable Master Servicer, based upon the appraised value determined by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date that is at least 10 Business Days following the date on which the Special Servicer receives and delivers to the applicable Master Servicer the related Appraisal, equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan and any related Companion Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) (or any Serviced Whole Loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) (or any Serviced Whole Loan) with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or a Serviced Whole Loan) as of the date of calculation over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the applicable Master Servicer or the Co-Trustee, all unpaid interest due on such Mortgage Loan (or a Serviced Whole Loan) at a per annum rate equal to its Mortgage Rate (and any accrued and unpaid interest on any related Companion Loan), (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan (or a Serviced Whole
Loan) and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Whole Loan, as applicable (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer or the Co-Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the Appraisal Reduction Events set forth in clauses (i) and (vi) of the definition of Appraisal Reduction Event, within 120 days or 90 days, respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or the Serviced Whole Loan in the case of a Serviced Whole Loan) until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120-day period set forth in such clause
(i), which Appraisal shall be delivered by the Special Servicer to the applicable Master Servicer, the Directing Certificateholder, the Co-Trustee and the Trustee.

            With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and with respect to a Serviced Whole Loan and any related Companion Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or Serviced Whole Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Companion Loan or any Serviced Whole Loan), the Special Servicer shall, within thirty (30) days of each anniversary of the related Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance or conduct an internal valuation, as applicable and, promptly following receipt of any such Appraisal or the completion of any such internal valuation, shall deliver a copy thereof to the applicable Master Servicer, the Directing Certificateholder, the Co-Trustee and the Trustee and with respect to each Serviced Whole Loan, the related Controlling Holder. Based upon such Appraisal or internal valuation of the Special Servicer, the applicable Master Servicer shall redetermine (in consultation with the Directing Certificateholder) and report to the Directing Certificateholder, the Special Servicer, the Co-Trustee and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and Companion Loan or Serviced Whole Loan, as applicable, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan and Companion Loan or Serviced Whole Loan, as applicable. The Directing Certificateholder shall have ten (10) Business Days to review each calculation of an Appraisal Reduction. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan, any related Companion Loan and any Serviced Whole Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or conducted such a valuation (in accordance with requirements of this Agreement), as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan, any related Companion Loan and any Serviced Whole Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such appraisal or valuation, as applicable, and provides notice to the applicable Master Servicer to use such previous Appraisal or update.

            Any Appraisal Reduction in respect of the Skyline Portfolio Whole Loan or the Solana Whole Loan shall be calculated by the BACM 2007-1 Master Servicer in accordance with and pursuant to the terms of the BACM 2007-1 Pooling Agreement. Any Appraisal Reduction in respect of the Americold Pool 2 Whole Loan shall be calculated by the JPMCC 2007-CIBC18 Primary Servicer in accordance with and pursuant to the terms of the JPMCC 2007-CIBC18 Pooling Agreement. Any Mortgage Loan, any related Companion Loan and any Serviced Whole Loan, as applicable, previously subject to an Appraisal Reduction which Mortgage Loan, any related Companion Loan and any Serviced Whole Loan, as applicable, has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Companion Loan and any Serviced Whole Loan, as applicable), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction. Any Appraisal Reduction for a Serviced Whole Loan shall be allocated in accordance with the applicable Serviced Whole Loan Intercreditor Agreement to the applicable Serviced Mortgage Loan and the applicable Companion Loan and, in the absence of provisions allocating such amounts in the applicable Intercreditor Agreement, in the case of a Serviced Whole Loan, first to the related subordinate Companion Loan, if any, until reduced to zero and then to the related Mortgage Loan and each pari passu Companion Loan(s), pro rata and pari passu among the Mortgage Loan and the related pari passu Companion Loans in accordance with their respective Stated Principal Balances.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any related Companion Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan and any related Companion Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan and any related Companion Loan, or a change in any other material economic term of such Mortgage Loan and any related Companion Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan and any related Companion Loan by the Special Servicer, (iii) the date on which a receiver has been appointed, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor if not dismissed within such time, (vi) 90 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan and any related Companion Loan, except where a refinancing is anticipated within 120 days after the Maturity Date of the Mortgage Loan or the Mortgage Loan and any related Companion Loan, in which case 120 days after such uncured delinquency, and (vii) immediately after such Mortgage Loan and any related Companion Loan, becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the applicable Master Servicer, or the applicable Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property (other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property), the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan or any Serviced Whole Loan, as applicable. With respect to the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property, the appraised value allocable thereto is determined pursuant to and in accordance with the applicable Non-Serviced Pooling Agreement.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Excess Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment": As defined in Section 2.01(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or bankruptcy or similar proceedings, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

            "Authenticating Agent": The Trustee or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

            (a) the aggregate amount relating to the Mortgage Loans (and in the case of the Non-Serviced Mortgage Loans, only to the extent received by the Trust pursuant to the applicable Intercreditor Agreement) on deposit in each Certificate Account (exclusive of any Net Investment Earnings contained therein and exclusive of any amount on deposit in or credited to any portion of each Certificate Account that is held for the benefit of the Companion Holders) and the Lower-Tier Distribution Account (without regard to any payments made to or received from the Swap Counterparty) as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

                  (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period, including interest related to payments received after, but due on or before, the Cut-off Date;

                  (ii) all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds or Insurance and Condemnation Proceeds, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date);

                  (iii) all amounts payable or reimbursable to any Person from each Certificate Account pursuant to clauses (ii) through (xvii), inclusive, and clauses (xix) and (xx) of Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (iv) through
            (ix), inclusive, of Section 3.05(b);

                  (v) Excess Interest;

                  (vi) all Yield Maintenance Charges;

                  (vii) all amounts deposited in each Certificate Account, the
            Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

                  (viii) with respect to the Interest Reserve Loans and any
            Distribution Date relating to each Interest Accrual Period ending in
            (1) each January or (2) any December in a year immediately preceding a year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are Withheld Amounts; and

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to each Certificate Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Master Servicers or the Co-Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b); and

            (e) with respect to the first Distribution Date, the Closing Date Deposit Amount deposited into the Distribution Account pursuant to Section 2.01(g) that would have accrued for the calendar month prior to such Distribution Date.

Notwithstanding the investment of funds held in the Certificate Accounts pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "BACM 2007-1 Master Servicer": The "Master Servicer" for the Skyline Portfolio Whole Loan and the Solana Whole Loan under the BACM 2007-1 Pooling Agreement, which as of the date hereof is Bank of America, National Association; provided, however that if at any time the Skyline Portfolio Whole Loan or the Solana Whole Loan ceases to be serviced under the BACM 2007-1 Pooling Agreement, then, with respect to such Whole Loan, references herein to the BACM 2007-1 Master Servicer shall be deemed to be references to the successor "Master Servicer" for such Whole Loan as provided in the related Intercreditor Agreement.

            "BACM 2007-1 Pooling Agreement": The (i) pooling and servicing agreement dated as of February 1, 2007 among Banc of America Commercial Mortgage Inc, as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and REMIC administrator, as from time to time amended, supplemented or modified relating to the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 or (ii) with respect to the Skyline Portfolio Whole Loan, any successor pooling and servicing agreement entered into pursuant to the Skyline Portfolio Intercreditor Agreement and with respect to the Solana Whole Loan, any successor pooling and servicing agreement entered into pursuant to the Solana Intercreditor Agreement.

            "BACM 2007-1 Special Servicer": The "Special Servicer" for the Skyline Portfolio Whole Loan and the Solana Whole Loan under the BACM 2007-1 Pooling Agreement, which as of the date hereof is LNR Partners, Inc.; provided, however that if at any time the Skyline Portfolio Whole Loan or the Solana Whole Loan ceases to be serviced under the BACM 2007-1 Pooling Agreement, then, with respect to such Whole Loan, references herein to the BACM 2007-1 Special Servicer shall be deemed to be references to the successor "Special Servicer" for such Whole Loan as provided in the related Intercreditor Agreement.

            "BACM 2007-1 Trust": The Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 trust, which is administered pursuant to the BACM 2007-1 Pooling Agreement.

            "BACM 2007-1 Trustee": The "Trustee" under the BACM 2007-1 Pooling Agreement, which as of the date hereof is LaSalle Bank National Association.

            "Balloon Mortgage Loan": Any Mortgage Loan or Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S Certificates and the Class A-2SFL and Class A-JFL Regular Interests, a fraction
(a) whose numerator is the greater of (x) zero and (y) the amount by which (i) the Pass-Through Rate on such Class of Certificates or Regular Interest, as applicable, exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount by which
(i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero. Each Master Servicer shall provide to the Trustee the discount rate references above for purposes of calculating the Base Interest Fraction.

            "Bid Allocation": With respect to the applicable Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to
(a) the Servicing Fee Amount for the applicable Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the applicable Master Servicer and all Sub-Servicers therefor as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Pittsburgh, Pennsylvania, Chicago, Illinois, San Francisco, California, or the cities and states in which the Corporate Trust Office of the Trustee, or the principal place of business of any Master Servicer, the Trustee, the Co-Trustee or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": A segregated custodial account or accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Master Servicer No. 1, on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Certificate Account" and "Wachovia Bank, National Association, as Master Servicer No. 2, on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Certificate Account" respectively. Any such account or accounts shall be an Eligible Account. Subject to the related Intercreditor Agreement and taking into account that each Companion Loan is subordinate or pari passu to the related Mortgage Loan to the extent and as set forth in the related Intercreditor Agreement, the subaccount described in the second paragraph of Section 3.04(b) that is part of a Certificate Account shall be for the benefit of the related Companion Holder, to the extent funds on deposit in such subaccount are attributed to such Companion Loan and shall not be an asset of the Trust Fund or the Upper-Tier REMIC, the Middle-Tier REMIC or Lower-Tier REMIC formed hereunder.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates) and the Class A-2SFL and Class A-JFL Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates or Regular Interests on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)). The Certificate Balance (including the Original Certificate Balance) of the Class A-2SFL and Class A-JFL Certificates shall be equal at all times to the Certificate Balance of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, respectively.

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates (other than the Class A-2SFL, Class A-JFL, Class X, Class S and Class R Certificates) and the Class A-2SFL and Class A-JFL Regular Interests, the amount of Mortgage Deferred Interest allocated to such Class of Certificates or Regular Interests, as applicable, pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Ownership Certification": As defined in Section 5.06.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the applicable Master Servicer, the Special Servicer, the Trustee, the Co-Trustee, the Depositor or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase the compensation of the Depositor, the applicable Master Servicer, the Special Servicer, the Co-Trustee or the Trustee or limit the obligations of the Depositor, the applicable Master Servicer, the Special Servicer, the Co-Trustee or the Trustee, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the applicable Master Servicer or the Special Servicer, the applicable Master Servicer, the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the applicable Master Servicer's rights, if any) or the rights of any of their Affiliates as a member of the Controlling Class. The Trustee shall be entitled to request and rely upon a certificate of the applicable Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 11.06.

            "Certifying Person": As defined in Section 11.06.

            "Certifying Servicer": As defined in Section 11.09.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest.

            "Class A Certificate": Any Class A-1, Class A-1A, Class A-2 and Class A-3 Certificate.

            "Class A-S Certificate": Any Class A-1S, Class A-2S, Class A-2SFL and Class A-3S Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.1220%.

            "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, in the form of Exhibit A-8 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.4390%.

            "Class A-1S Certificate": A Certificate designated as "Class A-1S" on the face thereof, in the form of Exhibit A-2 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 4.9300%.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-3 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.340%.

            "Class A-2S Certificate": A Certificate designated as "Class A-2S" on the face thereof, in the form of Exhibit A-4 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.3050%.

            "Class A-2SFL Available Funds": With respect to any Distribution Date, the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2SFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less
(iii) all amounts (exclusive of any Yield Maintenance Charges allocated in respect of the Class A-2SFL Regular Interest) required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date.

            "Class A-2SFL Certificate": A Certificate designated as "Class A-2SFL" on the face thereof, in the form of Exhibit A-5 hereto, and evidencing an undivided beneficial interest in the portion of the Grantor Trust consisting of the Class A-2SFL Regular Interest, the Class A-2SFL Floating Rate Account, the related Swap Contract and the proceeds thereof.

            "Class A-2SFL Distribution Conversion": With respect to any Distribution Date (i) during the continuation of a Class A-2SFL Swap Default while the Trustee is pursuing remedies under the related Swap Contract pursuant to Section 3.31 or (ii) following the termination of the related Swap Contract, the conversion of distributions to the Class A-2SFL Certificates from distributions based, in part, on interest payments from the related Swap Counterparty under the related Swap Contract to distributions based solely on distributions in respect of the Class A-2SFL Regular Interest, as specified in
Section 4.01(k).

            "Class A-2SFL Fixed Swap Payment": With respect to any Distribution Date, the amount required to be paid to the related Swap Counterparty by the Trust under the related Swap Contract.

            "Class A-2SFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass Through Certificates, Series 2007-LDP10 Class A-2SFL Certificates, Class A-2SFL Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-2SFL Floating Rate Account shall not be an asset of either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Class A-2SFL Floating Swap Payment": With respect to any Distribution Date, the amount required to be paid to the Trust by the related Swap Counterparty under the related Swap Contract.

            "Class A-2SFL Interest Distribution Amount": With respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the Class A-2SFL Pass-Through Rate applicable for such Distribution Date on the Certificate Balance outstanding immediately prior to such Distribution Date of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-2SFL Certificates for all previous Distribution Dates.

            "Class A-2SFL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-2SFL Fixed Swap Payment, over (ii) the Class A-2SFL Floating Swap Payment.

            "Class A-2SFL Pass-Through Rate": With respect to any Distribution Date for which a Class A-2SFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.1300%, and with respect to any Distribution Date on which a Class A-2SFL Distribution Conversion has occurred and is continuing, a per annum rate equal to the Class A-2SFL Regular Interest Pass-Through Rate.

            "Class A-2SFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2SFL Regular Interest on such Distribution Date.

            "Class A-2SFL Regular Interest": The uncertificated interest corresponding to the Class A-2SFL Certificates and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2SFL Regular Interest Distribution Amount": With respect to any Distribution Date, the aggregate distributions on the Class A-2SFL Regular Interest pursuant to this Agreement, including, but not limited to, any payments of interest, principal, Yield Maintenance Charges and/or reimbursements.

            "Class A-2SFL Regular Interest Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.1870%.

            "Class A-2SFL Swap Default": (a) Any failure on the part of the related Swap Counterparty to (i) make a required payment under the related Swap Contract or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule to the Master Agreement in the related Swap Contract or (b) an early termination date is designated under the related Swap Contract in accordance with its terms.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-6 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.4200%.

             "Class A-3S Certificate": A Certificate designated as "Class A-3S" on the face thereof, in the form of Exhibit A-7 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

             "Class A-3S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.3170%.

             "Class A-J Certificate": A Certificate designated as "Class A-J" on the face thereof, in the form of Exhibit A-12 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5030% and (ii) the Group R WAC Rate.

            "Class A-JFL Available Funds": With respect to any Distribution Date, the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the related Swap Counterparty pursuant to the related Swap Contract for such Distribution Date, less (iii) all amounts (exclusive of any Yield Maintenance Charges allocated in respect of the Class A-JFL Regular Interest) required to be paid to the related Swap Counterparty pursuant to the related Swap Contract for such Distribution Date.

            "Class A-JFL Certificate": A Certificate designated as "Class A-JFL" on the face thereof, in the form of Exhibit A-13 hereto, and evidencing an undivided beneficial interest in the portion of the Grantor Trust consisting of the Class A-JFL Regular Interest, the Class A-JFL Floating Rate Account, the related Swap Contract and the proceeds thereof.

            "Class A-JFL Distribution Conversion": With respect to any Distribution Date (i) during the continuation of a Class A-JFL Swap Default while the Trustee is pursuing remedies under the related Swap Contract pursuant to Section 3.31 or (ii) following the termination of the related Swap Contract, the conversion of distributions to the Class A-JFL Certificates from distributions based, in part, on interest payments from the related Swap Counterparty under the related Swap Contract to distributions based solely on distributions in respect of the Class A-JFL Regular Interest, as specified in
Section 4.01(k).

            "Class A-JFL Fixed Swap Payment": With respect to any Distribution Date, the amount required to be paid to the related Swap Counterparty by the Trust under the related Swap Contract.

            "Class A-JFL Floating Swap Payment": With respect to any Distribution Date, the amount required to be paid to the Trust by the related Swap Counterparty under the related Swap Contract.

            "Class A-JFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass Through Certificates, Series 2007-LDP10 Class A-JFL Certificates, Class A-JFL Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Floating Rate Account shall not be an asset of either the Lower-Tier REMIC, Middle-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Class A-JFL Interest Distribution Amount": With respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the Class A-JFL Pass-Through Rate applicable for such Distribution Date on the Certificate Balance outstanding immediately prior to such Distribution Date of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-JFL Certificates for all previous Distribution Dates.

            "Class A-JFL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-JFL Fixed Swap Payment, over (ii) the Class A-JFL Floating Swap Payment.

            "Class A-JFL Pass-Through Rate": With respect to any Distribution Date for which a Class A-JFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.2600%, and with respect to any Distribution Date on which a Class A-JFL Distribution Conversion has occurred and is continuing, a per annum rate equal to the Class A-JFL Regular Interest Pass-Through Rate.

            "Class A-JFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-JFL Regular Interest on such Distribution Date.

            "Class A-JFL Regular Interest": The uncertificated interest corresponding to the Class A-JFL Certificates and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-JFL Regular Interest Distribution Amount": With respect to any Distribution Date, the aggregate distributions on the Class A-JFL Regular Interest pursuant to this Agreement, including, but not limited to, any payments of interest, principal, Yield Maintenance Charges and/or reimbursements.

            "Class A-JFL Regular Interest Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4380% and
(ii) the Group R WAC Rate.

            "Class A-JFL Swap Default": (a) Any failure on the part of the related Swap Counterparty to (i) make a required payment under the related Swap Contract or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule to the Master Agreement in the related Swap Contract or (b) an early termination date is designated under the related Swap Contract in accordance with its terms.

            "Class A-JS Certificate": A Certificate designated as "Class A-JS" on the face thereof, in the form of Exhibit A-14 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-JS Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3950% and (ii) the Group S WAC.

            "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, in the form of Exhibit A-10 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4640% and (ii) the Group R WAC Rate.

             "Class A-MS Certificate": A Certificate designated as "Class A-MS" on the face thereof, in the form of Exhibit A-11 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-MS Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.3420% and (ii) the Group S WAC Rate.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-18 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5820% and (ii) the Group R WAC Rate.

            "Class B-S Certificate": A Certificate designated as "Class B-S" on the face thereof, in the form of Exhibit A-15 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4370% and (ii) the Group S WAC Rate.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-19 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6120% and (ii) the Group R WAC Rate.

            "Class C-S Certificate": A Certificate designated as "Class C-S" on the face thereof, in the form of Exhibit A-16 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.4660% and (ii) the Group S WAC Rate.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-20 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate minus 0.1590%.

            "Class D-S Certificate": A Certificate designated as "Class D-S" on the face thereof, in the form of Exhibit A-17 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5160% and (ii) the Group S WAC Rate.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-21 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate minus 0.0610%.

            "Class E-S Certificate": A Certificate designated as "Class E-S" on the face thereof, in the form of Exhibit A-22 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate minus 0.1940%.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-23 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate.

            "Class F-S Certificate": A Certificate designated as "Class F-S" on the face thereof, in the form of Exhibit A-24 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-25 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate%.

            "Class G-S Certificate": A Certificate designated as "Class G-S" on the face thereof, in the form of Exhibit A-26 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-27 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group R WAC Rate.

            "Class H-S Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-28 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H-S Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Group S WAC Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-29 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.0810% and (ii) the Pool WAC Rate.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-30 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0810% and (ii) the Pool WAC Rate.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-31 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0810% and (ii) the Pool WAC Rate.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-39 hereto, evidencing the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class L-RB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L-RQ Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L-SB Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L-SQ Uncertificated Interest": An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-32 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0810% and (ii) the Pool WAC Rate.

            "Class MA-1 Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-1A Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-1S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2 Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2SFL Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-3 Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-3S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-J Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-JFL Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-JS Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-M Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

             "Class MA-MS Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MB Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MB-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MC Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MC-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MD Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MD-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class ME Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class ME-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MF Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MF-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MG Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MG-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MH Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MH-S Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MJ Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MK Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class ML Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MM Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MN Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MNR Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MP Uncertificated Interest": An uncertificated regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Middle-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MR Certificate": A Certificate designated as "Class MR" on the face thereof, in the form of Exhibit A-38 hereto, evidencing the sole class of "residual interests" in the Middle-Tier REMIC for purposes of the REMIC Provisions

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-33 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0810% and (ii) the Pool WAC Rate.

            "Class NR Certificate": A Certificate designated as "Class NR" on the face thereof, in the form of Exhibit A-35 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class NR Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0810% and (ii) the Pool WAC Rate.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-34 hereto, and evidencing a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class P Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (i) 5.0810% and (ii) the Pool WAC Rate.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof in the form of Exhibit A-37 hereto, and evidencing the sole class of "residual interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-36 hereto, and evidencing an undivided beneficial interest in the portion of the Grantor Trust consisting of the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Certificates (other than the Class A-2SFL and Class A-JFL Certificates) or the Class A-2SFL or Class A-JFL Regular Interests, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class of Certificates or Regular Interest, as applicable, for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class of Certificates or Regular Interest, as applicable, on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class of Certificates or Regular Interest, as applicable, on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates and the Class A-2SFL and Class A-JFL Regular Interests as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in the Upper Tier REMIC for purposes of the REMIC Provisions.

            "Class X Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all the Components.

            "Class X Pass-Through Rate": With respect to any Distribution Date, the weighted average of the respective Class X Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective balances of those Components immediately prior to the Distribution Date).

            "Class X Strip Rate": With respect to any Class of the Components for any Distribution Date, a rate per annum calculated as follows:

            (a) if such Component consists of the Certificate Balance of any Class of Group R Certificates, then the applicable Class X Strip Rate shall equal the excess, if any, of (a) the Group R WAC Rate for such Distribution Date, over (b) the Pass-Through Rate in effect for such Distribution Date for the applicable Class of Group R Certificates;

            (b) if such Component consists of the Certificate Balance of any Class of Group S Certificates, then the applicable Class X Strip Rate shall equal the excess, if any, of (a) the Group S WAC Rate for such Distribution Date, over (b) the Pass-Through Rate in effect for such Distribution Date for the applicable Class of Group S Certificates; and

            (c) if such Component consists of the Certificate Balance of any Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates, then the applicable Class X Strip Rate shall equal the excess, if any, of (a) the Pool WAC Rate for such Distribution Date, over
      (b) the Pass-Through Rate in effect for such Distribution Date for the applicable Class of the Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificates.

            "Class X-R Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) prior to the reduction of the Class H-S Certificate Balance to zero and reimbursement in full of all Collateral Support Deficits previously allocated to the Class H-S Certificates pursuant to
Section 4.04 hereof, (1) the Interest Distribution Amount for the Class X Certificates for such Distribution Date multiplied by (2) a fraction whose numerator is the Stated Principal Balance of all Mortgage Loans in Loan Group R as of such Distribution Date and whose denominator is the Stated Principal Balance of all Mortgage Loans in the Trust and (B) after the reduction of the Class H-S Certificate Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

            "Class X-S Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) prior to the reduction of the Class H Certificate Balance to zero and reimbursement in full of all Collateral Support Deficits previously allocated to the Class H Certificates pursuant to Section
4.04 hereof, (1) the Interest Distribution Amount for the Class X Certificates for such Distribution Date multiplied by (2) a fraction whose numerator is the Stated Principal Balance of all Mortgage Loans in Loan Group S as of such Distribution Date and whose denominator is the Stated Principal Balance of all Mortgage Loans in the Trust and (B) after the reduction of the Class H Certificate Balance to zero and reimbursement in full of all Collateral Support Deficits previously allocated to the Class H Certificates pursuant to Section
4.04 hereof, the Interest Distribution Amount for the Class X Certificates for that Distribution Date.

            "Clearstream": Clearstream Banking, societe anonyme or any successor thereto.

            "Closing Date": March 29, 2007.

            "Closing Date Deposit Amount": $911,881.10, representing the aggregate amount of interest that would have accrued at the related Mortgage Rates on the applicable Mortgage Loans commencing March 1, 2007 for those Mortgage Loans that do not have a Due Date in April 2007.

            "CMSA": The Commercial Mortgage Securities Association, or any successor organization reasonably acceptable to the Trustee, the Master Servicers and the Directing Certificateholder.

            "CMSA Advance Recovery Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally as is reasonably acceptable to the applicable Master Servicer and the Special Servicer.

            "CMSA Bond Level File": The data file in the "CMSA Bond Level File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The data file in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee and the Master Servicers.

            "CMSA Comparative Financial Status Report": The monthly report in "Comparative Financial Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report": The monthly report in the "Delinquent Loan Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Financial File": The data file in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The monthly report in the "Historical Loan Modification and Corrected Mortgage Loan Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package (IRP)": Collectively:

            (a) the following electronic data files: (i) CMSA Loan Setup File,
(ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File; and

            (b) the following supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification & Corrected Mortgage Loan Report, (iii) CMSA REO Status Report, (iv) CMSA Operating Statement Analysis Report, (v) CMSA Comparative Financial Status Report, (vi) CMSA Servicer Watch List, (vii) CMSA NOI Adjustment Worksheet, (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA Servicer Realized Loss Report, (x) CMSA Advance Recovery Report and (xi) CMSA Total Loan Report.

            The CMSA IRP shall be substantially in the form of, and containing the information called for in, the downloadable forms of the "CMSA IRP" available as of the Closing Date on the CMSA website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CMSA for commercial mortgage backed securities transaction generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA IRP" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Master Servicers, the Special Servicer and the Trustee. For the purposes of the production of the CMSA Comparative Financial Status Report by any Master Servicer or the Special Servicer if any such report that is required to state information for any period prior to the Cut off Date, any Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by any Master Servicer, by the Special Servicer (if other than any Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by any Master Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Level Reserve/LOC Report": The monthly report in the "CMSA Loan Level Reserve/LOC Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers.

            "CMSA Loan Periodic Update File": The data file in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, as is reasonably acceptable to the Master Servicers and the Trustee.

            "CMSA Loan Setup File": The data file in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicers and the Trustee.

            "CMSA NOI Adjustment Worksheet": The worksheet in the "NOI Adjustment Worksheet" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the applicable form of the "CMSA NOI Adjustment Worksheet" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Operating Statement Analysis Report": The monthly report in the "Operating Statement Analysis Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the applicable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Property File": The data file in the "CMSA Property File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Servicer Realized Loss Report": The report in the "Servicer Realized Loss Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Realized Loss Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds Report": The monthly report in the "Reconciliation of Funds" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

            "CMSA REO Status Report": The report in the "REO Status Report" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer or the Special Servicer, as the case may be.

            "CMSA Servicer Watch List": As of each Determination Date a report, including and identifying each Non Specially Serviced Mortgage Loan satisfying the "CMSA Portfolio Review Guidelines" approved from time to time by the CMSA in the "CSMA Servicer Watch List" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Servicer Watch List" available as of the Closing Date on the CMSA website, is reasonably acceptable to the applicable Master Servicer.

            "CMSA Special Servicer Loan File": The data file in the "CMSA Special Servicer Loan File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Special Servicer.

            "CMSA Total Loan Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
 Total Loan Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions and is reasonably acceptable to each applicable Master Servicer.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Collateral Support Deficit": As defined in Section 4.04.

            "College Green Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 185.

            "Commission": The Securities and Exchange Commission.

            "Companion Distribution Account": With respect to each Companion Loan (other than the Skyline Portfolio Pari Passu Companion Loans, the Solana Pari Passu Companion Loan and the Americold Pool 2 Pari Passu Companion Loans), the separate account or accounts created and maintained by the applicable Companion Paying Agents pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled "Midland Loan Services, Inc., as Companion Paying Agent for the Companion Holders of the Companion Loans, relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10" or "Wachovia Bank, National Association, as Companion Paying Agent for the Companion Holders of the Companion Loans, relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10", as applicable. The Companion Distribution Account shall not be an asset of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, but instead shall be held by the applicable Companion Paying Agent on behalf of the related Companion Holders. Any such account shall be an Eligible Account. Notwithstanding the foregoing, if the related Master Servicer and the related Companion Paying Agent are the same entity, the Companion Distribution Account maintained by such Companion Paying Agent may be the subaccount referenced in the second paragraph of Section 3.04(b).

            "Companion Holder": Each of the holders of the Companion Loans.

            "Companion Loan": As defined in the Preliminary Statement.

            "Companion Loan Securities": The 599 Lexington Avenue Companion Loan Securities, the Skyline Portfolio Companion Loan Securities, the Solana Companion Loan Securities and the Americold Pool 2 Companion Loan Securities.

            "Companion Paying Agent": The applicable Master Servicer in its role as Companion Paying Agent appointed pursuant to Section 3.29.

            "Companion Register": The register maintained by each Companion Paying Agent pursuant to Section 3.30.

            "Compensating Interest Payments": An amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Specially Serviced Mortgage Loans) serviced by the applicable Master Servicer and (ii) the aggregate of (A) that portion of the applicable Master Servicer's Servicing Fees for such Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Due Period, calculated at 0.01% (1.0 basis points) per annum, and (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer received in respect of the Mortgage Loans for the related Distribution Date and (C) to the extent earned on Principal Prepayments, Net Investment Earnings received by the applicable Master Servicer during such Due Period with respect to the Mortgage Loans and related Companion Loans subject to the prepayment. However, if a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents (with the consent of the Special Servicer), (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (1) all Servicing Fees with respect to the applicable Master Servicer for such Due Period, (2) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (3) to the extent earned solely on Principal Prepayments, Net Investment Earnings received by the applicable Master Servicer during such Due Period with respect to the Mortgage Loan subject to such Principal Prepayment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

            "Component": Each of Component XA-1, Component XA-1S, Component XA-1A, Component XA-2, Component XA-2S, Component XA-2SFL, Component XA-3, Component XA-3S, Component XA-M, Component XA-MS, Component XA-J, Component XA-JFL, Component XA-JS, Component XB, Component XB-S, Component XC, Component XC-S, Component XD, Component XD-S, Component XE, Component XE-S, Component XF, Component XF-S, Component XG, Component XG-S, Component XH, Component XH-S, Component XJ, Component XK, Component XL, Component XM, Component XN, Component XP and Component XNR.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Middle Tier Principal Amount of its Related Uncertificated Middle Tier Interest.

            "Component XA-1": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-1 Uncertificated Interest as of any date of determination.

            "Component XA-1A": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-1A Uncertificated Interest as of any date of determination.

            "Component XA-1S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-1S Uncertificated Interest as of any date of determination.

            "Component XA-2": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-2 Uncertificated Interest as of any date of determination.

            "Component XA-2S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-2S Uncertificated Interest as of any date of determination.

            "Component XA-2SFL": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-2SFL Uncertificated Interest as of any date of determination.

            "Component XA-3": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-3 Uncertificated Interest as of any date of determination.

            "Component XA-3S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-3S Uncertificated Interest as of any date of determination.

            "Component XA-J": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-J Uncertificated Interest as of any date of determination.

            "Component XA-JFL": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-JFL Uncertificated Interest as of any date of determination.

            "Component XA-JS": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-JS Uncertificated Interest as of any date of determination.

            "Component XA-M": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-M Uncertificated Interest as of any date of determination.

             "Component XA-MS": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MA-MS Uncertificated Interest as of any date of determination.

            "Component XB": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MB Uncertificated Interest as of any date of determination.

            "Component XB-S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MB-S Uncertificated Interest as of any date of determination.

            "Component XC": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MC Uncertificated Interest as of any date of determination.

            "Component XC-S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MC-S Uncertificated Interest as of any date of determination.

            "Component XD": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MD Uncertificated Interest as of any date of determination.

            "Component XD-S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MD-S Uncertificated Interest as of any date of determination.

            "Component XE": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class ME Uncertificated Interest as of any date of determination.

            "Component XE-S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class ME-S Uncertificated Interest as of any date of determination.

            "Component XF": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MF Uncertificated Interest as of any date of determination.

            "Component XF-S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MF-S Uncertificated Interest as of any date of determination.

            "Component XG": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MG Uncertificated Interest as of any date of determination.

            "Component XG-S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MG-S Uncertificated Interest as of any date of determination.

            "Component XH": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MH Uncertificated Interest as of any date of determination.

            "Component XH-S": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MH-S Uncertificated Interest as of any date of determination.

            "Component XJ": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MJ Uncertificated Interest as of any date of determination.

            "Component XK": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MK Uncertificated Interest as of any date of determination.

            "Component XL": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class ML Uncertificated Interest as of any date of determination.

            "Component XM": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MM Uncertificated Interest as of any date of determination.

            "Component XN": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MN Uncertificated Interest as of any date of determination..

            "Component XNR": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MNR Uncertificated Interest as of any date of determination.

            "Component XP": One of the 34 components of the Class X Certificates having a Component Notional Amount equal to the then current Middle-Tier Principal Amount of the Class MP Uncertificated Interest as of any date of determination.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the Original Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class NR Certificates. In determining the most subordinate Class of Regular Certificates for the purpose of determining the Controlling Class, such determination shall be made without consideration of Appraisal Reductions, if any, allocated to any Class of Regular Certificates. For purposes of determining the Controlling Class, Class H and Class H-S will be treated as one Class, Class G and Class G-S will be treated as one Class, Class F and Class F-S will be treated as one Class, Class E and Class E-S will be treated as one Class, Class D and Class D-S will be treated as one Class, Class C and Class C-S will be treated as one Class, Class B and Class B-S will be treated as one class, Class A-J, Class A-JFL and Class A-JS will be treated as one Class, Class A-M and Class A-MS will be treated as one Class and the Class A Certificates and Class A-S Certificates, collectively will be treated as one Class.

            "Controlling Class Certificateholder's Option Period": As defined in Section 3.18(a)(ii).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Option Holder": As defined in Section 3.18(a)(i).

            "Corporate Trust Office": The principal corporate trust offices of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) for all purposes other than Certificate Transfers and the maintenance of the Certificate Register, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services--J.P. Morgan 2007-LDP10, and
(ii) with respect to Certificate Transfers, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services--J.P. Morgan 2007-LDP10.

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan or Companion Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Mortgagor), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the applicable Master Servicer pursuant to Section 3.21(a).

            "Co-Trustee": LaSalle Bank National Association, a national banking association organized under the laws of the United States, or its successor in interest, in its capacity as co-trustee or any successor Co-Trustee appointed as herein provided.

            "Co-Trustee Fee": The portion of the Trustee Fee payable to the Co-Trustee in an amount agreed to between the Trustee and the Co-Trustee.

            "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

            "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Crossed Loan Repurchase Criteria": (i) The weighted average Debt Service Coverage Ratio for all remaining related Crossed Loans for the most recent twelve month period covered by an annual operating statement for the related Mortgaged Properties preceding the repurchase or substitution shall not be less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the most recent twelve month period covered by an annual operating statement for the related Mortgaged Properties preceding the repurchase or substitution, and (b) 1.25x,
(ii) the weighted average LTV Ratio for all remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the lesser of (a) the weighted average LTV Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (b) 75%, (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Loan shall not cause an Adverse REMIC Event, (iv) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral of any Crossed Loan remaining in the Trust Fund and (v) the Directing Certificateholder shall have consented to the repurchase or substitution of the affected Crossed Loan, which consent shall not be unreasonably withheld.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to each Mortgage Loan, the related Due Date of that Mortgage Loan in March 2007, or, with respect to each of those Mortgage Loans that have their first Due Date after March 2007, the origination date of that Mortgage Loan.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan, as the case may be, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period, provided that with respect to the Mortgage Loans indicated on Schedule 2, which pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

            "Default Interest": With respect to any Mortgage Loan or Companion Loan, all interest accrued in respect of such Mortgage Loan or Companion Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Companion Loan outstanding from time to time.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days (or sixty days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the applicable Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. For the avoidance of doubt, a defaulted Companion Loan does not constitute a "Defaulted Mortgage Loan".

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Accounts": As defined in Section 3.20(l).

            "Defect": As defined in Section 2.02(f).

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

            "Determination Information": As defined in Section 3.18(a)(i).

            "Directing Certificateholder": The Controlling Class Certificateholder (or a representative thereof identified to the Master Servicers, the Special Servicer and the Trustee) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder which will initially be JER Investors Trust, Inc. Notwithstanding the foregoing, with respect to the Overland Park Trade Center Whole Loan, any references to the Directing Certificateholder in this Agreement shall be deemed to be references to the Overland Park Trade Center Controlling Holder, which shall be entitled to take all actions and receive all notices in connection with the Overland Park Trade Center Whole Loan pursuant to the procedures set forth in the Overland Park Trade Center Intercreditor Agreement.

            "Directly Operate": With respect to any REO Property (except with respect to the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property), the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or on behalf of a Companion Holder or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel as provided to the Trustee (at no expense to the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests, the Accrued Certificate Interest in respect of such Class of Regular Certificates or the Regular Interests, as applicable, for such Distribution Date, reduced (to not less than zero) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) or such Regular Interests, as applicable, of (i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates or such Regular Interests, as applicable, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates (other than the Class A-2SFL and Class A-JFL Certificates and the Class X Certificates) and the Class A-2SFL and Class A-JFL Regular Interests for such Distribution Date, and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates or such Regular Interests, as applicable, pursuant to Section 4.06(a).

            "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account and the Floating Rate Accounts, all of which may be subaccounts of a single Eligible Account.

            "Distribution Date": The 15th day of each month, or, if such 15th day is not a Business Day, on the next succeeding Business Day, beginning in April 2007.

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan or Companion Loan, on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note (or such other Mortgage Loan document, as applicable) on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Companion Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan or Companion Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan or Companion Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date for such Mortgage Loan or Companion Loan occurring in the month in which such Distribution Date occurs; provided, that the first Due Period with respect to any Mortgage Loan or Companion Loan with its first Due Date in April 2007 or May 2007 will commence on the day immediately following the Cut-off Date of such Mortgage Loan or Companion Loan. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any Monthly Payments received with respect to the Mortgage Loans or Companion Loan relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "Eligible Account": Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company with a combined capital surplus of not less than $50,000,000, (A)(x) the long-term unsecured debt obligations of which are rated at least "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days and (y) the short term debt obligations of which have a short-term rating of not less than "P-1" from Moody's, if the deposits are to be held in such account for 30 days or less, (B)(x) the long-term unsecured debt obligations of which are rated at least "A+" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P), if the deposits are to be held in such account for more than 30 days and (y) the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P, if the deposits are to be held in such account for 30 days or less, (C)(x) the long-term unsecured obligations of which are rated at least "AA-" by Fitch and (y) the short-term obligations of which have a short-term rating of not less than "F1" by Fitch, if the deposits are to be held in such account for 30 days or less and
(D) an account or accounts maintained with PNC Bank so long as PNC Bank's long term deposit debt rating shall be at least "A" from S&P, "A" from Fitch, and "A1" from Moody's (if the deposits are to be held in the account for more than 30 days) or PNC Bank's short term deposit or short term unsecured debt rating shall be at least "A-1" from S&P, "F1" from Fitch or "P-1" from Moody's (if the deposits are to be held in the account for 30 days or less), (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company with a combined capital surplus of not less than $50,000,000 that, in either case, has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b) or
(iii) such other account or accounts with respect to (x) each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates or any Companion Loan Securities will not be qualified, downgraded or withdrawn by reason thereof, (y) the Directing Certificateholder shall have reasonably approved and (z) the use of which would not, in and of itself, be inconsistent with the requirements of FASB 140 or any interpretations with respect thereto applicable to such accounts. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527 99 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Indemnity Agreement": With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor's obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

            "Environmental Laws" shall mean any present or future federal, state or local law, statute, regulation or ordinance, any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, hazardous substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act, 22 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(c)(i)(A).

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificate; provided that any such Certificate:
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by any Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": Euroclear Bank societe anonyme or any successor thereto.

            "Event of Default": One or more of the events described in
Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Excess Interest Distribution Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Excess Interest Distribution Account shall not be an asset of any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the Commission thereunder.

            "Eurohypo": Eurohypo AG, New York Branch, a German banking corporation, or its successor in interest.

            "Fannie Mae": Federal National Mortgage Association or any successor thereto.

            "FASB 140": The Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", issued in September 2002.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "Final Recovery Determination": A reasonable determination by the Special Servicer, in consultation with the Directing Certificateholder, with respect to any Defaulted Mortgage Loan or Corrected Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, the Controlling Class Option Holder, the applicable Companion Holder or the Special Servicer pursuant to Section 3.18(b), any mezzanine lender pursuant to Section 3.18(e) or the applicable Master Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable. The Directing Certificateholder shall have ten (10) Business Days to review and approve each such recovery determination by the Special Servicer; provided, however, that if the Directing Certificateholder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such approval shall be deemed given.

            "FIRREA": The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as it may be amended from time to time.

            "Fitch": Fitch, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers, the Directing Certificateholder and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Floating Rate Account": Either the Class A-2SFL Floating Rate Account or the Class A-JFL Floating Rate Account, individually or collectively as the context may require.

            "Form 8-K Disclosure Information": As defined in Section 11.07.

            "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Gain-on-Sale Proceeds": With respect to any Mortgage Loan or Companion Loan, as applicable, the excess of (i) Liquidation Proceeds of the Mortgage Loan or Companion Loan or related REO Property net of any related Liquidation Expenses, Unliquidated Advances, unreimbursed Advances, Liquidation Fees, unreimbursed interest on Advances, unpaid Servicing Fees, and unpaid Special Servicing Fees and additional Trust Fund expenses over (ii) the Purchase Price for such Mortgage Loan or Companion Loan, as applicable, on the date on which such Liquidation Proceeds were received. For the avoidance of doubt, Gain-on-Sale Proceeds allocable to a Companion Loan shall not be assets of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC.

            "Gain-on-Sale Reserve Account": A custodial account or accounts (or subaccount of the Distribution Account) created and maintained by the Trustee, pursuant to Section 3.04(d) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Gain-on-Sale Reserve Account." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

             "Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account, beneficial ownership of which is represented by the Class S Certificates and (ii) the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and the proceeds thereof, beneficial ownership of which is represented by the Class A-2SFL and Class A-JFL Certificates.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group A Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as having been sold by AIG, SOME II, Eurohypo, JPMorgan (other than the Los Angeles Media Tech Center Mortgage Loan) or PNC Bank, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group B Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as having been sold by NCCI or UBS and the Los Angeles Media Tech Center Mortgage Loan, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group R Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group R and (b) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group S remaining after all distributions on that Distribution Date to the Class H-S Certificates.

            "Group R Certificates": Any Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

            "Group R-1 Certificates": Any Class A-1, Class A-2, Class A-3, Class A-M, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

            "Group R-2 Certificates": The Class A-1A Certificates.

            "Group R Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to either Loan Group R-1 or Loan Group R-2.

            "Group R-1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group R-1.

            "Group R-1 Principal Distribution Amount": With respect to any Distribution Date and any Class of Group R-1 Certificates (other than Class A-JFL Certificates) and the Class A-JFL Regular Interest, an amount equal to the sum of (a) the Group R-1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date, and (c) the Unscheduled Principal Distribution Amount for Loan Group R-1 for that Distribution Date; provided, that the Group R-1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 in a period during which such principal collections would have otherwise been included in the Group R-1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 pursuant to clauses (i) and
(ii) of the definition of Group R-2 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group R-2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-2 Principal Distribution Amount as required under clause
(II) of the definition of Group R-2 Principal Distribution Amount, such recovery will be applied to increase the Group R-1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-1 Principal Distribution Amount up to such amounts and then to increase the Group R-2 Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

            "Group R-2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group R-2.

            "Group R-2 Principal Distribution Amount": With respect to any Distribution Date and any Class of Group R-2 Certificates, an amount equal to the sum of (a) the Group R-2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R-2 for that Distribution Date; provided, that the Group R-2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 in a period during which such principal collections would have otherwise been included in the Group R-2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 as described in clauses (i) and (ii) of the definition of Group R-1 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R-1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R-1 Principal Distribution Amount as required under clause
(II) of the definition of Group R-1 Principal Distribution Amount, such recovery will be applied to increase the Group R-2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R-1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R-2 Principal Distribution Amount up to such amounts and then to increase the Group R-1 Principal Distribution Amount).

            "Group R Principal Distribution Amount": With respect to any Distribution Date and any Class of Group R Certificates (other than Class A-JFL Certificates) and the Class A-JFL Regular Interest, an amount equal to the sum of (a) the Group R Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group R for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group R for that Distribution Date; provided, that the Group R Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R in a period during which such principal collections would have otherwise been included in the Group R Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group S as described in clauses (i) and (ii) of the definition of Group S Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group S been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group S for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group S Principal Distribution Amount as required under clause (II) of the definition of "Group S Principal Distribution Amount", such recovery will be applied to increase the Group R Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group S are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group R Principal Distribution Amount up to such amounts and then to increase the Group S Principal Distribution Amount) and (d) after the reduction of the Class H-S Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H-S Certificates in full, that portion of the Group S Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H-S Certificates.

            "Group R Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group R Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-JFL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-JFL Regular Interest for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Group R Principal Shortfall for the initial Distribution Date shall be zero.

            "Group R-1 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group R-1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 Certificates for such preceding Distribution Date pursuant to
Section 4.01(a) on such preceding Distribution Date. The Group R-1 Principal Shortfall for the initial Distribution Date shall be zero.

            "Group R-2 Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group R-2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Group R-2 Principal Shortfall for the initial Distribution Date shall be zero.

            "Group R WAC Rate": (A) With respect to the first Distribution Date, a per annum rate equal to 5.92657224% or (B) with respect to any Distribution Date after the first Distribution Date, a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans in Loan Group R, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date.

             "Group S Available Distribution Amount": For any Distribution Date, an amount equal to the sum of (a) that portion of the Available Distribution Amount for that Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group S and (b) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Available Distribution Date attributable to funds collected or advanced with respect to the Mortgage Loans in Loan Group R remaining after all distributions on that Distribution Date to the Class H Certificates.

            "Group S Certificates": Any Class A-1S, Class A-2S, Class A-2SFL, Class A-3, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates.

            "Group S Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group S.

            "Group S Principal Distribution Amount": With respect to any Distribution Date and any Class of Group S Certificates (other than Class A-2SFL Certificates) and the Class A-2SFL Regular Interest, an amount equal to the sum of (a) the Group S Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group S for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group S for that Distribution Date; provided, that the Group S Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group S in a period during which such principal collections would have otherwise been included in the Group S Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group R as described in clauses (i) and (ii) of the definition of Group R Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group R been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group R for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group S are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group R Principal Distribution Amount as required under clause (II) of the definition of Group R Principal Distribution Amount, such recovery will be applied to increase the Group S Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group R are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group S Principal Distribution Amount up to such amounts and then to increase the Group R Principal Distribution Amount) and (d) after the reduction of the Class H Certificate Principal Balance to zero and reimbursement of all Collateral Support Deficits allocated to the Class H Certificates in full, that portion of the Group R Principal Distribution Amount for that Distribution Date remaining after all distributions on that Distribution Date to the Class H Certificates.

            "Group S Principal Shortfall": With respect to any Distribution Date, the amount, if any, by which (1) the lesser of (a) the Group S Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S and Class H-S Certificates and the Class A-2SFL Regular Interest for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Group S Principal Shortfall for the initial Distribution Date shall be zero.

            "Group S WAC Rate": (A) With respect to the first Distribution Date, a per annum rate equal to 5.92963947% or (B) with respect to any Distribution Date after the first Distribution Date, a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans in Loan Group S weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date.

            "Group Subordinate Amount": With respect to any Distribution Date,
(A) with respect to Mortgage Loans in Loan Group R, an amount equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group R as of the beginning of the related Due Period over the Certificate Balance of the Group R Certificates immediately prior to such Distribution Date and (B) with respect to the Mortgage Loans in Loan Group S, an amount equal to the excess of the Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period over the Certificate Balance of the Group S Certificates immediately prior to such Distribution Date.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Co-Trustee, the Depositor, each Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder, and all Affiliates thereof,
(ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Co-Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof and (iii) is not connected with the Trustee, the Co-Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Co-Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Co-Trustee, the Depositor, any Master Servicer, the Special Servicer, the Directing Certificateholder, any Companion Holder or any Affiliate thereof, as the case may be, provided such beneficial ownership constitutes less than 1% of the total assets of such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Co-Trustee, the applicable Master Servicer, any Companion Holder or the Trust, delivered to the Trustee, any Companion Holder and the applicable Master Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that any Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicers and the Special Servicer) upon receipt by the Trustee and the applicable Master Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Co-Trustee, the Master Servicers or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Purchaser": J.P. Morgan Securities Inc.

            "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with any Master Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement. The Initial Sub-Servicers are set forth on Exhibit BB hereto.

            "Initial Sub-Servicing Agreement": Any Sub-Servicing Agreement in effect as of the Closing Date.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standards (and in the case of any Serviced Mortgage Loan or the Non-Serviced Mortgage Loans, to the extent any portion of such proceeds are received by the Trustee in connection with such Serviced Mortgage Loan or the Non-Serviced Mortgage Loans, as applicable, pursuant to the allocations set forth in the related Intercreditor Agreement).

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Intercreditor Agreements": Any of the 599 Lexington Avenue Intercreditor Agreement, the Skyline Portfolio Intercreditor Agreement, the Solana Intercreditor Agreement, the Americold Pool 2 Intercreditor Agreement, the Overland Park Trade Center Intercreditor Agreement, the Anchor Government Assets Intercreditor Agreement, the Timberline Apartments Intercreditor Agreement and the Turtle Creek Park Intercreditor Agreement, individually or collectively, as the context may require.

            "Interest Accrual Period": With respect to any Class of Regular Certificates (other than (i) the Class A-2SFL Certificates if the Class A-2SFL Distribution Conversion is not in effect or (ii) the Class A-JFL Certificates if the Class A-JFL Distribution Conversion is not in effect), the Class A-2SFL or Class A-JFL Regular Interests or the Uncertificated Middle-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2SFL and Class A-JFL Certificates and any Distribution Date for which the Class A-2SFL Distribution Conversion or Class A-JFL Distribution Conversion, as applicable, is not in effect, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date) to, but excluding the related Distribution Date, calculated assuming that each month has the actual number of days in such Interest Accrual Period and each year has 360 days.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Certificates Regular Interest for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates or Regular Interest, as applicable, for such Distribution Date and any Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

            "Interest Reserve Account": The trust account or subaccount of the Distribution Account created and maintained by the Trustee pursuant to Section
3.25 in the name of "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Interest Reserve Account," into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

            "Interest Reserve Loan": Each Actual/360 Mortgage Loan.

            "Interested Person": The Depositor, each Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate, each Companion Holder (but only with respect to the related Serviced Whole Loan) or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b)(iii).

            "JPMCC 2007-CIBC18 Master Servicer": The "Master Servicer" for the Americold Pool 2 Whole Loan under the JPMCC 2007-CIBC18 Pooling Agreement, which as of the date hereof is Capmark Finance Inc.; provided, however that if at any time the Americold Pool 2 Whole Loan ceases to be serviced under the JPMCC 2007-CIBC18 Pooling Agreement, then, with respect to such Whole Loan, references herein to the JPMCC 2007-CIBC18 Master Servicer shall be deemed to be references to the successor "Master Servicer" for such Whole Loan.

            "JPMCC 2007-CIBC18 Pooling Agreement": The (i) pooling and servicing agreement dated as of March 7, 2007 among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Capmark Finance Inc., as master servicer, Midland Loan Services, Inc., as primary servicer, ARCap Servicing, Inc. and LNR Partners, Inc., as special servicers and Wells Fargo Bank, N.A., as trustee, as from time to time amended, supplemented or modified relating to the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 or with respect to the Americold Pool 2 Whole Loan, any successor pooling and servicing agreement entered into pursuant to the Americold Pool 2 Portfolio Intercreditor Agreement.

            "JPMCC 2007-CIBC18 Primary Servicer": The "Primary Servicer" for the Americold Pool 2 Whole Loan under the JPMCC 2007-CIBC18 Pooling Agreement, which as of the date hereof is Midland Loan Services, Inc.; provided, however that if at any time the Americold Pool 2 Whole Loan ceases to be serviced under the JPMCC 2007-CIBC18 Pooling Agreement, then, with respect to such Whole Loan, references herein to the JPMCC 2007-CIBC18 Primary Servicer shall be deemed to be references to the successor "Primary Servicer" for such Whole Loan.

            "JPMCC 2007-CIBC18 Special Servicer": The "Special Servicer" for the Americold Pool 2 Whole Loan under the JPMCC 2007-CIBC18 Pooling Agreement, which as of the date hereof is LNR Partners, Inc.; provided, however that if at any time the Americold Pool 2 Whole Loan ceases to be serviced under the JPMCC 2007-CIBC18 Pooling Agreement, then, with respect to such Whole Loan, references herein to the JPMCC 2007-CIBC18 Special Servicer shall be deemed to be references to the successor "Special Servicer" for such Whole Loan..

            "JPMCC 2007-CIBC18 Trust": The J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 trust, which is administered pursuant to the JPMCC 2007-CIBC18 Pooling Agreement.

            "JPMCC 2007-CIBC18 Trustee": The "Trustee" under the JPMCC 2007-CIBC18 Pooling Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

             "JPMorgan": JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, or its successor in interest.

            "Late Collections": With respect to any Mortgage Loan or Companion Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Companion Loan by reason of default) on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "LIBOR": With respect to the Class A-2SFL Certificates and the Class A-JFL Certificates and each Interest Accrual Period for which a Class A-2SFL Distribution Conversion or a Class A-JFL Distribution Conversion, respectively, is not in effect, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of each of such four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Mortgage Loan Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee shall be binding absent manifest error. LIBOR for the initial Interest Accrual Period shall be 5.32%.

            "LIBOR Business Day": Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

            "LIBOR Determination Date": (i) With respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Controlling Class Option Holder or the Special Servicer pursuant to Section 3.18(b); (v) such Mortgage Loan is purchased by the Special Servicer, the applicable Master Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01 or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to
Section 9.01; or (vi) such Mortgage Loan is purchased by (a) the applicable Companion Holder pursuant to or as contemplated by Section 3.18(d) or (b) a mezzanine lender pursuant to the related mezzanine intercreditor agreement. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01; or (iii) such REO Property is purchased by (a) the applicable Companion Holder pursuant to or as contemplated by Section 3.18(d) or (b) a mezzanine lender pursuant to the related mezzanine intercreditor agreement.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with a liquidation of any Specially Serviced Mortgage Loan or REO Property (except with respect to the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) pursuant to
Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property or the Americold Pool 2 Mortgaged Property) as to which the Special Servicer receives (i) a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Mortgagor or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan or REO Property, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any event described in (1) clause (iii)(A) of the definition of "Liquidation Proceeds" if such purchase occurs within the first 90 days after the Special Servicer's initial determination of the fair value of such Specially Serviced Mortgage Loan, (2) clause (iv) of the definition of "Liquidation Proceeds" if such repurchase occurs within the time parameters (including any applicable extension period) set forth in this Agreement and in the related Mortgage Loan Purchase Agreement or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (3) clause (v) or clause (vi) of the definition of "Liquidation Proceeds," (except that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase does not occur within the time period provided for in the applicable intercreditor agreement, or if no such time period is specified, 60 days following the date the related Mortgage Loan becomes a Specially Serviced Mortgage Loan) or (4) with respect to any Serviced Securitized Companion Loan, a purchase or repurchase of such Serviced Securitized Companion Loan under an Other Pooling and Servicing Agreement (for the avoidance of doubt, a Liquidation Fee payable under this Agreement, in accordance herewith, may be payable on the entire related Serviced Whole Loan).

            "Liquidation Fee Rate": A rate equal to 1.00%.

            "Liquidation Proceeds": Cash amounts received by or paid to any Master Servicer or the Special Servicer in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan through a trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii)
(A) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Special Servicer or any Master Servicer or any of their assignees pursuant to Section 3.18(a) or (B) any other sale thereof pursuant to
Section 3.18(c) or Section 3.18(e); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Holders of the Controlling Class, the Special Servicer, any Master Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01; or (vi) the purchase of a Mortgage Loan or an REO Property by (A) the Companion Holder pursuant to Section 3.18(d) or (B) any mezzanine lender of the related Mortgage Loan or REO Loan.

             "Loan Group": Either Loan Group S, Loan Group R-1, Loan Group R-2 or Loan Group R.

            "Loan Group R": The Mortgage Loans in Loan Group R-1 and Loan Group R-2, collectively.

            "Loan Group R-1": 169 Mortgage Loans as identified in Annex A-1 to the Prospectus which sets forth the Loan Group designation with respect to each Mortgage Loan.

            "Loan Group R-2": 53 Mortgage Loans as identified in Annex A-1 to the Prospectus which sets forth the Loan Group designation with respect to each Mortgage Loan.

            "Loan Group S": 51 Mortgage Loans as identified in Annex A-1 to the Prospectus which sets forth the Loan Group designation with respect to each Mortgage Loan.

            "Los Angeles Media Tech Center Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 75.

            "Lower-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Lower-Tier Distribution Account." Any such account, accounts or sub-accounts shall be an Eligible Account.

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount determined in accordance with footnote 5 to the related chart in the Preliminary Statement hereto.

            "Lower-Tier Regular Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier REMIC": One of three separate REMICs comprising a portion of the Trust Fund, the assets of which consist of the Mortgage Loans (other than Excess Interest), any REO Property with respect thereto (or an allocable portion thereof, in the case of any Serviced Mortgage Loan), or the Trust Fund's beneficial interest in the REO Property with respect to the Skyline Portfolio Whole Loan, Solana Whole Loan and the Americold Pool 2 Whole Loan, such amounts related thereto as shall from time to time be held in the Certificate Account (other than with respect to the Companion Loans), the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC, the Middle-Tier REMIC or the Grantor Trust.

            "Lower-Tier Subordinate Balance Ratio": The ratio between the Lower-Tier Principal Amount of the Class L-RB Interest and Class L-SB Interest equal to the ratio between the Group Subordinate Amount of Loan Group R and the Group Subordinate Amount of Loan Group S.

            "LTV Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "MAI": Member of the Appraisal Institute.

            "Majority Controlling Class Certificateholder": As of any date, the Controlling Class Certificateholder owning a majority of the Percentage Interests in the Controlling Class.

            "Master Servicer": With respect to (a) the Group A Mortgage Loans and any related Companion Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 1 and (b) the Group B Mortgage Loans and any related Companion Loans and any related REO Properties, and any matters relating to the foregoing, Master Servicer No. 2.

            "Master Servicer No. 1": Midland Loan Services, Inc., and its successors in interest and assigns, or any successor Master Servicer appointed as allowed herein.

            "Master Servicer No. 2": Wachovia Bank, National Association, and its successors in interest and assigns, or any successor Master Servicer appointed as allowed herein.

            "Maturity Date": With respect to any Mortgage Loan or Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "MERS": Mortgage Electronic Registration System, Inc.

            "Mezz Cap AB Mortgage Loan": The Anchor Government Assets Mortgage Loan, the Timberline Apartments Mortgage Loan and the Turtle Creek Park Mortgage Loan.

            "Mezz Cap AB Mortgage Loan Intercreditor Agreements": The Intercreditor Agreements related to the Mezz Cap AB Mortgage Loans.

            "Middle-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, 2007-LDP10, Middle-Tier Distribution Account." Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Middle-Tier Principal Amount": With respect to any Class of Uncertificated Middle-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Middle-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Middle-Tier Regular Distribution Amount": As defined in Section 4.01(b).

            "Middle-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Middle-Tier Distribution Account.

            "Monthly Payment": With respect to any Mortgage Loan or Companion Loan, the scheduled monthly payment of principal and/or interest (other than Excess Interest) on such Mortgage Loan or Companion Loan, including any Balloon Payment, which is payable (as the terms of the applicable Mortgage Loan or Companion Loan may be changed or modified in connection with a bankruptcy or similar proceedings involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of default thereunder and without respect to any Excess Interest.

            "Moody's": Moody's Investors Service, Inc. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan and Companion Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee and/or leasehold interest in the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to each Mortgage Loan and Companion Loan, if applicable, but subject to Section 2.01, collectively the following documents:

                  (i) the original executed Mortgage Note bearing, or
            accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, representation or warranty, express or implied to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10" or in blank; provided that the requirements of this clause (i) will be satisfied by delivery of a signed lost note affidavit and indemnity properly assigned or endorsed to the Trustee as described above, with a copy of the Mortgage Note attached to it;

                  (ii) the original Mortgage (or a certified or other copy
            thereof from the applicable recording office) and originals (or certified or other copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon (except for recording information not yet available if the Mortgage or an assignment thereof has not been returned from the applicable recording office);

                  (iii) an original assignment of the Mortgage, in complete and recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to "Wells Fargo Bank, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10" and, in the case of any Serviced Whole Loan, in its capacity as "lead lender" under the related Intercreditor Agreement on behalf of the related Companion Holder, or in blank, provided that, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (iv) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon (except for recording information not yet available if the Assignment of Leases or an assignment thereof has not been returned from the applicable recording office);

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (iii)), in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the applicable assignee of record to "Wells Fargo Bank, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10" and, in the case of any Serviced Whole Loan, in its capacity as "lead lender" under the related Intercreditor Agreement on behalf of the related Companion Holder, or in blank, provided that if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is, the owner of the related Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of assignments of leases maintained by MERS;

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller;

                  (vii) an original assignment of any related Security Agreement
            (if such item is a document separate from the Mortgage), in complete form, executed by the applicable Mortgage Loan Seller to "Wells Fargo Bank, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10" and, in the case of any Serviced Whole Loan, in its capacity as "lead lender" under the related Intercreditor Agreement on behalf of the related Companion Holder; provided, if the related Security Agreement has been recorded in the name of MERS or its designee, no assignment of such Security Agreement in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is) the owner of the related Security Agreement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of security agreements maintained by MERS;

                  (viii) originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee or leasehold interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a "marked-up" written commitment (marked as binding and in all cases countersigned by the title insurer or its authorized agent) or the pro forma or specimen title insurance policy (accepted or approved in writing by the title insurer or its authorized agent) or an agreement to provide the same pursuant to lender's escrow trust instructions executed by an authorized representative of the title insurance company, provided the actual policy is issued within eighteen (18) months from the Closing Date, in connection with the related Mortgage Loan;

                  (x) the original or copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan and any intervening assignments;

                  (xi) all UCC Financing Statements, assignments and
            continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon, with the exception of filing or recording information not yet available because the UCC Financing Statement, assignment or continuation statement, as the case may be, has not yet been returned from the applicable filing or recording office), and to transfer such UCC Financing Statements to the Trustee, provided, if the related Mortgage has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, and shall provide the related Master Servicer and the Special Servicer with reasonable evidence that it is, the secured party on the related UCC Financing Statements on the records of MERS for purposes of the system of recording transfers of beneficial ownership of UCC Financing Statements maintained by MERS;

                  (xii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (xiii) with respect to any Mortgage Loans with Additional
            Debt, a co-lender agreement, a subordination agreement or other intercreditor agreement, pursuant to which such Additional Debt will be subordinated to such Mortgage Loan as set forth in such intercreditor agreement;

                  (xiv) any additional documents required to be added to the
            Mortgage File pursuant to this Agreement;

                  (xv) with respect to any Mortgage Loan secured by a ground lease, the related ground lease or a certified copy thereof and any related ground lessor estoppels;

                  (xvi) a copy of any letter of credit securing such Mortgage
            Loan and, within sixty (60) days of the Closing Date or such earlier date as required by the issuer of the letter of credit, a copy of the appropriate transfer or assignment documents (which may be in the form of an amendment) for such letter of credit;

                  (xvii) a copy of any Environmental Indemnity Agreement,
            together with a copy of any environmental insurance policy;

                  (xviii) a copy of any loan agreement(s);

                  (xix) a copy of any escrow agreement(s);

                  (xx) a copy of any franchise agreements and comfort letters related thereto;

                  (xxi) a copy of any lock-box or cash management agreement(s);

                  (xxii) a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File (the "Mortgage Loan Checklist");

                  (xxiii) with respect to each Mortgage Loan that has one or more Companion Loan(s), the related Intercreditor Agreement and a copy of each Mortgage Note relating to such Companion Loan(s), rather than the original; and

                  (xxiv) with respect to the Non-Serviced Mortgage Loans, a copy of each loan's respective Non-Serviced Pooling Agreement;

provided, however, that (a) whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby, (b) if there exists with respect to any Crossed Group only one original or certified copy of any document referred to in the definition of "Mortgage File" covering all of the Mortgage Loans in such Crossed Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) to the extent that this Agreement refers to a "Mortgage File" for any Companion Loan, such "Mortgage File" shall be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), (d) the execution and/or recordation of any assignment of Mortgage, any separate assignment of Assignment of Leases and any assignment of any UCC Financing Statement in the name of the Trustee shall not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (i) the Trustee shall hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (ii) any efforts undertaken by the Trustee, any Master Servicer, or the Special Servicer on its behalf to enforce or obtain the benefits of such instrument shall be construed to be so undertaken by Trustee, the applicable Master Servicer or the Special Servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively and (e) with respect to the Non-Serviced Mortgage Loans, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Note and intervening endorsements evidencing such Mortgage Loan, with respect to which the original shall be required), including a copy of the Mortgage securing the applicable Mortgage Loan.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. As used in this Agreement, the term "Mortgage Loan" does not include any Companion Loan.

            "Mortgage Loan Checklist": As defined in the definition of "Mortgage File."

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan identification number (as specified in Annex A-1 to the Prospectus);

                  (ii) the Mortgagor's name;

                  (iii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

                  (iv) the Mortgage Rate in effect at origination;

                  (v) the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi) the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

                  (ix) the original and remaining amortization terms;

                  (x) the amount of the Monthly Payment due (i) with respect to each Mortgage Loan (other than Mortgage Loans on which only interest is due prior to a Balloon Payment), on the first Due Date following the Cut-off Date on which principal is due on such Mortgage Loan and
            (ii) with respect to Mortgage Loans on which only interest is due prior to a Balloon Payment, on the first Due Date following the Cut-off Date;

                  (xi) the applicable Servicing Fee Rate;

                  (xii) whether the Mortgage Loan is a 30/360 Mortgage Loan or an Actual/360 Mortgage Loan;

                  (xiii) whether such Mortgage Loan is secured by the related
            Mortgagor's interest in a ground lease;

                  (xiv) identifying any Mortgage Loans with which such Mortgage
            Loan is cross-defaulted or cross-collateralized;

                  (xv) the originator of such Mortgage Loan and the Mortgage
            Loan Seller;

                  (xvi) whether such Mortgage Loan has a guarantor;

                  (xvii) whether such Mortgage Loan is secured by a letter of credit;

                  (xviii) amount of any reserve or escrowed funds that were
            deposited at origination and any ongoing periodic deposit requirements;

                  (xix) number of grace days;

                  (xx) whether a cash management agreement or lock-box agreement is in place;

                  (xxi) the general property type of the related Mortgaged
            Property;

                  (xxii) whether the Mortgage Loan permits defeasance;

                  (xxiii) the applicable Servicing Group to which the Mortgage
            Loan belongs;

                  (xxiv) the applicable Loan Group to which the Mortgage Loan belongs;

                  (xxv) the Anticipated Repayment Date, if applicable; and

                  (xxvi) the Revised Rate of such Mortgage Loan, if any.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) AIG, or its successor in interest and SOME II, or its successor in interest, (2) Eurohypo, or its successor in interest, (3) JPMorgan, or its successors in interest, (4) NCCI, or its successors in interest, (5) PNC Bank, or its successors in interest and (6) UBS, or its successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan or Companion Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Companion Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate; or (ii) any Mortgage Loan or Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

            "Mortgaged Property": The real property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "NCCI": Nomura Credit & Capital, Inc., a Delaware corporation, or its successor in interest.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the applicable Master Servicer in its Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to (1) each Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date and (2) each Distribution Account, Gain-on-Sale Reserve Account and Interest Reserve Account for any period from any P&I Advance Date to the immediately succeeding Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to (1) each Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date and (2) each Distribution Account, Gain-on-Sale Reserve Account and Interest Reserve Account for any period from any P&I Advance Date to the immediately succeeding Distribution Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the applicable Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided, further, that, with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one month period
(A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date), will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (B) preceding the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of the one day of interest retained for the immediately preceding February or January, if applicable). With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" approved from time to time endorsed and put forth by the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class B, Class C, Class D, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R, Class S, Class MR or Class LR Certificate.

            "Non-Serviced Mortgage Loans": The Skyline Portfolio Mortgage Loan, the Solana Mortgage Loan and the Americold Pool 2 Mortgage Loan.

            "Non-Serviced Pooling Agreement": (A) With respect to the Skyline Portfolio Mortgage Loan and the Solana Mortgage Loan, the BACM 2007-1 Pooling Agreement, and (B) with respect to the Americold Pool 2 Mortgage Loan, the JPMCC 2007-CIBC18 Pooling Agreement.

            "Non-Specially Serviced Mortgage Loan": Any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or may be owned pursuant to the applicable partnership agreement), directly or indirectly (other than through a corporation that is a U.S. Person) by a Non-U.S. Person or (B) if such Person is a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment of fixed base, within the meaning of an applicable income treaty, of such Person or any other U.S. Person.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance; provided, that a Workout-Delayed Reimbursement Amount shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable (including interest on such Advance) from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of the related Mortgage Loan or REO Loan, or (b) has determined in accordance with the Servicing Standards or such other applicable standard that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recovered from aggregate principal collections in respect of the pool of the Mortgage Loans or REO Loans.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the applicable Master Servicer or the Co-Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the applicable Master Servicer or the Co-Trustee (and with respect to any Serviced Mortgage Loan, to any Other Servicer, and with respect to the Non-Serviced Mortgage Loans, to the applicable master servicer) notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer and the Co-Trustee, provided, however, the Special Servicer shall have no such obligation to make an affirmative determination that any P&I Advance is or would be nonrecoverable, and in the absence of a determination by the Special Servicer that such P&I Advance is a Nonrecoverable P&I Advance, such decision shall remain with the applicable Master Servicer or Co-Trustee, as applicable. In making such recoverability determination, the applicable Master Servicer, Special Servicer or Co-Trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified and (ii) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer and the Special Servicer or its good faith business judgment in the case of the Co-Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (among other things) future expenses (consistent with the Servicing Standards in the case of the applicable Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Co-Trustee) among other things and the timing of recoveries and (c) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by either Master Servicer, in light of the fact that related recoveries on or in respect of such Mortgage Loan are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the applicable Master Servicer or the Co-Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards in the case of the applicable Master Servicer, or in its good faith business judgment in the case of the Co-Trustee, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a recoverability determination. Absent bad faith, the applicable Master Servicer's, Special Servicer's or the Co-Trustee's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The determination by the applicable Master Servicer or the Special Servicer or the Co-Trustee, as applicable, that the applicable Master Servicer or the Co-Trustee, as the case may be, has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer's Certificate delivered by either the Special Servicer or the applicable Master Servicer to the other and to the Co-Trustee, the Trustee, the Directing Certificateholder (and in the case of any Serviced Mortgage Loan, any Other Servicer), the Depositor, or by the Co-Trustee to the Depositor, the Trustee, the applicable Master Servicer, the Special Servicer and the Directing Certificateholder (and in the case of any Serviced Mortgage Loan, any Other Servicer). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Co-Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the applicable Master Servicer, the Special Servicer or the Co-Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Co-Trustee shall be entitled to conclusively rely on the applicable Master Servicer's or Special Servicer's determination that a P&I Advance is or would be nonrecoverable, and the applicable Master Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than the Non-Serviced Mortgage Loans) or REO Property which, in the reasonable judgment of the applicable Master Servicer, the Special Servicer or the Co-Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the applicable Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Co-Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the Servicing Standards in the case of the applicable Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Co-Trustee) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Servicing Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout Delayed Reimbursement Amounts with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standards, in the case of the applicable Master Servicer, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for making a recoverability determination. The determination by the applicable Master Servicer, the Special Servicer or the Co-Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer's Certificate delivered by either of the Special Servicer or the applicable Master Servicer to the other and to the Co-Trustee, the Trustee, the Directing Certificateholder and in the case of any Serviced Mortgage Loan, any Other Servicer, and the Depositor, or by the Co-Trustee to the Depositor, the Trustee, the applicable Master Servicer, the Special Servicer and the Directing Certificateholder and in the case of any Serviced Mortgage Loan, any Other Servicer; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the applicable Master Servicer and the Co-Trustee notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer, the Special Servicer and the Co-Trustee; provided, however, the Special Servicer shall have no such obligation to make an affirmative determination that any Servicing Advance is or would be nonrecoverable, and in the absence of a determination by the Special Servicer that such Advance is a Nonrecoverable Servicing Advance, such decision shall remain with the applicable Master Servicer or Co-Trustee, as applicable. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Co-Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. The Co-Trustee shall be entitled to conclusively rely on the applicable Master Servicer's or Special Servicer's, as the case may be, determination that a Servicing Advance is or would be nonrecoverable, and the applicable Master Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is or would be nonrecoverable. In the case of a cross collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross collateralized Mortgage Loan. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the Skyline Portfolio Whole Loan or the Solana Whole Loan shall be made by the BACM 2007-1 Master Servicer, the BACM 2007-1 Special Servicer or the BACM 2007-1 Trustee, as the case may be, pursuant to the BACM 2007-1 Pooling Agreement. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the Americold Pool 2 Whole Loan shall be made by the JPMCC 2007-CIBC18 Primary Servicer, the JPMCC 2007-CIBC18 Special Servicer or the JPMCC 2007-CIBC18 Trustee, as the case may be, pursuant to the JPMCC 2007-CIBC18 Pooling Agreement.

            "Notional Amount": In the case of the Class X Certificates, the Class X Notional Amount. In the case of each Component, the amount set forth in the applicable definition thereof.

            "Offered Certificates": The Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3S, Class A-1A, Class X, Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B-S, Class C-S and Class D-S Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the applicable Master Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee or Co-Trustee, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the applicable Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee and the Co-Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC, Middle-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes or (d) the resignation of the applicable Master Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the applicable Master Servicer or the Special Servicer, as applicable.

            "Option Holder": As defined in Section 3.18(a).

            "Option Price": As defined in Section 3.18(a).

            "Original Certificate Balance": With respect to any Class of Certificates (other than the Class S, Class X and the Residual Certificates) and the Class A-2SFL and Class A-JFL Regular Interests, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Other Pooling and Servicing Agreement": Any pooling and servicing agreement or other agreement that creates a trust fund whose assets include any 599 Lexington Avenue Pari Passu Companion Loan, any Skyline Portfolio Pari Passu Companion Loan, the Solana Pari Passu Companion Loan, or any Americold Pool 2 Pari Passu Companion Loan.

            "Other Securitization": As defined in Section 11.06.

            "Other Servicer": Any servicer under an Other Pooling and Servicing Agreement or other agreement related thereto.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Overland Park Trade Center AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Overland Park Trade Center Mortgage Loan.

            "Overland Park Trade Center Controlling Holder": The "Controlling Holder" as defined in the Overland Park Trade Center Intercreditor Agreement.

            "Overland Park Trade Center Intercreditor Agreement": That certain Agreement Among Noteholders, dated as of February 1, 2007, by and between Nomura Credit & Capital, Inc., as the A Note Holder, and Nomura Credit & Capital, Inc., as the B Note Holder. The Overland Park Trade Center Intercreditor Agreement relates to the Overland Park Trade Center Whole Loan.

            "Overland Park Trade Center Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 50.

             "Overland Park Trade Center Whole Loan": The Overland Park Trade Center Mortgage Loan and the Overland Park Trade Center AB Companion Loan.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the applicable Master Servicer or the Co-Trustee, as applicable, pursuant to
Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any
Distribution Date, the close of business on the related Determination Date.

            "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, Class A-1S Pass-Through Rate, the Class A-2 Pass-Through Rate, Class A-2S Pass-Through Rate, Class A-2SFL Pass-Through Rate, Class A-2SFL Regular Interest Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-3S Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class A-M Pass-Through Rate, Class A-MS Pass-Through Rate, the Class A-J Pass-Through Rate, the Class A-JFL Pass-Through Rate, the Class A-JFL Regular Interest Pass-Through Rate, Class A-JS Pass-Through Rate, the Class B Pass-Through Rate, the Class B-S Pass-Through Rate, the Class C Pass-Through Rate, the Class C-S Pass-Through Rate, the Class D Pass-Through Rate, the Class D-S Pass-Through Rate, the Class E Pass-Through Rate, the Class E-S Pass-Through Rate, the Class F Pass-Through Rate, the Class F-S Pass-Through Rate, the Class G Pass-Through Rate, the Class G-S Pass-Through Rate, the Class H Pass-Through Rate, the Class H-S Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class P Pass-Through Rate, the Class NR Pass-Through Rate or the Class X Pass-Through Rate.

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan) or Companion Loan (or successor REO Loan), any amounts actually collected thereon (or, in the case of a Companion Loan (or successor REO Loan thereto), actually collected on such Companion Loan and allocated and paid on such Companion Loan (or successor REO Loan) in accordance with the related Intercreditor Agreement) that represent late payment charges or Default Interest, other than a Yield Maintenance Charge, and other than any Excess Interest.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance or Original Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class S Certificate and a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee, if otherwise qualifying hereunder), regardless whether issued by the Depositor, the applicable Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Class of Certificates (or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing;

                  (ii) time deposits, unsecured certificates of deposit, or
            bankers' acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short- term debt obligations of such depository institution or trust company are rated in the highest rating categories of each Rating Agency or such lower rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by each Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non interest bearing
            discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each Rating Agency or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned by each Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing;

                  (vi) money market funds, rated in the highest rating
            categories of each Rating Agency;

                  (vii) the Wells Fargo Prime Investment Money Market Fund so
            long as it is rated by each Rating Agency in its highest money market fund ratings category (or, if not rated by Moody's, Fitch or S&P, otherwise acceptable to Moody's, Fitch or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities); and

                  (viii) any other demand, money market or time deposit,
            obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then current rating assigned by such Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case if the investment is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the applicable Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee": Any Person or agent thereof who is a Qualified Institutional Buyer other than a Disqualified Organization, an ERISA Prohibited Holder or a Non-U.S. Person.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "PNC Bank": PNC Bank, National Association and its successors in interest and assigns.

            "Pool WAC Rate": With respect to any Distribution Date, the weighted average of (x) the Group S WAC Rate, and (y) the Group R WAC Rate, in each case weighted on the basis of the related Group Subordinate Amount.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes; provided it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

            "Prepayment Interest Excess": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees and any Excess Interest), to the extent collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such prepayment from and after such Due Date and ending on the date of such prepayment.

            "Prepayment Interest Shortfall": For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such Due Date.

            "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

            "Primary Servicing Fee": The monthly fee payable by the applicable Master Servicer from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Principal Distribution Amount": With respect to any Distribution Date and any Class of Regular Certificates (other than the Class A-2SFL and Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-2SFL and Class A-JFL Regular Interests for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

            "Privileged Person": Each Rating Agency, any of the Holders of each Class of Certificates, each Underwriter, the Initial Purchaser, each Mortgage Loan Seller and certain financial market publishers (which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions LLC), any Companion Holder, each party to this Agreement, the Swap Counterparty, the Directing Certificateholder, any designee of the Depositor and any other Person who shall have provided the Trustee with a certificate, using the form attached hereto as Exhibit U, which form is available from the Trustee, certifying that such Person is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate.

            "Prospectus": The Prospectus dated March 9, 2007, as supplemented by the Prospectus Supplement dated March 26, 2007, relating to the offering of the Offered Certificates.

            "Purchase Option": As defined in Section 3.18(a)(ii).

            "Purchase Option Notice": As defined in Section 3.18 (a)(iii).

            "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by the Majority Controlling Class Certificateholder, the Special Servicer or the applicable Master Servicer pursuant to Section 3.18(b), by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates pursuant to Section 9.01 or to be otherwise sold pursuant to
Section 3.18(d), a price equal to:

                  (i) the outstanding principal balance of such Mortgage Loan
            (or related REO Loan) as of the date of purchase; plus

                  (ii) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (exclusive of Default Interest and Excess Interest) to but not including the Due Date immediately preceding the Determination Date for the related Distribution Date as to which such Purchase Price is included in the Available Distribution Amount; plus

                  (iii) all related Servicing Advances that are unreimbursed out of collections from the Mortgage Loan and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees whether paid or then owing allocable to such Mortgage Loan and all additional Trust Fund expenses in respect of such Mortgage Loan; plus

                  (iv) if such Mortgage Loan (or REO Loan) is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included pursuant to clause (iii), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, all legal fees and expenses relating to the enforcement of such repurchase obligations; plus

                  (v) Liquidation Fees, if any, payable with respect to such
            Mortgage Loan.

With respect to any REO Property to be sold pursuant to Section 3.18(c), "Purchase Price" shall mean the amount calculated in accordance with the preceding sentence in respect of the related REO Loan. With respect to any REO Property to be purchased or sold pursuant to Section 3.18(b) that relates to a Serviced Whole Loan, the term "REO Loan" shall mean the REO Loan with respect to both the related Mortgage Loan and the related Companion Loan(s). Notwithstanding the foregoing, with respect to any AB Whole Loan, the "Purchase Price" to be paid by the holder of the related Companion Loan shall be the "Defaulted Mortgage Loan Purchase Price" specified in the related Intercreditor Agreement.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer": A "qualified institutional buyer" as defined in Rule 144A under the Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with an insurance financial strength rating of at least "A3" by Moody's, "A-" by S&P and "A-" by Fitch (or, if not rated by one or two of such Rating Agencies, then at least "A-" by two other nationally recognized insurance rating organizations (which may include A.M. Best Company or one of the other Rating Agencies)) and
(ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in
Section 3.07(c), an insurance company that has an insurance financial strength rating (in the case of ratings by Moody's) or a claims paying ability (in the case of ratings by S&P and Fitch) rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's, "A-" by S&P and "A-" by Fitch (or, if not rated by one of such Rating Agencies, then at least "A" by two other nationally recognized statistical rating organizations (which may include the other Rating Agencies)) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned by such Rating Agency to any Class of Certificates (or insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities) as evidenced in writing; provided, however, that an insurance carrier shall be deemed to have the applicable financial strength or claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then current loan-to-value ratio not higher than that of the deleted Mortgage Loan as of the Closing Date and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan, in each case using the "value" as determined using an MAI appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File;
(ix) have a then current debt service coverage ratio of not less than the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted Mortgage Loan; (x) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller's expense); (xi) not have a maturity date or an amortization schedule after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File, and (xviii) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in (ii) through (xviii) except that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate and the Trustee Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the Weighted Average Net Mortgage Rate) of any class of Regular Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates) or the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan,
(i) the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan shall become part of the same Loan Group and Servicing Group as the deleted Mortgage Loan.

            "Rated Final Distribution Date": As to each Class of
Certificates, January 15, 2049.

            "Rating Agency": Each of Moody's and Fitch, or their successors in interest, and, if applicable, any rating agency rating the Companion Loan Securities. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Special Servicer and the Master Servicers, and specific ratings of Moody's and Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Rating Agency Trigger Event": The reduction of the related Swap Counterparty's long-term ratings below "A3" or "A-" by Moody's or Fitch, respectively.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A, Class A-S, Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation AB Companion Loan Securitization": As defined in
Section 11.15.

            "Regulation AB Servicing Officer": Any officer or employee of the applicable Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by such Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Regulation D": Regulation D under the Act.

            "Regulation S": Regulation S under the Act.

            "Regulation S Book-Entry Certificates": The Regular Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Certificates deposited with the Trustee as custodian for the Depository.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book-Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

            "Related Certificates," "Related Uncertificated Middle-Tier Interests" and "Related Components of Class X Certificates": For each of the following Classes of Certificates, the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest, as applicable, the related Class of Uncertificated Middle-Tier Interests and the related Components of Class X Certificates; for the following Components of the Class X Certificates, the related Class of Uncertificated Middle-Tier Interests and the related Class of Certificates, the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest, as applicable, set forth below; and for the following Classes of Uncertificated Middle-Tier Interests, the related Components of the Class X Certificates and the related Class of Certificates or the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest, as applicable, set forth below:

                                Related Uncertificated                  Related Components of
Related Certificate             Middle-Tier Interest                    Class X Certificates
-----------------------------   -------------------------------------   ---------------------
Class A-1 Certificate           Class MA-1 Uncertificated Interest      XA-1
Class A-1S Certificate          Class MA-1S Uncertificated Interest     XA-1S
Class A-1A Certificate          Class MA-1A Uncertificated Interest     XA-1A
Class A-2 Certificate           Class MA-2 Uncertificated Interest      XA-2
Class A-2S Certificate          Class MA-2S Uncertificated Interest     XA-2S
Class A-2SFL Regular Interest   Class MA-2SFL Uncertificated Interest   XA-2SFL
Class A-3 Certificate           Class MA-3 Uncertificated Interest      XA-3
Class A-3S Certificate          Class MA-3S Uncertificated Interest     XA-3S
Class A-M Certificate           Class MA-M Uncertificated Interest      XA-M
Class A-MS Certificate          Class MA-MS Uncertificated Interest     XA-MS
Class A-J Certificate           Class MA-J Uncertificated Interest      XA-J
Class A-JFL Regular Interest    Class MA-JFL Uncertificated Interest    XA-JFL
Class A-JS Certificate          Class MA-JS Uncertificated Interest     XA-JS
Class B Certificate             Class MB Uncertificated Interest        XB
Class B-S Certificate           Class MB-S Uncertificated Interest      XB-S
Class C Certificate             Class MC Uncertificated Interest        XC
Class C-S Certificate           Class MC-S Uncertificated Interest      XC-S
Class D Certificate             Class MD Uncertificated Interest        XD
Class D-S Certificate           Class MD-S Uncertificated Interest      XD-S
Class E Certificate             Class ME Uncertificated Interest        XE
Class E-S Certificate           Class ME-S Uncertificated Interest      XE-S
Class F Certificate             Class MF Uncertificated Interest        XF
Class F-S Certificate           Class MF-S Uncertificated Interest      XF-S
Class G Certificate             Class MG Uncertificated Interest        XG
Class G-S Certificate           Class MG-S Uncertificated Interest      XG-S
Class H Certificate             Class MH Uncertificated Interest        XH
Class H-S Certificate           Class MH-S Uncertificated Interest      XH-S
Class J Certificate             Class MJ Uncertificated Interest        XJ
Class K Certificate             Class MK Uncertificated Interest        XK
Class L Certificate             Class ML Uncertificated Interest        XL
Class M Certificate             Class MM Uncertificated Interest        XM
Class N Certificate             Class MN Uncertificated Interest        XN
Class P Certificate             Class MP Uncertificated Interest        XP
Class NR Certificate            Class MNR Uncertificated Interest       XNR

            "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 10.04.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "J.E. Robert Company, Inc., or the applicable successor Special Servicer, as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan or Companion Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or beneficial interest therein, in the case of the Non-Serviced Mortgage Loans) remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan or Companion Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Companion Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer, the Co-Trustee or the Trustee, as applicable, in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, additional Trust Fund expenses, together with any interest accrued and payable to the applicable Master Servicer or the Co-Trustee, as applicable, in respect of such Advances in accordance with
Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer or the Co-Trustee, as applicable, in respect of an REO Loan. In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group S Principal Distribution Amount", "Loan Group R-1 Principal Distribution Amount", "Loan Group R-2 Principal Distribution Amount" or "Loan Group R Principal Distribution Amount" shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the applicable Master Servicer or the Special Servicer for the payment of unreimbursed Advances and interest thereon and the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the Due Period of receipt (exclusive of any portion that constitutes Excess Interest); second, as a recovery of Unliquidated Advances with respect to such REO Loan; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of Nonrecoverable Advances with respect to such REO Loan; and fifth, in accordance with the Servicing Standards of the applicable Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Penalty Charges, (ii) Yield Maintenance Charges and (iii) Excess Interest and other amounts, in that order; provided that if any Non-Serviced Mortgage Loan and the related Companion Loan comprising the related Whole Loan become REO Loans, the treatment of the foregoing amounts with respect to that Whole Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Pooling Agreement, and provided, further that if any Serviced Mortgage Loan and the related Companion Loan(s) comprising the related Serviced Whole Loan become REO Loans, the treatment of the foregoing amounts with respect to such Serviced Whole Loan shall be subject to the terms of the applicable Intercreditor Agreement and this Agreement.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (and the related Companion Holder, subject to the related Intercreditor Agreement with respect to a Mortgaged Property securing a Serviced Whole Loan) and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest and the Uncertificated Middle-Tier Interests) (and also including, if applicable, the Trust Fund's beneficial interest in (i) the Skyline Portfolio Mortgaged Property or the Solana Mortgaged Property acquired by the BACM 2007-1 Special Servicer on behalf of, and in the name of, the BACM 2007-1 Trustee or a nominee thereof for the benefit of the certificateholders under the BACM 2007-1 Trust and (ii) the Americold Pool 2 Mortgaged Property acquired by the JPMCC 2007-CIBC18 Special Servicer on behalf of, and in the name of, the JPMCC 2007-CIBC18 Trustee or a nominee thereof for the benefit of the certificateholders under the JPMCC 2007-CIBC18 Trust) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan. References herein to the Special Servicer acquiring, maintaining, managing, inspecting, insuring, selling or reporting any Appraisal Reductions and Final Recovery Determinations with respect to an "REO Property", shall not include the Trust Fund's beneficial interest in the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property. For the avoidance of doubt, REO Property, to the extent allocable to a Companion Loan, shall not be an asset of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property (other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property).

            "Reportable Event": As defined in Section 11.07.

            "Reporting Servicer": Each Master Servicer, the Special Servicer, the Co-Trustee, the Trustee or a Servicing Function Participant engaged by any such party, as the case may be.

            "Request for Release": A release signed by a Servicing Officer of the applicable Master Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate, Class MR Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee or Co-Trustee, any Vice President, Assistant Vice-President, Assistant Secretary or corporate trust officer in the corporate trust department of the Trustee or Co-Trustee, and with respect to any successor Trustee or Co-Trustee, any officer or assistant officer in the corporate trust department of the successor Trustee or Co-Trustee or any other officer of the successor Trustee or Co-Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Co-Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

            "Retained Fee Rate": An amount equal to 0.005% per annum.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors in interest. If S&P or any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Act": means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification": As defined in

Section 11.05(a)(iv).

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due in respect of such Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either
(i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date) (and not previously distributed to Certificateholders) or (ii) advanced by the applicable Master Servicer or the Co-Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the Business Day preceding the related P&I Advance Date), and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as it may be amended from time to time.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Service(s)" or "Servicing": In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in
Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Serviced Mortgage Loan": Each of the 599 Lexington Avenue Mortgage Loan and the AB Mortgage Loans.

            "Serviced Pari Passu Companion Loan": Each of the 599 Lexington Avenue Pari Passu Companion Loans.

            "Serviced Securitized Companion Loan": Any Companion Loan that is a component of a Serviced Whole Loan, if and for so long as each such companion mortgage loan is included in a Regulation AB Companion Loan Securitization.

            "Serviced Whole Loan": Each of the AB Whole Loans and the 599 Lexington Avenue Whole Loan.

            "Serviced Whole Loan Controlling Holder": With respect to the Overland Park Trade Center Whole Loan, the Overland Park Trade Center Controlling Holder and with respect to the 599 Lexington Avenue Whole Loan, the 599 Lexington Avenue Controlling Holder.

            "Serviced Whole Loan Intercreditor Agreement": Each of the 599 Lexington Avenue Intercreditor Agreement, the Anchor Government Assets Intercreditor Agreement, the Timberline Apartments Intercreditor Agreement, the Turtle Creek Park Intercreditor Agreement and the Overland Park Trade Center Intercreditor Agreement.

            "Serviced Whole Loan Remittance Date": With respect to each Serviced Whole Loan, the date payments are required to be made to the holder of the related Companion Loan under the related Serviced Whole Loan Intercreditor Agreement or, if no such "remittance date" is specified, the P&I Advance Date (but in no event earlier than 1 Business Day following receipt).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the applicable Master Servicer, the Special Servicer or the Co-Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (other than the Non-Serviced Mortgage Loans) (and, in the case of a Serviced Whole Loan, the related Companion Loan(s)) in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including (in the case of each of such clause (a) and clause (b)), but not limited to, (x) the cost of (i) compliance with the applicable Master Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a "Servicing Advance". Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the applicable Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit W hereto.

            "Servicing Fee": With respect to each Mortgage Loan, Companion Loan and REO Loan, the fee payable to the applicable Master Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Amount": With respect to the applicable Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan. With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer,
(a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan.

            "Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan (and with respect to the Skyline Portfolio Mortgage Loan and the Solana Mortgage Loan, solely for the purposes of calculating the Administrative Cost Rate under this Agreement and not for calculating the Servicing Fee), a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan. With respect to each Companion Loan, the rate payable to the applicable Master Servicer with respect to the related Mortgage Loan to the extent not inconsistent with the related Intercreditor Agreement. Other than for purposes of calculating the Administrative Cost Rate under this Agreement, the "Servicing Fee Rate" (to be used to calculate the Servicing Fee payable to the applicable Master Servicer hereunder) with respect to the Skyline Portfolio Mortgage Loan and the Solana Mortgage Loan is 0.01% per annum, (and the BACM 2007-1 Master Servicer and the primary servicer of the Solana Whole Loan will be entitled to a primary servicing fee with respect to the Skyline Portfolio Mortgage Loan and the Solana Mortgage Loan, respectively, based on a rate of 0.01% per annum). With respect to each Companion Loan set forth below, the per annum rate is as set forth opposite its name.

Companion Loan                                        Rate
-------------------------------------------------   --------
Overland Park Trade Center AB Companion Loan        0.00%(1)
Anchor Government Assets AB Companion Loan          0.08%(2)
Timberline Aparments AB Companion Loan              0.08%(2)
Turtle Creek Park AB Companion Loan                 0.08%(2)
599 Lexington Avenue A2 Pari Passu Companion Loan   0.01%
599 Lexington Avenue A3 Pari Passu Companion Loan   0.01%
599 Lexington Avenue A4 Pari Passu Companion Loan   0.01%

------------

(1) Subject to adjustment upon funding of the related B-note, to be agreed upon between the applicable Master Servicer and the related Companion Holder.

(2) Subject to adjustment, 0.05% upon securitization in an Other Securitization.

            "Servicing File": Shall mean with respect to each Mortgage Loan other than the Non-Serviced Mortgage Loans, a photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the related Mortgage Loan Seller with respect to a Mortgage Loan and (to the extent that the identified documents existed on or before the Closing Date and the applicable reference to Servicing File relates to any period after the Closing Date) delivered by the related Mortgage Loan Seller to the applicable Master Servicer: (i) a copy of any engineering reports, environmental reports or property condition reports received by the related Mortgage Loan Seller with respect to the related Mortgaged Property; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions (excluding attorney-client communications between any Mortgage Loan Seller and its counsel that are privileged communications or constitute legal or other due diligence analyses), Mortgagor's certificates and certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies, if any, delivered in connection with the closing of the Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property(ies); (vi) the documents that were delivered by or on behalf of the Mortgagor, which documents were required to be delivered in connection with the closing of such Mortgage Loan; (vii) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease; and (viii) a copy of any property management agreement.

            "Servicing Function Participant": Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than any Master Servicer, the Special Servicer, the Co-Trustee and the Trustee that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance as of any date of determination in accordance with Article XI.

            "Servicing Group": Servicing Group A or Servicing Group B, as applicable.

            "Servicing Group A": Collectively, all of the Mortgage Loans that are Group A Mortgage Loans and any successor REO Loans with respect thereto.

            "Servicing Group B": Collectively, all of the Mortgage Loans that are Group B Mortgage Loans and any successor REO Loans with respect thereto.

             "Servicing Officer": Any officer and/or employee of the applicable Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (and, in the case of any Serviced Mortgage Loan, the related Companion Loan) whose name and specimen signature appear on a list of servicing officers furnished by the applicable Master Servicer and the Special Servicer to the Trustee, the Co-Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standards": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Companion Loan, the occurrence of any of the following events:

                  (i) with respect to a Mortgage Loan or Companion Loan that is not a Balloon Mortgage Loan, (a) a payment default shall have occurred at its original Maturity Date, or (b) if the original Maturity Date of such Mortgage Loan or Companion Loan has been extended, a payment default shall have occurred at such extended Maturity Date; or

                  (ii) with respect to each Mortgage Loan or Companion Loan that is a Balloon Mortgage Loan, the Balloon Payment is delinquent; provided that if the Mortgagor continues to make the Assumed Scheduled Payment and delivers to the Special Servicer prior to the date such Balloon Payment was due a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the Balloon Payment Due Date and is acceptable in form and substance to the Special Servicer, a Servicing Transfer Event will not occur until the earlier of (x) 60 days following the Due Date of the Balloon Payment and (y) the date on which the refinancing commitment terminates; or

                  (iii) any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent; or

                  (iv) the applicable Master Servicer makes a judgment, or
            receives from the Special Servicer a written determination of the Special Servicer concurred in by the Directing Certificateholder that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided, that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan or Companion Loan shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer); or

                  (vi) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vii) the related Mortgagor shall admit in writing its
            inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (viii) a default of which the applicable Master Servicer or the Special Servicer, as the case may be, has notice (other than a failure by such Mortgagor to pay principal or interest) and which the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with Directing Certificateholder consent) determines in its good faith reasonable judgment may materially and adversely affect the interests of the Certificateholders or the holders of the related Companion Loan, if applicable, has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan or Companion Loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

                  (ix) the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

                  (x) the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (iv) above) under the Mortgage Loan or Companion Loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan and Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and/or, with respect to any Serviced Mortgage Loan, the related Companion Holder), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Companion Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Companion Loan); provided that any determination that a Servicing Transfer Event has occurred under this clause (x) with respect to any Mortgage Loan or Companion Loan solely by reason of the failure (or imminent failure) of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder).

            If any Companion Loan becomes a Specially Serviced Mortgage Loan, the related Mortgage Loan, shall also become a Specially Serviced Mortgage Loan. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, any related Companion Loan shall become a Specially Serviced Mortgage Loan. If any Mortgage Loan in a Crossed Group becomes a Specially Serviced Mortgage Loan, each other Mortgage Loan in such Crossed Group shall also become a Specially Serviced Mortgage Loan.

            With respect to the Non-Serviced Mortgage Loans, the occurrence of a "Servicing Transfer Event" shall be as defined in the related Non-Serviced Pooling Agreement.

            "Similar Law": As defined in Section 5.02(c).

            "Skyline Portfolio A1 Pari Passu Companion Loan": With respect to the Skyline Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Skyline Portfolio Mortgaged Property and designated as promissory note A1, which is not included in the Trust and which is pari passu in right of payment to the Skyline Portfolio Mortgage Loan and to the Skyline Portfolio A2 Pari Passu Companion Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Skyline Portfolio Intercreditor Agreement.

            "Skyline Portfolio A2 Pari Passu Companion Loan": With respect to the Skyline Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Skyline Portfolio Mortgaged Property and designated as promissory note A2, which is not included in the Trust and which is pari passu in right of payment to the Skyline Portfolio Mortgage Loan and to the Skyline Portfolio A1 Pari Passu Companion Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Skyline Portfolio Intercreditor Agreement.

            "Skyline Portfolio Companion Loan Securities": Any class of securities backed, wholly or partially, by any Skyline Portfolio Pari Passu Companion Loan.

            "Skyline Portfolio Intercreditor Agreement": The Intercreditor and Servicing Agreement, dated January 26, 2007, by and among the holders of the Skyline Portfolio Notes, relating to the relative rights of such holders of the Skyline Portfolio Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Skyline Portfolio Mortgage Loan": With respect to the Skyline Portfolio Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 3 on the Mortgage Loan Schedule), which is designated as promissory note A3 and is pari passu in right of payment with the Skyline Portfolio Pari Passu Companion Loans to the extent set forth in the related Mortgage Loan documents and as provided in the Skyline Portfolio Intercreditor Agreement.

            "Skyline Portfolio Mortgaged Property": The Mortgaged Property which secures the Skyline Portfolio Whole Loan.

            "Skyline Portfolio Notes": The Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Companion Loans.

            "Skyline Portfolio Pari Passu Companion Loan": Each of the Skyline Portfolio A1 Pari Passu Companion Loan and the Skyline Portfolio A2 Pari Passu Companion Loan.

            "Skyline Portfolio Pari Passu Companion Loan Holder": The holder of any Skyline Portfolio Pari Passu Companion Loan.

             "Skyline Portfolio Whole Loan": The Skyline Portfolio Mortgage Loan, together with the Skyline Portfolio Pari Passu Companion Loans, each of which is secured by the same Mortgage on the Skyline Portfolio Property. References herein to the Skyline Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the Skyline Portfolio Notes.

            "Solana Companion Loan Securities": Any class of securities backed, wholly or partially, by the Solana Pari Passu Companion Loan.

            "Solana Intercreditor Agreement": The A Notes Intercreditor Agreement, dated February 27, 2007, by and between the holders of the Solana Notes, relating to the relative rights of such holders of the Solana Whole Loan, as the same may be further amended in accordance with the terms thereof.

            "Solana Mortgage Loan": With respect to the Solana Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 7 on the Mortgage Loan Schedule), which is designated as promissory note A2 and is pari passu in right of payment with the Solana Pari Passu Companion Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Solana Intercreditor Agreement.

            "Solana Mortgaged Property": The Mortgaged Property which secures the Solana Whole Loan.

            "Solana Notes": The Solana Mortgage Loan and the Solana Pari Passu Companion Loan.

            "Solana Pari Passu Companion Loan": With respect to the Solana Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Solana Mortgaged Property and designated as promissory note A1, which is not included in the Trust and which is pari passu in right of payment to the Solana Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Solana Intercreditor Agreement.

            "Solana Pari Passu Companion Loan Holder": The holder of the Solana Pari Passu Companion Loan.

            "Solana Whole Loan": The Solana Mortgage Loan, together with the Solana Pari Passu Companion Loan, each of which is secured by the same Mortgage on the Solana Property. References herein to the Solana Whole Loan shall be construed to refer to the aggregate indebtedness under the Solana Notes.

            "Sole Certificateholder": Any Certificate Owner of a book-entry Certificate or a Holder of a definitive Certificate holding 100% of the Class X, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates or, with respect to such Classes of Certificates an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S Certificates have been retired.

            "SOME II": SOME II, LLC and its successors in interest and assigns.

            "Special Servicer": J.E. Robert Company, Inc., a Virginia corporation, and its successors in interest and assigns, or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan (other than in the case of the Non-Serviced Mortgage Loans), the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan (other than in the case of the Non-Serviced Mortgage Loans), 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) or Companion Loan (if provided for in the related Intercreditor Agreement) in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

                  (i) the principal portion of each Monthly Payment due on such
            Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), to the extent received from the Mortgagor or advanced by the applicable Master Servicer or the Co-Trustee;

                  (ii) all Principal Prepayments received with respect to such
            Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution);

                  (iii) the principal portion of all Insurance and Condemnation
            Proceeds (to the extent allocable to principal on the related Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution); and

                  (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

            With respect to any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                  (i) the principal portion of any P&I Advance made with respect to such REO Loan; and

                  (ii) the principal portion of all Insurance and Condemnation
            Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

            A Mortgage Loan or a REO Loan that is a successor to a Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan as of such date.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Master Servicer (or a Sub-Servicer of any Master Servicer), the Special Servicer (or a Sub-Servicer of the Special Servicer), an Additional Servicer (or a Sub-Servicer of an Additional Servicer) or the Trustee or Co-Trustee.

            "Sub-Servicer": Any Person that (i) Services Mortgage Loans on behalf of any Master Servicer, Special Servicer or any Sub-Servicer and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of servicing functions required to be performed by any Master Servicer, Special Servicer, Servicing Function Participant or an Additional Servicer, under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            "Sub-Servicing Agreement": The written contract between the applicable Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Subordinate Certificate": Any Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, or Class NR Certificate.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(c).

            "Swap Contract": (A) With respect to the Class A-2SFL Certificates, the 1992 ISDA Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of March 29, 2007, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust (a copy of which is attached hereto as Exhibit CC), and (B) with respect to the Class A-JFL Certificates, the 1992 ISDA Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of March 29, 2007, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust (a copy of which is attached hereto as Exhibit DD).

            "Swap Counterparty": (A) With respect to the Class A-2SFL Certificates, JPMorgan, acting in such capacity, or its successor in interest, and (B) with respect to the Class A-JFL Certificates, JPMorgan, acting in such capacity, or its successor in interest.

            "Swap Counterparty Collateral Account": (A) with respect to the Class A-2SFL Certificates, the trust account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to Section 3.31(g), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2007 LDP10 Class A-2SFL Certificates (subject to the rights of the Swap Counterparty as provided in the Swap Contract), Swap Counterparty Collateral Account," and which must be an Eligible Account (or a subaccount of an Eligible Account) and (B) with respect to the Class A-JFL Certificates, the trust account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to Section 3.31(g), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2007 LDP10 Class A-JFL Certificates (subject to the rights of the Swap Counterparty as provided in the Swap Contract), Swap Counterparty Collateral Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Swap Counterparty Collateral Accounts shall not be assets of either the Lower Tier REMIC, the Middle Tier REMIC or the Upper Tier REMIC formed hereunder.

            "Swap Default": Either the Class A-2SFL Swap Default or the Class A-JFL Swap Default, individually or collectively, as the context may require.

            "Swap Termination Fees": Any fees or expenses payable by the related Swap Counterparty to the Trust in connection with a related Swap Default, termination of the related Swap Contract or liquidation of the related Swap Contract, as specified in the related Swap Contract.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, and the applicable federal income tax returns to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Timberline Apartments AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Timberline Apartments Mortgage Loan.

            "Timberline Apartments Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of March 13, 2007, by and between PNC Bank, National Association, as the A Note Holder, and CBA Mezzanine Capital Finance, LLC, as the B Note Holder. The Timberline Apartments Intercreditor Agreement relates to the Timberline Apartments Whole Loan.

            "Timberline Apartments Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 193.

            "Timberline Apartments Whole Loan": The Timberline Apartments Mortgage Loan and the Timberline Apartments AB Companion Loan.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.11(a), the amount by which the Servicing Fee otherwise payable to Master Servicer No. 1 hereunder exceeds the sum of (i) the Primary Servicing Fee and (ii) the amount of the Servicing Fee calculated using the Retained Fee Rate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(c).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto (subject to, in the case of any Serviced Mortgage Loan, the interests of the related Companion Holder, in the related Mortgage File); (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund's interest therein), the Trust Fund's beneficial interest in the Mortgaged Property securing the Skyline Portfolio Whole Loan and the Solana Whole Loan acquired under the BACM 2007-1 Pooling Agreement and the Trust Fund's beneficial interest in the Mortgaged Property securing the Americold Pool 2 Whole Loan acquired under the JPMCC 2007-CIBC18 Pooling Agreement; (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) the applicable Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund's interest therein); (vi) any Assignments of Leases and any security agreements (to the extent of the Trust Fund's interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund's interest therein), amounts on deposit in the Certificate Accounts, the Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Floating Rate Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and any REO Account (to the extent of the Trust Fund's interest in any such account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund's interest therein); (x) the rights and remedies of the Depositor under each Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee); (xi) the Uncertificated Lower-Tier Interests and the Class A-2SFL and Class A-JFL Regular Interests; (xii) the Swap Contracts; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Mortgagor).

            "Trustee": Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States, or its successor in interest, in its capacity as trustee or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(f).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement. The Trustee Fee includes the Co-Trustee Fee. No portion of the Trustee Fee shall be calculated by reference to any Companion Loan or the principal balance of any Companion Loan.

            "Trustee Fee Rate": A rate equal to 0.00039% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date. The Trustee Fee Rate includes the Co-Trustee Fee rate.

            "Turtle Creek Park AB Companion Loan": That certain loan evidenced by a promissory B note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Turtle Creek Park Mortgage Loan.

            "Turtle Creek Park Intercreditor Agreement": That certain Intercreditor Agreement Among Noteholders, dated as of March 13, 2007, by and between PNC Bank, National Association, as the A Note Holder, and CBA Mezzanine Capital Finance, LLC, as the B Note Holder. The Turtle Creek Park Intercreditor Agreement relates to the Turtle Creek Park Whole Loan.

            "Turtle Creek Park Mortgage Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 207.

            "Turtle Creek Park Whole Loan": The Turtle Creek Park Mortgage Loan and the Turtle Creek Park AB Companion Loan.

            "UBS": UBS Real Estate Securities Inc., a Delaware corporation, or its successor in interest.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class L-RB, Class L-RQ, Class L-SB and Class L-SQ Uncertificated Interests.

            "Uncertificated Middle-Tier Interests": Any of the Class MA-1, Class MA-1S, Class MA-2, Class MA-2S, Class MA-2SFL, Class MA-3, Class MA-3S, Class MA-1A, Class MA-M, Class MA-MS, Class MA-J, Class MA-JFL, Class MA-JS, Class MB, Class MB-S, Class MC, Class MC-S, Class MD, Class MD-S, Class ME, Class ME-S, Class MF, Class MF-S, Class MG, Class MG-S, Class MH, Class MH-S, Class MJ, Class MK, Class ML, Class MM, Class MN, Class MP and Class MNR Uncertificated Interests.

            "Underwriters": J.P. Morgan Securities Inc., UBS Securities LLC, Citigroup Global Markets Inc., Commerzbank Capital Markets Corp. and PNC Capital Markets LLC.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of
Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on such Mortgage Loans on or prior to the P&I Advance Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to such Mortgage Loans and any REO Loans on or prior to the related P&I Advance Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, 2007-LDP10, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account (or a subaccount of the Distribution Account).

            "Upper-Tier REMIC": One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Middle-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates and (ii) in the case of any other Class of Regular Certificates (other than the Class X certificates) a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class S Certificates, the Class R Certificates, the Class MR Certificates and the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reductions shall not result in a change in the Class Voting Rights of any Class of Regular Certificates.

            "Whole Loan": Each AB Whole Loan , the 599 Lexington Avenue Whole Loan, the Skyline Portfolio Pari Passu Whole Loan, the Solana Whole Loan and the Americold Pool 2 Whole Loan.

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan (other than with respect to the Non-Serviced Mortgage Loans).

            "Workout Fee Rate": A fee of 1.00% of each collection (other than Penalty Charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the applicable Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standards consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Certificates (other than the Class S, Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates (other than the Class S, Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to
      Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class of Certificates (other than the Class S, Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) on the immediately preceding Distribution Date pursuant to Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class of Certificates (other than the Class S, Class X and Residual Certificates) or the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) or the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) and added to such Certificate Balance pursuant to Section 4.06(b) and (d) any recoveries on the related Mortgage Loan of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, Loan Group R-1 Principal Distribution Amount, Loan Group R-2 Principal Distribution Amount, Loan Group R Principal Distribution Amount or Loan Group S Principal Distribution Amount, which recoveries are allocated to such Class of Certificates or the Class A-2SFL Regular Interest or Class A-JFL Regular Interest and added to the Certificate Balance pursuant to
      Section 4.04 (a). The Certificate Balance of the Class A-2SFL Certificates shall be equal to the Certificate Balance of the Class A-2SFL Regular Interest at all times, and any reductions or increases in the Certificate Balance of the Class A-2SFL Regular Interest shall result in a corresponding reduction or increase, as applicable, of the Certificate Balance of the Class A-2SFL Certificates. The Certificate Balance of the Class A-JFL Certificates shall be equal to the Certificate Balance of the Class A-JFL Regular Interest at all times, and any reductions or increases in the Certificate Balance of the Class A-JFL Regular Interest shall result in a corresponding reduction or increase, as applicable, of the Certificate Balance of the Class A-JFL Certificates.

                              [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a) (excluding clause
(viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17,
18 and 19 of each of the Mortgage Loan Purchase Agreements, (iii) the Intercreditor Agreements and any intercreditor agreements with respect to any related mezzanine loans, and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans other than (i) payments of principal and interest due and payable on the Mortgage Loans on or before the later of March 1, 2007 and the Due Date for such Mortgage Loan in March 2007 (and March 1, 2007 for any Mortgage Loan that does not have a Due Date in March
2007) and (ii) prepayments of principal collected on or before the later of March 1, 2007 and the Due Date for such Mortgage Loan in March 2007 (and March 1, 2007 for any Mortgage Loan that does not have a Due Date in March 2007). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5, 6(a) (excluding clause (viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of each of the
Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 10, 11 and 14 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10, 11 and 14 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, and deliver the Servicing File to the applicable Master Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied; provided, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form (or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), (v) (to the extent not already assigned pursuant to clause (iii)), or (xi) of the definition of "Mortgage File" solely because of the unavailability of filing or recording information as to any existing document or instrument and/or because such assignments are assignments in blank and have not been completed in favor of the Trustee as specified in the related clause(s) of the definition of "Mortgage File," such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan (except for any Mortgage which has been recorded in the name of MERS or its designee), in fully complete and recordable form (or form suitable for filing or recording, if applicable), are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months after the Closing Date, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate public filing office or county recorder's office the applicable filing or recording information as to the related document or instrument). Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the applicable Master Servicer and the applicable Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trust (in care of the applicable Master Servicer)) that may be required in order for the applicable Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents); and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Trustee together with an officer's certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the applicable Master Servicer or an officer's certificate from the applicable Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), one of which shall be delivered to the Trustee on the Closing Date. If a letter of credit referred to in the previous sentence is not in a form that would allow the applicable Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the applicable Master Servicer within 60 days of the Closing Date. If not otherwise paid by the related Mortgagor, the applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the applicable Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the applicable Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the applicable Master Servicer on behalf of the Trust.

            (c) Pursuant to each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, "Assignments" and, individually, "Assignment") relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments (except with respect to any Mortgages, Assignments of Leases and UCC Financing Statements that have been recorded in the name of MERS or its designee) for filing or recording, as the case may be, in the applicable public filing or recording office, and on the Closing Date, such Mortgage Loan Seller may deliver one (1) omnibus assignment for all such Mortgage Loans to the Trustee or its Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c), the related Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller's expense will, promptly (and in any event within 120 days of the later of the Closing Date and the Trustee's actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC assignment to the Trustee referred to in clause
(xi) of the definition of "Mortgage File." Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee), and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee). If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about 180 days after the Closing Date, the related Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Mortgage Loan Seller or its designee shall, at the expense of the related Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the related Mortgage Loan Seller's expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction or of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. The related Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of "Mortgage File," or to file any UCC assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the applicable Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding the applicable Mortgage Loan Seller's internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) and underwriting analysis (including documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents, attorney-client communications which are privileged communications or constitute legal or other due diligence analyses and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the applicable Master Servicer within 5 Business Days after the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests) and, if applicable, on behalf of the related Companion Holder. Such documents and records shall be any documents and records (with the exception of any items excluded under the immediately preceding sentence) that would otherwise be a part of the Servicing File.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the applicable Master Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans by such Mortgage Loan Seller, whether such accounts are held in the name of the applicable Mortgage Loan Seller or any other name, to be transferred to the applicable Master Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            (g) The Trustee hereby acknowledges the receipt by it of the Closing Date Deposit Amount. The Trustee shall hold such Closing Date Deposit Amount in the Distribution Account and shall include the Closing Date Deposit Amount in the Available Distribution Amount for the initial Distribution Date. The Closing Date Deposit Amount shall remain uninvested.

            Section 2.02 Acceptance by Trustee. (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section 2.02 and to any exceptions noted on the Trustee Exception Report, in good faith and without notice of any adverse claim, of the applicable documents specified in clauses (i), (ii), (ix), (xv),
(xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate of the related Mortgage Loan Seller or the applicable Master Servicer as contemplated by the third to the last sentence of Section 2.01(b) hereof) and (xxiii) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for each Whole Loan, for any present or future Companion Holder, (and for the benefit of the Trustee as holder of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests), as applicable. If any Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, such Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Sections 2.01 and 2.02.

            (b) Within 90 days of the Closing Date, the Trustee or a Custodian on its behalf, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall, in the form attached as Exhibit V, certify in writing to each of the Rating Agencies, the Depositor, the Master Servicers, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed to such writing (the "Trustee Exception Report"), (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the third to last sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct and (iv) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee. With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the related Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the related Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder's office).

            (c) The Trustee, or a Custodian on its behalf, shall review the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, in the form attached as Exhibit V, certify in writing to each of the Depositor, the Master Servicers, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed to such writing (i) all documents specified in clauses
(i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and an officer's certificate as contemplated by the third to last sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the applicable Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) Notwithstanding anything contained in this Section 2.02 and
Section 2.03(b) to the contrary, in the case of a deficiency in any of the documents specified in clauses (ii) through (v), (viii), (ix), (xi) and (xii) in the definition of "Mortgage File" resulting solely from a delay in the return of the related documents from the applicable filing or recording office, which deficiency (i) is continuing for (a) in the case of any Mortgage Loan that is not a Specially Serviced Mortgage Loan, more than eighteen (18) months following the Closing Date or (b) in the case of any Specially Serviced Mortgage Loan, more than thirty (30) days following a Servicing Transfer Event, and (ii) impairs or prohibits in any material way the applicable Master Servicer's or Special Servicer's ability to act upon, or enforce, any of the Trust Fund's rights and remedies under the related Mortgage Loan, or Specially Serviced Mortgage Loan, as applicable, at the time the applicable Master Servicer or Special Servicer attempts to act upon, or enforce, any such right or remedy, at such time the Directing Certificateholder, in its sole judgment, may permit the related Mortgage Loan Seller, in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Trustee a letter of credit in such amount). Such funds or letter of credit, as applicable, shall be held by the Trustee until the date on which the Trustee determines that such document deficiency has been cured or the related Mortgage Loan is no longer part of the Trust Fund, at which time the Trustee shall return such funds (or letter of credit) to the related Mortgage Loan Seller; provided, however, that the Trustee shall be entitled to request a certification by the related Master Servicer and Special Servicer as to whether any such document deficiency has been cured to the extent the related Master Servicer and Special Servicer are able to make that determination. If the applicable Master Servicer or the Special Servicer, as applicable, certifies to the Trustee that it has determined in the exercise of its reasonable judgment that the document with respect to which any such document deficiency exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the Mortgage Loan or for any immediate significant servicing obligation, the related Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or Section 6 of the related Mortgage Loan Purchase Agreement; provided, however, that such Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer's certificate setting forth what actions such Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon such date, the Trustee shall deposit, or cause the applicable Master Servicer to deposit, such funds, or shall draw upon the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event the amount of such funds or proceeds which exceed the Substitution Shortfall Amount shall be returned to the Mortgage Loan Seller) in accordance with Section 2.03(b). All such funds deposited with the Trustee shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller. Such funds shall be treated as an "outside reserve fund" under the REMIC Provisions, which, together with any reimbursement from the Lower-Tier REMIC, is beneficially owned by the related Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto. If the Mortgage, Assignment of Leases, UCC Financing Statement or other instrument related to the Mortgage Loan to be repurchased or substituted has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use reasonable efforts to reflect the transfer of such Mortgage or other instrument to the related Mortgage Loan Seller on the records of MERS.

            (e) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (xiii), (xiv), (xv) through
(xxi) and (xxiii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation of the related Mortgage, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgagor, except to the extent multiple Mortgagors which are located in the same state are named as debtors in the same UCC financing statement filing), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC financing statement filing). The assignments of the UCC financing statements to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing or recording in the applicable jurisdiction) and in a format suitable for filing or recording, as applicable, and will be filed or recorded in the jurisdiction(s) where such UCC financing statements were originally filed or recorded, as indicated in the documents provided, and in accordance with then current laws.

            (f) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed or
(2) subject to Section 2.01(b) and (c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller, (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending June 30, 2007 until March 31, 2009), by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Trustee and such Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by such Mortgage Loan Seller but are out for recording or filing and have not been returned by the recorder's office or filing office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.
(a) The Depositor hereby represents and warrants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any Certificateholder, the applicable Master Servicer, the Special Servicer or the Trustee discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to, a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, such Certificateholder, the applicable Master Servicer, the Special Servicer, the Trustee or the Directing Certificateholder, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the applicable Master Servicer, the Special Servicer, the applicable Mortgage Loan Seller, the Trustee and the Directing Certificateholder and shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days after the earlier of (i) the applicable Mortgage Loan Seller's receipt of such notice or (ii) in the case of a Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the applicable Mortgage Loan Seller's discovery of such Defect or Breach (the "Initial Cure Period") that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Serviced Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the applicable Master Servicer for deposit into the related Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement; provided, however, that if such Breach or Defect is capable of being cured but is not cured within the Initial Cure Period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Cure Period, the applicable Mortgage Loan Seller shall have an additional 90 days commencing immediately upon the expiration of the Initial Cure Period (such additional 90 day period, the "Extended Cure Period") to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan) (other than with respect to any Serviced Mortgage Loan, for which no substitution will be permitted) and provided, further, that with respect to such Extended Cure Period the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee (who shall promptly deliver a copy of such officer's certificate to the Rating Agencies, the applicable Master Servicer, the Special Servicer and the Directing Certificateholder), setting forth the reason such Breach or Defect is not capable of being cured within the Initial Cure Period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the applicable Mortgage Loan Seller are to be deposited by wire transfer to the applicable Certificate Account. If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the related Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the related Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the related Mortgage Loan Seller equal to such fees or expenses obtained from the Mortgagor shall be returned to the related Mortgage Loan Seller pursuant to Section 2.03(f) below. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the applicable Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the applicable Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage (including any related assignments) that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of each such missing intervening assignment and a certificate stating that the original intervening assignment was sent for filing or recordation, as applicable; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except the Defects previously described in clauses (a) through (f)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a binding commitment to issue a lender's title insurance policy, as provided in clause (ix) of the definition of Mortgage File herein, in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf not later than 18 months following the Closing Date.

            (c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this
Section 2.03, the Trustee, the applicable Master Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the applicable Master Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the applicable Master Servicer and the Special Servicer, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 6 of the related Mortgage Loan Purchase Agreement, so as to vest in such Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted for Mortgage Loan (including property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents, and if the Mortgage, Assignment of Leases, UCC Financing Statement or other instrument related to the Mortgage Loan has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use reasonable efforts to reflect the transfer of such Mortgage or other instrument to such Mortgage Loan Seller on the records of MERS.

            (d) Section 6(e) of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made pursuant to Section 6 of such Mortgage Loan Purchase Agreement.

            (e) The Special Servicer shall, for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). Any costs incurred by the Special Servicer with respect to the enforcement of the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to be Servicing Advances to the extent not otherwise provided herein. The Special Servicer shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account.

            (f) If a Mortgage Loan Seller incurs any expense in connection with the curing of a Breach, which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund under the Mortgage Loan, to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller's rights pursuant to this Section 2.03(f) shall be junior, subject and subordinate to the rights of the Trustee, the Trust Fund, the applicable Master Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Trust Fund, the applicable Master Servicer or the Special Servicer allocable to such Mortgage Loan. The applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standards, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, determines in the exercise of its sole discretion consistent with the Servicing Standards that such actions by it will not impair the applicable Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the applicable Master Servicer, the Special Servicer, the Trustee and the Certificateholders pursuant to the terms of this Agreement; provided, further, that the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, may waive the collection of amounts due on behalf of the Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standards.

            (g) If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in this Section, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller shall be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in Section 2.03(b) unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. For the avoidance of doubt, the Mortgage Loan affected by the applicable Breach or Defect and Qualified Substitute Mortgage Loan, if any, must satisfy all other criteria for repurchase and substitution of Mortgage Loans set forth herein. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in Section 2.03(h), all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

            (h) With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in Section 2.03(g) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Trustee, as assignee of the Depositor, will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            (i) Notwithstanding the foregoing, if there is a material Breach or a material Defect with respect to a Mortgaged Property (but not all of the Mortgaged Properties) that secure a Mortgage Loan or group of Crossed Loans, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or group of Crossed Loans, provided that (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the Mortgage Loan or the group of Crossed Loans, as applicable, including the remaining Mortgaged Property(ies) fully comply with and satisfy the terms, conditions and requirements set forth in the Mortgage Loan documents, this Agreement, the related Mortgage Loan Purchase Agreement and, in the case of a group of Crossed Loans, the Crossed Loan Repurchase Criteria, (iii) in connection with such partial release, the related Mortgage Loan Seller obtains an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC created hereunder, endanger such status or result in the imposition of any tax and (iv) in connection with such partial release, the related Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests. The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it, or a Custodian on its behalf, of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC. Concurrently with such assignment and delivery, and in exchange for the Mortgage Loans (exclusive of Excess Interest), receipt of which is hereby acknowledged, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests by the Trustee to the Depositor and (ii) acknowledges the authentication and delivery of the Class LR Certificates by the Trustee to or upon the order of the Depositor, (iii) acknowledges the issuance of the Uncertificated Middle-Tier Interests by the Trustee to the Depositor and (ii) acknowledges the authentication and delivery of the Class MR Certificates by the Trustee to or upon the order of the Depositor, (iv) acknowledges the contribution by the Depositor of the Uncertificated Lower-Tier Interests to the Middle-Tier REMIC, (v) acknowledges the contribution by the Depositor of the Uncertificated Middle-Tier Interests to the Upper-Tier REMIC and (vi) immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates) and the Class R Certificates as to which the Trustee acknowledges authentication and delivery by the Trustee, to or upon the order of the Depositor, and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to the Trustee for the benefit of the respective Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates, respectively. The Trustee (i) acknowledges the assignment to it of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest and acknowledges that it has executed the Swap Contracts, (ii) declares that it holds and will hold the Class A-2SFL and Class A-JFL Regular Interests and respective Swap Contract in trust for the exclusive use and benefit of all present and future Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates and (iii) declares that it has caused the Certificate Registrar to execute, and has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest and for entering into the respective Swap Contracts, and the Depositor hereby acknowledges the receipt by it or its designees of the Class A-2SFL Certificates and Class A-JFL Certificates in authorized Denominations. In exchange for the Excess Interest, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor the Class S Certificates in authorized Denominations.

            Section 2.05 Grantor Trust Designations. The Class S Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest, the Excess Interest Distribution Account and proceeds thereof, which portion shall be treated as part of a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code. The Class A-2SFL Certificates and the Class A-JFL Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, respectively, the respective Swap Contracts and Floating Rate Accounts and the proceeds thereof, which portion shall be treated as part of a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                               [End of Article II]

                                  ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans. (a) Each of the Master Servicers and the Special Servicer shall diligently service and administer the Mortgage Loans and the Companion Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, in the case of the Companion Loans, the related Companion Holders and the Trustee (as holder of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest and the Uncertificated Lower Tier Interests), as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loans, as the case may be (as determined by the applicable Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement and the terms of the respective Mortgage Loans. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the applicable Master Servicer's and the Special Servicer's obligations, responsibilities and authority with respect to the Mezz Cap AB Mortgage Loan are limited by and subject to the terms of the related Mezz Cap AB Mortgage Loan Intercreditor Agreement. The applicable Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standards to enforce the rights of the Trust Fund (as holder of the Mezz Cap AB Mortgage
Loan) under the related Mezz Cap AB Mortgage Loan Intercreditor Agreement. Any cost and expenses associated with such enforcement of the Trust Fund's rights against the Companion Holder shall be an expense of the Trust Fund to the extent not otherwise provided in the related Intercreditor Agreement. With respect to each Serviced Whole Loan, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall control; provided, in no event shall the applicable Master Servicer or the Special Servicer take any action in accordance with the terms of any Intercreditor Agreement that would cause the applicable Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standards or the REMIC Provisions.

            To the extent consistent with the foregoing, each Master Servicer and the Special Servicer shall service the Mortgage Loans in accordance with the applicable Servicing Standards. The "Servicing Standards" mean with respect to any Master Servicer or Special Servicer, the servicing of the Mortgage Loans in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by such Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or the Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders (and in the case of a Serviced Whole Loan, the related Companion Holder, taking into account the subordinate or pari passu nature of the related Companion Loan), as determined by such Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage loan servicers, but without regard to: (i) any relationship that such Master Servicer, the Special Servicer or any Affiliate of such Master Servicer or the Special Servicer may have with any Mortgagor or any Affiliate of such Mortgagor, any Mortgage Loan Seller or any other parties to this Agreement; (ii) the ownership of any Certificate or Companion Loan by such Master Servicer, the Special Servicer or any Affiliate of such Master Servicer or Special Servicer, as applicable; (iii) the adequacy of such Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (iv) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such Master Servicer or Special Servicer; (v) any obligation of such Master Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for the Mortgage Loan; (vi) any other debt such Master Servicer or the Special Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates; (vii) any obligation of such Master Servicer or any of its Affiliates to make Advances; and (viii) any option to purchase any Mortgage Loan or Companion Loan by either Master Servicer or the Special Servicer or any of their Affiliates.

            Without limiting the foregoing, subject to Section 3.21, (1) Master Servicer No. 1 shall be obligated to service and administer all Group A Mortgage Loans (other than any Non-Serviced Mortgage Loan) which, in each case, do not constitute Specially Serviced Mortgage Loans, (2) Master Servicer No. 2 shall be obligated to service and administer all Group B Mortgage Loans which, in each case, do not constitute Specially Serviced Mortgage Loans, and (3) the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Companion Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties (except with respect to the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property); provided, that the applicable Master Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided further, however, that the applicable Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the applicable Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Neither Master Servicer will have any responsibility for the performance by the Special Servicer of its duties under this Agreement or the performance by the other Master Servicer of its duties under this Agreement. Each Mortgage Loan or Companion Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in
Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the applicable Master Servicer shall be obligated to service and administer all related Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Companion Loans, which are not Specially Serviced Mortgage Loans. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the applicable Master Servicer the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12. After notification to the applicable Master Servicer, the Special Servicer may contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the applicable Master Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the applicable Master Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Master Servicers or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Master Servicers or the Special Servicer (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances and interest accrued thereon). Any provision in this Agreement for any Advance by the applicable Master Servicer or the Co-Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on the Master Servicers or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

            (b) Subject only to the Servicing Standards and the terms of this Agreement and of the respective Mortgage Loans and, if applicable, the Companion Loans, and any applicable Intercreditor Agreements (and intercreditor agreements entered into after the Closing Date with respect to any Mortgage Loan in connection with mezzanine debt permitted under the related Mortgage Loan documents), and applicable law, the Master Servicers and the Special Servicer each shall have full power and authority, acting alone or, in the case of any Master Servicer, subject to Section 3.22, through one or more Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name (or in the name of the Trustee and, if applicable, the Companion Holder), is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (and, with respect to a Companion Loan, the Companion Holder) it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to, under or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicers or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicers or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicers or the Special Servicer. Notwithstanding anything contained herein to the contrary, each Master Servicer or the Special Servicer, as the case may be, shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or the Special Servicer's, as the case may be, representative capacity or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be required to be registered to do business in any state.

            (c) To the extent each Master Servicer is permitted pursuant to the terms of the related Mortgage Loan documents or Companion Loan documents (including the related Intercreditor Agreement) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates (or of any class of Companion Loan Securities), such Master Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents or Companion Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates (or of any class of Companion Loan Securities), the applicable Master Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents are silent as to who bears the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates (or of any class of Companion Loan Securities), the applicable Master Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses. Each Master Servicer shall not be responsible for the payment of such costs and expenses out of pocket.

            (d) The relationship of each of the Master Servicers and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) Each Master Servicer shall, to the extent permitted by the related Mortgage Loan documents and Companion Loan documents and consistent with the Servicing Standards, permit Escrow Payments to be invested only in Permitted Investments.

            (f) Within 60 days (or such shorter time period as is required by the terms of the applicable Mortgage Loan documents) after the later of (i) the receipt thereof and (ii) the Closing Date, (A) the applicable Master Servicer shall notify, or cause the applicable Mortgage Loan Seller to notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Trust (in care of the applicable Master Servicer) for the benefit of the Certificateholders and any related Companion Holders shall be the beneficiary under each such letter of credit and (B) the applicable Master Servicer shall notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the applicable Master Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders and, if applicable, any related Companion Holder. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the applicable Master Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the applicable Master Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor. Neither the Master Servicers nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (g) Notwithstanding anything herein to the contrary, in no event shall the Master Servicers (or the Co-Trustee, as applicable) make a Servicing Advance with respect to any Companion Loan to the extent the related Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (h) Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

            (i) The Special Servicer agrees that upon the occurrence of a Servicing Transfer Event with respect to any Serviced Whole Loan or other Mortgage Loan that may become subject to an intercreditor agreement in the future, it shall, subject to Section 3.21, enforce, on behalf of the Trust, subject to the Servicing Standards and to the extent the Special Servicer determines such action is in the best interests of the Trust Fund, the rights that the Trustee, on behalf of the Trust, as holder of each related Mortgage Loan is entitled to exercise under the related Intercreditor Agreement. The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid as a Servicing Advance.

            (j) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the applicable Master Servicer's and the Special Servicer's obligations and responsibilities hereunder and the applicable Master Servicer's and the Special Servicer's authority with respect to the Non-Serviced Mortgage Loans are limited by and subject to the terms of the related Intercreditor Agreement and the rights of the related master servicer and special servicer with respect thereto under the related Non-Serviced Pooling Agreement. The applicable Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable best efforts consistent with the Servicing Standards to enforce the rights of the Trustee (as holder of the Non-Serviced Mortgage Loans) under the related Intercreditor Agreement and the related Non-Serviced Pooling Agreement.

            (k) The parties hereto acknowledge that the Non-Serviced Mortgage Loans are subject to the terms and conditions of the related Intercreditor Agreement and further acknowledge that, pursuant to the related Intercreditor Agreement, (i) the Non-Serviced Mortgage Loans are to be serviced and administered by the related master servicer and special servicer in accordance with the related Non-Serviced Pooling Agreement, and (ii) in the event that (A) the related Companion Loan is no longer part of the trust fund created by the related Non-Serviced Pooling Agreement and (B) the related Non-Serviced Mortgage Loan is included in the Trust Fund, then, as set forth in the related Intercreditor Agreement, the related Whole Loan shall be serviced in accordance with the applicable provisions of a pooling agreement negotiated by the holder of the related Companion Loan that is substantially similar to the related Non-Serviced Pooling Agreement, until such time as a new servicing agreement has been agreed to by the parties to the related Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding.

            (l) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the servicing and administration of a Serviced Whole Loan shall continue hereunder (without any further obligation to make P&I Advances) even if the Serviced Mortgage Loan is no longer part of the Trust Fund, until such time as a separate servicing agreement is entered into in accordance with the related Intercreditor Agreement (it being acknowledged that neither the applicable Master Servicer nor the Special Servicer shall be obligated under a separate agreement to which it is not a party). At such time as a separate servicing agreement is entered into, all amounts due to such Master Servicer or Special Servicer, as applicable, including advances and interest thereon, for the period that the Serviced Whole Loan was not part of the Trust Fund, but was serviced by such Master Servicer or the Special Servicer, as applicable shall be paid to such Master Servicer or the Special Servicer upon the execution of a separate servicing agreement by the holder of such Serviced Whole Loan or as otherwise agreed to by such holder and such Master Servicer or the Special Servicer, as applicable.

            (m) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the applicable Master Servicer's obligations and responsibilities hereunder and such Master Servicer's authority with respect to the Serviced Whole Loans are limited by and subject to the terms of the related Intercreditor Agreement. The applicable Master Servicer (or, if a Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standards to obtain the benefits of the rights of the Trust Fund (as holder of the related Serviced Mortgage Loan) under the related Intercreditor Agreement.

            (n) Master Servicer No. 1 agrees it shall pay Moody's annual surveillance fees.

            Section 3.02 Collection of Mortgage Loan Payments. (a) Each of the applicable Master Servicers and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Companion Loans (subject to the right of certain Companion Holders to receive payments directly from the related Mortgagor pursuant to the related Intercreditor Agreement) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standards), provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the applicable Master Servicer and the Special Servicer, shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of the related Mortgage Loan or the outstanding principal balance of such Mortgage Loan has been paid in full; provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The applicable Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge (other than a Penalty Charge payable with respect to the Companion Loans if the related Intercreditor Agreement provides that such Penalty Charge may not be waived without the consent of the related Companion Loan Holder after the securitization of such Companion Loan) in connection with any delinquent payment on a Mortgage Loan or Companion Loan it is obligated to service hereunder two times during any period of twenty-four consecutive months with respect to any Mortgage Loan or Companion Loan; provided, that the applicable Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge (other than a Penalty Charge payable with respect to the Companion Loans if the related Intercreditor Agreement provides that such Penalty Charge may not be waived without the consent of the related Companion Loan Holder after the securitization of such Companion Loan) in connection with any delinquent payment on a Mortgage Loan or Companion Loan one additional time in such 24-month period so long as no Advance or additional Trust Fund expense has been incurred and remains unreimbursed to the Trust with respect to such Mortgage Loan or Companion Loan. Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made only after the applicable Master Servicer or Special Servicer, as the case may be, has given notice of a proposed waiver to the Directing Certificateholder and the Directing Certificateholder has consented to such additional waiver (provided, that if the applicable Master Servicer or Special Servicer, as the case may be, fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver).

            (b) All amounts collected on any Mortgage Loan or Companion Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) and, in the absence of such express provisions, such payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied (after reimbursement first to the Co-Trustee and second to the applicable Master Servicer for any related outstanding Advances (including Workout Delayed Reimbursement Amounts that have not been reimbursed to the applicable Master Servicer) and interest thereon as provided herein and unpaid servicing compensation, Liquidation Expenses and related additional Trust Fund expenses): first, as a recovery of accrued and unpaid interest on such Mortgage Loan or Companion Loan, as applicable, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of Unliquidated Advances, third as a recovery of principal of such Mortgage Loan or Companion Loan then due and owing, in each case, that were paid from collections on the Mortgage Loans or Companion Loan and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; fourth, as a recovery of Nonrecoverable Advances; fifth, in accordance with the Servicing Standards, as a recovery of any other amounts due and owing on such Mortgage Loan or Companion Loan, as applicable, including, without limitation, Penalty Charges and Yield Maintenance Charges; and sixth, as a recovery of principal of such Mortgage Loan or Companion Loan, as applicable, to the extent of its entire unpaid principal balance. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan or Companion Loan, as applicable, in accordance with the preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Serviced Whole Loan (s), the related Companion Loan and Intercreditor Agreement) and applicable law, the applicable Master Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan or Companion Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            (d) In the event that the applicable Master Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related Mortgagor that such Master Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, such Master Servicer or Special Servicer, as the case may be, will notify the Trustee 2 Business Days prior to the related Distribution Date in the CMSA Loan Periodic Update File. None of the Master Servicers, the Special Servicer, the Co-Trustee or the Trustee shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest. The preceding statements shall not, however, be construed to limit the provisions of Section 3.02(a).

            (e) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the applicable Master Servicer shall, to the extent consistent with the Servicing Standards, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or court order.

            (f) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit M, and with respect to the Solana Mortgage Loan, accompanied by an execution copy of this Agreement, to the BACM 2007-1 Trustee and the BACM 2007-1 Master Servicer) to each master servicer related to the Non-Serviced Mortgage Loans (or in the case of the Americold Pool 2 Mortgage Loan, to the JPMCC 2007-CIBC18 Primary Servicer) stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced Mortgage Loan and directing the related master servicer (or primary servicer, as applicable) to remit to the applicable Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the applicable Non-Serviced Mortgage Loan under the related Intercreditor Agreement and the related Non-Serviced Pooling Agreement. The applicable Master Servicer shall, within one Business Day of receipt, deposit into the Certificate Account all amounts received with respect to the related Non-Serviced Mortgage Loan, the related Mortgaged Property or any related REO Property. With respect to the Solana Mortgage Loan, such notice shall also provide contact information for the Trustee, the applicable Master Servicer and the Special Servicer.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a) Each Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents and Companion Loan documents. Any Servicing Accounts related to any Serviced Whole Loan shall be held for the benefit of the Certificateholders and the related Companion Holder, but this shall not be construed to modify their respective interests therein as set forth in the related Intercreditor Agreement. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of
Section 3.06. Servicing Accounts shall be Eligible Accounts to the extent permitted by the terms of the related Mortgage Loan documents. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items;
(ii) reimburse the Co-Trustee, and then the applicable Master Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Companion Loan and as described below or, if not so required, to the applicable Master Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan or Companion Loan, apply amounts to the indebtedness under the applicable Mortgage Loan or Companion Loan; (vi) withdraw amounts deposited in error; (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, each Master Servicer, with respect to the Mortgage Loans it is obligated to service hereunder, shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Companion Loan; provided, however, that in no event shall such Master Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the applicable Master Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

            (b) The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Non-Serviced Mortgage Loans), and the applicable Master Servicer, in the case of all other Mortgage Loans other than the Non-Serviced Mortgage Loans (and each Companion Loan) that it is responsible for servicing hereunder, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Non-Serviced Mortgage Loans), and the applicable Master Servicer, in the case of all other Mortgage Loans and Companion Loans that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standards to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the applicable Master Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Companion Loan. The applicable Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standards. To the extent that a Mortgage Loan (other than the Non-Serviced Mortgage Loans) (or a Companion Loan) does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the applicable Master Servicer, in the case of all other Mortgage Loans and Companion Loans that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standards to cause the Mortgagor to comply with its obligation to make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standards and for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans that it is responsible for servicing hereunder, the applicable Master Servicer shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, insurance premiums and rents under any Ground Lease, the applicable Master Servicer shall not be required to make such advance until the later of
(1) five Business Days after such Master Servicer, the Special Servicer, the Trustee or the Co-Trustee, as applicable, has received confirmation that such item has not been paid or (2) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments or after which a lapse in insurance coverage or a breach under any Ground Lease would occur as a result of a failure to pay such taxes, assessments, premiums or payments. The Special Servicer shall give the applicable Master Servicer, the Trustee and the Co-Trustee no less than five Business Days' written (facsimile or electronic) notice before the date on which such Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days' written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the applicable Master Servicer and the Co-Trustee with such information in its possession as such Master Servicer or the Co-Trustee, as the case may be, may reasonably request to enable such Master Servicer or the Co-Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that any Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and such Master Servicer shall be entitled to conclusively rely on such determination, provided that the determination shall not be binding on such Master Servicer or Co-Trustee. On the first Business Day after the Determination Date for the related Distribution Date, the Special Servicer shall report to the applicable Master Servicer if the Special Servicer determines any Servicing Advance previously made by such Master Servicer with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. Such Master Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon such Master Servicer, but shall in no way limit the ability of such Master Servicer, in the absence of such determination, to make its own determination that any Advance is a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in
Section 3.05. No costs incurred by the applicable Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or the Companion Loans, notwithstanding that the terms of such Mortgage Loans or the Companion Loans so permit. If the applicable Master Servicer fails to make any required Servicing Advance as and when due (including any applicable cure periods), to the extent the Co-Trustee has actual knowledge of such failure, the Co-Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, the applicable Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations. The Special Servicer shall not be required to make Servicing Advances under this Agreement but may make such Servicing Advances at its option in which event the applicable Master Servicer shall reimburse the Special Servicer for such Servicing Advance as provided below.

            No later than 1:00 p.m., New York City time, on the first Determination Date that follows the date on which it makes any Servicing Advance, the Special Servicer shall provide the applicable Master Servicer an Officer's Certificate setting forth the details of the Servicing Advance, upon which such Master Servicer may conclusively rely in reimbursing the Special Servicer. The applicable Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the applicable Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first P&I Advance Date that is at least three (3) Business Days after the date on which such Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, the applicable Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, such Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(c), a Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such Master Servicer determines that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The subject Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

            Notwithstanding anything to the contrary contained in this Section 3.03(c), any Master Servicer may in its good faith judgment elect (but shall not be required unless directed by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Loans) to make a payment from amounts on deposit in the applicable Certificate Account (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections) to pay for certain expenses set forth below notwithstanding that such Master Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified such Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, such Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standards (as evidenced by an Officer's Certificate delivered to the Trustee and the Co-Trustee) that making such expenditure is in the best interest of the Certificateholders (and, if applicable the Companion Holders), all as a collective whole. Each Master Servicer or Co-Trustee may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund pursuant to the terms of Section 3.19(c). The parties acknowledge that pursuant to the BACM 2007-1 Pooling Agreement, the BACM 2007-1 Master Servicer is obligated to make servicing advances with respect to the Skyline Portfolio Whole Loan and the Solana Whole Loan. The BACM 2007-1 Master Servicer shall be entitled to reimbursement for nonrecoverable servicing advances with respect to the Skyline Portfolio Whole Loan and the Solana Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the BACM 2007-1 Pooling Agreement) in the manner set forth in the BACM 2007-1 Pooling Agreement and the Skyline Portfolio Intercreditor Agreement or the Solana Intercreditor Agreement, as applicable. The parties acknowledge that pursuant to the JPMCC 2007-CIBC18 Pooling Agreement, the JPMCC 2007-CIBC18 Primary Servicer is obligated to make servicing advances with respect to the Americold Pool 2 Whole Loan. The JPMCC 2007-CIBC18 Primary Servicer shall be entitled to reimbursement for nonrecoverable servicing advances with respect to the Americold Pool 2 Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the JPMCC 2007-CIBC18 Pooling Agreement) in the manner set forth in the JPMCC 2007-CIBC18 Pooling Agreement and the Americold Pool 2 Intercreditor Agreement.

            (d) In connection with its recovery of any Servicing Advance out of the applicable Certificate Account pursuant to Section 3.05(a), the Co-Trustee and then the applicable Master Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in such Certificate Account interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. If there are insufficient funds to reimburse the Co-Trustee or a Master Servicer interest at the Reimbursement Rate out of the applicable Certificate Account, such party shall be entitled to receive the amounts referred to in this Section 3.03(d) out of amounts then on deposit in the other Certificate Account. Subject to Section 3.19(c), each Master Servicer shall reimburse itself or the Co-Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the applicable Certificate Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than the Non-Serviced Mortgage Loans), the applicable Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than the Non-Serviced Mortgage Loans), the applicable Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e) within a reasonable period of time following such inquiry, the applicable Master Servicer shall promptly report any such failure to the Special Servicer.

            Section 3.04 The Certificate Account, the Lower-Tier, the Middle-Tier Distribution Account and Upper-Tier Distribution Accounts, the Companion Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Floating Rate Accounts. (a) Each Master Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which such Master Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the Business Day following receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans or Companion Loans;

            (ii) all payments on account of interest on the Mortgage Loans or Companion Loans, including Yield Maintenance Charges and Default Interest;

            (iii) late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11;

            (iv) all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, Companion Loan or REO Property (other than (i) Liquidation Proceeds that are received in connection with the purchase by the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01 and (ii) if applicable, Liquidation Proceeds that are received in connection with the purchase of a Companion Loan from a securitization by the related mortgage loan seller or by the holder of a purchase option pursuant to the related Intercreditor Agreement or Other Pooling and Servicing Agreement, which shall be paid directly to the servicer of such securitization) together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Certificate Account; and

            (vii) any amounts required to be deposited by the applicable Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            Notwithstanding the foregoing requirements, each Master Servicer need not deposit into its related Certificate Account any amount that such Master Servicer would be authorized to withdraw immediately from such account in accordance with the terms of Section 3.05 and shall be entitled to instead immediately pay such amount directly to the Person(s) entitled thereto; provided, that such amounts shall be applied in accordance with the terms hereof and shall be reported as if deposited in such Certificate Account and then withdrawn.

            The foregoing requirements for deposit in any Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the applicable Master Servicer in its related Certificate Account. If the applicable Master Servicer shall deposit in its related Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iv) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the applicable Master Servicer for deposit into the applicable Certificate Account, in accordance with this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the applicable Master Servicer for deposit into the Certificate Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the applicable Master Servicer and shall promptly deliver any such check to such Master Servicer by overnight courier.

            Funds in the Certificate Accounts may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account for Master Servicer No. 1 shall be located at the offices of PNC Bank in Pittsburgh, Pennsylvania. As of the Closing Date, the Certificate Account for Master Servicer No. 2 shall be located at the offices of Wachovia Bank, National Association in Charlotte, North Carolina. Each Master Servicer shall give notice to the Trustee, the Co-Trustee, the Special Servicer and the Depositor of the new location of its Certificate Account prior to any change thereof.

            (b) The Trustee, shall establish and maintain the Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Floating Rate Accounts and the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders (and the Trustee as holder of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests). The applicable Master Servicer shall deliver to the Trustee each month, on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount attributable to the Mortgage Loans it is obligated to service hereunder (in each case, calculated without regard to clauses (a)(iv), (a)(viii), (c) and (d) of the definition of Available Distribution Amount) for the related Distribution Date and in the Excess Interest Distribution Account all Excess Interest for the related Distribution Date then on deposit in the applicable Certificate Account after giving effect to withdrawals of funds pursuant to Section 3.05(a)(ii)-(xx).

            With respect to the Companion Loans (excluding the Skyline Portfolio Pari Passu Companion Loans, the Solana Pari Passu Companion Loan and the Americold Pool 2 Pari Passu Companion Loans), each Companion Paying Agent shall establish and maintain an account for each Companion Loan, each of which may be a subaccount of the applicable Certificate Account, for distributions to each Companion Holder (each, a "Companion Distribution Account") to be held for the benefit of the related Companion Holder and shall, promptly upon receipt, deposit in the Companion Distribution Account any and all amounts received by the Companion Paying Agent that are required by the terms of this Agreement or the applicable Intercreditor Agreement to be deposited therein. Each Master Servicer shall deliver to the applicable Companion Paying Agent each month, on or before the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds, to the extent of available funds, equal to the amount to be distributed to the related Companion Holder pursuant to the terms of this Agreement and the related Intercreditor Agreement.

            Notwithstanding the preceding paragraph, the following provisions shall apply to remittances relating to the Companion Loans related to Serviced Whole Loans. On each Serviced Whole Loan Remittance Date, the applicable Master Servicer shall withdraw from the Certificate Account and transfer to the Companion Distribution Account an aggregate amount equal to all payments and/or collections actually received on such Companion Loans on or prior to such dates and not previously so transferred and all amounts then on deposit in the Certificate Account that represent any reimbursement amount payable to the related Companion Holder; provided, however, that in no event shall the applicable Master Servicer be required to transfer to the Companion Distribution Account any portion thereof that is payable or reimbursable to or at the direction of any party to this Agreement under the other provisions of this Agreement and/or the related Intercreditor Agreement; provided that if the applicable Companion Paying Agent and the Master Servicer are the same Person, the Master Servicer shall not make such transfer and shall make the payments described below. On each Serviced Whole Loan Remittance Date, the applicable Companion Paying Agent shall make the payments and remittance described in
Section 4.01(j) of this Agreement, which payments and remittance shall be made, in each case, on the related Serviced Whole Loan Remittance Date. Notwithstanding anything to the contrary contained herein, with respect to each Companion Holder, the applicable Master Servicer shall withdraw from the related Certificate Account and remit to the related Companion Holder, within one Business Day of receipt thereof, any amounts that represent Late Collections on such Companion Loan or any successor REO Loan with respect thereto that are received by the Master Servicer subsequent to 5:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor Agreement or this Agreement).

            The Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Floating Rate Accounts and the Companion Distribution Account may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the third preceding paragraph, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

            (i) any amounts required to be deposited by such Master Servicer pursuant to Section 3.19 as Compensating Interest Payments in connection with Prepayment Interest Shortfalls;

            (ii) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03;

            (iii) any Liquidation Proceeds paid by such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to
      Section 9.01 (exclusive of that portion thereof required to be deposited in the applicable Certificate Account pursuant to Section 9.01);

            (iv) any Yield Maintenance Charges actually collected; and

            (v) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of the close of business (New York City time), on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the applicable Master Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), such Master Servicer shall pay the Trustee interest on such late payment at the Prime Rate from and including the date such payment was required to be made (without regard to any grace period set forth in Section 7.01(a)(i)) until (but not including) the date such late payment is received by the Trustee.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account or the Excess Interest Distribution Account, as applicable, any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Middle-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Regular Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively, withdraw from the Middle-Tier Distribution Account an aggregate amount of immediately available funds equal to the Middle-Tier Regular Distribution Amount in payment of the Uncertificated Middle-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively, and then immediately be deemed to withdraw from the Upper-Tier Distribution Account and deposit in the Class A-2SFL Floating Rate Account and the Class A-JFL Floating Rate Account, respectively, an aggregate amount of immediately available funds equal to (i) the Class A-2SFL Available Funds and any Yield Maintenance Charges allocated to the Class A-2SFL Regular Interest for such Distribution Date as specified in Sections 4.01(d)(i) and 4.01(k) and (ii) the Class A-JFL Available Funds and any Yield Maintenance Charges allocated to the Class A-JFL Regular Interest for such Distribution Date as specified in Sections 4.01(d)(i) and 4.01(k).

            Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Floating Rate Accounts, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account and the Lower-Tier Distribution Account may be invested. As of the Closing Date, the Interest Reserve Account, the Floating Rate Accounts, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account and the Lower-Tier Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicers and the Depositor of the location of the Interest Reserve Account, the Upper-Tier Distribution Account, the Middle-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account, the Floating Rate Accounts, and, if established, the Gain-on-Sale Reserve Account, and of the proposed location of such accounts prior to any change thereof.

            (c) Prior to any Determination Date for the first Due Period during which Excess Interest is received on any Mortgage Loan, and upon notification from the applicable Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account). Prior to the applicable Distribution Date, each Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

            Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (d) The Trustee shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee. Funds in the Gain-on-Sale Reserve Account may be invested.

            Upon the disposition of any REO Property in accordance with Section
3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account, other than Gain-on-Sale Proceeds allocable to the Companion Loans, which shall be remitted to the applicable Companion Trustee for deposit into the applicable Companion Distribution Account.

            (e) On or before the Closing Date, the Trustee shall establish and maintain the Class A-2SFL Floating Rate Account and the Class A-JFL Floating Rate Account in trust for the benefit of the Class A-2SFL Certificateholders and the Class A-JFL Certificateholders, respectively. The Floating Rate Accounts shall each (i) at all times be an Eligible Account and (ii) relate solely to the Class A-2SFL Certificates or Class A-JFL Certificates, as applicable. The Trustee shall deposit into the respective Floating Rate Account all amounts received in respect of distributions on the Class A-2SFL Regular Interest and Class A-JFL Regular Interest as specified in Section 3.04(b), and shall immediately deposit into the respective Floating Rate Account all amounts received under the Swap Contracts.

            Section 3.05 Permitted Withdrawals from the Certificate Accounts, the Distribution Accounts, the Companion Distribution Account and the Floating Rate Accounts. (a) Each Master Servicer may, from time to time, make withdrawals from its related Certificate Account for any of the following purposes (without duplication of the same payment or reimbursement):

            (i) (A) no later than 4:00 p.m. New York City time on each P&I Advance Date, to remit to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) and Section 3.04(c) or that may be applied to make P&I Advances pursuant to Section 4.03(a) and (B) pursuant to the second paragraph of
      Section 3.04(b), to remit to the applicable Companion Paying Agent for deposit in the applicable Companion Distribution Account the amounts required to be so deposited on the date specified in the related Intercreditor Agreement with respect to the related Companion Loans;

            (ii) (A) to pay itself unpaid Servicing Fees in respect of each Mortgage Loan, Companion Loan (to the extent permitted in the related Intercreditor Agreement), Specially Serviced Mortgage Loan and REO Loan, as applicable, such Master Servicer's rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Companion Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan or Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan or REO Loan or Corrected Mortgage Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties (provided that, in the case of such payment relating to a Serviced Whole Loan, such payment shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to the terms of the related Intercreditor Agreement, prior to being payable out of general collections and provided, further that with respect to any Serviced Whole Loan, such expenses shall be reimbursed as among the related Companion Loans in the priority and subject to the limitations set forth in the related Intercreditor Agreement);

            (iii) to reimburse the Co-Trustee and itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order), for unreimbursed P&I Advances, the applicable Master Servicer's or the Co-Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in its Certificate Account (and from funds in the other Certificate Account) from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)) or, in the circumstances specified in Section 3.19(c), from general collections (provided that with respect to any Serviced Mortgage Loan, reimbursement of P&I Advances shall be made only from amounts collected with respect to such Serviced Mortgage Loan (and not from any amounts collected with respect to the related Companion
      Loan) prior to reimbursement from other funds unrelated to the related Serviced Whole Loan on deposit in the Certificate Account);

            (iv) to reimburse the Co-Trustee and itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order), for unreimbursed Servicing Advances, the applicable Master Servicer's or the Co-Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans), Companion Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues (provided that, in case of such reimbursement relating to an Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and pari passu Companion Loan(s), pro rata and pari passu based on their Stated Principal Balances, subject to, and in accordance with, the terms of the related Intercreditor Agreement, prior to being payable out of general collections); provided, however, that if such Servicing Advance becomes a Workout Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in its Certificate Account (and from funds in the other Certificate Account) from time to time that represent collections or recoveries of principal to the extent provided in clause
      (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05(a)) or, in the circumstances specified in
      Section 3.19(c), from general collections;

            (v) to reimburse the Co-Trustee, itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order) (1) for Nonrecoverable Advances (including Workout-Delayed Reimbursement Amounts that constitute Nonrecoverable Advances) first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Loan and Companion Loan, then, out of the principal portion of general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05 (a)), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.19(c), out of other collections on the Mortgage Loans and REO Properties and, (2) with respect to the Workout-Delayed Reimbursement Amounts that are not Nonrecoverable Advances, out of the principal portion of the general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of Section 3.05
      (a)), net of such amounts being reimbursed pursuant to (1) above (provided that, in the case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made first from amounts collected on any related subordinate Companion Loan and then from the related Mortgage Loan and any related pari passu Companion Loan(s), pro rata and pari passu based on their related Stated Principal Balances, subject to and in accordance with the related Intercreditor Agreement, prior to being payable out of general collections) or to pay itself, with respect to any Mortgage Loan and the Companion Loans, if applicable, or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the applicable Certificate Account of all amounts received in connection therewith;

            (vi) at such time as it reimburses the Co-Trustee and itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as applicable (in that order) or any servicing party for a related securitization trust in respect of any Serviced Securitized Companion Loan for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout Delayed Reimbursement Amount) pursuant to clause (iii) above, to pay itself or the Co-Trustee or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement) or such other servicing party, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout Delayed Reimbursement Amount) pursuant to clause (iv) above, to pay itself or, on a pro rata basis, the Co-Trustee or the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself or the Co-Trustee or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), or such other servicing party, as the case may be, any interest accrued and payable thereon; provided, that in all events interest on P&I Advances on any Serviced Securitized Companion Loan shall not be paid from funds available to any other related Serviced Securitized Companion Loan;

            (vii) to reimburse itself, the Special Servicer, the Co-Trustee or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan that represents such expense in accordance with clause (iii) or clause (iv) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself or, on a pro rata basis, the other Master Servicers (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 6 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise (provided that, in case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to, and in accordance with, the terms of the related Intercreditor Agreement prior to being payable out of general collections);

            (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties (provided that, in case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to, and in accordance with, the terms of the related Intercreditor Agreement prior to being payable out of general collections);

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in its Certificate Account and the Companion Distribution Account as provided in
      Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to its Certificate Account and the Companion Distribution Account for the period from and including the prior P&I Advance Date to but excluding the P&I Advance Date related to such Distribution Date) and
      (B) Penalty Charges (other than Penalty Charges collected while the related Mortgage Loan is a Specially Serviced Mortgage Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees) in accordance with Section 3.11(d); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(c), Penalty Charges collected on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(d));

            (xi) to recoup any amounts deposited in the applicable Certificate Account in error;

            (xii) to pay itself, the other Master Servicers on a pro rata basis (if amounts in such other Master Servicers' Certificate Accounts are not sufficient for such reimbursement), the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b) (provided that, in case of such payments relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to and in accordance with the terms of the related Intercreditor Agreement, prior to being payable out of general collections);

            (xiii) to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(d) and
      10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the applicable Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (provided that, in case of such payments relating to a Serviced Whole Loan, such reimbursements shall be made first, from amounts collected on the related subordinate Companion Loan, if any, and then from the related Mortgage Loan and any related pari passu Companion Loan, pro rata and pari passu in accordance with their Stated Principal Balances, subject to and in accordance with the terms of the related Intercreditor Agreement, prior to being payable out of general collections);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicers, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g);

            (xv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

            (xvi) to pay itself, the Special Servicer or the applicable Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; or, in the case of the substitution for a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03(b), to pay such Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the last two sentences of the first paragraph of Section 2.03(b);

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the applicable Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) to remit to the applicable Companion Paying Agent for deposit into the applicable Companion Distribution Account the amounts required to be deposited pursuant to the second paragraph of Section 3.04(b); and

            (xx) to pay for any expenditures to be borne by the Trust Fund pursuant to the second paragraph of Section 3.03(c).

            The applicable Master Servicer shall also be entitled to make withdrawals from time to time, from the Certificate Account of amounts necessary for the payments or reimbursement of amounts required to be paid to (i) the BACM 2007-1 Master Servicer, the BACM 2007-1 Special Servicer or the BACM 2007-1 Trustee by the holder of the Skyline Portfolio Mortgage Loan pursuant to the Skyline Portfolio Intercreditor Agreement and the BACM 2007-1 Pooling Agreement or by the holder of the Solana Mortgage Loan pursuant to the Solana Intercreditor Agreement and the BACM 2007-1 Pooling Agreement and (ii) the JPMCC 2007-CIBC18 Master Servicer, the JPMCC 2007-CIBC18 Primary Servicer, the JPMCC 2007-CIBC18 Special Servicer or the JPMCC 2007-CIBC18 Trustee by the holder of the Americold Pool 2 Mortgage Loan pursuant to the Americold Pool 2 Intercreditor Agreement and the JPMCC 2007-CIBC18 Pooling Agreement.

            The applicable Master Servicer for each Serviced Whole Loan shall also make withdrawals from time to time, from the Certificate Account of amounts necessary for the payments or reimbursements provided for under the related Intercreditor Agreement with respect to the related Companion Loan(s) within one Business Day of receipt of such amounts pursuant to the related Intercreditor Agreement.

            Each Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from its related Certificate Account.

            Each Master Servicer shall pay to the Special Servicer, the Co-Trustee or the Trustee from its related Certificate Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Co-Trustee describing the item and amount to which the Special Servicer, the Co-Trustee or the Trustee is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the applicable Certificate Account. To the extent a Nonrecoverable Advance or Workout Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the principal collection available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout Delayed Reimbursement Amounts related to such other Loan Group. To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clauses
(iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group).

            (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account and the Middle-Tier Distribution Account for any of the following purposes:

            (i) to be deemed to (A) make deposits of the Lower-Tier Regular Distribution Amount pursuant to Section 4.01(b) and to distribute the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Middle-Tier Distribution Account, and to make distributions on the Class LR Certificates pursuant to Section 4.01(b) and (B) make deposits of the Middle-Tier Regular Distribution Amount pursuant to
      Section 4.01(b) and to distribute the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account, and to make distributions on the Class MR Certificates pursuant to Section 4.01(b);

            (ii) [RESERVED];

            (iii) [RESERVED];

            (iv) to pay to the Trustee and the Co-Trustee or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person, with respect to the Mortgage Loans, pursuant to Section 8.05(b);

            (v) from the Lower-Tier Distribution Account, to pay the Trustee or the Co-Trustee, the Trustee Fee and Co-Trustee Fee as contemplated by
      Section 8.05(a) hereof with respect to the Mortgage Loans;

            (vi) from the Lower-Tier Distribution Account, to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause
      (v) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(d), 8.02(ii) and 10.01(f), or (C) as contemplated by
      Section 12.01(a) or 12.01(c) in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 12.01(g);

            (vii) from the Lower-Tier Distribution Account, to pay any and all federal, state and local taxes imposed on any of the Lower-Tier REMIC, the Middle-Tier REMIC or Upper-Tier REMIC or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the applicable Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g);

            (viii) from the Lower-Tier Distribution Account, to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (ix) from the Lower-Tier Distribution Account, to pay to the applicable Master Servicer any amounts deposited by such Master Servicer in the Distribution Account not required to be deposited therein; and

            (x) to clear and terminate the Lower-Tier Distribution Account and Middle-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(l).

            (d) The Trustee may make, or be deemed to make, withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class A-2SFL Certificates, the Class A-JFL Certificates, the Class S Certificates and the Class LR Certificates) and to the respective Floating Rate Account in respect of the Class A-2SFL Regular Interest and Class A-JFL Regular Interest on each Distribution Date pursuant to Section
      4.01 or 9.01, as applicable, subject to the penultimate paragraph of
      Section 3.04(b);

            (ii) [RESERVED]; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in any Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee and Co-Trustee Fee listed in Section 3.05(b)(v), then the Trustee Fee and Co-Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in any Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of such Trustee Fee and Co-Trustee Fee, the Trustee and the Co-Trustee shall be paid based on the amount of such fees and (ii) if amounts on deposit in any Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and
(vi), then reimbursements shall be paid first to the Trustee and the Co-Trustee and second to the applicable Master Servicer.

            (f) Each Companion Paying Agent may, from time to time, make withdrawals from its Companion Distribution Account to make distributions pursuant to Section 4.01(i).

            (g) The Trustee shall make withdrawals from the respective Floating Rate Account only for the following purposes:

            (i) to withdraw amounts deposited in the respective Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any funds required to be paid to the Swap Counterparty under the respective Swap Contract as specified in Section 3.31(c), and to pay costs or expenses, if any, related to the respective Swap Contract pursuant to Section 3.31(f);

            (iii) to make distributions to the Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates pursuant to Section 4.01(k); and

            (iv) to clear and terminate the respective Floating Rate Account pursuant to Section 9.01.

            Section 3.06 Investment of Funds in the Certificate Accounts, the Distribution Accounts, the Gain-on-Sale Reserve Account, the Interest Reserve Account and the REO Account. (a) Each Master Servicer may direct any depository institution maintaining its related Certificate Account, Companion Distribution Account, or any Servicing Account (for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an "Investment Account"), the Trustee may direct any depository institution maintaining its Distribution Accounts, Gain-on-Sale Reserve Account and Interest Reserve Account, (also for purposes of this Section 3.06, an "Investment Account"), to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Each Master Servicer (in the case of each Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for such Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), or the Trustee (in the case of the Distribution Accounts, Gain-on-Sale Reserve Account and Interest Reserve Account), on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in each Certificate Account, Companion Distribution Account, the Servicing Accounts, REO Account, Gain-on-Sale Reserve Account and Interest Reserve Account, as applicable, that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), each Master Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (in the case of the Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer), or the Trustee (in the case of the Distribution Accounts, Gain-on-Sale Reserve Account and Interest Reserve Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the applicable Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for the applicable Master Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior P&I Advance Date to but excluding the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of such Master Servicer to the extent not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Sections 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account or any Servicing Account maintained by or for the Special Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from and including any P&I Advance Date to but excluding the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). Interest and investment income realized on funds deposited in the Distribution Accounts, Gain-on-Sale Reserve Account or Interest Reserve Account maintained by the Trustee, shall be for the sole and exclusive benefit of the Trustee. In the event that any loss shall be incurred in respect of any Permitted Investment (other than any Permitted Investment the income with respect to which would have been required to be paid to the related Mortgagor) directed to be made by the applicable Master Servicer, Special Servicer or Trustee, as applicable, and on deposit in any of the Certificate Account, Companion Distribution Account, the Servicing Account, the REO Account, Distribution Accounts, Gain-on-Sale Reserve Account or Interest Reserve Account, such Master Servicer (in the case of the Certificate Account, Companion Distribution Account, or any Servicing Account maintained by or for such Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) and the Trustee (in the case of the Distribution Accounts, the Gain-on-Sale Reserve Account and the Interest Reserve Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from and including the prior P&I Advance Date, to and including the immediately succeeding P&I Advance Date, provided that neither the applicable Master Servicer, the Special Servicer nor the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made (and, with respect to a Master Servicer, such federal or state chartered depository institution or trust company is not an Affiliate of such Master Servicer unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and
(y) 30 days prior to such insolvency).

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, each Master Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The applicable Master Servicer (with respect to the Mortgage Loans (including the Serviced Whole Loans and other than the Non-Serviced Mortgage Loans) it is obligated to service hereunder and the related Specially Serviced Mortgage Loans) or the Special Servicer (with respect to REO Properties other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) shall use efforts consistent with the Servicing Standards to cause the Mortgagor to maintain (other than with respect to the Non-Serviced Mortgage Loans), to the extent required by the terms of the related Mortgage Loan all insurance coverage as is required under the related Mortgage Loan except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default. If the Mortgagor does not so maintain such insurance coverage, subject to its recoverability determination with respect to any required Servicing Advance, the applicable Master Servicer (with respect to the Mortgage Loans, Companion Loans and Serviced Whole Loans, and other than the Non-Serviced Mortgage Loans) or the Special Servicer (with respect to REO Properties other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) shall maintain all insurance coverage as is required under the related Mortgage Loan but only in the event the Trustee has an insurable interest therein and such insurance is available to such Master Servicer or the Special Servicer and, if available, can be obtained at commercially reasonable rates, as determined by such Master Servicer (with respect to Mortgage Loans and Serviced Whole Loans and other than the Non-Serviced Mortgage Loans) (or in the case of insurance against property damage resulting from terrorist or similar acts or insurance with respect to REO Properties other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property, the Special Servicer) except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default; provided, however, that if any Mortgage Loan permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the applicable Master Servicer or the Special Servicer, as the case may be, shall impose such insurance requirements as are consistent with the Servicing Standards taking into account the insurance in place at the closing of the Mortgage Loan, provided that, with respect to the immediately preceding proviso, such Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the Mortgagor's failure is an Acceptable Insurance Default and only in the event the Trustee has an insurable interest therein and such insurance is available to such Master Servicer and, if available, can be obtained at commercially reasonable rates as determined by the Special Servicer, provided that such Master Servicer shall be entitled to conclusively rely on such determination. Subject to Section 3.17(a) and the costs of such insurance being reimbursed or paid to the Special Servicer as provided in the penultimate sentence of this paragraph, the Special Servicer shall maintain for each REO Property (other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan and Companion Loan unless the Special Servicer, with Directing Certificateholder consent, determines that such insurance is not available at commercially reasonable rates, provided that such Master Servicer shall be entitled to conclusively rely on such determination. All Insurance Policies that insure against loss to the property and are maintained by the Master Servicers or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans and Companion Loans other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, or
(y) the outstanding principal balance owing on the related Mortgage Loan, Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents),
(v) be noncancellable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) subject to the proviso in the second sentence of this Section 3.07, be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the applicable Master Servicer or the Special Servicer under any Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standards and the provisions of the related Mortgage Loan and Companion Loan) shall be deposited in the applicable Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the applicable Master Servicer in maintaining any Insurance Policies in respect of Mortgage Loans and Companion Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders and Companion Holders, be added to the unpaid principal balance of the related Mortgage Loan and Companion Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan so permit. Any cost incurred by the Special Servicer in maintaining any Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the applicable Master Servicer as a Servicing Advance. The foregoing provisions of this paragraph shall apply to a Mortgage Loan and its related Companion Loan as if each pair were a single "Mortgage Loan".

            Notwithstanding the foregoing, with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Companion Loans that either
(x) require the Mortgagor to maintain property insurance providing "special" form coverage (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan or the Companion Loans reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the applicable Master Servicer's compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the applicable Master Servicer's compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the applicable Master Servicer and such Master Servicer shall cause such insurance to be maintained in accordance with this Section 3.07(a). Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust. During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and such Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            Notwithstanding the foregoing, the applicable Master Servicer will not be required to maintain or cause to be maintained any earthquake or environmental insurance on a Mortgaged Property unless such insurance was in effect as of origination of the Mortgage Loan or the date of initial issuance of the Certificates and such insurance is available at commercially reasonable rates.

            Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determination described in the definition of "Acceptable Insurance Default" (as well as determinations of whether particular exclusions constitute additional exclusions) and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

            (b) (i) If the applicable Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans, including the Serviced Whole Loans, or REO Properties (other than with respect to the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the applicable Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the applicable Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including any Serviced Whole Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standards. In connection with its activities as administrator and Master Servicer of the Mortgage Loans, each Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standards, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If any Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming such Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the applicable Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e. other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by such Master Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the applicable Master Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into its Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including any Serviced Whole Loan or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standards.

            (c) Each of the Master Servicers and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering such Master Servicer's and the Special Servicer's, as the case may be, officers and employees acting on behalf of such Master Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the applicable Master Servicer or the Special Servicer, as the case may be, is rated at least "A3" by Moody's, "A" by S&P and "A" by Fitch, the Master Servicer or the Special Servicer, as applicable, shall be allowed to provide self-insurance with respect to a fidelity bond and an "errors and omissions" Insurance Policy. Such amount of coverage shall be in such form and amount as are consistent with the Servicing Standards. Coverage of any Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the applicable Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the applicable Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect. The Master Servicers and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            (d) At the time any Master Servicer determines in accordance with the Servicing Standards that any Mortgaged Property securing a Mortgage Loan it is obligated to service hereunder is in a federally designated special flood hazard area (and such flood insurance has been made available), such Master Servicer will use efforts consistent with the Servicing Standards to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by such Master Servicer, in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan or Companion Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standards. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and Companion Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the applicable Master Servicer shall promptly make a Servicing Advance for such costs.

            (e) During all such times as any REO Property (other than with respect to the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the applicable Master Servicer as a Servicing Advance.

            Section 3.08 Enforcement of Due-on-Sale Clauses; Assumption Agreements. (a) Subject to Section 3.28, as to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Companion Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan or Companion Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor or principals of the Mortgagor; or

            (ii) provides that such Mortgage Loan or Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan or Companion Loan is being serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the applicable Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) the rights of the lender in the Mortgage Loan Documents provided, that
(i) with respect to all Non-Specially Serviced Mortgage Loans, such Master Servicer has obtained the prior written consent of the Special Servicer, which consent shall be deemed given 15 Business Days after receipt by the Special Servicer from such Master Servicer of such Master Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans and Non-Specially Serviced Mortgage Loans, the Special Servicer shall, prior to consenting to such a proposed action of a Master Servicer, obtain, and, prior to itself taking such an action, the Special Servicer shall obtain, the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder of such Master Servicer's and Special Servicer's, as applicable, analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, and (iii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than 5% of the aggregate Stated Principal Balance of all the Mortgage Loans then outstanding or (z) together with any other Mortgage Loans cross-collateralized with such Mortgage Loan, or together with all other Mortgage Loans with the same or an affiliated Mortgagor, is one of the ten largest of the then outstanding Mortgage Loans, by Stated Principal Balance, the applicable Master Servicer or the Special Servicer, as the case may be, shall not take such action unless it has obtained confirmation from each Rating Agency stating that none of the then-current rating or ratings of all outstanding Classes of the Certificates and, if applicable, of the Companion Loan Securities, would be qualified, downgraded or withdrawn by such Rating Agency, as a result of such waiver.

      Notwithstanding anything herein to the contrary, the Master Servicers shall approve and close, without the consent of the Special Servicer or the Directing Certificateholder, all transfers of tenants-in-common ownership interests contemplated by and in accordance with the related Mortgage Loan Documents for those Mortgage Loans set forth on Exhibit FF, provided such Mortgage Loans are Non-Specially Serviced Mortgage Loans and there are no waivers or modifications with respect to conditions for such transfers set forth in the applicable Mortgage Loan Documents as of the Closing Date. Upon completion of any such transfer, such Master Servicer shall promptly (i) provide notice thereof to the Special Servicer and (ii) advise the Special Servicer as to total number of transfers with respect to such Non-Specially Serviced Mortgage Loan that such Master Servicer has approved and closed as of such date and the expiration date (if any) by which any such transfer(s) must occur pursuant to the related Mortgage Loan Documents.

            (b) Subject to Section 3.28, as to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and Companion Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan and Companion Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or ownership interest in the related Mortgagor or principals of the Mortgagor; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or ownership interest in the related Mortgagor or principals of the Mortgagor;

then, for so long as such Mortgage Loan and Companion Loan is serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the applicable Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent, provided, that (i) (a) with respect to all Non-Specially Serviced Mortgage Loans, such Master Servicer has made a recommendation and obtained the prior written consent of the Special Servicer, which consent shall be deemed given ten
(10) Business Days after receipt by the Special Servicer from the applicable Master Servicer of such Master Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Special Servicer and (b) the Special Servicer has obtained (i) the prior written consent of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder of the Special Servicer's analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, and (ii) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates or any class of Companion Loan Securities if such Mortgage Loan (1) has an outstanding principal balance (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that is greater than or equal to 2% of the Stated Principal Balance of the outstanding Mortgage Loans or (2) has an LTV Ratio (including existing and proposed debt) greater than 85% (including any proposed debt) or
(3) a Debt Service Coverage Ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional loan) or (4) is one of the ten (10) largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(a), (b) and (e), neither the Master Servicers nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08. The Special Servicer shall provide copies of any waivers it effects pursuant to
Section 3.08(a) or (b) to the Master Servicers and each Rating Agency with respect to each Mortgage Loan. To the extent not previously provided, the Master Servicers shall provide copies of any waivers they effect pursuant to Section 3.08(a) or (b) to the Special Servicer and each Rating Agency with respect to each Mortgage Loan.

            (e) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20 but subject to Section 3.28, each Master Servicer may with respect to Non-Specially Serviced Mortgage Loans, without any Directing Certificateholder approval, Rating Agency confirmation or Special Servicer approval (provided, the applicable Master Servicer delivers notice thereof to the Special Servicer and Directing Certificateholder, except to the extent that the Special Servicer or the Directing Certificateholder, as the case may be, notifies such Master Servicer that such party does not desire to receive copies of such items), (i) grant waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) grant releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or right of way for utilities, access, parking, public improvements or another purpose or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a Mortgagor's ability to make any payments with respect to the related Mortgage Loan; (iv) grant other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents that affect less than the lesser of
(a) 25% of the net rentable area of the Mortgaged Property, or (b) 30,000 square feet; (v) consent to actions related to condemnation of non-material, non-income producing parcels of the Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan or Companion Loan as and when due; (vi) consent to a change in property management relating to any Mortgage Loan or Companion Loan with respect to Mortgage Loans or Companion Loans with an outstanding principal balance of less than $2,500,000; and (vii) approve of annual operating budgets; provided, that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any of the Upper-Tier REMIC, the Middle-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any Intercreditor Agreement or other Mortgage Loan Document contemplated hereby.

            (f) Notwithstanding any other provision of this Agreement, each Master Servicer may not waive its rights or grant its consent under any "due on sale" or "due on encumbrance" clause without the consent of the Special Servicer and the Special Servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause relating to a Non-Specially Serviced Mortgage Loan having a Stated Principal Balance greater than or equal to $2,500,000 or relating to any Specially Serviced Mortgage Loan without the consent of the Directing Certificateholder. The Directing Certificateholder shall have 10 Business Days after receipt of notice along with the applicable Master Servicer's or Special Servicer's recommendation and analysis with respect to such waiver and any additional information the Directing Certificateholder may reasonably request from the Special Servicer of a proposed waiver or consent under any "due on sale" or "due on encumbrance" clause in which to grant or withhold its consent (provided, that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

            Section 3.09 Realization Upon Defaulted Mortgage Loans. (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section
3.09 and Section 3.28, exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Companion Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the applicable Master Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to such Master Servicer for such Servicing Advance, and such Master Servicer or Special Servicer has not determined that such Servicing Advance together with accrued and unpaid interest thereon would constitute a Nonrecoverable Advance. The costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the applicable Master Servicer, provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the applicable Master Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Master Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standards. If and when the Special Servicer or the applicable Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or such Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by such Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund (to the extent not allocable to a Companion
      Loan) will not cause the imposition of a tax on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest, any Uncertificated Middle-Tier Interest, the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest or any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.28, neither the Special Servicer nor the Master Servicers shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and/or any related Companion Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standards, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the Mortgagee with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the applicable Master Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the applicable Master Servicer at the direction of the Special Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund, in the case of any Serviced Whole Loan, may be withdrawn in accordance with the related Intercreditor Agreement by the applicable Master Servicer from the Certificate Account, including from the sub-account relating to the related Companion Loans (such withdrawal to be made from amounts on deposit therein that are otherwise payable on or allocable to the related Companion Loans)); and if any such Environmental Assessment so warrants, the Special Servicer shall (except with respect to any Companion Loan and any Environmental Assessment ordered after the related Serviced Mortgage Loan has been paid in full), at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. With respect to Non-Specially Serviced Mortgage Loans, the applicable Master Servicer and, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall review and be familiar with the terms and conditions relating to making claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and any related Companion Loan(s) and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the applicable Master Servicer and the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent), (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or class of Companion Loan Securities and (v) if required under the related Intercreditor Agreement, the Special Servicer shall have received the consent of any related Companion Holder. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust provided, that the applicable Master Servicer and the Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Directing Certificateholder, each Rating Agency and the applicable Master Servicer (and, if required under the related Intercreditor Agreement, to any related Companion Holder) monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward, or cause to be forwarded all such reports to each Rating Agency and the Certificateholders upon request.

            (f) The Special Servicer shall notify the applicable Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide such Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Companion Loan which is abandoned or foreclosed and such Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and such Master Servicer shall report, via Form 1099C or any successor form, all forgiveness of indebtedness to the extent such information has been provided to such Master Servicer by the Special Servicer. Upon request, each Master Servicer shall deliver a copy of any such report to the Trustee.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standards, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan and applicable Companion Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan (other than with respect to the Non-Serviced Mortgage Loans), defaulted Companion Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate promptly delivered to the Trustee, the Directing Certificateholder and the applicable Master Servicer and in no event later than the next succeeding P&I Advance Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan (other than the Non-Serviced Mortgage Loans), or the receipt by any Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account pursuant to Section 3.04(a) or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the applicable Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the applicable Master Servicer or Special Servicer, as the case may be; provided, however, that in the case of the payment in full of a Serviced Whole Loan, the Mortgage Loan File with respect to the related Serviced Whole Loan shall not be released by the Trustee (and the Master Servicer or Special Servicer shall not request such release) unless such Mortgage Loan that is paid in full is the sole remaining portion of the related Serviced Whole Loan. If the Mortgage has been recorded in the name of MERS or its designee, the applicable Master Servicer shall take all necessary and reasonable actions to reflect the release of the Mortgage on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than the Non-Serviced Mortgage Loans) (and any related Companion Loan), the applicable Master Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the applicable Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the applicable Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the applicable Certificate Account pursuant to
Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Master Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (or the Co-Trustee, in the case of the Solana Mortgage Loan) of an exigency) of receipt thereof, the Trustee (or the Co-Trustee, in the case of the Solana Mortgage Loan) shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note (including any note evidencing the related Companion Loan) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee (or the Co-Trustee, in the case of the Solana Mortgage Loan) for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee (or the Co-Trustee, in the case of the Solana Mortgage Loan) and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (or the Co-Trustee, in the case of the Solana Mortgage Loan) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) If, from time to time, pursuant to the terms of any related Intercreditor Agreement and the related Non-Serviced Pooling Agreement, and as appropriate for enforcing the terms of the applicable Non-Serviced Mortgage Loan, the related master servicer requests delivery to it of the original Mortgage Note for the applicable Non-Serviced Mortgage Loan, then the Trustee (or the Co-Trustee, in the case of the Solana Mortgage Loan) shall release or cause the release of such original Mortgage Note to the related master servicer or its designee.

            Section 3.11 Servicing Compensation. (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, each Companion Loan (to the extent permitted in the related Intercreditor Agreement) and REO Loan (including Specially Serviced Mortgage Loans) that it is responsible for servicing hereunder. As to each Mortgage Loan, Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or Companion Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan, Companion Loan or REO Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof, except that if such asset is part of a Serviced Whole Loan and such Serviced Whole Loan continues to be serviced and administered under this Agreement notwithstanding such Liquidation Event, then the applicable Servicing Fee shall continue to accrue and be payable by the holder thereof as if such Liquidation Event did not occur. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). Each Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Except as set forth in the third paragraph of this Section 3.11(a), Sections 6.02, 6.04 and 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part.

            Each Master Servicer shall be entitled to retain, and shall not be required to deposit in its Certificate Account pursuant to Section 3.04(a), additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans) in the form of (i) 100% of modification, waiver and consent fees on transactions made pursuant to Section 3.08(e) with respect to the Mortgage Loans that such Master Servicer is responsible for servicing, provided the consent of the Special Servicer is not required to take such action, (ii) 100% of all defeasance fees and 50% of all application fees received on Non-Specially Serviced Mortgage Loans that it is responsible for servicing and (iii) 50% of all assumption, waiver and consent fees on transactions made pursuant to Section 3.08(a) and Section 3.08(b) on the Non-Specially Serviced Mortgage Loans that it is responsible for servicing, to the extent that such fees are paid by the Mortgagor and for which the Special Servicer's consent or approval is required on the Non-Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. In addition, each Master Servicer shall be entitled to retain as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans) any charges for processing Mortgagor requests, beneficiary statements or demands, reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in its Certificate Account or the Companion Distribution Account pursuant to
Section 3.04(a); provided, the applicable Master Servicer shall not be entitled to any charge or fees for defeasances, releases or assumptions received on the Non-Serviced Mortgage Loans. Subject to Section 3.11(d), each Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d), (ii) interest or other income earned on deposits relating to the Trust Fund in its Certificate Account or the Companion Distribution Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the prior P&I Advance Date to the P&I Advance Date related to such Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Shortfalls collected on the Mortgage Loans during the related Due Period to the extent not required to be paid as Compensating Interest Payments. Each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of its Certificate Account and such Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding anything herein to the contrary, Master Servicer No. 1 may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Co-Trustee) that meets the requirements of Section 6.04 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction. Master Servicer No. 1 shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest at such time and to the extent Master Servicer No. 1 is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of Master Servicer No. 1 hereunder (subject to reduction pursuant to the preceding sentence).

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan (other than the Non-Serviced Mortgage Loans and any successor REO Loan). As to each Specially Serviced Mortgage Loan and REO Loan (other than the Non-Serviced Mortgage Loans and any successor REO Loan), the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans or REO Loans, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, in accordance with the provisions of Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicer shall not be entitled to any Special Servicing Fees with respect to the Non-Serviced Mortgage Loans.

            (c) Additional servicing compensation in the form of (i) 100% of all fees with respect to application, assumption, extension, modification, waiver, consent, earnout and defeasance fees, in each case, received on any Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans and any successor REO Loan) to the extent such fees are paid by the Mortgagor, (ii) 50% of all application fees received on Non-Specially Serviced Mortgage Loans and
(iii) 50% of all assumption, waiver and consent fees on transactions made pursuant to Section 3.08(a) and 3.08(b) or 3.20 received with respect to all Non Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required, shall be promptly paid to the Special Servicer by the applicable Master Servicer to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the applicable Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to the Non-Serviced Mortgage Loans. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Companion Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees. The Special Servicer will not be entitled to receive any Workout Fees after termination for cause. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loans) or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds as set forth in the proviso to the definition of "Liquidation Fee." If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Notwithstanding the foregoing, with respect to any subordinate Companion Loan, the Liquidation Fee, Workout Fee and Special Servicing Fees, if any, will be computed only if permitted, and to the extent provided, in the related Intercreditor Agreement. Subject to Section 3.11(d), the Special Servicer will also be entitled to additional fees in the form of Penalty Charges to the extent provided in subsection (d). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the applicable Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (d) In determining the compensation of the Master Servicers or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied (in such order) to reimburse
(i) the applicable Master Servicer or the Co-Trustee for interest on Advances on such Mortgage Loan (and, in connection with any Non-Serviced Mortgage Loan, the related master servicer, special servicer or trustee under the related Non-Serviced Pooling Agreement for interest on the Servicing Advances made by any such party with respect to the related Whole Loan pursuant to the related Non-Serviced Pooling Agreement, to the extent so provided in the related Intercreditor Agreement) due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the applicable Master Servicer or the Co-Trustee pursuant to Section 3.05(a)(vi) hereof (and, in connection with the Skyline Portfolio Mortgage Loan or the Solana Mortgage Loan, the BACM 2007-1 Trust for all interest on Servicing Advances reimbursed by the BACM 2007-1 Trust to any party under the BACM 2007-1 Pooling Agreement, which resulted in an additional trust fund expense for the BACM 2007-1 Trust, to the extent so provided in the Skyline Portfolio Intercreditor Agreement or the Solana Intercreditor Agreement, as applicable, and, in connection with the Americold Pool 2 Mortgage Loan, the JPMCC 2007-CIBC18 Trust for all interest on Servicing Advances reimbursed by the JPMCC 2007-CIBC18 Trust to any party under the JPMCC 2007-CIBC18 Pooling Agreement, which resulted in an additional trust fund expense for the JPMCC 2007-CIBC18 Trust, to the extent so provided in the Americold Pool 2 Intercreditor Agreement) with respect to such Mortgage Loan and
(iii) the Trust Fund for costs of all additional Trust Fund expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees), including without limitation, inspections by the Special Servicer and all unpaid Advances incurred since the Closing Date with respect to such Mortgage Loan; Penalty Charges (other than with respect to the Non-Serviced Mortgage Loans, which shall be payable as additional servicing compensation under the applicable Non-Serviced Pooling Agreement) remaining thereafter shall be distributed to the applicable Master Servicer, if and to the extent collected while the Mortgage Loan was a Non-Specially Serviced Mortgage Loan and to the Special Servicer if and to the extent actually collected on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, Penalty Charges with respect to any subordinate Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon.

            Notwithstanding the foregoing, but subject to the terms of any related Intercreditor Agreement, with respect to any Serviced Whole Loan Remittance Date, any and all Penalty Charges that are actually collected on the related Serviced Whole Loan since the prior related Serviced Whole Loan Remittance Date, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Penalty Charges:

            first, toward the payment of or reimbursement for accrued and unpaid interest on (i) any presently outstanding Servicing Advances made with respect to the related Serviced Whole Loan, and (ii) any previously paid Servicing Advances made with respect to the related Serviced Whole Loan to the extent that the advance interest has been paid from a source other than Penalty Charges;

            second, toward the payment of or reimbursement for accrued and unpaid interest on (i) any presently outstanding principal and interest advances (including P&I Advances hereunder and any advances comparable to P&I Advances made under a securitization agreement governing any Serviced Securitized Companion Loan) made with respect to the related Serviced Mortgage Loan and/or any related Companion Loan, and (ii) any previously paid principal and interest advances (including P&I Advances hereunder and any advances comparable to P&I Advances made under an Other Pooling and Servicing Agreement governing any Serviced Securitized Companion Loan) made with respect to the related Serviced Mortgage Loan and/or any such related Serviced Securitized Companion Loan, to the extent that the advance interest has been paid from a source other than Penalty Charges;

            third, toward the payment of or reimbursement for (i) any presently outstanding expenses payable under the related Intercreditor Agreement, other than Special Servicing Fees, and (ii) any previously paid expenses payable under the related Intercreditor Agreement, other than Special Servicing Fees, to the extent that the expense has been paid from a source other than Penalty Charges; and

            fourth, to pay any remaining portion of such Penalty Charges with respect to the related Serviced Whole Loan as additional servicing compensation to the Master Servicer, to the extent received, if and to the extent accrued while the related Serviced Whole Loan was a Non-Specially Serviced Mortgage Loan, and to the Special Servicer, to the extent received, if and to the extent accrued while the related Serviced Whole Loan was a Specially Serviced Mortgage Loan.

            As among the various holders of the related Mortgage Loan, the related Serviced Whole Loans and Serviced AB Loans, the payments and reimbursements under each relevant clause shall be made first to the Mortgage Loan and related pari passu Companion Loan(s) pro rata and pari passu among those holders according to the respective amounts described in that clause that are attributable to each of them and then to any related subordinate Companion Loan.

            Section 3.12 Inspections; Collection of Financial Statements. (a) Each Master Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property (other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) securing a Mortgage Loan that it is responsible for servicing hereunder with a stated Principal Balance of (i) $2,000,000 or more at least once every 12 months and (ii) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2008 (and each Mortgaged Property shall be inspected on or prior to March 2009); provided, however, that if a physical inspection has been performed by the Special Servicer in the previous 12 months and such Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, such Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund, and to the extent not paid by the related Mortgagor reimbursed first from Penalty Charges (but with respect to any Serviced Whole Loan, only from amounts available for such purpose under the related Intercreditor Agreement) actually received from the related Mortgagor and then from the applicable Certificate Account pursuant to Section 3.05(a)(ii). The Special Servicer or the applicable Master Servicer, as the case may be, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property revealed by the inspection and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material and is evident from the inspection, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the applicable Master Servicer shall deliver a copy of each such report prepared by the Special Servicer and the applicable Master Servicer, respectively, to the other, to the Directing Certificateholder and, upon request, to the Trustee and the Rating Agencies within five (5) Business Days after request (or if such request is received before such report is completed, within five (5) Business Days after completion of such report). The Trustee shall deliver a copy of each such report to the Controlling Class Certificateholder (and with respect to a Serviced Whole Loan, the related Companion Holder) upon request and to each Holder of a Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificate, upon request (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the applicable Master Servicer, in the case of any Non-Specially Serviced Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans (and each Companion Loan), if delivery of such items is required pursuant to the terms of the related Mortgage.

            (c) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly from each related Mortgagor quarterly operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. Each Master Servicer shall not be required to request such statements more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the applicable Master Servicer within five (5) days of receipt and such Master Servicer and the Special Servicer each shall deliver copies of all the foregoing items so collected thereby to the Trustee, the Directing Certificateholder and, upon request, to the Depositor and each other (and, if required under any related Intercreditor Agreement, to any related Companion Holder), in each case within 60 days of its receipt thereof, but in no event, in the case of annual statements, later than June 30 of each year commencing June 30, 2007. The Trustee shall, upon request, deliver copies (in hard copy, electronic format or make available on its Internet website) of the foregoing items to the Underwriters, the Trustee, the Rating Agencies, the Controlling Class Certificateholders, the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such report prepared by the applicable Master Servicer or the Special Servicer.

            Within 45 days after receipt by the applicable Master Servicer, with respect to Non-Specially Serviced Mortgage Loans it is responsible for servicing hereunder, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, or if such date would be after June 30 of any year, then within 30 days after receipt, such Master Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CMSA NOI Adjustment Worksheet and the CMSA Operating Statement Analysis Report. In connection with preparing the CMSA NOI Adjustment Worksheets and the CMSA Operating Statement Analysis Reports, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending June 30, 2007, and (b) annual financial statements beginning with annual financial statements for the 2007 fiscal year. Upon the occurrence and continuation of a Servicing Transfer Event, the applicable Master Servicer shall provide the Special Servicer with all prior CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer's obligations hereunder shall be subject to its having received all such reports. The applicable Master Servicer and Special Servicer shall forward to the other and the Directing Certificateholder electronically monthly all operating statements and rent rolls received from any Mortgagor from the prior month. All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets shall be maintained by the applicable Master Servicer with respect to each Mortgaged Property (other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property) and REO Property, and such Master Servicer shall forward copies (in hard copy, electronic format or make available on its Internet website) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee (in electronic format only), the Directing Certificateholder (and with respect to a Serviced Whole Loan, to the related Companion Holder) and the Special Servicer. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the applicable Master Servicer, deliver to the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and CMSA NOI Adjustment Worksheet (or update thereof), upon written request, and the related operating statement or rent rolls. The applicable Master Servicer shall maintain a CMSA Operating Statement Analysis Report and a CMSA NOI Adjustment Worksheet with respect to each Mortgaged Property and REO Property.

            (d) At or before 12:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer and the Directing Certificateholder the CMSA Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans and any REO Properties (other than the Skyline Portfolio Mortgaged Property, the Solana Mortgaged Property and the Americold Pool 2 Mortgaged Property), providing the information required of the Special Servicer in an electronic format, reasonably acceptable to such Master Servicer as of the Business Day preceding such Determination Date, which CMSA Special Servicer Loan File shall include data, to enable such Master Servicer to produce the following CMSA Supplemental Reports: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA REO Status Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA Comparative Financial Status Report and (v) a CMSA NOI Adjustment Worksheet and a CMSA Operating Statement Analysis Report.

            (e) Not later than 4:00 p.m. (New York City time) on each P&I Advance Date, beginning in June 2007, the applicable Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Trustee the following reports and data files: (i) to the extent the applicable Master Servicer has received the CMSA Special Servicer Loan File at the time required, the most recent CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report and CMSA REO Status Report, (ii) the most recent CMSA Property File, and CMSA Comparative Financial Status Report (in each case incorporating, to the extent the Master Servicer has received the CMSA Special Servicer Loan File, the data required to be included in the CMSA Special Servicer Loan File pursuant to
Section 3.12(d) by the Special Servicer and Master Servicer), (iii) a CMSA Servicer Watch List with information that is current as of such Determination Date, (iv) CMSA Financial File, (v) CMSA Loan Level Reserve LOC Report, (vi) the Realized Loss Report and (vii) the CMSA Advance Recovery Report. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the applicable Master Servicer shall deliver or cause to be delivered to the Trustee via electronic format the CMSA Loan Setup File (with respect to the first Distribution Date) and the CMSA Loan Periodic Update File. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the applicable Master Servicer, or any payments or collections not received by the applicable Master Servicer, as of the close of business on the Determination Date.

            (f) The Special Servicer shall deliver to the Master Servicers the reports required of the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d), and each Master Servicer shall deliver to the Trustee the reports and data files set forth in Section 3.12(e). Each Master Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the reports and/or data to be provided by each Master Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by any Master Servicer to the Trustee pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.12(c) or Section 3.12(d), such Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and such Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under
Section 3.12(c) or Section 3.12(d) of this Agreement.

            (g) Notwithstanding the foregoing, however, the failure of any Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent such Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. Each Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standards. Each Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) Unless otherwise specifically stated herein, if any Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, such Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) except with respect to information to be provided to the Trustee and the Directing Certificateholder, making such statement, report or information available on such Master Servicer's or the Special Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.

            Notwithstanding the foregoing, each Master Servicer and the Special Servicer shall deliver any statements, reports or other information to the Trustee in an electronic format mutually agreeable to the Trustee and such Master Servicer, or the Special Servicer as the case may be. Each Master Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems.

            Section 3.13 [RESERVED]

            Section 3.14 [RESERVED]

            Section 3.15 Access to Certain Information. Each of the Master Servicers and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Co-Trustee, the Depositor, each Mortgage Loan Seller, each Rating Agency, the Directing Certificateholder to the applicable Master Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and to each Holder of a Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P or Class NR Certificate, and to each Companion Holder (solely with respect to the related Serviced Whole Loan) access to any documentation or information regarding the Mortgage Loans and related Companion Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. At the election of each Master Servicer or the Special Servicer, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and such Master Servicer or the Special Servicer shall be permitted to require payment (other than from the Directing Certificateholder, of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of each Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. The failure of any Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15; provided that nothing in this paragraph shall provide a basis for not providing to the Directing Certificateholder any information specifically required to be delivered to it under the terms of this Agreement. The Master Servicers and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which such Master Servicer or the Special Servicer is restricted by license or contract from disclosing. In connection with providing access to information pursuant to this Section 3.15 to parties other than the Trustee and the Co-Trustee, each Master Servicer and the Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan documents or would constitute a waiver of the attorney-client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of any Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that such Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standards, that such disclosure would violate applicable law or any provision of a Mortgage Loan document or Companion Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Companion Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

            Section 3.16 Title to REO Property; REO Account. (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and, if applicable, on behalf of the Companion Holders. REO Property with respect to the Non-Serviced Mortgage Loans is excluded for all purposes of this Section 3.16; provided, that the Trustee shall cooperate with the special servicer under the applicable Non-Serviced Pooling Agreement in obtaining an REO Extension (as defined below) with respect to a Non-Serviced Mortgage Loan. The Special Servicer, on behalf of the Trust Fund and, if applicable, the Companion Holders, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the applicable Master Servicer an Opinion of Counsel, addressed to the Trustee and the applicable Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not cause the imposition of a tax on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the applicable Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, on behalf of the Companion Holder(s), as their interest shall appear, and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within 1 Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the applicable Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date (or with respect to any Companion Loan related to a Serviced Whole Loan, on the Business Day prior to each related Serviced Whole Loan Remittance Date), the Special Servicer shall withdraw from the REO Account and remit to the applicable Master Servicer, which shall deposit into its related Certificate Account (or such subaccount of the applicable Certificate Account for each Companion Loan, as applicable), the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standards, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date (or with respect to any Serviced Securitized Companion Loan, on the Business Day prior to each related Serviced Whole Loan Remittance Date), the Special Servicer shall provide the applicable Master Servicer with a written accounting of amounts remitted to the such Master Servicer for deposit in its related Certificate Account, as applicable, on such date. The applicable Master Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date (or with respect to any Companion Loan related to a Serviced Whole Loan, on the Business Day prior to on each related Serviced Whole Loan Remittance Date) for the related Distribution Date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property. (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Companion Holders, as applicable, and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund or any holder of a Serviced Securitized Companion Loan of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of each Serviced Whole Loan, the related Companion Holder(s)) and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier Interests) all as a collective whole (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standards and any related Intercreditor Agreements). REO Property with respect to the Non-Serviced Mortgage Loans is excluded for all purposes of this Section 3.17. Subject to this Section 3.17, the Special Servicer may allow the Trust Fund or any commercial mortgage securitization that holds a Serviced Securitized Companion Loan to earn "net income from foreclosure property" within the meaning of
Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders and, if applicable, any related Companion Holder(s) on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
(i)-(iv) above with respect to such REO Property, the applicable Master Servicer (subject to receiving notice from the Special Servicer in accordance with the procedures set forth elsewhere in this Agreement) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee, the Co-Trustee, the Depositor and the Directing Certificateholder) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held for the benefit of the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standards.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the applicable Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) (i) Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order an Appraisal (but shall not be required to be received) and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standards; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer may, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standards, conducted not less often than every 90 days. The Special Servicer shall notify the Trustee, the Master Servicers and the Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (the "Controlling Class Option Holder") and any related Companion Holder, promptly upon its making a fair value determination and any subsequent adjustment thereto. The Special Servicer shall also deliver to the Master Servicers, the Rating Agencies and the Controlling Class Option Holder and, if applicable, the related Companion Holder (to the extent such parties have not already received), the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). If the Special Servicer will not be determining whether the Option Price represents fair value of the Defaulted Mortgage Loan, pursuant to the penultimate paragraph of Section 3.18(a)(iv), the Special Servicer shall also deliver the Determination Information to the Trustee.

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

            (ii) Subject to the terms and conditions of clauses (d) and (e) of this Section 3.18, at the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and Controlling Class Option Holder (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to
      (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Yield Maintenance Charge or prepayment premium then payable (except if the Purchase Option is exercised by the Controlling Class Option Holder), (3) all related Advances for which the Trust Fund or the related Master Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Reimbursement Rate to the extent not included in (1) above, and (4) all accrued Special Servicing Fees and additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to clause (i) above, an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Certificateholder's Option Period"), only the Purchase Option held by the Controlling Class Option Holder may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicers of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or
      (D) subject to the applicable Master Servicer's determination set forth in clause (iv) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to clause (iii) below.

            (iii) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Certificateholder's Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicers, the Co-Trustee and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit J, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. Immediately upon receipt of such Purchase Option Notice, the Special Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Special Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten (10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Special Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Special Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice from the Controlling Class Option Holder or its assignee or if none, then the first Purchase Option Notice received by the Special Servicer shall be effective. The exercise of any Purchase Option pursuant to this clause (iii) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust or any other party hereto for the failure of its third party assignee to close the sale of the Defaulted Mortgage Loan after its exercise of the option, and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (iv) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the applicable Master Servicer shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after such Master Servicer has received the written notice and the Determination Information to be provided to such Master Servicer by the Special Servicer under Section 3.18(a)(i), whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then such Master Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after such Master Servicer's receipt of such new Appraisal. Such fair value determination shall be made in accordance with Servicing Standards. In determining the fair value of any Defaulted Mortgage Loan, the applicable Master Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the applicable Master Servicer shall refer to the Determination Information and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that such Master Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to such Master Servicer that has occurred subsequent to, and that would, in such Master Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, such appraisal. Furthermore, the applicable Master Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Master Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The applicable Master Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. The applicable Master Servicer shall be entitled to receive out of the applicable Certificate Account as additional compensation a reasonable fee, not to exceed $2,500 plus reasonable out-of-pocket costs and expenses, for each determination made in accordance with this clause
      (iv), provided, however, with respect to any Mortgage Loan, such fee shall be collectible once in any six-month period. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the applicable Master Servicer pursuant to this Section 3.18(a)(iv) shall constitute, and be reimbursable as, Servicing Advances; provided that the applicable Master Servicer may rely on the most current Appraisal and property inspection report obtained for the related Mortgaged Property pursuant to Section 3.12. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Notwithstanding anything contained in this clause (iv) to the contrary, if the Special Servicer or the Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the applicable Master Servicer and the Special Servicer are Affiliates, the Trustee, subject to the Directing Certificateholder's reasonable prior written consent, which consent shall not be unreasonably withheld, shall designate an Independent third party, independent of the Directing Certificateholder, to determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner and within the time set forth in the first paragraph of this clause (iv). In the event that the Trustee is called upon to designate such a third party to make such determination, the Trustee will not assume any responsibility for such third party's determination which determination the Trustee shall be entitled to conclusively rely upon. The Trustee may pay such third party a fee of up to $2,500. The reasonable costs of such Independent third party appraisals, all inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's designating an Independent third party, the Special Servicer shall deliver to the Trustee for such Independent third party's use the Determination Information.

            In the event the Trustee or any designated third party, as applicable, determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who may then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(a)(i). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to clause (iii) above. Upon receipt of such notice, such Option Holder shall have three
      (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with clause (v) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the applicable Master Servicer and the Trustee shall provide the notices described in the second paragraph of clause (v) below and thereafter any Option Holder may exercise its purchase option in accordance with Section 3.18(a), at the Option Price as adjusted.

            (v) The Option Holder whose Purchase Option is declared effective pursuant to clause (iii) above shall be required to pay the purchase price specified in its Purchase Option Notice to the applicable Master Servicer within ten (10) Business Days of its receipt of the Special Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Special Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan on a servicing released basis. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the applicable Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the applicable Certificate Account within one (1) Business Day following the closing of the sale of the related Defaulted Mortgage Loan.

            The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this clause (v). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18(a).

            (vi) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised or expires, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standards and the REMIC Provisions; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option or as otherwise permitted in this Section 3.18).

            (b) (i) The Special Servicer may purchase any REO Property (at the Purchase Price therefor) (in the case of a Serviced Whole Loan, such purchase shall be a purchase of the entire REO Property, including the portion relating to the Companion Loans). The Special Servicer may also offer to sell to any Person any REO Property (in the case of a Serviced Whole Loan, such sale shall be a sale of the entire REO Property, including the portion relating to the Companion Loans), if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would be in the best economic interests of the Trust Fund and the Companion Holders. The Special Servicer shall give the Trustee, the applicable Master Servicer, each related Companion Holder and the Directing Certificateholder not less than five (5) Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standards, the applicable Master Servicer, an Affiliate of such Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standards, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standards, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (ii) Subject to the Servicing Standards, the Special Servicer shall act on behalf of the Trust Fund and the Companion Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Co-Trustee, the Depositor, the applicable Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust
      Fund) and, if consummated in accordance with the terms of this Agreement, none of the applicable Master Servicer, the Special Servicer, the Depositor, the Co-Trustee nor the Trustee shall have any liability to the Trust Fund or any Certificateholder or Companion Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (c) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (d) Notwithstanding anything in this Section 3.18 to the contrary, with respect to each AB Whole Loan, any right of the related Companion Holder pursuant to the terms of the related Intercreditor Agreement to purchase the related AB Mortgage Loan or related REO Property shall be given priority over any provision described in this Section 3.18, subject, to the extent applicable, to any rights of a mezzanine lender as set forth in Section 3.18(e). If the related Mortgage Loan or REO Property is purchased by a related Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement. None of the Trustee, the Co-Trustee, the Master Servicers nor the Trust Fund shall acquire a Companion Loan.

            (e) Notwithstanding anything in this Section 3.18 to the contrary, any mezzanine lender will have the right to purchase the related Mortgage Loan and cure defaults relating thereto as and to the extent set forth in the related mezzanine intercreditor agreement.

            (f) In the event any Master Servicer or the Special Servicer has the right to purchase any Companion Loan on behalf of the Trust pursuant to the related Intercreditor Agreement, neither such Master Servicer nor the Special Servicer shall exercise such right.

            (g) Notwithstanding anything herein to the contrary, the holder of a Companion Loan may be entitled to purchase the related Serviced Mortgage Loan in accordance with the terms and conditions set forth in the related Intercreditor Agreement.

            (h) With respect to either the Skyline Portfolio Mortgage Loan or the Solana Mortgage Loan, if the Skyline Portfolio A1 Pari Passu Companion Loan or the Solana Pari Passu Companion Loan, as applicable, is subject to a fair value purchase option under the BACM 2007-1 Pooling Agreement, the BACM 2007-1 Special Servicer will be required to determine the purchase price for the Skyline Portfolio Mortgage Loan or the Solana Mortgage Loan, as applicable. Each Option Holder shall have an option to purchase the Skyline Portfolio Mortgage Loan or the Solana Mortgage Loan, as applicable, at the purchase price determined by the BACM 2007-1 Special Servicer under the BACM 2007-1 Pooling Agreement.

            With respect to each Serviced Whole Loan with a related Serviced Securitized Companion Loan, upon the related Mortgage Loan becoming a Defaulted Mortgage Loan, the Trustee shall promptly notify, in writing, each related Companion Holder (such notice shall include the option price for such Serviced Securitized Companion Loan as determined by the Special Servicer based on the same methodology for determining the fair value of the related Mortgage Loan) or if such Serviced Securitized Companion Loan has been securitized, the applicable trustee under the Other Pooling and Servicing Agreement (who shall be instructed to promptly notify, in writing, the "controlling class representative" (as defined in the related Other Pooling and Servicing Agreement) of that securitization or an analogous party). Upon receipt of such notice, the related "controlling class representative" (as defined in the related Other Pooling and Servicing Agreement) or analogous party shall have the right, at its option, to purchase its respective Serviced Securitized Companion Loan from the trust established pursuant to the related Other Pooling and Servicing Agreement for a price determined by the Special Servicer in accordance with Section 3.18 hereof, with respect to such Serviced Securitized Companion Loan. Such Purchase Option shall otherwise be on the same terms as the Purchase Option provided to the Controlling Class Option Holder in Section 3.18(a) mutatis mutandis.

            Section 3.19 Additional Obligations of the Applicable Master Servicer and Special Servicer. (a) The applicable Master Servicer shall deliver all Compensating Interest Payments on the Mortgage Loans that it is responsible for servicing hereunder to the Trustee for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

            (b) The applicable Master Servicer shall provide to each Companion Holder any reports or notices expressly required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

            (c) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the applicable Certificate Account and available for distribution on the next Distribution Date, the applicable Master Servicer or the Co-Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, as an accommodation may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then current Determination Date, for successive one-month periods for a total period not to exceed 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standards. If any Master Servicer (or the Co-Trustee) makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any Master Servicer (or the Co-Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, such Master Servicer (or the Co-Trustee) shall further be authorized to wait for principal collections on the Mortgage Loans to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such collection period; provided, however, if, at any time the applicable Master Servicer or the Co-Trustee, as the case may be, elects not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Accounts for such Distribution Date, then the applicable Master Servicer or the Co-Trustee, as applicable, shall use its reasonable efforts to give Moody's, S&P and Fitch 15 days' notice of such determination, unless (1) the applicable Master Servicer or the Co-Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize such Master Servicer's or the Co-Trustee's ability, as applicable, to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to such Master Servicer or the Co-Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the applicable Master Servicer has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or
(3) apply, the applicable Master Servicer or the Co-Trustee, as applicable, shall give Moody's and Fitch notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The applicable Master Servicer or the Co-Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's and Fitch contemplated by the immediately preceding sentence. Nothing herein shall give any Master Servicer or the Co-Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent of any principal collections then available in the Certificate Accounts pursuant to Section 3.05(a)(v).

            The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to any Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standards and/or with respect to the Co-Trustee, constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder. If any Master Servicer or the Co-Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then such Master Servicer or the Co-Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in its Certificate Account or such other Master Servicer's Certificate Account (if amounts in such Master Servicer's Certificate Account are not sufficient for such reimbursement) for such Distribution Date (deemed first from principal and then interest). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The applicable Master Servicer's or the Co-Trustee's, as the case may be, decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of such Master Servicer or the Co-Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the applicable Master Servicer's or the Co-Trustee's, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standards and none of the Master Servicers, the Co-Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Holders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

            Section 3.20 Modifications, Waivers, Amendments and Consents. (a) Except as set forth in Section 3.08(a), Section 3.08(b), Section 3.08(f), this
Section 3.20(a), Section 3.20(d), Section 3.20(j) and Section 6.07 but subject to any other conditions set forth thereunder, and, with respect to any Serviced Whole Loan, subject to the rights of the related Companion Holder to advise the applicable Master Servicer with respect to, or consent to, a modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement, the Master Servicers shall not modify, waive or amend a Mortgage Loan and/or a Companion Loan without the prior written consent of the Special Servicer; provided that, the applicable Master Servicer shall forward to the Special Servicer requests to extend the maturity date of a Mortgage Loan and/or Companion Loan that is not a Specially Serviced Mortgage Loan, and the Special Servicer may approve such request, provided, further, that except as provided in the following sentence, subject to Section 6.07, no such extension entered into pursuant to this Section 3.20(a) shall extend the Maturity Date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards giving due consideration to the remaining term of the ground lease, ten years, prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan and/or Companion Loan for more than twelve months from and after the original Maturity Date of such Mortgage Loan and/or Companion Loan and such Mortgage Loan and/or Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, the applicable Master Servicer must provide the Trustee, the Special Servicer and the Directing Certificateholders with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required to be paid by the Mortgagor, from the Certificate Account as an expense of the Trust) that such extension would not constitute a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the applicable Master Servicer, with respect to Non-Specially Serviced Mortgage Loans that it is responsible for servicing, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan and/or Companion Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that, if the Mortgage Loan and/or Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Subject to Section 6.07 herein, applicable law and the Mortgage Loan or Companion Loan documents, neither the applicable Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan and/or Companion Loan is not in default pursuant to the terms of the related Mortgage Loan and/or Companion Loan documents or default with respect thereto is not reasonably foreseeable unless (i) such Master Servicer or the Special Servicer, as applicable, obtains from each Rating Agency (and delivers to the Directing Certificateholder) a written confirmation that such substitution will not cause a downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates or if applicable, any class of Companion Loan Securities and (ii) either (a) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan in effect on the Startup Day, within the meaning of Treasury Regulations Section 1.1001-3, or (b) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan and/or Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan and/or Companion Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the Trust and, if applicable, the Companion Holders as the holders of such Companion Loans than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to (x) the provisions of this Section 3.20(b) and Section 3.20(c), (y) the approval of the Directing Certificateholder as provided in Sections 3.21 and
6.07 and (z) with respect to any Serviced Whole Loan, the rights of the related Companion Holder to advise the Special Servicer with respect to, or consent to, such modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of
(a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standards giving due consideration to the remaining term of the ground lease, with the consent of the Directing Certificateholder, ten years prior to the expiration of such leasehold estate.

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan and/or Companion Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Master Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan or Companion Loan, as applicable (unless the amount thereof is specified in the related Mortgage
Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the applicable Master Servicer or the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan or Companion Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the applicable Master Servicer or Special Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations
Section 1.860G-2(b) and (ii) will not cause (x) any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the applicable Master Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan.

            (e) In the event of a modification that creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates), the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest pursuant to
Section 4.06.

            (f) Subject to Section 3.20(c), the applicable Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within such Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans and/or Companion Loans entered into pursuant to this
Section 3.20 shall be in writing, signed by the applicable Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Special Servicer in accordance with the Servicing Standards).

            (h) Each of the Master Servicers with respect to the Non-Specially Serviced Mortgage Loans it is servicing hereunder and the Special Servicer with respect to the Specially Serviced Mortgage Loans shall notify the Rating Agencies, the Trustee, the Directing Certificateholder, the related Companion Holder, if applicable, and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan or Companion Loan and the date thereof, and shall deliver to the Trustee or the related Custodian with a copy to the applicable Master Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Following receipt of the applicable Master Servicer's or the Special Servicer's, as applicable, delivery of the aforesaid modification, waiver or amendment to the Trustee, the Trustee shall forward a copy thereof to each Holder of a Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificate upon request.

            (i) [RESERVED].

            (j) Notwithstanding the foregoing, neither the Master Servicers nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan, any Serviced Whole Loan or Companion Loan unless such defeasance complies with Treasury Regulations
Section 1.860G-2(a)(8) and the applicable Master Servicer or the Special Servicer, as applicable, has received (i) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan, any Serviced Whole Loan or Companion Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and, if applicable, Companion Loan documents,
(ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (iv) to the extent permissible under the related Mortgage Loan documents and, if applicable, Companion Loan documents, such Master Servicer or Special Servicer, as applicable shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor and (v) to the extent permissible under the Mortgage Loan documents and, if applicable, Companion Loan documents, such Master Servicer or Special Servicer, as applicable shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or modification of the then current ratings of the Certificates (or, insofar as there is then outstanding any class of Companion Loan Securities then rated by such Rating Agency, such class of securities); provided, however, that the applicable Master Servicer or Special Servicer, as applicable shall not be required to obtain the Moody's confirmation referenced in clause (v) above with respect to any Mortgage Loan which has a Stated Principal Balance less than $20,000,000 and represents less than 5% of the Stated Principal Balance of all the Mortgage Loans, so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance. Notwithstanding the foregoing, in the event that requiring the Mortgagor to pay for the items specified in clauses (ii), (iv) and (v) in the preceding sentence would be inconsistent with the related Mortgage Loan documents, such costs shall be paid by the related Mortgage Loan Seller as set forth in the first paragraph of Section 2.03(b) as a Trust Fund expense.

            (k) Notwithstanding anything herein or in the related Mortgage Loan documents and, if applicable, Companion Loan documents to the contrary, the applicable Master Servicer or the Special Servicer may permit the substitution of "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan, Serviced Whole Loan or Companion Loan, as applicable, (or any portion thereof), in lieu of the defeasance collateral specified in the related Mortgage Loan, Serviced Whole Loan or Companion Loan documents, as applicable; provided that the applicable Master Servicer or the Special Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the applicable Master Servicer or the Special Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents and, if applicable, Companion Loan documents and, if not so permitted, paid out of the Certificate Account) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC and; provided further that the requirements set forth in Section 3.20(j) (including the confirmation from each Rating Agency that such defeasance would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of related Companion Loan Securities) are satisfied; and provided further that such securities are backed by the full faith and credit of the United States government, or the applicable Master Servicer or the Special Servicer shall obtain a written confirmation of each Rating Agency that the use of such securities will not result in the downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates outstanding (or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, such class of securities).

            (l) If required under the related Mortgage Loan or Companion Loan documents or if otherwise consistent with the Servicing Standards, each Master Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), which shall be Eligible Accounts, into which all payments received by such Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan or Companion Loan documents. Notwithstanding the foregoing, in no event shall such Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by such Master Servicer in "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, such Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan or Companion Loan in advance of its Due Date in accordance with clause
(a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan or Companion Loan. Notwithstanding anything herein to the contrary, in no event shall such Master Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days (or 366 days in the case of a leap year).

            (m) Notwithstanding anything to the contrary in this Agreement, neither the applicable Master Servicer nor the Special Servicer, as applicable, shall, unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of the Certificate Account) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates (or, insofar as there is then outstanding any class of Companion Loan Securities then rated by such Rating Agency, such class of securities), grant or accept any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager, with respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Recordkeeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan or Companion Loan, the applicable Master Servicer or the Special Servicer, as the case may be, shall promptly give notice to the other applicable servicer and the Directing Certificateholder thereof, and the applicable Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable, the related Companion Loan, either in the applicable Master Servicer's possession or otherwise available to such Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. Each Master Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and, if applicable, the related Companion Loan(s) until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Companion Loan. Each Master Servicer shall deliver to the Trustee, the Co-Trustee and the Directing Certificateholder a copy of the notice of such Servicing Transfer Event provided by such Master Servicer to the Special Servicer, or by the Special Servicer to such Master Servicer, pursuant to this Section. The Trustee shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the applicable Master Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan or Companion Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan(s)), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the applicable Master Servicer and the Directing Certificateholder and shall return the related Mortgage File and Servicing File to the applicable Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the applicable Master Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the Companion Loan, shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans and Companion Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File to the extent within its possession (with a copy of each such original to the applicable Master Servicer), and provide the applicable Master Servicer with copies of any additional related Mortgage Loan or Companion Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), each Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and Companion Loans and REO Properties (other than with respect to the Non-Serviced Mortgage Loans) and shall provide the Special Servicer with any information in its possession with respect to such records to enable the Special Servicer to perform its duties under this Agreement, provided that this statement shall not be construed to require any Master Servicer to produce any additional reports.

            (d) No later than 60 days after a Servicing Transfer Event for a Mortgage Loan (other than the Non-Serviced Mortgage Loans) and, if applicable, the Companion Loan, the Special Servicer shall deliver to the applicable Master Servicer, each Rating Agency, the Trustee, the Co-Trustee, each related Companion Holder and the Directing Certificateholder, a report (the "Asset Status Report") with respect to such Mortgage Loan or Companion Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the Servicing Transfer Event:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the applicable Master Servicer for regular servicing or otherwise realized upon;

            (v) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder, does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standards or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report within ten
(10) Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies, the related Companion Holder, if applicable, the Trustee, the Co-Trustee and the applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten
(10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within ninety (90) days, of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer, subject to the rights of the related Companion Holder pursuant to the related Intercreditor Agreement, if applicable, shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or, if a Serviced Whole Loan is involved, the Companion Holder, and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards. Each final Asset Status Report shall be delivered to the applicable Master Servicer, the Trustee and Co-Trustee (upon request), the related Companion Holder, if applicable, and each Rating Agency.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction or disapproval of the Directing Certificateholder shall
(a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of any of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Co-Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's, Co-Trustee's or the Master Servicer's responsibilities under this Agreement.

            (e) Upon receiving notice of (i) the occurrence of the events described in clause (v) of the definition of Servicing Transfer Event (without regard to the 60 day period set forth therein), or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan or Companion Loan which is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.08 and
Section 3.20, the applicable Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan or Companion Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. Each Master Servicer shall use its reasonable efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event.

            Section 3.22 Sub-Servicing Agreements. (a) Each Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations hereunder; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if such Master Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Co-Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee and the Co-Trustee for the benefit of the Certificateholders, the related Companion Holder (if applicable) and the Trustee (as holder of the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Lower-Tier Interests) and the Co-Trustee shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Co-Trustee or its designee assumes the obligations of the applicable Master Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Co-Trustee, the Special Servicer, any successor Master Servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Co-Trustee or its designees as contemplated by Section 3.22(g) hereof and in such additional manner as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund and (vi) does not permit the Sub-Servicer to modify any Mortgage Loan unless and to the extent the applicable Master Servicer is permitted hereunder to modify such Mortgage Loan. Any successor Master Servicer hereunder shall, upon becoming successor Master Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor master servicer (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by any Master Servicer may but need not provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. Each Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by any Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of such Master Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, in such event, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the applicable Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with
Section 3.03(d), such interest to be allocable between the applicable Master Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, each Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. Each Master Servicer shall notify the Special Servicer, the Trustee, the Co-Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, except that such Master Servicer need not provide such notice as to the Initial Sub-Servicing Agreements.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the applicable Master Servicer's obligations under this Agreement.

            (c) As part of its servicing activities hereunder, each Master Servicer for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Co-Trustee, the Certificateholders or the Trust
Fund) monitor the performance and enforce the obligations of each of its Sub-Servicers under the related Sub-Servicing Agreement. Subject to Sections
11.01 and 11.02, such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standards. Each Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Co-Trustee or its designee becomes successor Master Servicer and assumes the rights and obligations of any Master Servicer under any Sub-Servicing Agreement, such Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and, if applicable, Companion Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22 (except to the extent provided in Article XI with respect to the obligations of any Sub-Servicer that is an Initial Sub-Servicer) the Master Servicer shall remain obligated and responsible to the Trustee, the Co-Trustee, the Special Servicer, holders of the Companion Loans serviced hereunder and the Certificateholders for the performance of such Master Servicer's obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer under any Sub-Servicing Agreement as and when due from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer, and provided further that the use of such power of attorney by a Sub-Servicer is subject to the last sentence of Section 3.01(b).

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Co-Trustee or any other Person becomes successor Master Servicer, the Co-Trustee or such successor Master Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing or any other contrary provision in this Agreement, the Co-Trustee and any successor Master Servicer shall assume each Initial Sub-Servicing Agreement and (i) the Initial Sub-Servicer's rights and obligations under the Initial Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the Initial Sub-Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer, including, without limitation, the Co-Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to the then-current Initial Sub-Servicing Agreement without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Initial Sub-Servicer hereunder and/or under the Initial Sub-Servicing Agreement, without the prior written consent of the Initial Sub-Servicer (which consent shall not be unreasonably withheld).

            (h) With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, to the extent required, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the applicable Master Servicer pursuant to the terms hereof (and within the same period of time required herein), within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, unless (i) the Special Servicer receives the consent of the Directing Certificateholder and (ii) the Special Servicer receives the written confirmation of Fitch that such agreement will not cause the downgrade, withdrawal or qualification of any of the then current ratings assigned to any Class of Certificates.

            Section 3.23 Representations, Warranties and Covenants of the Master Servicers. (a) Each Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Companion Holder and to the other Master Servicer, the Co-Trustee, the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware (in the case of Master Servicer No. 1) or a national banking association, duly organized, validly existing and in good standing under the laws of the United States (in the case of Master Servicer No. 2), and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, does not (A) violate the applicable Master Servicer's organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets or (C) violate any law, rule, regulation, order, judgment or decree to which such Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

            (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the applicable Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) Such Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, local or governmental agency, which default, in such Master Servicer's reasonable judgment is likely to materially and adversely affect its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement;

            (vii) Such Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer, or compliance by such Master Servicer with, this Agreement or the consummation of the transactions of such Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer. (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Companion Holder, the Depositor, the Co-Trustee and the Master Servicers, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Virginia, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, does not (A) violate the Special Servicer's articles of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject (A) to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, local or governmental agency, which default, in the Special Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment could reasonably be expected to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) Each officer, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c); and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body under federal or state law is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account and Excess Interest Distribution Account. (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December (unless, in either case, the related Distribution Date will be the final Distribution Date), the Trustee, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

            (b) On each P&I Advance Date occurring in March (or in February if the related Distribution Date will be the final Distribution Date), the Trustee shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February (if applicable), if any, and deposit such amount into the Lower-Tier Distribution Account.

            (c) On or prior to the related P&I Advance Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

            Section 3.26 Directing Certificateholder Contact with Master Servicers. No less often than on a monthly basis, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible.

            Section 3.27 Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder. (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Master Servicers, the Trustee and Special Servicer of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Master Servicers, Special Servicer and Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

            (b) Once a Directing Certificateholder has been selected, each of the Master Servicers, the Special Servicer, the Depositor, the Trustee and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Master Servicers, Special Servicer, the Trustee, the Co-Trustee and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Trustee shall request the Controlling Class Certificateholders to select a new Directing Certificateholder.

            (c) Until it receives notice to the contrary each of the Master Servicers and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder, and the Directing Certificateholder.

            (d) Upon request, the Trustee shall deliver to the Special Servicer and the Master Servicers a list of each Controlling Class Certificateholder and the Directing Certificateholder, including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Trustee shall notify the Master Servicers and the Special Servicer. Notwithstanding the foregoing, JER Investors Trust Inc. shall be the initial Directing Certificateholder and the initial Controlling Class Certificateholder and shall remain so until a successor is appointed pursuant to the terms of this Agreement.

            (e) Until it receives notice to the contrary, each of the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing Certificateholder and the Controlling Class Certificateholder.

            (f) If at any time a Book-Entry Certificate belongs to a Controlling Class, the Trustee shall notify the related Certificateholders (through the Depository) of such event.

            (g) With respect to a Serviced Whole Loan and any approval and consent rights in this Agreement with respect to such Serviced Whole Loan, the holder of the related Serviced Mortgage Loan shall exercise such rights in accordance with the related Intercreditor Agreement, provided that the Directing Certificateholder may exercise the portion of such rights allocated to the related Serviced Mortgage Loan.

            (h) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (i) All requirements of the Master Servicers and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) provided to the Directing
Certificateholder contained in this Agreement shall also apply to each Companion Holder with respect to information relating to the related Serviced Whole Loan.

            Section 3.28 Intercreditor Agreements. Each of the Master Servicers and Special Servicer acknowledges and agrees that each Serviced Whole Loan being serviced under this Agreement and each Mortgage Loan with mezzanine debt is subject to the terms and provisions of the related Intercreditor Agreement and/or related mezzanine intercreditor agreement, as applicable, and each agrees to service each such Serviced Whole Loan and each Mortgage Loan with mezzanine debt in accordance with the related Intercreditor Agreement and/or related mezzanine intercreditor agreement, as applicable, and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Intercreditor Agreement and/or mezzanine intercreditor agreement, as applicable, and, in the event of any conflict, the related Intercreditor Agreement and/or mezzanine intercreditor agreement, as applicable, shall govern. Notwithstanding anything to the contrary in this Agreement, each of the Master Servicers and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan or the related Mortgaged Property without the prior consent of the related Companion Holder to the extent that the related Intercreditor Agreement provides that such Companion Holder is required to consent to such action. When the related Companion Holder's consent to any such action is required under the related Intercreditor Agreement, the Directing Certificateholder (other than any Companion Holder acting as Directing Certificateholder by virtue of being the Serviced Whole Loan Controlling Holder with respect to such Mortgage Loan) shall not have any consent rights related to such Mortgage Loan. Nothing herein shall be deemed to override the provisions of the Intercreditor Agreements with respect to the rights of the Companion Holders thereunder (but this statement shall not modify the duty of the Master Servicers and the Special Servicer to act in accordance with the Servicing Standard in connection with servicing actions) and in the event of any inconsistency between the provisions of an Intercreditor Agreement and the provisions of this Agreement relating to the rights and obligations of the Trustee (or the Co-Trustee, as applicable), as holder of the related Mortgage Loan, and the related Companion Holder, the Intercreditor Agreement shall control with respect to such Serviced Whole Loan. Each of the Master Servicers and Special Servicer acknowledges and agrees that each Companion Holder and mezzanine lender may have the right to cure certain defaults with respect to the related Serviced Mortgage Loan, and to purchase the related Mortgage Loan, as applicable, in each case pursuant to the terms and conditions of the related Intercreditor Agreement and/or mezzanine intercreditor agreement, as applicable.

            Notwithstanding any provision of this Agreement to the contrary, consistent with the Servicing Standards, the servicing rights and obligations of the Special Servicer with respect to the Mezz Cap AB Companion Loan will be limited pursuant to the terms of the related Mezz Cap AB Intercreditor Agreement prior to, or after the discontinuance of, a "Material Default" (as defined in Section 3(b) of such Intercreditor Agreement).

            Neither the Master Servicers nor the Special Servicer shall have any liability for any cost, claim or damage that arises from any entitlement in favor of a Companion Holder under the related Intercreditor Agreement or conflict between the terms of this Agreement and the terms of such Intercreditor Agreement. Notwithstanding any provision of any Intercreditor Agreement that may otherwise require the Master Servicers or the Special Servicer to abide by any instruction or direction of a Companion Holder, neither the Master Servicers nor the Special Servicer shall be required to comply with any instruction or direction the compliance with which requires an Advance that constitutes or would constitute a Nonrecoverable Advance. In no event shall any expense arising from compliance with an Intercreditor Agreement (or from compliance with any intercreditor agreement with respect to a related mezzanine loan) constitute an expense to be borne by the Master Servicers or Special Servicer for its own account without reimbursement. In no event shall the Master Servicers or the Special Servicer be required to consult with or obtain the consent of any Companion Holder unless such Companion Holder has delivered notice of its identity and contact information to each of the parties to this Agreement (upon which notice each of the parties to this Agreement shall be conclusively entitled to rely). As of the Closing Date, the contact information for the Companion Holders is set forth in Section 11.05 under this Agreement. In no event shall the Master Servicers or the Special Servicer be required to consult with or obtain the consent of a new Directing Certificateholder or a new Controlling Class Certificateholder if the Trustee has not delivered notice to the Master Servicers or the Special Servicer as required under Section 3.27(d).

            No direction or disapproval of the Companion Holders shall (a) require or cause the Master Servicers or Special Servicer (i) to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement or
(ii) to act, or fail to act, in any manner that is or would not be in accordance with the Servicing Standards or that would in any way fail to maintain the REMIC status of any of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) materially expand the scope of the Special Servicer's, Trustee's, Co-Trustee's or each Master Servicer's responsibilities under this Agreement.

            Section 3.29 Companion Paying Agent. (a) Each Master Servicer shall be the Companion Paying Agent with respect to the Companion Loans related to Mortgage Loans that it is responsible for servicing hereunder. Each Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.

            (b) No provision of this Agreement shall be construed to relieve any Companion Paying Agent from liability for its negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of each Companion Paying Agent shall be determined solely by the express provisions of this Agreement. No Companion Paying Agent shall be liable except for the performance of such duties and obligations and no implied covenants or obligations shall be read into this Agreement against a Companion Paying Agent. In the absence of bad faith on the part of a Companion Paying Agent, such Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to such Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

            (c) Upon the resignation or removal of the applicable Master Servicer pursuant to Article VII of this Agreement, the applicable Companion Paying Agent shall be deemed simultaneously to resign or be removed.

            (d) This Section shall survive the termination of this Agreement or the resignation or removal of a Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

            Section 3.30 Companion Register. Each Companion Paying Agent shall maintain a register (collectively, the "Companion Register") on which it will record the names and address of, and wire transfer instructions for, the applicable Companion Holders from time to time, to the extent such information is provided in writing to it by each Companion Holder. The initial Companion Holders, along with their respective name, address, wiring instructions and tax identification number, are listed on Exhibit S hereto. In the event a Companion Holder transfers a Companion Loan without notice to the relevant Companion Paying Agent, such Companion Paying Agent shall have no liability for any misdirected payment in the Companion Loan and shall have no obligation to recover and redirect such payment.

            The applicable Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. Such Companion Paying Agent shall have no liability to any Person for the provision of any such name and address.

            Section 3.31 Swap Contracts. (a) On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Contracts and related agreements with the Swap Counterparty.

            (b) On the Business Day prior to each P&I Advance Date, based on the reports provided by each Master Servicer pursuant to Section 3.12(e), information that the Trustee obtains from each Swap Counterparty and the respective Swap Contract, and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(d) hereof, the Trustee shall calculate the Class A-2SFL Net Swap Payment and the Class A-JFL Net Swap Payment and notify the related Swap Counterparty in accordance with the terms of the respective Swap Contracts.

            (c) No later than 4:00 p.m. New York City time on each Distribution Date, the Trustee shall remit the Class A-2SFL Net Swap Payment and the Class A-JFL Net Swap Payment, if any, to the related Swap Counterparty from the related Floating Rate Account; provided, that upon the occurrence and during the continuation of a Class A-2SFL Distribution Conversion or Class A-JFL Distribution Conversion, the Trustee shall not make such payments to such Swap Counterparty, respectively. Promptly upon receipt of any payment or other receipt in respect of the Swap Contracts, the Trustee shall deposit the same into the related Floating Rate Account.

            (d) The Trustee shall at all times enforce the Trust's rights under the Swap Contracts. In the event of a Swap Default, the Trustee shall promptly provide written notice to the Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates, as applicable, and shall be required, subject to the Trustee's determination that costs of enforcement will be recoverable from or indemnified by the Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates, respectively, to take such actions (following the expiration of any applicable grace period specified in the Swap Contracts), unless otherwise directed in writing by the Holders of 25% (by Certificate Balance) of the Class A-2SFL Certificates or Class A-JFL Certificates, as applicable, to enforce the rights of the Trust under the applicable Swap Contract as may be permitted by the terms thereof and use any Swap Termination Fees received from the applicable Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Trustee, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class A-2SFL Certificates or Class A-JFL Certificates, as applicable, on the immediately succeeding Distribution Date. The Trustee shall be entitled to require reasonable assurances of payment (including, without limitation, reasonable indemnity therefor) from the Holders of the Class A-2SFL Certificates or the Class A-JFL Certificates prior to the incurrence of any costs in connection with the enforcement of the related Swap Contract.

            Any Class A-2SFL Distribution Conversion and Class A-JFL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any Swap Termination Fees to the Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates, respectively. Any such Swap Default (or termination of the Swap Contract) and the consequent Class A-2SFL Distribution Conversion or Class A-JFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change (or notification to the Trustee that such change is imminent) in the payment terms on the Class A-2SFL Certificates or Class A-JFL Certificates including as a result of a Class A-2SFL Distribution Conversion or a Class A-JFL Distribution Conversion, termination of a Class A-2SFL Distribution Conversion or a Class A-JFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify DTC of the change in payment terms.

            (e) In the event that the corresponding Swap Contract is terminated and no replacement interest rate swap agreement is entered into within 30 days of such termination, the Trustee shall provide notice of such termination to the Class A-2SFL Certificateholders, which notice shall include: "The Swap Contract with respect to the Class A-2SFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-2SFL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), granted by the U.S. Department of Labor to J.P. Morgan Securities Inc. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement." In the event that the corresponding Swap Contract is terminated and no replacement interest rate swap agreement is entered into within 30 days of such termination, the Trustee shall provide notice of such termination to the Class A-JFL Certificateholders, which notice shall include: "The Swap Contract with respect to the Class A-JFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-JFL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), granted by the U.S. Department of Labor to J.P. Morgan Securities Inc. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            (f) Any costs and expenses related to the Swap Contracts (other than Class A-2SFL Net Swap Payments and the Class A-JFL Net Swap Payments) will only be payable (subsequent to the distribution of all amounts of principal and interest and reimbursement of Collateral Support Deficits payable to the Class A-2SFL Certificates and the Class A-JFL Certificates) from the related Floating Rate Account, which in no circumstances will constitute Additional Trust Fund Expenses.

            (g) The Trustee shall establish two Swap Counterparty Collateral Accounts. The Trustee shall deposit all collateral received from the Swap Counterparty under any Credit Support Annex (as defined in the related Swap Contract) of the related Swap Contract into the related Swap Counterparty Collateral Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Swap Counterparty Collateral Account shall be (i) for application to obligations of the Swap Counterparty under the applicable Swap Contract if such Swap Contract becomes subject to early termination or upon default by the Swap Counterparty or (ii) to return collateral to the Swap Counterparty when and as required by the applicable Swap Contract. The Trustee agrees to give the Swap Counterparty prompt notice if it obtains knowledge that a Swap Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of a Swap Counterparty Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Funds credited to any Swap Counterparty Collateral Account shall be applied as contemplated in the applicable Swap Contract. Subject to the terms of the applicable Swap Contract, proceeds of the liquidation of Swap Contract collateral (if such Swap Contract becomes subject to early termination or upon default by the Swap Counterparty) shall be deposited in the Floating Rate Account for application as applicable.

            Section 3.32 [RESERVED]

            Section 3.33 Certain Matters Relating to the Non-Serviced Mortgage Loans.

            (a) In the event that any of the trustee, master servicer or special servicer under any Non-Serviced Pooling Agreement shall be replaced in accordance with the terms of such Non-Serviced Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to such trustee, master servicer or special servicer, as the case may be.

            (b) The applicable Master Servicer shall deliver, or cause to be delivered, to the Trustee, following receipt from the master servicer, special servicer or trustee under any Non-Serviced Pooling Agreement, any servicing reports concerning the related Whole Loan.

            Section 3.34 Additional Matters Relating to the Certain of the Mortgage Loans.

            (a) The applicable Master Servicer, upon receiving knowledge, shall notify Fitch if the related Mortgagor of any of the 10 largest Mortgage Loans (or Crossed Group that would be one of the 10 largest Mortgage Loans if it were treated as single Mortgage Loan) by Stated Principal Balance incurs additional subordinate, pari-passu or mezzanine debt in accordance with the related Mortgage Loan documents.

            (b) With respect to the College Green Mortgage Loan, Master Servicer No. 1 shall use commercially reasonable efforts to cause the related Mortgagor to agree to an amendment of the related Mortgage (relating to the provision in the Mortgage providing for the release of a building and certain adjoining property) within 90 days of the Closing Date. The amendment shall be substantially in the form provided to Master Servicer No. 1 by the Depositor and shall be subject to the approval of the Depositor. Absent such an amendment of the Mortgage, Master Servicer No. 1 or the Special Servicer, as the case may be, shall, without exercising any discretion with respect to approving or disapproving the boundaries of the parcel to be released, approve a release of property under the terms of the Mortgage if (i) the release of property complies with the subdivision approval by the municipality in which the related Mortgaged Property is located and (ii) the other conditions to such release under the Mortgage are satisfied by the Mortgagor.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions. (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer the Lower-Tier Regular Distribution Amount from the Lower-Tier Distribution Account to the Middle-Tier Distribution Account and from the Middle-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests and Uncertificated Middle-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, concurrently (A) to the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, from the Group R Available Distribution Amount attributable to Mortgage Loans in Loan Group R-1 up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates; (B) to the Holders of Class A-1S Certificates, the Class A-2S Certificates, the Class A-2SFL Regular Interest and the Class A-3S Certificates, pro rata (based on their respective entitlements to interest) from the Group S Available Distribution Amount up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date; (C) to the Holders of the Class A-1A Certificates, in respect of interest, from the Group R Available Distribution Amount attributable to Mortgage Loans in Loan Group R-2 up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates; and (D) (x) to the Holders of the Class X Certificates, in respect of interest, from the Group R Available Distribution Amount up to an amount equal to the Class X-R Interest Distribution Amount and (y) from the Group S Available Distribution Amount up to an amount equal to the Class X-S Interest Distribution Amount; provided, however, on any Distribution Date where the Group R Available Distribution Amount (or applicable portion of the Group R Available Distribution Amount) is not sufficient to make distributions in full to the Class A or Class X Certificates provided above, the Group R Available Distribution Amount for such Distribution Date will be allocated among the Class A and Class X Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest (or, in the case of the Class X Certificates, the Class X-R Interest Distribution Amount) in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date.

            (ii) second, to the Holders of the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates, Class A-3S Certificates and Class A-1A Certificates and the Class A-2SFL Regular Interest, in reduction of the Certificate Balances thereof, concurrently: (A)(1) first, to the Holders of the Class A-1 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (C) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1 Certificates is reduced to zero, (2) then, to the Holders of the Class A-2 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause
      (A)(1) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clause (A)(1) above and clause (C) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates is reduced to zero and (3) then, to Holders of the Class A-3 Certificates, in an amount equal to the Group R-1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (A)(1) and (A)(2) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group R-2 Principal Distribution Amount remaining after payments specified in clauses (A)(1) and (A)(2) above and clause (C) below have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates is reduced to zero; (B)(1) first, to the Holders of the Class A-1S Certificates, in an amount equal to the Group S Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1S Certificates is reduced to zero, (2) then, to the holders of the Class A-2S Certificates and the Class A-2SFL Regular Interest, pro rata, based on their outstanding Certificate Balances, in an amount equal to such holder's share of the Group S Principal Distribution Amount (or the portion of it remaining after payments specified in clause (B)(1) above have been made) for such Distribution Date, until the outstanding Certificate Balances of the Class A-2S Certificates and the Class A-2SFL Regular Interest are reduced to zero and (3) then, to the holders of the Class A-3S Certificates, in an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (B)(1) and (B)(2) above have been made) for such Distribution Date, until the outstanding Certificate Balance of the Class A-3S Certificates is reduced to zero, and (C) to the Class A-1A Certificates, in an amount equal to the Group R-2 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero, the Group R-1 Principal Distribution Amount remaining after payments specified in clauses (A)(1),
      (A)(2) and (A)(3) above have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1A Certificates is reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates Class A-3S Certificates and Class A-1A Certificates and the Class A-2SFL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, concurrently, (i) to the Holders of the Class A-M Certificates, from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes A-M Certificates for such Distribution Date, and (ii) to the Holders of the Class A-MS Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class A-MS Certificates for such Distribution Date;

            (v) fifth, to the Holders of the Class A-M and Class A-MS Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balance of the Class A Certificates has been reduced to zero, to the Holders of the Class A-M Certificates, in reduction of their Certificate Balances, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates on such Distribution Date), until the Certificate Balance of the Class A-M Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class A-MS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class A-MS Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class A-M and Class A-MS Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, concurrently, (i) to the Holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata (based on their respective entitlements to interest), from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, and (ii) to the Holders of the Class A-JS Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class A-JS Certificates for such Distribution Date;

            (viii) eighth, to the Holders of the Class A-J and Class A-JS Certificates and the Class A-JFL Regular Interest, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates and Class A-M Certificates have been reduced to zero, to the Holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, based on their outstanding Certificate Balances, in reduction of their Certificate Balances, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates and Class A-M Certificates on such Distribution Date), until the Certificate Balances of the Class A-J Certificates and the Class A-JFL Regular Interest have been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates) and Class A-MS Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class A-JS Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates) and Class A-MS Certificates and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class A-JS Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class A-J and Class A-JS Certificates and the Class A-JFL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, concurrently, (i) to the Holders of the Class B Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class B Certificates for such Distribution Date, and (ii) to the Holders of the Class B-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class B-S Certificates for such Distribution Date;

            (xi) eleventh, to the Holders of the Class B and Class B-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-J Certificates and the Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates and Class A-J Certificates and the Class A-JFL Regular Interest on such Distribution Date), until the Certificate Balance of the Class B Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates and Class A-JS Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class B-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates and Class A-JS Certificates and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class B-S Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class B and Class B-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, concurrently, (i) to the Holders of the Class C Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class C Certificates for such Distribution Date, and (ii) to the Holders of the Class C-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class C-S Certificates for such Distribution Date;

            (xiv) fourteenth, to the Holders of the Class C and Class C-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates and the Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates and the Class A-JFL Regular Interest on such Distribution Date), until the Certificate Balance of the Class C Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class C-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates and Class B-S Certificates and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class C-S Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class C and Class C-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, concurrently, (i) to the Holders of the Class D Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class D Certificates for such Distribution Date, and (ii) to the Holders of the Class D-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class D-S Certificates for such Distribution Date;

            (xvii) seventeenth, to the Holders of the Class D and Class D-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates and the Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates and the Class A-JFL Regular Interest on such Distribution
      Date), until the Certificate Balance of the Class D Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class D-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates and Class C-S Certificates and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class D-S Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class D and Class D-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, concurrently, (i) to the Holders of the Class E Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class E Certificates for such Distribution Date, and (ii) to the Holders of the Class E-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class E-S Certificates for such Distribution Date;

            (xx) twentieth, to the Holders of the Class E and Class E-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the Class A-JFL Regular Interest on such Distribution Date), until the Certificate Balance of the Class E Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class E-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates and Class D-S Certificates and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class E-S Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class E and Class E-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, concurrently, (i) to the Holders of the Class F Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class F Certificates for such Distribution Date, and (ii) to the Holders of the Class F-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class F-S Certificates for such Distribution Date;

            (xxiii) twenty-third, to the Holders of the Class F and Class F-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates and the Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates and the Class A-JFL Regular Interest on such Distribution
      Date), until the Certificate Balance of the Class F Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class F-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates and Class E-S Certificates and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class F-S Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class F and Class F-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, concurrently, (i) to the Holders of the Class G Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class G Certificates for such Distribution Date, and (ii) to the Holders of the Class G-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class G-S Certificates for such Distribution Date;

            (xxvi) twenty-sixth, to the Holders of the Class G and Class G-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the Class A-JFL Regular Interest on such Distribution
      Date), until the Certificate Balance of the Class G Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class G-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates and Class F-S Certificates and the A-2SFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class G-S Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class G and Class G-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eight, concurrently, (i) to the Holders of the Class H Certificates from the Group R Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class H Certificates for such Distribution Date, and (ii) to the Holders of the Class H-S Certificates from the Group S Available Distribution Amount, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class H-S Certificates for such Distribution Date;

            (xxix) twenty-ninth, to the Holders of the Class H and Class H-S Certificates, in reduction of the Certificate Balances thereof, concurrently: (i) after the outstanding Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates and the Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Group R Principal Distribution Amount (or the portion thereof remaining after distributions in respect of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates and the Class A-JFL Regular Interest on such Distribution Date), until the Certificate Balance of the Class H Certificates has been reduced to zero, and (ii) after the outstanding Certificate Balances of the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates and the A-2SFL Regular Interest have been reduced to zero, to the Holders of the Class H-S Certificates, in reduction of their Certificate Balance, an amount equal to the Group S Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-MS Certificates, Class A-JS Certificates, Class B-S Certificates, Class C-S Certificates, Class D-S Certificates, Class E-S Certificates, Class F-S Certificates and Class G-S Certificates and the A-2SFL Regular Interest on such Distribution
      Date), until the outstanding Certificate Balance of the Class H-S Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class H and Class H-S Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class J Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to zero, to the Holders of the Class J Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates and Class H-S Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class K Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to zero, to the Holders of the Class K Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates and Class J Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class L Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eight, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to zero, to the Holders of the Class L Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates and Class K Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class M Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to zero, to the Holders of the Class M Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates and Class L Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) forty-third, to the Holders of the Class N Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xliv) forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to zero, to the Holders of the Class N Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xlv) forty-fifth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) forty-sixth, to the Holders of the Class P Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xlvii) forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to zero, to the Holders of the Class P Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

            (xlviii) forty-eight, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) forty-ninth, to the Holders of the Class NR Certificates, in respect of interest, up to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (l) fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest to zero, to the Holders of the Class NR Certificates, an amount equal to the Principal Distribution Amount (or the portion remaining after distributions on the Class A Certificates, Class A-S Certificates (other than the Class A-2SFL Certificates), Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

            (li) fifty-first, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lii) fifty-second, to Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, to the Holders of the Class MR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Middle-Tier Distribution Account and to the Holders of the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

            If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Monthly Payments, balloon payments or unscheduled principal payments are subsequently received by any Master Servicer and required to be part of the Available Distribution Amount for such Distribution Date, such Master Servicer shall promptly notify the Trustee and the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. None of the Master Servicers, the Special Servicer or the Trustee shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of a Collateral Support Deficit: (i) first, to the Class L-RB Interest and Class L-SB Interest, so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to (A) 0.001% of the Group Subordinate Amount of Loan Group R and (B) 0.001% of the Group Subordinate Amount of Loan Group S, respectively (except that if any such amount is a larger number than in the preceding distribution period, the least amount of principal shall be distributed or losses shall be allocated to the Class L-RB Interest and Class L-SB Interest, as applicable, such that the Lower-Tier Subordinate Balance Ratio is maintained) and (ii) second, any remaining amounts of principal shall be distributed and losses shall be allocated from the related Loan Group, to the Class L-RQ Interest and Class L-SQ Interest, respectively.

               On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest from the related Loan Group at the related interest rate for such Uncertificated Lower-Tier Interest. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Regular Distribution Amount," and shall be made by the Trustee by deeming such Lower-Tier Regular Distribution Amount to be withdrawn from the Lower-Tier REMIC to be deposited in the Middle-Tier Distribution Account.

            The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Regular Distribution Amount and distribution of Yield Maintenance Charges pursuant to Section 4.01(d)(iii) shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            On each Distribution Date, each Uncertificated Middle-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a), 4.01(c) and 4.01(d). On each Distribution Date, each Uncertificated Middle-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates and its related Component of the Class X Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X Certificates shall be treated as having been paid to its Components pro rata, based on the interest accrued with respect thereto at its Class X Strip Rate. Such amounts distributed to the Uncertificated Middle-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Middle-Tier Regular Distribution Amount," and shall be made by the Trustee by deeming such Middle-Tier Regular Distribution Amount to be withdrawn from the Middle-Tier REMIC and deposited in the Upper-Tier Distribution Account.

            As of any date, the principal balance of each Uncertificated Middle-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto, as adjusted for the allocation of Collateral Support Deficits, as provided in Sections 4.04(b) and 4.04(c) and of Certificate Deferred Interest as provided in Section 4.06. The initial principal balance of each Uncertificated Middle-Tier Interest equals the respective Original Middle-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Middle-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

            Any amount that remains in the Middle-Tier Distribution Account on each Distribution Date after distribution of the Middle-Tier Regular Distribution Amount and distribution of Yield Maintenance Charges pursuant to
Section 4.01(d)(iii) shall be distributed to the Holders of the Class MR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Middle-Tier Distribution Account, if any).

            (c) Notwithstanding the priorities set forth in clause (a) above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-JFL Certificates) and the Class A-JFL Regular Interest have all been reduced to zero, the Principal Distribution Amount will be distributed, pro rata, among the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S and Class A-1A Certificates and the Class A-2SFL Regular Interest without regard to Loan Group, based on their respective Certificate Balances immediately prior to such Distribution Date, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any amounts representing reimbursements of Collateral Support Deficits previously allocated to such Classes, if available, will be distributed pro rata based on their respective Certificate Balances, without regard to Loan Group.

            (d) (i) (x) On each Distribution Date, Yield Maintenance Charges collected during the related Due Period collected in respect of Mortgage Loans in Loan Group S will be distributed by the Trustee to the following Classes: to the Class A-1S, Class A-2S, Class A-3S, Class A-MS, Class A-JS, Class B-S, Class C-S, Class D-S, Class E-S, Class F-S, Class G-S, Class H-S Certificates and the Class A-2SFL Regular Interest on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to all of the Group S Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates or the Class A-2SFL Regular Interest, and
(c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayments during the related Due Period. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(d)(i). Any Yield Maintenance Charge collected during the related Due Period with respect to the Mortgage Loans in Loan Group S remaining after such distributions will be distributed to the holders of the Class X Certificates. Notwithstanding the foregoing, any prepayment penalties collected that are based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

            (y) On each Distribution Date, Yield Maintenance Charges collected during the related Due Period collected in respect of Mortgage Loans in Loan Group R-1 will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-JFL Regular Interest with respect to the related Loan Group on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Group R-1 Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayments during the related Due Period with respect to Mortgage Loans in Loan Group R-1. If more than one such Class of Certificates is entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(d)(i). Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates. Notwithstanding the foregoing, any prepayment penalties collected that are based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

            (z) On each Distribution Date, Yield Maintenance Charges collected during the related Due Period collected in respect of Mortgage Loans in Loan Group R-2 will be distributed by the Trustee to the Class A-1A Certificates with respect to the related Loan Group on each Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Group R-2 Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayments during the related Due Period with respect to Mortgage Loans in Loan Group R-2. Any Yield Maintenance Charge collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates. Notwithstanding the foregoing, any prepayment penalties collected that are based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.

            (ii) No Yield Maintenance Charge will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class P, Class NR Class S or Residual Certificates. After the Certificate Balances of the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S Certificates and the Class A-2SFL and Class A-JFL Regular Interests have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X Certificates.

            (iii) All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates and the Class A-2SFL and Class A-JFL Regular Interests on each Distribution Date pursuant to
      Section 4.01(d)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Middle-Tier REMIC in respect of the Uncertificated Lower-Tier Interests, pro rata, and from the Middle-Tier REMIC to the Upper-Tier REMIC in respect of the Uncertificated Middle-Tier Interests, pro rata, based upon the amount of principal distributed in respect of each such Class of Uncertificated Lower-Tier Interests or Uncertificated Middle-Tier Interests, as applicable, for such Distribution Date pursuant to Section 4.01(b) above.

            (iv) Any distributions of Yield Maintenance Charges in respect of the Class A-2SFL Regular Interest shall be distributed to the Holders of the Class A-2SFL Certificates or to the related Swap Counterparty as specified in Section 4.01(j). Any distributions of Yield Maintenance Charges in respect of the Class A-JFL Regular Interest shall be distributed to the Holders of the Class A-JFL Certificates or to the related Swap Counterparty as specified in Section 4.01(k).

            (e) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates) and the Class A-2SFL and Class A-JFL Regular Interests (in order of distribution priority) (first deeming such amounts to be distributed with respect to the Uncertificated Lower-Tier Interests in proportion to unreimbursed Collateral Support Deficits incurred on such Classes), then distributed with respect to the related Uncertificated Middle-Tier Interests up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes of Certificates or the Class A-2SFL or Class A-JFL Regular Interests receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Collateral Support Deficits and related Collateral Support Deficits and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class LR Certificateholders.

            (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Registrar. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Co-Trustee, the Certificate Registrar, the Depositor, the Master Servicers, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates (other than the Class A-2SFL and the Class A-JFL Certificates) or the Class A-2SFL and the Class A-JFL Regular Interests shall be made in the amounts and manner specified in Section 4.01(a) or Section 4.01(e), as applicable, to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 12.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (i) On the date as specified in the related Intercreditor Agreement, with respect to the Companion Loans, each Companion Paying Agent shall make withdrawals and payments from its Companion Distribution Account for each Companion Loan in the following order of priority:

            (i) to pay the Trustee or the Co-Trustee or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to the Serviced Whole Loan related to such Companion Loan, and such amounts are to be paid by the related Companion Holder pursuant to the related Intercreditor Agreement;

            (ii) to pay to the applicable Master Servicer any amounts deposited by such Master Servicer in the Companion Distribution Account not required to be deposited therein;

            (iii) to pay all amounts remaining in the Companion Distribution Account related to such Companion Loan to the related Companion Holder, in accordance with the related Intercreditor Agreement; and

            (iv) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            All distributions from the Companion Distribution Accounts required hereunder shall be made by the applicable Companion Paying Agent to the Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

            (j) (i) On each Distribution Date, for so long as the Certificate Balance of the Class A-2SFL Regular Interest (and correspondingly, the Class A-2SFL Certificates) has not been reduced to zero, to the extent of the Class A-2SFL Available Funds for such Distribution Date, after remitting any Class A-2SFL Net Swap Payment to the Swap Counterparty pursuant to Section 3.31(c), the Trustee shall make distributions from the related Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) first, to the Holders of the Class A-2SFL Certificates, in respect of interest, up to an amount equal to the sum of (i) the Class A-2SFL Interest Distribution Amount for such Distribution Date and (ii) an amount equal to any Accrued Interest From Recoveries relating to the Class A-2SFL Regular Interest;

                  (B) second, to the Holders of the Class A-2SFL Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Class A-2SFL Principal Distribution Amount, until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) third, to the Holders of the Class A-2SFL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-2SFL Certificates (as a result of the allocation of Collateral Support Deficit to the Class A-2SFL Regular Interest) but not previously reimbursed, has been reimbursed in full;

                  (D) fourth, to pay (1) any costs and expenses related to the related Swap Contract and (2) any termination payments to the related Swap Counterparty, in that order and solely to the extent provided herein, including Section 4.01(j)(iii); and

                  (E) fifth, any remaining amount to the Holders of the Class
            A-2SFL Certificates.

            (ii) So long as a Class A-2SFL Distribution Conversion is not in effect, any Yield Maintenance Charges paid on the Class A-2SFL Regular Interest shall be payable to the related Swap Counterparty pursuant to the terms of the related Swap Contract on a net basis as part of the Class A-2SFL Net Swap Payment as specified in Section 3.31. On each Distribution Date for which a Class A-2SFL Distribution Conversion is in effect, any Yield Maintenance Charges paid on the Class A-2SFL Regular Interest shall be distributed to the Holders of the Class A-2SFL Certificates.

            (iii) Any termination payments due to the related Swap Counterparty under the related Swap Contract shall be payable solely from amounts, if any, remaining in the related Floating Rate Account after all other amounts have been paid under the Class A-2SFL Certificates (including all principal and interest amounts outstanding and reimbursement of any Collateral Support Deficit).

            (k) (i) On each Distribution Date, for so long as the Certificate Balance of the Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates) has not been reduced to zero, to the extent of the Class A-JFL Available Funds for such Distribution Date, after remitting any Class A-JFL Net Swap Payment to the Swap Counterparty pursuant to Section 3.31(c), the Trustee shall make distributions from the Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) first, to the Holders of the Class A-JFL Certificates, in respect of interest, up to an amount equal to the sum of (i) the Class A-JFL Interest Distribution Amount for such Distribution Date and (ii) an amount equal to any Accrued Interest From Recoveries relating to the Class A-JFL Regular Interest;

                  (B) second, to the Holders of the Class A-JFL Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Class A-JFL Principal Distribution Amount, until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) third, to the Holders of the Class A-JFL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-JFL Certificates (as a result of the allocation of Collateral Support Deficit to the Class A-JFL Regular Interest) but not previously reimbursed, has been reimbursed in full;

                  (D) fourth, to pay (1) any costs and expenses related to the related Swap Contract and (2) any termination payments to the related Swap Counterparty, in that order and solely to the extent provided herein, including Section 4.01(k)(iii); and

                  (E) fifth, any remaining amount to the Holders of the Class
            A-JFL Certificates.

            (ii) So long as a Class A-JFL Distribution Conversion is not in effect, any Yield Maintenance Charges paid on the Class A-JFL Regular Interest shall be payable to the related Swap Counterparty pursuant to the terms of the related Swap Contract on a net basis as part of the Class A-JFL Net Swap Payment as specified in Section 3.31. On each Distribution Date for which a Class A-JFL Distribution Conversion is in effect, any Yield Maintenance Charges paid on the Class A-JFL Regular Interest shall be distributed to the Holders of the Class A-JFL Certificates.

            (iii) Any termination payments due to the related Swap Counterparty under the related Swap Contract shall be payable solely from amounts, if any, remaining in the related Floating Rate Account after all other amounts have been paid under the Class A-JFL Certificates (including all principal and interest amounts outstanding and reimbursement of any Collateral Support Deficit).

            (l) On each Distribution Date, any Excess Interest received during the related Due Period with respect to the Mortgage Loans shall be distributed to the holders of the Class S Certificates from the Excess Interest Distribution Account.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s. (a) On each Distribution Date, the Trustee shall make available to the general public a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package (IRP) in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") which shall include:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates allocable to Distributable Certificate Interest, with respect to the Class A-2SFL Certificates and the Class A-JFL Certificates, notification that the amount of interest distributed thereon is equal to the Interest Distribution Amount with respect to the Classes of Regular Interests, which is being paid as a result of a Class A-2SFL Distribution Conversion and Class A-JFL Distribution Conversion, respectively;

            (iii) (A) the aggregate amount of Advances made, with respect to the pool of Mortgage Loans and with respect to each Loan Group, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of such Advances, in each case, on a loan-by-loan basis as of the P&I Advance Date and (B) the aggregate amount of all Nonrecoverable Advances on a loan-by-loan basis as of the P&I Advance Date;

            (iv) the aggregate amount of compensation paid to the Trustee and the Co-Trustee and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for such Distribution Date together with detailed calculations of servicing compensation paid to the Master Servicers and Special Servicer;

            (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the pool of Mortgage Loans and with respect to each Loan Group, as of the end of the related Due Period for such Distribution Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

            (viii) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges and (B) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxi) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a), (b) and
      (d);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Co-Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off
      Date), with respect to the pool of Mortgage Loans and with respect to each Loan Group;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to each Master Servicer and the Co-Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the amount of the distribution on the Distribution Date to the Holders of the Residual Certificates;

            (xxxii) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

            (xxxiii) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

            (xxxiv) the amounts received and paid in respect of the Swap
      Contract;

            (xxxv) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

            (xxxvi) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payments in connection with the acquisition of a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

            (xxxvii) the amount of, and identification of, any payments on the Class A-2SFL Certificates and the Class A-JFL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the Swap Contract);

            (xxxviii) a loan-by-loan listing of any material modification, extension or waiver of a Mortgage Loan; and

            (xxxix) a loan-by-loan listing of any material breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller.

            In the case of information furnished pursuant to clauses (i), (ii),
(x), (xi), (xxxiv) and (xxxvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            On each Distribution Date, the Trustee shall make available to the general public via its website initially located at "www.ctslink.com" (i) the related Statement to Certificateholders, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Property File and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the prospectus supplement, the prospectus, and this Agreement. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee shall make certain other information and reports related to the Mortgage Loans available through its internet website.

            In addition, on each Distribution Date, the Trustee shall make available, to any Privileged Person via its website, each of the "surveillance reports" identified as such in the definition of "CMSA Investor Reporting Package" and the CMSA Operating Statement Analysis Report and CMSA NOI Adjusted Worksheets and seven CMSA data files, the Realized Loss Report and the CMSA Advance Recovery Report to the extent delivered by each Master Servicer pursuant to this Agreement.

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by it for which it is not the original source.

            In connection with providing access to the Trustee's Internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's Internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

            Each of the Master Servicer and the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information such Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder (which may be a licensed or registered investment advisor) to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. In connection with providing access to such Master Servicer's or the Special Servicer's Internet website, such Master Servicer or the Special Servicer, as applicable, shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. Each Master Servicer or the Special Servicer, as applicable, shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. Each Master Servicer or the Special Servicer, as applicable, shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, each Master Servicer or the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information such Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            (b) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the applicable Master Servicer) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by such Master Servicer. Unless the Trustee has actual knowledge that any report or file received from the applicable Master Servicer contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of any Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent such Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. Each Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

            (d) The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

            Section 4.03 P&I Advances. (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the applicable Master Servicer shall either (i) remit to the Trustee for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in its Certificate Account, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the applicable Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by such Master Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). Each Master Servicer shall notify the Trustee and the Co-Trustee of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date. If any Master Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any P&I Advance Date, the Co-Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, in each case unless such Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Co-Trustee) by 11:00 a.m. (New York City Time) on such Distribution Date. In the event that any Master Servicer fails to make a required P&I Advance hereunder, the Trustee shall notify the Co-Trustee of such circumstances by 4:30 p.m (New York City time) on the related P&I Advance Date.

            (b) Subject to Sections 4.03(c) and (e) below, the amount of P&I Advances to be made by any Master Servicer with respect to any Distribution Date and each Mortgage Loan that it is responsible for servicing hereunder shall be equal to: (i) the Monthly Payments (net of related Servicing Fees, and in the case of the Non-Serviced Mortgage Loans, the applicable servicing fees payable under this Agreement) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of each Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed. No P&I Advances shall be made with respect to a Companion Loan.

            (c) Notwithstanding anything herein to the contrary or as set forth in the related Intercreditor Agreement, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. With respect to the 599 Lexington Avenue Mortgage Loan, the Master Servicer will be required to make its determination that it has made a P&I Advance on the 599 Lexington Avenue Mortgage Loan that is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to the 599 Lexington Avenue Mortgage Loan independently of any determination made by any Other Servicer, under any Other Pooling Agreement in respect of any related 599 Lexington Avenue Pari Passu Companion Loan. Upon making such a determination of nonrecoverability (and upon any reversal of such determination), the applicable Master Servicer shall promptly notify in writing (together with supporting evidence for such determination) the 599 Lexington Avenue Pari Passu Companion Loan Holders (and any trustee or Other Servicer under a related Other Pooling and Servicing Agreement, as applicable).

            With respect to the Skyline Portfolio Mortgage Loan and the Solana Mortgage Loan, the Master Servicer will be required to make its determination that it has made a P&I Advance on the subject Mortgage Loan that is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to the subject Mortgage Loan. Upon any such determination, the Master Servicer shall provide written notice of such determination within 2 Business Days to each Other Servicer with respect to any Skyline Portfolio Pari Passu Companion Loan or Solana Pari Passu Companion Loan, as applicable. Once such notice has been delivered or the Master Servicer has received notice from any Other Servicer with respect to any Skyline Portfolio Pari Passu Companion Loan or Solana Pari Passu Companion Loan, as applicable, of a nonrecoverability determination made by such Other Servicer, no party to this Agreement shall make any additional P&I Advances with respect to the related Mortgage Loan until the Master Servicer has consulted with each related master servicer under any Other Pooling and Servicing Agreement with respect to such Whole Loan and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a Non-Recoverable Advance. Notwithstanding the foregoing, the Master Servicer shall not be required to abide by any determination of non-recoverability by any Other Servicer with respect to the Skyline Portfolio Whole Loan or the Solana Whole Loan if the Trustee or the Master Servicer has received notice from S&P, Fitch or Moody's that such Other Servicer no longer has the approval of S&P, Fitch or Moody's (and the notifying rating agency has rated the securities issued under the related Other Pooling and Servicing Agreement).

            (d) In connection with the recovery of any P&I Advance out of the applicable Certificate Account, pursuant to Section 3.05(a), the applicable Master Servicer shall be entitled to pay the Co-Trustee and itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement) (in that order of priority) as the case may be out of any amounts then on deposit in such Certificate Account (but in no event from any funds payable or allocable to a holder of any Serviced Securitized Companion Loan), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. Each Master Servicer shall reimburse itself or the other Master Servicer (if amounts in such other Master Servicer's Certificate Account are not sufficient for such reimbursement) and the Co-Trustee, as the case may be, for any outstanding P&I Advance, subject to Section 3.19 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in its Certificate Account.

            (e) Notwithstanding the foregoing, (i) neither the Master Servicers nor the Co-Trustee shall make an advance for Excess Interest, Yield Maintenance Charges, Default Interest or Penalty Charges and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this subsection (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

            (f) In no event shall either the Master Servicers or the Co-Trustee be required to make a P&I Advance with respect to any Companion Loan.

            (g) None of the Master Servicers or the Co-Trustee shall advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2SFL Certificates and the Class A-JFL Certificates.

            Section 4.04 Allocation of Collateral Support Deficit. (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans, expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates) and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates) and the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest shall result in a corresponding reduction of the Certificate Balance of the Class A-2SFL Certificates and the Class A-JFL Certificates, respectively. Any Collateral Support Deficit allocated to a Class of Regular Certificates (or, in the case of the Class A-2SFL Certificates and the Class A-JFL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest, as applicable) shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates (or, in the case of the Class A-2SFL Certificates and the Class A-JFL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-2SFL or Class A-JFL Regular Interest, as applicable) in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group R-1 Principal Distribution Amount, Loan Group R-2 Principal Distribution Amount, Loan Group R Principal Distribution Amount or Loan Group S Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates or Class A-2SFL Regular Interest or Class A-JFL Regular Interest that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class of Certificates or Regular Interest. If the Certificate Balance of any Class of Certificates or Class A-2SFL Regular Interest or Class A-JFL Regular Interest is so increased, the amount of unreimbursed Collateral Support Deficit of such Class of Certificates or such Class of Regular Interest shall be decreased by such amount.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates) and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates or such Class of Regular Interest, as applicable, with respect to such Distribution Date. Any such write-off shall be allocated first to the Class NR Certificates; second to the Class P Certificates; third to the Class N Certificates; fourth to the Class M Certificates; fifth to the Class L Certificates; sixth to the Class K Certificates; seventh to the Class J Certificates; eighth, to the Class H Certificates and the Class H-S Certificates, pro rata (based upon their respective Certificate Balances); ninth, to the Class G Certificates and Class G-S Certificates, pro rata (based upon their respective Certificate Balances); tenth, to the Class F Certificates and the Class F-S Certificates, pro rata (based upon their respective Certificate Balances); eleventh, to the Class E Certificates and the Class E-S Certificates, pro rata (based upon their respective Certificate Balances); twelfth, to the Class D Certificates and the Class D-S Certificates, pro rata (based upon their respective Certificate Balances); thirteenth, to the Class C Certificates and the Class C-S Certificates, pro rata (based upon their respective Certificate Balances); fourteenth to the Class B Certificates and the Class B-S Certificates, pro rata (based upon their respective Certificate Balances); fifteenth to the Class A-J Certificates, the Class A-JS Certificates and Class A-JFL Regular Interest, pro rata (based upon their respective Certificate Balances); sixteenth, to the Class A-M Certificates and Class A-MS Certificates, pro rata (based upon their respective Certificate Balances) and seventeenth to the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates, Class A-3S Certificates, Class A-1A Certificates and Class A-2SFL Regular Interest, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes of Certificates or such Classes of Regular Interest, as applicable, have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates (other than the Class A-2SFL, Class A-JFL, Class S, Class X, Class R and Class LR Certificates) or Class A-2SFL Regular Interest or Class A-JFL Regular Interest pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Middle-Tier Principal Amount of the Related Uncertificated Middle-Tier Interest with respect thereto as a write-off.

            (d) With respect to any Distribution Date, (i) any losses determined to be allocable to Mortgage Loans in Loan Group R following a Final Recovery Determination shall be allocated first to the Class L-RQ Uncertificated Interest until reduced to zero and then, to the Class L-RB Uncertificated Interest until reduced to zero, and (ii) any losses determined to be allocable to Mortgage Loans in Loan Group S following a Final Recovery Determination shall be allocated first to the Class L-SQ Uncertificated Interest until reduced to zero, and then to the Class L-SB Uncertificated Interest until reduced to zero.

            Section 4.05 Appraisal Reductions. The aggregate Appraisal Reduction will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, to the Certificate Balance of the Class NR Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates and Class H-S Certificates, pro rata (based upon their respective Certificate Balances), Class G Certificates and Class G-S Certificates, pro rata (based upon their respective Certificate Balances), Class F Certificates and Class F-S Certificates, pro rata (based upon on their respective Certificate Balances), Class E Certificates and Class E-S Certificates, pro rata (based upon their respective Certificate Balances), Class D Certificates and Class D-S Certificates, pro rata (based upon their respective Certificate Balances), Class C Certificates and Class C-S Certificates, pro rata (based upon their respective Certificate Balances), Class B Certificates and Class B-S Certificates, pro rata (based upon their respective Certificate Balances), Class A-J Certificates and Class A-JS Certificates and Class A-JFL Regular Interest, pro rata (based upon their respective Certificate Balances) and then the Class A-M Certificates and Class A-MS Certificates, pro rata (based upon their respective Certificate Balances) in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

            With respect to any Serviced Whole Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the related Serviced Mortgage Loan and the related Companion Loan(s). Any resulting Appraisal Reductions will be allocated, first to any subordinate Companion Loan up to the principal amount thereof and then pro rata, to the related Mortgage Loan and the related pari passu Companion Loan(s), if any, based on their Stated Principal Balances.

            Section 4.06 Certificate Deferred Interest. (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class A-2SFL, Class A-JFL, Class X, Class S, Class R, Class MR and Class LR Certificates) and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates or such Class of Regular Interest, as applicable, such Mortgage Deferred Interest to be allocated first, to the Class NR Certificates; second to the Class P Certificates; third to the Class N Certificates; fourth to the Class M Certificates; fifth to the Class L Certificates; sixth to the Class K Certificates; seventh to the Class J Certificates; eighth, to the Class H Certificates and the Class H-S Certificates, pro rata (based upon their respective Certificate Balances); ninth, to the Class G Certificates and Class G-S Certificates, pro rata (based upon their respective Certificate Balances); tenth, to the Class F Certificates and the Class F-S Certificates, pro rata (based upon their respective Certificate Balances); eleventh, to the Class E Certificates and the Class E-S Certificates, pro rata (based upon their respective Certificate Balances); twelfth, to the Class D Certificates and the Class D-S Certificates, pro rata (based upon their respective Certificate Balances); thirteenth, to the Class C Certificates and the Class C-S Certificates, pro rata (based upon their respective Certificate Balances); fourteenth to the Class B Certificates and the Class B-S Certificates, pro rata (based upon their respective Certificate Balances); fifteenth to the Class A-J Certificates, the Class A-JS Certificates and the Class A-JFL Regular Interest, pro rata (based upon their respective Certificate Balances); sixteenth, to the Class A-M Certificates and Class A-MS Certificates, pro rata (based upon their respective Certificate Balances) and seventeenth to the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-3 Certificates, Class A-3S Certificates, Class A-1A Certificates and Class A-2SFL Regular Interest, pro rata (based upon their respective Certificate Balances), in each case up to the respective Accrued Certificate Interest for each such Class of Certificates or the Class A-2SFL Regular Interest for such Distribution Date. Certificate Deferred Interest allocated to the Class A-2SFL Regular Interest and Class A-JFL Regular Interest will, by virtue of such allocation, be allocated to the Class A-2SFL Certificates and Class A-JFL Certificates, respectively.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1 Certificates, Class A-1S Certificates, Class A-2 Certificates, Class A-2S Certificates, Class A-2SFL Regular Interest (and correspondingly the Class A-2SFL Certificates), Class A-3 Certificates, Class A-3S Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MS Certificates, Class A-J Certificates, Class A-JFL Regular Interest (and correspondingly the Class A-JFL Certificates), Class A-JS Certificates, Class B Certificates, Class B-S Certificates, Class C Certificates, Class C-S Certificates, Class D Certificates, Class D-S Certificates, Class E Certificates, Class E-S Certificates, Class F Certificates, Class F-S Certificates, Class G Certificates, Class G-S Certificates, Class H Certificates, Class H-S Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class NR Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates or the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates or the Class A-2SFL Regular Interest or the Class A-JFL Regular Interest, as applicable, shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b) with respect to the Related Certificates, Certificate Deferred Interest will be added to the Middle-Tier Principal Amount of the Uncertificated Middle-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            (d) With respect to any Distribution Date, (i) any Certificate Deferred Interest determined to be allocable to Mortgage Loans in Loan Group R shall be allocated first to the Class L-RQ Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero and then, to the Class L-RB Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero, and (ii) any Certificate Deferred Interest determined to be allocable to Mortgage Loans in Loan Group S shall be allocated first to the Class L-SQ Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero, and then to the Class L-SB Uncertificated Interest in reduction of the amount of interest distributable thereon until reduced to zero. On each Distribution Date, Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting. The parties intend that the portion of the Trust Fund constituting the Grantor Trust, which consists of (i) the Excess Interest allocable to the Mortgage Loans, proceeds thereof held in the Certificate Account pertaining to the Excess Interest allocable to the Mortgage Loans and the Excess Interest Distribution Account and (ii) the Class A-2SFL Regular Interest, the Class A-JFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and proceeds thereof, shall constitute, and that the affairs of the Trust Fund (exclusive of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall have no power to vary the investment of the Class A-2SFL and Class A-JFL Certificateholders in their related assets so as to improve their rate of return. In addition, the Trustee shall (A) as soon as possible after the Swap Contracts are entered into (but no later than the first payment date under the Swap Contracts), obtain a taxpayer identification number for the Grantor Trust and deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust on an IRS Form W-9 to each Swap Counterparty and, if requested by the Swap Counterparty (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY, (B) file, or cause to be filed, Internal Revenue Service Form 1041 or such other form as may be applicable with the Internal Revenue Service with copies of the statements in the following clause, (C) furnish, or cause to be furnished, to the Class A-2SFL Certificateholders and the Class A-JFL Certificateholders, their allocable share of income and expense with respect to the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest and the Swap Contracts, each in the time or times and in the manner required by the Code and (D) furnish, or cause to be furnished, to the Class S Certificateholders, their allocable share of income with respect to Excess Interest accrued or received, as applicable.

                               [End of Article IV]

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-39. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class R, Class MR and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Class A-2SFL and the Class A-JFL will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $100,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X Certificates, the Class A-2SFL Certificates and the Class A-JFL Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class S and Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class S, Class R, Class MR and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or
(c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (a) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Wells Fargo Bank, N.A., located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, is hereby initially appointed Authenticating Agent with power to act, on the Trustee's behalf, in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If Wells Fargo Bank, N.A., is removed as Trustee, then Wells Fargo Bank, N.A. shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (b) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.
(a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Wells Fargo Bank,. N.A., located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - J.P. Morgan 2007-LDP10, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Co-Trustee, the Special Servicer and the Master Servicers, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Depositor, the Trustee, the Master Servicers and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicers, the Trustee, the Co-Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Wells Fargo Bank, N.A., Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - J.P. Morgan 2007-LDP10 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or by the Initial Purchasers to JER Investors Trust, Inc.) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate During the Restricted Period. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and
      (3) a certificate in the form of Exhibit K hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Restricted Period. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit N hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.2(b)(iii). Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit O hereto given by the Certificate Owner, or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an "Investment Representation Letter"), the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers Within Regulation S Book-Entry Certificates During Restricted Period. If, during the Restricted Period, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Registrar Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit P hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v).

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) if required by the Certificate Registrar, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit P attached hereto. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to the Book-Entry Certificates. If a Holder of a Definitive Certificate (other than a Class S Certificate) wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Registrar Office of (1) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(d), (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v), provided, however, that any such transfer of a Class S Certificate shall be made only to a transferee that is a Qualified Institutional Buyer.

            (viii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (d) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A CLASS S CERTIFICATE OR A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates and the Class S Certificates, no sale, transfer, pledge or other disposition of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of the Class S Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate, other than a Class S Certificate, which may be held only by a person not described in (a) or (b) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Co-Trustee, the Certificate Registrar, the Master Servicers, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate or Class S Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or in the case of an ERISA Restricted Certificate, the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Co-Trustee, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate or Class S Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates or Class S Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, each Master Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to such Master Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
      (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Master Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(c) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(c) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Co-Trustee, the Master Servicers, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(c)(i)(C) above or is not a Permitted Transferee.

            (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (d) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (e) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-1S, Class A-2, Class A-2S, Class A-2SFL, Class A-3, Class A-3S, Class A-1A, Class A-M, Class A-MS, Class A-J, Class A-JFL, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S or Class X Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (f) The Certificate Registrar shall provide an updated copy of the Certificate Register to the Trustee, the Master Servicers, the Special Servicer and the Depositor upon written request.

            (g) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (h) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Swap Contracts and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (j) No transfer of any definitive Class A-2SFL or Class A-JFL Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies sent directly from such Certificateholders to each Swap Counterparty). The Trustee shall promptly forward any such IRS Form received by the Trustee to each Swap Counterparty. Each such Class A-2SFL and Class A-JFL Certificateholder by its purchase of such a Certificate shall be deemed to consent to any IRS Form being so forwarded.

            Section 5.03 Book-Entry Certificates. (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(d) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicers, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Certificate Registrar determines that Definitive Certificates are required in accordance with the provisions of
Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted, or if the Special Servicer or a Master Servicer, on the Trustee's behalf, has been directed to institute, any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (g) If a Holder of a Definitive Certificate (other than a Definitive Certificate that is a Class S Certificate) wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Applicable Procedures, Section 5.02(b) and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of
(i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), and all required items pursuant to Section 5.02(b)(v), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar as custodian of the Book-Entry Certificates shall increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06 Certificate Ownership Certification. To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be addressed to the Trustee and shall specify, in reasonable detail satisfactory to the Trustee, such Person's name and address, the Class and Certificate Balance or Notional Amount of the Regular Certificate beneficially owned, and any intermediaries through which such Person's interest in such Regular Certificate is held (any such certification, other than one which the Trustee shall refuse to recognize pursuant to the following procedures, a "Certificate Ownership Certification"); provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of such party, acquired its interest in a Regular Certificate in violation of the transfer restrictions herein, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository or any Depository Participant with respect to the identity of a Certificate Owner; provided, however, that to the extent the Trustee is required to obtain such Certificate Owner information from the Depository or any Depository Participant, the Trustee shall be reimbursed for any cost or expense in obtaining such information from the Distribution Account. The Trustee may conclusively rely on such Certificate Ownership Certification. Each Master Servicer will only be required to acknowledge the status of any Person as a Certificateholder or Certificate Owner to the extent that the Trustee, at the request of such Master Servicer, identifies such Person as a Certificateholder or Certificate Owner.

                               [End of Article V]

                                   ARTICLE VI

                      THE DEPOSITOR, THE MASTER SERVICERS,
                            THE SPECIAL SERVICER AND
                         THE DIRECTING CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicer. The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicers and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicers or the Special Servicer. (a) Subject to subsection (b) below, the Depositor, the Master Servicers and the Special Servicer each will keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicers and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, any Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, any Master Servicer or the Special Servicer, shall be the successor of the Depositor, any Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the applicable Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicers, the Special Servicer and Others. (a) None of the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or the Companion Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicers and the Special Servicer and their respective Affiliates and any director, officer, member, manager, employee or agent of the Depositor, such Master Servicer or the Special Servicer and their respective Affiliates may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicers (including in their capacities as Companion Paying Agents), the Special Servicer and their respective Affiliates and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, the Companion Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or
(iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. Each of the Master Servicers and the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by such Master Servicer or the Special Servicer to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

            (b) None of the Depositor, the Master Servicers and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, each Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, each Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans and Companion Loans on deposit in the Certificate Accounts, as provided by Section 3.05(a).

            (c) Each of the Master Servicers and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Co-Trustee, the Companion Holders with respect to Serviced Whole Loans and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Trustee, the Co-Trustee or the Depositor, as the case may be, shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon such Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Co-Trustee or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless such Master Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each of the Trustee and the Co-Trustee, respectively (and not jointly and severally) agrees to indemnify each Master Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee or the Co-Trustee, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Co-Trustee, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each Master Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee or the Co-Trustee, as applicable, if a claim is made by a third party with respect to this Agreement, whereupon the Trustee or the Co-Trustee, as applicable, shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicers or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Co-Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's or Co-Trustee's defense of such claim is materially prejudiced thereby.

            (e) The Depositor agrees to indemnify each Master Servicer and the Special Servicer and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each Master Servicer or the Special Servicer, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicers or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.

            (f) The master servicer, special servicer, depositor and trustee under each Non-Serviced Pooling Agreement, and any of their respective directors, officers, employees or agents (collectively, the "Non-Serviced Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Non-Serviced Mortgage Loan under the related Non-Serviced Pooling Agreement or this Agreement, reasonably requiring the use of counsel or the incurring of expenses, other than any losses incurred by reason of any Non-Serviced Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties under the related Non-Serviced Pooling Agreement or the related Intercreditor Agreement. The indemnification provided in this
Section 6.03 shall survive the termination of this Agreement and the termination or resignation of each Master Servicer, the Trustee, the Co-Trustee and the Special Servicer.

            Section 6.04 Master Servicers and Special Servicer Not to Resign. Subject to the provisions of Section 6.02, neither the Master Servicers nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of each Master Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates or any class of Companion Loan Securities. Only the applicable Master Servicer shall be permitted to resign pursuant to clause (b) above. Any such determination permitting the resignation of any Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Directing Certificateholder. No such resignation by any Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer or successor Special Servicer, as applicable, shall have assumed such Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Upon any termination or resignation of any Master Servicer hereunder, such Master Servicer shall have the right and opportunity to appoint any successor Master Servicer with respect to this Section 6.04, provided that such successor Master Servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.

            Section 6.05 Rights of the Depositor in Respect of the Master Servicers and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of each Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Master Servicer and the Special Servicer hereunder or exercise the rights of any Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that each Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by each Master Servicer or the Special Servicer and is not obligated to supervise the performance of each Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 The Master Servicers and the Special Servicer as Certificate Owner. Each Master Servicer, the Special Servicer or any Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, the Special Servicer or an Affiliate thereof.

            Section 6.07 The Directing Certificateholder. The Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer and the applicable Master Servicer with respect to Non-Specially Serviced Mortgage Loans as to which such Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the applicable Master Servicer subject to consent or deemed consent of the Special Servicer, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.08(f) and the second and third paragraphs of this Section 6.07, the applicable Master Servicer or Special Servicer, as the case may be, shall not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten (10) Business Days of being notified thereof (provided that if such written objection has not been received by such Master Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period, then the Directing Certificateholder will be deemed to have waived its right to object):

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

            (ii) any modification, consent to a modification or waiver of a monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of any Mortgage Loan;

            (iii) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than required pursuant to the specific terms of the related Mortgage Loan; provided that in the case of the release of that certain property contemplated by Section 3.34(b) from the College Green Mortgage Loan, any consent rights of the Directing Certificateholder shall be subject to the same limitations applicable to Master Servicer No.1 or the Special Servicer, as the case may be, in approving such release as set forth in the third sentence of Section 3.34(b);

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Mortgage Loan or any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

            (vii) any property management company changes or franchise changes with respect to a Mortgage Loan with a principal balance greater than $2,500,000 for which such Master Servicer is required to consent or approve;

            (viii) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loans with no material lender discretion (and for the sake of clarity it is understood that any release of the escrows, reserve accounts or letters of credit held as performance escrows or reserves for the Mortgage Loans on Exhibit EE shall require review and consent by the Special Servicer and the Directing Certificateholder);

            (ix) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan; and

            (x) any determination by the Special Servicer of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer or the applicable Master Servicer (in the event such Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or such Master Servicer, as applicable may take any such action without waiting for the Directing Certificateholder's response.

            In addition, the Directing Certificateholder, subject to any rights, if any, of the related Companion Holder to advise the Special Servicer with respect to the related Serviced Whole Loan pursuant to the terms of the related Intercreditor Agreement, may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of any Mortgage Loan, applicable law, this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standards, or expose each Master Servicer, the Special Servicer, the Trust Fund, the Co-Trustee or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            In the event the Special Servicer or any Master Servicer, as applicable, determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would otherwise cause the Special Servicer or such Master Servicer, as applicable, to violate the terms of any Mortgage Loan, applicable law, or the other provisions of this Agreement, including without limitation, the Servicing Standards, the Special Servicer or such Master Servicer, as applicable, shall disregard such refusal to consent or advise and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the applicable Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Certificateholder that does not violate any law or the Servicing Standards or the other provisions of this Agreement, will not result in any liability on the part of the applicable Master Servicer or the Special Servicer.

            The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class, over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties or liability to the Holders of any Class of Certificates, other than the Controlling Class, that the Directing Certificateholder shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

                               [End of Article VI]

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Master Servicer and Special Servicer Termination. (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the applicable Master Servicer to make any deposit required to be made by that Master Servicer to the Certificate Account on the day and by the time such deposit is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the applicable Master Servicer to deposit into, or remit to the Trustee, for deposit into, any Distribution Account or any failure of the applicable Master Servicer to deposit into the related Companion Distribution Account any amount required to be so deposited or remitted, which failure in either case is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, within two Business Days after such deposit is required to be made or to remit to the applicable Master Servicer for deposit into the Certificate Account or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

            (iii) any failure on the part of the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (5 Business Days in the case of a Master Servicer's or Special Servicer's obligations under
      Article XI hereof required to fulfill Exchange Act reporting requirements during any period that the Trust is subject to the reporting requirements of the Exchange Act (and 30 days in the case of each Master Servicer and Special Servicer during any period that the Trust is not subject to the reporting requirements of the Exchange Act), 15 days in the case of the applicable Master Servicer's failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%, or with respect to a Serviced Mortgage Loan, by the holder of the related Companion Loan; provided, however, if such failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty contained in Section
      3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders (excluding the holder of any Skyline Portfolio Pari Passu Companion Loan, the holder of the Solana Pari Passu Companion Loan and the holder of any Americold Pool 2 Pari Passu Companion Loan) and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicers or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicers, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% or, solely as it relates to the servicing of a Serviced Whole Loan, by the related Companion Holders; provided, however, if such breach is capable of being cured and the applicable Master Servicer or Special Servicer, as the case may be, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the applicable Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the applicable Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the applicable Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) Moody's places its ratings of any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such rating action (and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

            (ix) Moody's downgrades the then current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade; or

            (x) the applicable Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P's Select Servicer List within 60 days of such removal; or

            (xi) the applicable Master Servicer or the Special Servicer is no longer rated at least "CMS3" or "CSS3", respectively, by Fitch and such Master Servicer or Special Servicer is not reinstated to that rating within 30 days of the delisting.

            (b) If any Event of Default with respect to any Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Depositor may, and at the written direction (of the Directing Certificateholder) or the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.03) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than as a Certificateholder or Companion Holder, if applicable); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Co-Trustee with respect to a termination of any Master Servicer or the Trustee with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or the Co-Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Co-Trustee, as applicable, with all documents and records requested by it to enable it to assume the applicable Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Co-Trustee, as applicable, in effecting the termination of such Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee, the Co-Trustee or the applicable Master Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by such Master Servicer to the applicable Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that each Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the applicable Master Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination).

            (c) If any Master Servicer receives notice of termination solely due to an Event of Default under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(viii) through (xi) and if such Master Servicer to be terminated pursuant to Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then such Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials, Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer pursuant to Section 7.01(b)) solicit good faith bids for the rights to service the Mortgage Loans and Companion Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the applicable Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Companion Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, including but not limited to Section 3.11, within 45 days after the notice of termination of the applicable Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans and Companion Loans pursuant to the terms of the respective Sub-Servicing Agreements (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates or class of Companion Loan Securities within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the applicable Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the applicable Master Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            Notwithstanding Section 7.01(b) and Section 7.04, if (i) an Event of Default on the part of the applicable Master Servicer remains unremedied and materially and adversely affects only a 599 Lexington Avenue Pari Passu Companion Loan, (ii) the applicable Master Servicer (as Companion Paying Agent) fails to make any payment on a 599 Lexington Avenue Pari Passu Companion Loan by the third Business Day following the date required under the terms of this Agreement, which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of 599 Lexington Avenue Companion Loan Securities occurs solely as a result of an action of the applicable Master Servicer, then the applicable Master Servicer may not be terminated but the holder of the related 599 Lexington Avenue Pari Passu Companion Loan, as applicable, or the related trustee under the Other Pooling and Servicing Agreement, acting at the direction of the related controlling class representative for that securitization, shall be entitled to direct the Trustee to require the applicable Master Servicer to appoint a sub-servicer solely with respect to the related Serviced Whole Loan (or if the related Serviced Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to the 599 Lexington Avenue Whole Loan shall in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and any class of Companion Loan Securities. A sub-servicer for the related Serviced Whole Loan shall be selected by the 599 Lexington Avenue Controlling Holder; provided that if the 599 Lexington Avenue Controlling Holder is unable to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer shall be selected by the Directing Certificateholder. Any such sub-servicer under this paragraph shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of the related Other Pooling and Servicing Agreement. Any appointment of a sub-servicer in accordance with this paragraph shall be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and the Companion Loan Securities. In addition, if the Trustee appoints a sub-servicer solely with respect to the related Serviced Whole Loan, the Master Servicer shall not be liable for any losses incurred due to the actions of such sub-servicer.

            (d) Subject to the rights of the related Companion Holders pursuant to the related Intercreditor Agreement, the Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days' notice to the Special Servicer, the Master Servicers and the Trustee; such termination to be effective upon the appointment of a successor Special Servicer meeting the requirements of this Section 7.01(d). Upon a termination or resignation of such Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, in a similar event with respect to such class of Companion Loan Securities.

            Notwithstanding the foregoing or any other provision of this Agreement but without limitation of the rights of the Overland Park Trade Center AB Companion Loan pursuant to the Overland Park Trade Center Intercreditor Agreement, or waiver of the requirements contained therein relating thereto, with respect to the Overland Park Trade Center Whole Loan, it is acknowledged and agreed that the Overland Park Trade Center Controlling Holder shall have the right to remove the Special Servicer for the Overland Park Trade Center Whole Loan, so long as (i) such successor will meet the requirements set forth in
Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated or, insofar as there is then outstanding any class of Companion Loan Securities that is then rated by such Rating Agency, in a similar event with respect to such class of Companion Loan Securities.

            (e) No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 7.01(e). All costs and expenses of any such termination made without cause shall be paid by the Holders of the Controlling Class.

            Section 7.02 Co-Trustee or Trustee to Act; Appointment of Successor. On and after the time a Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to Subsection (a) of the first sentence of Section
6.04 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Co-Trustee shall be the successor to the applicable Master Servicer or the Trustee shall be the successor to the Special Servicer, as the case may be, until such successor is appointed by the Directing Certificateholder as provided in Section 7.01(d), as applicable, in all respects in its capacity as a Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of a Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Co-Trustee, in its capacity as successor to a Master Servicer or the Trustee, in its capacity as successor to the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of such Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of such Master Servicer or Special Servicer or for any losses incurred by the such Master Servicer pursuant to Section 3.06 hereunder, nor shall the Co-Trustee or the Trustee be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Master Servicer or Special Servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Co-Trustee as successor Master Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans or Companion Loans (to the extent permitted in the related Intercreditor Agreements) which such Master Servicer would have been entitled to if such Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to Section 3.11, the Trustee as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Co-Trustee succeed to the capacity of a Master Servicer or the Trustee succeed to the capacity of the Special Servicer, as the case may be, the Trustee or the Co-Trustee shall be afforded the same standard of care and liability as such Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section
8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Co-Trustee hereunder. Notwithstanding the above, the Trustee or the Co-Trustee, as applicable, may, if it shall be unwilling to act as successor to the Master Servicer or the Special Servicer, as applicable, or shall, if it is unable to so act, or if the Trustee or Co-Trustee, as applicable, is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee and the Co-Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to a Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or Special Servicer hereunder. No appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the applicable Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon Rating Agency confirmation with respect to the Certificates and the Companion Loan Securities, and which appointment has been approved by the Directing Certificateholder, such approval not to be unreasonably withheld. Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, unless the Trustee or the Co-Trustee, as applicable, shall be prohibited by law from so acting, the Trustee or the Co-Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to a Master Servicer or Special Servicer as described herein, the Trustee or the Co-Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Co-Trustee, each Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor master servicer or special servicer, as applicable.

            Section 7.03 Notification to Certificateholders. (a) Upon any resignation of any Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of any Master Servicer or the Special Servicer pursuant to
Section 7.01 or any appointment of a successor to any Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders (and, if a Serviced Whole Loan is affected, the related Companion Holder) notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default. The Holders of Certificates representing at least 66(2)/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee and the Co-Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Co-Trustee as Maker of Advances. In the event that any Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Co-Trustee shall perform such obligations
(x) within the later of (i) five Business Days following such failure by such Master Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof and (ii) the date necessary to avoid a foreclosure of liens for delinquent real estate taxes, a lapse in insurance coverage or a breach under any Ground Lease for the failure to pay any rents, in each case to the extent a Responsible Officer of the Trustee or the Co-Trustee has actual knowledge of such failure with respect to such Servicing Advances and
(y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Co-Trustee's notice of failure pursuant to
Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Co-Trustee, the Co-Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, such Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Master Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Co-Trustee and any Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Co-Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of such Master Servicer for such Advances. The Co-Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                    CONCERNING THE TRUSTEE AND THE CO-TRUSTEE

            Section 8.01 Duties of the Trustee and Co-Trustee. (a) The Trustee (and the Co-Trustee), prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee (or the Co-Trustee, as applicable) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee (or the Co-Trustee, as applicable) contained in this Agreement shall not be construed as a duty.

            (b) The Trustee (or the Co-Trustee, as applicable), upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee (or the Co-Trustee, as applicable) which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee (or the Co-Trustee, as applicable) shall notify the party providing such instrument and requesting the correction thereof. The Trustee (or the Co-Trustee, as applicable) shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or the Special Servicer or another Person, and accepted by the Trustee (or the Co-Trustee, as applicable) in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee or the Co-Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee (or the Co-Trustee, as applicable) shall be determined solely by the express provisions of this Agreement, the Trustee (or the Co-Trustee, as applicable) shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee (or the Co-Trustee, as applicable) and, in the absence of bad faith on the part of the Trustee (or the Co-Trustee, as applicable), the Trustee (or the Co-Trustee, as applicable) may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee (or the Co-Trustee, as applicable) and conforming to the requirements of this Agreement;

            (ii) The Trustee (or the Co-Trustee, as applicable) shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee (or the Co-Trustee, as applicable) unless it shall be proved that the Trustee (or the Co-Trustee, as applicable) was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee (or the Co-Trustee, as applicable) shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee (or the Co-Trustee, as applicable), or exercising any trust or power conferred upon the Trustee (or the Co-Trustee, as applicable), under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            (d) The Trustee shall promptly make available via its internet website initially located at "www.ctslink.com" to the Companion Holders all reports that the Trustee has made available to Certificateholders under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee and the Co-Trustee. Except as otherwise provided in Section 8.01:

            (i) The Trustee (or the Co-Trustee, as applicable) may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee (or the Co-Trustee, as applicable) may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee (or the Co-Trustee, as applicable) shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee (or the Co-Trustee, as applicable) reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee (or the Co-Trustee, as applicable) shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee (or the Co-Trustee, as applicable) of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) Neither the Trustee nor the Co-Trustee shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee (or the Co-Trustee, as applicable) shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee (or the Co-Trustee, as applicable) of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee (or the Co-Trustee, as applicable), not reasonably assured to the Trustee (or the Co-Trustee, as applicable) by the security afforded to it by the terms of this Agreement, the Trustee (or the Co-Trustee, as applicable) may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

            (vi) The Trustee and the Co-Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee or the Co-Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) Neither the Trustee nor the Co-Trustee shall be responsible for any act or omission of any Master Servicer or the Special Servicer (unless the Co-Trustee is acting as a Master Servicer or the Trustee is acting as a Special Servicer, as the case may be in which case the Co-Trustee or the Trustee shall only be responsible for its own actions as a Master Servicer or Special Servicer) or of the Depositor.

            Section 8.03 Trustee and Co-Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans. The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections
2.02 and 2.05 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, each Master Servicer or the Special Servicer, as the case may be, and the Trustee and the Co-Trustee assume no responsibility for their correctness. Neither the Trustee or the Co-Trustee makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee or the Co-Trustee shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the applicable Certificate Account or any other account by or on behalf of the Depositor, each Master Servicer, the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, any Master Servicer or the Special Servicer and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee and Co-Trustee May Own Certificates. The Trustee and the Co-Trustee, each in its individual capacity, not as Trustee or Co-Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, each Master Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or Co-Trustee.

            Section 8.05 Fees and Expenses of Trustee and Co-Trustee; Indemnification of Trustee and Co-Trustee. (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee and the Co-Trustee will be paid the Co-Trustee Fee, in each case, equal to the Trustee's and the Co-Trustee's respective portion of one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee and the Co-Trustee, respectively. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee and the Co-Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's and the Co-Trustee's, respectively, sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Co-Trustee hereunder. No Trustee Fee shall be payable with respect to the Companion Loans.

            (b) The Trustee, the Co-Trustee and any director, officer, employee or agent of the Trustee or the Co-Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Accounts or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor master servicer or successor special servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Co-Trustee, respectively, relating to the exercise and performance of any of the powers and duties of the Trustee or the Co-Trustee, respectively, hereunder; provided, however, that none of the Trustee, the Co-Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead,
(ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Co-Trustee in the normal course of the Trustee or the Co-Trustee performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or Co-Trustee's, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Co-Trustee, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Co-Trustee, respectively, and appointment of a successor thereto. The foregoing indemnity shall also apply to the Trustee in its capacities of Certificate Registrar and Authenticating Agent.

            Section 8.06 Eligibility Requirements for Trustee and Co-Trustee. The Trustee and the Co-Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of any Master Servicer or the Special Servicer (except during any period when the Trustee (or the Co-Trustee, as applicable) is acting as, or has become successor to, any Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by S&P and Fitch and "Aa3" by Moody's, (or such other rating as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates or any class of Companion Loan Securities); provided that the Trustee (or the Co-Trustee, as applicable) shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as the Trustee (or the Co-Trustee (or its parent company), as applicable) maintains a long-term unsecured debt rating of no less than "A+" from each of S&P and Fitch and "Baa2" from Moody's and a short-term unsecured debt rating of at least "A-1" by S&P (or such rating as would not, as evidenced in writing by such Rating Agency, result in a qualification, downgrading or withdrawal of any of the ratings assigned to the Certificates or any class of Companion Loan Securities).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee or Co-Trustee.
(a) The Trustee (or the Co-Trustee, as applicable) may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, each Master Servicer, the Special Servicer, the Swap Counterparty, the Co-Trustee (or the Trustee, as applicable) and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee (or co-trustee, as applicable) acceptable to each Master Servicer and the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee (or Co-Trustee, as applicable) and to the successor trustee (or co-trustee, as applicable). A copy of such instrument shall be delivered to each Master Servicer, the Special Servicer, the Co-Trustee (or the Trustee, as applicable), the Certificateholders and the Swap Counterparty by the Depositor. If no successor trustee (or co-trustee, as applicable) shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee (or Co-Trustee, as applicable) may petition any court of competent jurisdiction for the appointment of a successor trustee (or co-trustee, as applicable).

            (b) If at any time the Trustee (or the Co-Trustee, as applicable) shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or any Master Servicer, or if at any time the Trustee (or the Co-Trustee, as applicable) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee (or the Co-Trustee, as applicable) or of its property shall be appointed, or any public officer shall take charge or control of the Trustee (or the Co-Trustee, as applicable) or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the applicable Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Sections 3.05(c), 4.01 or 9.01, then the Depositor may remove the Trustee (or the Co-Trustee, as applicable) and appoint a successor trustee (or co-trustee, as applicable) acceptable to each Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee (or the Co-Trustee, as applicable) so removed and to the successor trustee (or co-trustee, as applicable). A copy of such instrument shall be delivered to each Master Servicer, the Special Servicer, the Co-Trustee (or the Trustee, as applicable) and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee (or the Co-Trustee, as applicable) and appoint a successor trustee (or co-trustee, as applicable) by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each Master Servicer, one complete set to the Trustee (or the Co-Trustee, as applicable) so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the Co-Trustee (or the Trustee, as applicable) and the remaining Certificateholders by each Master Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee (or the Co-Trustee, as applicable) under this Agreement, the predecessor Trustee (or the Co-Trustee, as applicable) shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee (or Co-Trustee, as applicable) shall be personally liable for any action or omission of any successor Trustee (or Co-Trustee, as applicable).

            Section 8.08 Successor Trustee and Co-Trustee. (a) Any successor Trustee (or Co-Trustee, as applicable) appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and to its predecessor Trustee (or Co-Trustee, as applicable) an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee (or Co-Trustee, as applicable) shall become effective and such successor Trustee (or Co-Trustee, as applicable) without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee (or Co-Trustee, as applicable) herein. The predecessor Trustee (or Co-Trustee, as applicable) shall deliver to the successor trustee (or co-trustee, as applicable) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian's option shall become the agent of the successor Trustee), and the Depositor, each Master Servicer, the Special Servicer and the predecessor Trustee (or Co-Trustee, as applicable) shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee (or Co-Trustee, as applicable) all such rights, powers, duties and obligations, and to enable the successor Trustee (or Co-Trustee, as applicable) to perform its obligations hereunder.

            (b) No successor trustee (or co-trustee, as applicable) shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee (or co-trustee, as applicable) shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee (or co-trustee, as applicable) would not, as evidenced in writing by Fitch, result in a qualification, downgrading or withdrawal of any of the ratings assigned to the Certificates.

            (c) Upon acceptance of appointment by a successor trustee (or co-trustee, as applicable) as provided in this Section 8.08, Master Servicer No. 1 shall mail notice of the succession of such trustee (or co-trustee, as applicable) to the Depositor and the Certificateholders. If Master Servicer No. 1 fails to mail such notice within 10 days after receipt of notice of the acceptance of appointment by the successor trustee (or co-trustee, as applicable), such successor trustee or successor co-trustee shall cause such notice to be mailed at the expense of Master Servicer No. 1.

            Section 8.09 Merger or Consolidation of Trustee or Co-Trustee. Any Person into which the Trustee (or the Co-Trustee, as applicable) may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee (or the Co-Trustee, as applicable) shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (or the Co-Trustee, as applicable) shall be the successor of the Trustee (or the Co-Trustee, as applicable) hereunder; provided, that such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee (or the Co-Trustee, as applicable) will provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Additional Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing Group A Mortgage Loans or Group B Mortgage Loans may at the time be located, the applicable Master Servicer and the Trustee (or the Co-Trustee, as applicable) acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Co-Trustee to act as additional co-trustee or co-trustees, jointly with the Co-Trustee, or approved by the Trustee to act as separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Master Servicer and the Trustee (or the Co-Trustee, as applicable) may consider necessary or desirable. If the applicable Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee (or the Co-Trustee, as applicable) alone shall have the power to make such appointment. No additional co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of additional co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

            (b) In the case of any appointment of an additional co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee (or the Co-Trustee, as applicable) shall be conferred or imposed upon and exercised or performed by the Trustee (or the Co-Trustee, as applicable) and such separate trustee or additional co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee (or the Co-Trustee, as applicable) hereunder or as successor to any Master Servicer or the Special Servicer hereunder), the Trustee (or the Co-Trustee, as applicable) shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or additional co-trustee at the direction of the Trustee (or the Co-Trustee, as applicable).

            (c) Any notice, request or other writing given to the Trustee or the Co-Trustee, respectively, shall be deemed to have been given to each of the then-separate trustees and additional co-trustees, respectively, as effectively as if given to each of them. Every instrument appointing any separate trustee or additional co-trustee shall refer to this Agreement and the conditions of this
Article VIII. Each separate trustee and additional co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee (or the Co-Trustee, as applicable) or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee (or the Co-Trustee, as applicable). Every such instrument shall be filed with the Trustee (or the Co-Trustee, as applicable).

            (d) Any separate trustee or additional co-trustee may, at any time, constitute the Trustee (or the Co-Trustee, as applicable), its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or additional co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee (or the Co-Trustee, as applicable), to the extent permitted by law, without the appointment of a new or successor Trustee (or the Co-Trustee, as applicable).

            (e) The appointment of an additional co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee or the Co-Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information. (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, each Master Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, including the related Companion Holder with respect to any Serviced Whole Loan (a) this Agreement and any amendments hereto entered into pursuant to Section 12.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to
Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.09, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 11.11, (e) any inspection report prepared by any Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and the applicable Master Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan and Companion Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the applicable Master Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(c), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and Companion Loan as to which the environmental testing contemplated by
Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust
Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan and Companion Loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan and Companion Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the applicable Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan and Companion Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Directing Certificateholder or the Rating Agencies, which shall be free of charge (except for extraordinary or duplicate requests). In addition, without limiting the generality of the foregoing, any holder of a Nonregistered Certificate may upon request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) The Trustee shall make available to certain financial market publishers, which initially shall be Bloomberg, L.P., Trepp, LLC and Intex Solutions LLC on a monthly basis, all CMSA reports and any other reports required to be delivered by the Trustee pursuant to Article IV hereof. If any such information is provided on or before June 25, 2007, the Trustee shall make the Prospectus available to Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.

            (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee, to any Certificateholder, the Underwriters, the Placement Agents, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (d) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations and Warranties of the Trustee. (a) The Trustee hereby represents and warrants to the Depositor, the Co-Trustee, the Master Servicers and the Special Servicer and for the benefit of the Certificateholders and the related Companion Holders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            Section 8.14 Representations and Warranties of the Co-Trustee. (a) The Co-Trustee hereby represents and warrants to the Depositor, the Trustee, the Master Servicers and the Special Servicer and for the benefit of the Certificateholders and the related Companion Holders, as of the Closing Date, that:

            (i) The Co-Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Co-Trustee, and the performance and compliance with the terms of this Agreement by the Co-Trustee, will not violate the Co-Trustee's charter and by laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Co-Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Co-Trustee, enforceable against the Co-Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Co-Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Co-Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Co-Trustee to perform its obligations under this Agreement or the financial condition of the Co-Trustee;

            (vi) No litigation is pending or, to the best of the Co-Trustee's knowledge, threatened against the Co-Trustee which would prohibit the Co-Trustee from entering into this Agreement or, in the Co-Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Co-Trustee to perform its obligations under this Agreement or the financial condition of the Co-Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Co-Trustee, or compliance by the Co-Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Co-Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Co-Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Repurchase or Liquidation of All Mortgage Loans. Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, any Master Servicer or the Holders of the Class LR Certificates, in that order of priority, of all the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of the Trust Fund's portion of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the applicable Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within 20 days of receipt of notice thereof) and (3) the reasonable out-of-pocket expenses of each Master Servicer with respect to such termination, unless a Master Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where a Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to such Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer in connection with such purchase) and (iii) exchange by the Sole Certificateholder pursuant to the terms of the immediately succeeding paragraph, the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Following the date on which the Offered Certificates (other than the Class X Certificates) and the Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H and Class H-S Certificates retire, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Accounts an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Co-Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, each Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on the P&I Advance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Certificate Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if the Serviced Whole Loan is secured by REO Property, the Trust Fund's portion of the REO Property which is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such Trust Fund's portion of REO Property shall initially be deposited into the related REO Account). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class S and the Residual Certificates) on the final Distribution Date, the Trustee shall, upon receipt of a Request for Release from each Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. Such transfers shall be subject to any rights of any Sub-Servicers to service or perform select servicing functions with respect to the Mortgage Loans. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class S, Class X and the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates and Related Uncertificated Lower-Tier Interests.

            The obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Co-Trustee and the applicable Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related Serviced Whole Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

            The Holders of the majority of the Controlling Class, the Special Servicer, each Master Servicer or the Holders of the Class LR Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan) and the Trust Fund's portion of each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that each Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates may so elect to purchase all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund's portion of any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that any Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to
Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the applicable Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution and, without duplication, pay to the Swap Counterparty any Class A-2SFL Net Swap Payment and Class A-JFL Net Swap Payment as required by Section 3.31(c). Upon confirmation that such final deposits and payments have been made, the Trustee shall release or cause to be released to the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then each Master Servicer, and then the Holders of the Class LR Certificates. For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Swap Counterparty and each Rating Agency and the related Companion Holder with respect to a Serviced Whole Loan and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            After transferring the Lower-Tier Regular Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d)(iii) to the Middle Tier-Distribution Account and after transferring the Middle-Tier Regular Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d)(iii) to the Upper-Tier Distribution Account (and with respect to any amounts payable to the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest, from the Upper-Tier Distribution Account to the Floating Rate Account), in each case pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account (or, in the case of the Class A-2SFL Certificates and the Class A-JFL Certificates, amounts then on deposit in the related Floating Rate Account after payment of any Class A-2SFL Net Swap Payment and Class A-JFL Net Swap Payment to the Swap Counterparty, as specified in Section 4.01(k)) that are allocable to payments on the Class of Certificates so presented and surrendered and to the Holders of the Class S Certificates any amounts remaining on deposit in the Excess Interest Distribution Account. Amounts transferred from the Lower-Tier Distribution Account to the Middle-Tier Distribution Account and from the Middle-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(e)) shall be allocated for these purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(b), 4.01(d) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and Uncertificated Middle-Tier Interests and the Class LR and Class MR Certificates in accordance with Sections 4.01(b), 4.01(d) and 4.01(e). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Section 9.02 Additional Termination Requirements. (a) In the event any Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and the Trust Fund's portion of each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC's, the Middle-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the applicable Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class LR Certificates, as applicable, for cash; and

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC), the Class MR Certificates (in the case of the Middle-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            (b) In the event the Trust Fund is to be terminated while the Swap Contract is still in effect, the Trustee shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Contract will be reduced to zero on such date. Based on the date of termination, the Trustee shall calculate the Class A-2SFL Net Swap Payment and the Class A-JFL Net Swap Payment, if any, as specified in Section 3.31, and prior to any final distributions to the Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates, pursuant to
Section 9.01, shall pay such Class A-2SFL Net Swap Payment and Class A-JFL Net Swap Payment, if any, to the Swap Counterparty. In the event that any fees (including termination fees) are payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions to the Class A-2SFL Certificates and the Class A-JFL Certificates are made pursuant to Section 9.01.

                               [End of Article IX]

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration. (a) The Trustee shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests, Uncertificated Middle-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates (other than the Class A-2SFL Certificates and the Class A-JFL Certificates) and the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Middle-Tier REMIC, each Class of Uncertificated Middle-Tier Interests shall be designated as the "regular interests" and the Class MR Certificates shall be designated as the sole class of "residual interests" in the Middle-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Master Servicers nor the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) The Trustee shall act on behalf of each REMIC in relation to any tax matter or controversy involving any REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the (i) Class R, (ii) Class MR and (iii) Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the (i) Upper-Tier REMIC, (ii) the Middle-Tier REMIC and
(iii) the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the (i) Class R, (ii) Class MR and (iii) Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for (i) the Upper-Tier REMIC, (ii) the Middle-Tier REMIC and (iii) the Lower-Tier REMIC, respectively.

            (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC created hereunder, and shall sign and file or cause to be filed such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate, Class MR Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate, Class MR Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions. Neither the Master Servicers nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as a REMIC or
(ii) result in the imposition of a tax upon the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action or inaction. In addition, prior to taking any action with respect to the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or any of their respective assets, or causing the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will determine whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC and the Trustee shall not take any action or cause the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to take any such action as to which it has determined that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this
Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Trustee in writing), and shall remit to the applicable Master Servicer such reserved amounts as such Master Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the applicable Master Servicer shall withdraw from the applicable Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Section 860F(a) of the Code or the amount of any taxable contribution to the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Uncertificated Lower-Tier REMIC Interests, to the Middle-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b), (y) in the case of the Uncertificated Middle-Tier REMIC Interests, to the Upper-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class MR Certificates in the manner specified in Section 4.01(b) and (z) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class A-S (other than the Class A-2SFL Certificates), Class A-M, Class A-MS, Class A-J, Class A-JS, Class B, Class B-S, Class C, Class C-S, Class D, Class D-S, Class E, Class E-S, Class F, Class F-S, Class G, Class G-S, Class H, Class H-S, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class X Certificates and the Class A-2SFL and the Class A-JFL Regular Interests, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit, arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Master Servicers or the Special Servicer shall be responsible for any taxes imposed on the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misfeasance, bad faith, or negligence by such party.

            (h) The Trustee shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each of the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC will not (i) cause the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) The Trustee shall not enter into any arrangement by which the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" by which the Certificate Balance or Notional Amount of the Class A-2SFL Regular Interest and the Class A-JFL Regular Interest and each Class of Certificates (other than the Class A-2SFL, the Class A-JFL, Class S and Residual Certificates) representing a "regular interest" in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero and by which the Middle-Tier Principal Amount of each Class of Uncertificated Middle-Tier Interests representing a "regular interest" in the Middle-Tier REMIC would be reduced to zero is the Rated Final Distribution Date.

            (l) None of the Trustee, the Master Servicers or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Trustee, each Master Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Use of Agents. (a) The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office. The Trustee may execute any of its obligations and duties under this
Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            (b) The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

            Section 10.03 Depositor, Master Servicers and Special Servicer to Cooperate with Trustee. (a) The Depositor shall provide or cause to be provided to the Trustee within ten (10) days after the Depositor receives a request from the Trustee, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

            (b) Each Master Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 10.04 Appointment of REMIC Administrators. (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Section 10.01 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If Wells Fargo Bank, N.A. is removed as Trustee, then Wells Fargo Bank, N.A. shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicers, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicers, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicers and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                               [End of Article X]

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 11.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Neither the Depositor nor the Master Servicers shall exercise their rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder; provided that in all instances the reports and certificates contemplated by Sections 11.09, 11.10 and 11.11 shall be provided to the Rating Agencies as required thereunder; provided, however, that the Trustee shall be deemed to have satisfied any delivery requirements to the Rating Agencies thereunder by making such reports and certificates available on its internet website. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor or the applicable Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, each of the Master Servicer, the Special Servicer, the Co-Trustee and the Trustee shall cooperate fully with the Depositor and the Trustee, as the case may be, to deliver or make available to the Depositor or the Trustee (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information (in its possession or reasonably attainable) necessary in the good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the applicable Master Servicer, the Special Servicer, the Co-Trustee and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Trustee, as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements. For purposes of this Article XI, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

            Section 11.02 Succession; Subcontractors. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07), in connection with the succession to any Reporting Servicer by any Person (i) into which any Reporting Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Master Servicer and Special Servicer or any Subservicer (other than a succession or appointment pursuant to Section 7.01(b) for which notice may be delivered as soon as reasonably practicable), any Reporting Servicer shall provide to the Depositor and the Trustee, at least 15 calendar days (or such shorter period agreed to by the Depositor) prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor so that the Depositor may comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however that if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Reporting Servicer, as applicable, shall submit such disclosure to the Depositor and the Trustee no later than the first Business Day after the effective date of such succession or appointment.

            (b) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07), each of the Master Servicers, the Special Servicer, the Co-Trustee, the Sub-Servicer and the Trustee (each of the Master Servicers, the Special Servicer, the Co-Trustee, the Trustee and each Sub-Servicer, for purposes of this paragraph, a "Servicer") is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07), such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer, specifying the identity of each Subcontractor that is a Servicing Function Participant, and the elements of the Servicing Criteria that will be addressed in assessments of compliance provided by such Subcontractor. As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall (i) with respect to any such Subcontractor engaged by such Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other such subcontractor with which it has entered into a servicing relationship, cause such Subcontractor used by such Servicer for the benefit of the Depositor and the Trustee to comply with the provisions of Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. With respect to any Servicing Function Participant engaged by such Servicer that is an Initial Sub-Servicer, such Servicer shall be responsible for using commercially reasonable efforts to obtain, and with respect to each other Servicing Function Participant engaged by such Servicer, obtain from each such Servicing Function Participant and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

            (c) Notwithstanding the foregoing, if a Servicer engages a Subcontractor, other than an Initial Sub-Servicer, in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, the engagement of such Sub-Servicer, other than an Initial Sub-Servicer, shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Sub-Servicer and Subservicing Agreement. Other than with respect to the Initial Sub-Servicer, no Subservicing Agreement shall be effective until 15 days after such written notice is received by the Depositor and the Trustee (or such shorter period as is agreed to by the Depositor). Such notice shall contain all information reasonably necessary to enable the Trustee to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            (d) As a condition to the succession to the Co-Trustee, Trustee or Special Servicer under this Agreement by any Person (i) into which such party may be merged or consolidated, or (ii) which may be appointed as a successor to any such party, that party shall notify the Depositor and each Rating Agency, at least 15 calendar days prior to the effective date of such succession or appointment (or if such prior notice would violate applicable law or any applicable confidentiality agreement, no later than one (1) Business Day after such effective date of succession) and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 11.03 Filing Obligations. (a) The Reporting Servicers shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act. Pursuant to Sections 11.04, 11.05 and 11.06 below, the Trustee shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System ("Edgar")) such Forms executed by the Depositor.

            (b) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify (which notice may be sent by fax or by e-mail notwithstanding the provisions of Section 12.05 and shall include identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) the Depositor and each Reporting Servicer that failed to make such disclosure. In the case of Forms 10-D and 10-K, the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will notify the Depositor, and such other parties as needed and the parties hereto will cooperate with the Trustee to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A ; provided however that the Trustee will not be required to notify the Depositor or any other party hereto in advance of amending Form 10-D where such amendment is solely for the purpose of re-stating the Statement to Certificateholders. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an authorized officer of the Depositor or a senior officer of the Depositor in charge of securitization, as applicable. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section
11.03 related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and 11.11. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.04 Form 10-D Filings. (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit X to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than Additional Form 10-D Disclosure required to be reported by it as set forth herein), absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Exhibit X hereto, within 5 calendar days after the related Distribution Date, (i) the parties listed on Exhibit X hereto shall be required to provide to the Trustee and the Depositor, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Trustee, the Depositor and such providing parties, the form and substance of the Additional Form 10-D Disclosure described on Exhibit X applicable to such party, (ii) the parties listed on Exhibit X hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit AA and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            (b) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review no later than 10 calendar days after the related Distribution Date. Within two Business Days after receipt of such copy, but no later than the 2 Business Days prior to the 15th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. Alternatively, if the Trustee agrees, the Depositor may deliver to the Trustee manually signed copies of a power of attorney meeting the requirements of Item 601(b)(24) of Regulation S-K under the Securities Act, and certified copies of a resolution of the Depositor's board of directors authorizing such power of attorney, each to be filed with each Form 10-D, in which case the Trustee shall sign such Forms 10-D as attorney in fact for the Depositor. In the event that the Trustee signs the Forms 10-D as attorney in fact for the Depositor pursuant to such powers of attorney, the Trustee shall deliver a draft of each such Form 10-D to the Depositor no later than 2 Business Days prior to the filing deadline applicable to such report. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, with a copy to Dennis Schuh, Vice President, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, telecopy number: (212) 834-6593. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.04(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.04(b). The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no." The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

            Section 11.05 Form 10-K Filings. (a) Within 90 days after the end of each fiscal year of the Trust (it being understood that the fiscal year for the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

            (i) an annual compliance statement for each Master Servicer, the Special Servicer and each Additional Servicer engaged by each Master Servicer or the Special Servicer, as described under Section 11.09;

            (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for the Trustee, the Co-Trustee, each Master Servicer, the Special Servicer, each Additional Servicer engaged by any Master Servicer and each Servicing Function Participant engaged by any Master Servicer, the Special Servicer, the Co-Trustee or Trustee, as described under Section 11.10; and

                  (B) if any such report on assessment of compliance with
            servicing criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

            (iii) (A) the registered public accounting firm attestation report for the Trustee, the Co-Trustee, each Master Servicer, the Special Servicer, each Additional Servicer engaged by any Master Servicer, the Special Servicer and each Servicing Function Participant engaged by any Master Servicer, the Special Servicer, the Co-Trustee or the Trustee, as described under Section 11.11; and

                  (B) if any registered public accounting firm attestation
            report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

            (iv) a certification in the form attached hereto as Exhibit Q, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes-Oxley Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

            Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit Z to the Depositor and the Trustee and approved by the Depositor and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth herein), absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15, commencing in March 2008 (i) the parties listed on Exhibit Y hereto shall be required to provide to the Trustee and the Depositor to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Trustee and the Depositor and such providing party, the form and substance of the Additional Form 10-K Disclosure described on Exhibit Y applicable to such party, (ii) the parties listed on Exhibit Y hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit AA, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            (b) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review no later than 6 Business Days prior to the 10-K Filing Deadline. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and the senior officer in charge of securitization for the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee at such time. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee shall follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, with a copy to Dennis Schuh, Vice President, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, telecopy number: (212) 834-6593. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section
11.05 related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 11.05. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure or receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no." The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

            Section 11.06 Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit Q required to be included therewith pursuant to the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff). Each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee shall provide, and (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer or the Special Servicer, as applicable, that is a Servicing Function Participant use commercially reasonable efforts to cause to provide and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause to provide, to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification in the form attached hereto as Exhibit R-1-1, R-1-2, R-2, R-3 and R-4 (each, a "Performance Certification"), as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the event that any Companion Loan is deposited into a commercial mortgage securitization (an "Other Securitization"), each Reporting Servicer shall comply with all requirements with respect thereto contemplated by the related Intercreditor Agreement and shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization a Performance Certification, in form and substance similar to applicable Performance Certification (which shall address the matters contained in the applicable Performance Certification, but solely with respect to the related Companion Loan) on which such Person, the entity for which the Person acts as an officer, and such entity's officers, directors and Affiliates can reasonably rely. With respect to the Skyline Portfolio A-1 Pari Passu Companion Loan and the Solana Pari Passu Companion Loan, the Trustee will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from, as the case may be, the BACM 2007-1 Master Servicer, the BACM 2007-1 Special Servicer and the BACM 2007-1 Trustee in form and substance similar to a Performance Certification. With respect to the Americold Pool 2 A-2A Pari Passu Companion Loan, the Trustee will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from, as the case may be, the JPMCC 2007-CIBC18 Master Servicer, the JPMCC 2007-CIBC18 Primary Servicer, the JPMCC 2007-CIBC18 Special Servicer and the JPMCC 2007-CIBC18 Trustee in form and substance similar to a Performance Certification. The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust. In addition, each Reporting Servicer shall execute a reasonable reliance certificate (or may include an equivalent of such reliance certificate in its Sarbanes-Oxley Certification) to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to
Section 11.09, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 and (iii) accountant's report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Reporting Servicer to enable such accountants to render the certificates provided for in
Section 11.11. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this
Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

            Section 11.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below), the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit Z to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K (other than such Form 8-K Disclosure Information which is to be reported by it as set forth herein), absent such reporting, direction and approval.

            For so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (New York time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit Z hereto shall be required to provide to the Depositor and the Trustee, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format agreed upon by the Depositor, the Trustee and such providing parties the Form 8-K Disclosure Information described in Exhibit Z applicable to such party, (ii) the parties listed on Exhibit Z hereto shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit AA and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit AA of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review no later than noon (New York City time) on the 3rd Business Day after the Reportable Event, but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, with a copy to Dennis Schuh, Vice President, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, telecopy number: (212) 834-6593. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section
11.07 related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            The Master Servicer, the Special Servicer, the Co-Trustee and the Trustee shall promptly notify (and the Master Servicer and the Special Servicer shall (i) with respect to each Initial Sub-Servicer that is an Additional Servicer engaged by such Master Servicer, Special Servicer, Co-Trustee or Trustee use commercially reasonable efforts to cause and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) cause to promptly notify) the Depositor and the Trustee pursuant to the 2nd preceding paragraph, but in no event later than noon (New York City time) on the 2nd Business Day after its occurrence, of any Reportable Event described on Exhibit Z applicable to such party to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge thereof, in EDGAR-compatible format (to the extent available to such party in such format).

            Section 11.08 Form 15 Filing. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. If at the end of any fiscal year for the Trust during which occurred the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Forms 10-K, 10-D and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07; provided, that if the Trustee re commences the preparing and filing of Exchange Act reports, it may, as soon as permitted by the Exchange Act, file another Form 15 Suspension Notification.

            Section 11.09 Annual Compliance Statements. Each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee (each, a "Certifying Servicer") shall deliver to (and each such party shall (i) with respect to each Additional Servicer engaged by such Master Servicer, Special Servicer, Co-Trustee or Trustee that is an Initial Sub-Servicer, use commercially reasonable efforts to cause and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause the delivery to) the Depositor and the Trustee on or before March 15 of each year, commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee shall, and each such party shall (i) with respect to each Additional Servicer engaged by such Master Servicer, Special Servicer, Co-Trustee or Trustee that is an Initial Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause to forward a copy of each such statement (or, in the case of the Trustee, make a copy of each such statement available on its internet website) to the Rating Agencies and the Directing Certificateholder. Promptly after receipt of each such Officer's Certificate, the Depositor shall review each such Officer's Certificate and, if applicable, consult with any Master Servicer, the Special Servicer, the Co-Trustee or the Trustee, as applicable, as to the nature of any failures by such Master Servicer, the Special Servicer, the Co-Trustee or Trustee, respectively, or any related Additional Servicer with which any Master Servicer, the Special Servicer, the Co-Trustee or the Trustee, as applicable, has engaged in the fulfillment of any Master Servicer's, the Special Servicer's, the Co-Trustee's, the Trustee's or Additional Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Master Servicer, the Special Servicer, the Co-Trustee, the Trustee and each Additional Servicer under this Section apply to each Master Servicer, the Special Servicer, the Co-Trustee, the Trustee and each Additional Servicer that serviced a Mortgage Loan during the applicable period, whether or not each Master Servicer, the Special Servicer, the Co-Trustee, the Trustee or Additional Servicer is acting as the Master Servicer, the Special Servicer, the Co-Trustee, the Trustee or Additional Servicer at the time such Officer's Certificate is required to be delivered. None of the Master Servicer, Special Servicer, Trustee or Additional Servicer shall be required to cause the delivery of any such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Co-Trustee shall not be required to deliver any such statement in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            In the event any Master Servicer, the Special Servicer, the Co-Trustee or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such party that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause and (ii) such party shall (and with respect to any other Additional Servicer engaged by such party that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide) an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the applicable Master Servicer, the Special Servicer, the Co-Trustee or the Trustee was subject to this Agreement or the period of time that such Additional Servicer was subject to such other servicing agreement.

            Section 11.10 Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 15 of each year, commencing in March 2008, each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee, each at its own expense, shall furnish (and each party shall (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Co-Trustee and Trustee that is a Servicing Function Participant, use commercially reasonable efforts to cause and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause to furnish) engaged by it to, furnish to the Trustee and the Depositor, with a copy to the Rating Agencies, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria,
(B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Applicable Servicing Criteria as of and for such period.

            Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address the Applicable Servicing Criteria specified on Exhibit W hereto delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by each Reporting Servicer, as applicable), and
(ii) the Trustee shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit W and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant (other than the Co-Trustee) shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Co-Trustee shall not be required to cause the delivery of any such assessment in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee (and any Servicing Function Participant with which any Master Servicer, Special Servicer, Co-Trustee or Trustee has entered into a servicing relationship) hereby acknowledge and agree that the Applicable Servicing Criteria set forth on Exhibit W is appropriately completed as set forth above with respect to such party.

            (c) No later than the end of each fiscal year for the Trust, each Master Servicer and the Special Servicer shall notify the Trustee and the Depositor as to the name of each Additional Servicer engaged by it and each Servicing Function Participant utilized by it, in each case other than with respect to any Initial Sub-Servicer, and the Trustee and the Co-Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicers, the Special Servicer and any Additional Servicer submit their assessments to the Trustee, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it and shall indicate to the Trustee what Applicable Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.

            In the event any Master Servicer, the Special Servicer, the Co-Trustee or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and each Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such Master Servicer or Special Servicer that is a Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Servicing Function Participant and (ii) with respect to any other Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 11.10, coupled with an attestation as required in Section 11.11 in respect to the period of time that the applicable Master Servicer, the Special Servicer, the Co-Trustee or the Trustee was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

            Section 11.11 Annual Independent Public Accountants' Servicing Report. On or before March 15 of each year, commencing in March 2008, each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee, each at its own expense, shall cause (and each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee shall (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Co-Trustee or Trustee that is a Servicing Function Participant use commercially reasonable efforts to cause and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause) a registered public accounting firm (which may also render other services to each Master Servicer, the Special Servicer, the Trustee, the Co-Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies and the Directing Certificateholder, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from each Master Servicer, the Special Servicer, the Co-Trustee, the Trustee or any Servicing Function Participant, (i) the Depositor shall review the report and, if applicable, consult with each Master Servicer, the Special Servicer, the Co-Trustee or the Trustee as to the nature of any defaults by each Master Servicer, the Special Servicer, the Co-Trustee, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicers', the Special Servicer's, the Co-Trustee's, the Trustee's or the applicable Servicing Function Participants' obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each accountants' attestation report submitted pursuant to this Section is coupled with an assessment of compliance meeting the requirements of Section
11.10 and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, the Trustee nor any Servicing Function Participant (other than the Co-Trustee) shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year. The Co-Trustee shall not be required to deliver any such reports in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 11.12 Indemnification. Each of the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Master Servicers, the Special Servicer, the Co-Trustee or the Trustee, as the case may be, of its obligations to the Depositor or the Trustee under this Article XI or (ii) negligence, bad faith or willful misconduct on the part of the Master Servicers, the Special Servicer, the Co-Trustee or the Trustee in the performance of such obligations.

            Each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee shall (i) with respect to any Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Co-Trustee or Trustee that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans to cause such party to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to the Depositor or the Trustee to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to this Agreement, the applicable sub-servicing or primary servicing agreement or (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations or (iii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c).

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then each Master Servicer, the Special Servicer, the Co-Trustee, the Trustee, the Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XI (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. Each Master Servicer, the Special Servicer, the Co-Trustee and the Trustee shall
(i) with respect to any Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Co-Trustee or Trustee that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to and (ii) with respect to each other Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans cause such party to agree to the foregoing indemnification and contribution obligations. This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of any Master Servicer or the Special Servicer.

            Section 11.13 Amendments. This Article XI may be amended by the parties hereto with their written consent pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without, in each case, any Opinions of Counsel, Officer's Certificates, Rating Agency confirmation with respect to the Certificates or the Companion Loan Securities or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided that the reports and certificates required to be prepared pursuant to Sections 11.09, 11.10 and 11.11 shall not be eliminated without Rating Agency confirmation with respect to the Certificates or the Companion Loan Securities.

            Section 11.14 Regulation AB Notices. Any notice required to be delivered by the the Trustee to the Depositor pursuant to this Article XI may be delivered via email (and additionally delivered via phone or telecopy), notwithstanding the provisions of Section 12.05, to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
Dennis Schuh, telecopy number: (212) 834-6593, telephone number: (212) 834-9378 and email: Dennis.g.schuh@jpmorgan.com, with a copy to Bianca Russo, Managing Director and Associate General Counsel, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017, telecopy number: (212) 270-7473, telephone number: (212) 270-5918 and email: Russo_bianca@jpmorgan.com.

            Section 11.15 Certain Matters Relating to the Future Securitization of the Serviced Pari Passu Companion Loans.

            (a) Each of the Trustee, the Co-Trustee, each Master Servicer and the Special Servicer shall, and each Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon request or notice from a Mortgage Loan Seller (or a permitted transferee of such Mortgage Loan Seller pursuant to the related Intercreditor Agreement), cooperate with the Mortgage Loan Seller (or such permitted transferee) selling any Serviced Pari Passu Companion Loan into a securitization that is required to comply with Regulation AB (a "Regulation AB Companion Loan Securitization") and, to the extent needed in order to comply with Regulation AB, provide to the Mortgage Loan Seller (or such permitted transferee) information about itself that such Mortgage Loan Seller reasonably requires to meet the requirements of Items 1117 and 1119 and paragraphs (b), (c)(3), (c)(4) and (c)(5) of Item 1108 of Regulation AB and shall cooperate with such Mortgage Loan Seller to provide such other information as may be necessary to comply with the requirements of Regulation AB. Each of the Trustee, the Co-Trustee, the applicable Master Servicer and the Special Servicer understands that such information may be included in the offering material related to a Regulation AB Companion Loan Securitization and agrees to negotiate in good faith an agreement (subject to the final sentence of this sub-section) to indemnify and hold the related depositor and underwriters involved in the offering of the related Certificates harmless for any costs, liabilities, fees and expenses incurred by the depositor or such underwriters as a result of any material misstatements or omissions or alleged material misstatements or omissions in any such offering material to the extent that such material misstatement or omission was made in reliance upon any such information provided by the CoTrustee (where such information pertains to LaSalle Bank National Association individually and not to any specific aspect of the Co-Trustee's duties or obligations under this Agreement), the Trustee (where such information pertains to Wells Fargo Bank, N.A. individually and not to any specific aspect of the Trustee's duties or obligations under this Agreement), such Master Servicer (where such information pertains to Midland Loan Services, Inc. or Wachovia Bank, National Association, as applicable, individually and not to any specific aspect of such Master Servicer's duties or obligations under this Agreement) and the Special Servicer (where such information pertains to J.E. Robert Company, Inc. individually and not to any specific aspect of the Special Servicer's duties or obligations under this Agreement), as applicable, to such depositor, underwriters or Mortgage Loan Seller (or permitted transferee) as required by this clause (a). Notwithstanding the foregoing, to the extent that the information provided by the Trustee, the Co-Trustee, a Master Servicer or the Special Servicer, as applicable, for inclusion in the offering materials related to such Regulation AB Companion Loan Securitization is substantially and materially similar to the information provided by such party with respect to the offering materials related to this transaction, subject to any required changes due to any amendments to Regulation AB or any changes in the interpretation of Regulation AB, such party shall be deemed to be in compliance with this Section 11.15(a). Any indemnification agreement executed by the Trustee, the Co-Trustee, a Master Servicer or Special Servicer in connection with the Regulation AB Companion Loan Securitization shall be substantially similar to the related indemnification agreement executed in connection with this Agreement. It shall be a condition precedent to any party's obligations otherwise set forth above that the applicable Mortgage Loan Seller (or permitted transferee) shall have (a) provided reasonable advance notice of the exercise of its rights hereunder and (b) paid, or entered into reasonable agreement to cause to be paid, the reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by such party in reviewing and/or causing the delivery of any disclosure, opinion of counsel or indemnification agreement.

            (b) Each of the Trustee, the Co-Trustee, each Master Servicer and the Special Servicer shall, and each Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, upon request or notice from such parties (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), cooperate with the trustee, master servicer or special servicer for any Regulation AB Companion Loan Securitization in preparing each Form 10-D required to be filed by such Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) and shall provide to such trustee or master servicer within the time period set forth in the Other Pooling and Servicing Agreement (so long as such time period is no earlier than the time periods set forth herein) for such Regulation AB Companion Loan Securitization such information relating to a Serviced Securitized Companion Loan as may be necessary for the servicer and trustee of the Regulation AB Companion Loan Securitization to comply with the reporting requirements of Regulation AB; provided, however, that any parties to any Regulation AB Companion Loan Securitization shall consult with the Trustee, the Co-Trustee, each Master Servicer and the Special Servicer (and Master Servicer shall consult with the Primary Servicer and any sub-servicer appointed with respect to the related Serviced Whole Loan), and the Trustee, the Co-Trustee, such Master Servicer and the Special Servicer shall cooperate with such parties in respect of establishing the time periods for preparation of the Form 10-D reports in the documentation for such Regulation AB Companion Loan Securitization. Notwithstanding the foregoing, to the extent the Trustee, the Co-Trustee, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this section 11.15(b) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(b).

            (c) Each of the Trustee, the Co-Trustee, each Master Servicer and the Special Servicer shall, and each Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide the trustee under a Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) information with respect to any event that is required to be disclosed under Form 8-K with respect to a Serviced Securitized Companion Loan within two Business Days after the occurrence of such event of which it has knowledge. Notwithstanding the foregoing, to the extent the Trustee, the Co-Trustee, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements imposed on such party contemplated in this section 11.15(c) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(c).

            (d) On or before March 15 of each year (or March 14 if a leap year) during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, the applicable Master Servicer and the Special Servicer shall, and such Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide, with respect to itself, to the trustee under such Regulation AB Companion Loan Securitization, to the extent required pursuant to
Item 1122 of Regulation AB, (i) a report on an assessment of compliance with the servicing criteria to the extent required pursuant to Item 1122(a) of Regulation AB, (ii) a registered accounting firm's attestation report on such Person's assessment of compliance with the applicable servicing criteria to the extent required pursuant to Item 1122(b) of Regulation AB and (iii) such other information as may be required pursuant to Item 1122(c) of Regulation AB. Notwithstanding the foregoing, to the extent the Trustee, the Co-Trustee, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this section 11.15(d) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(d).

            (e) On or before March 15 of each year (or March 14 if a leap year) during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, the Co-Trustee, the applicable Master Servicer and the Special Servicer shall, and the applicable Master Servicer and the Special Servicer shall use reasonable efforts to cause any sub-servicer appointed with respect to a Serviced Securitized Companion Loan to, to the extent required pursuant to Item 1123 of Regulation AB, deliver, with respect to itself, to the trustee, upon request from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), under such Regulation AB Companion Loan Securitization a servicer compliance statement signed by an authorized officer of such Person that satisfies the requirements of Item 1123 of Regulation AB. Notwithstanding the foregoing, to the extent the Trustee, the Co-Trustee, a Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on it in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this section 11.15(e) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(e).

            (f) Each of the Trustee, the Co-Trustee, the applicable Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause a sub-servicer to agree (severally but not jointly) to indemnify (such indemnity limited to each such parties respective failure described below) and hold the related Mortgage Loan Seller (or permitted transferee), depositor, trustee or master servicer under a Regulation AB Companion Loan Securitization harmless for any costs, liabilities, fees and expenses incurred by such Mortgage Loan Seller, depositor, trustee or master servicer as a result of any failure by the Trustee, the Co-Trustee, the Master Servicer and the Special Servicer, as applicable, to comply with the reporting requirements to the extent applicable set forth under Sections 11.15(b), (c), (d) or (e) above.

            Any subservicing agreement related to a Serviced Securitized Companion Loan shall contain a provision requiring the related Sub-Servicer to provide to the applicable Master Servicer or Special Servicer, as applicable, information, reports and certificates with respect to itself comparable to any information, reports or certificates required to be provided by the applicable Master Servicer or Special Servicer pursuant to this Section 11.15, even if such Sub-Servicer is not otherwise required to provide such information, reports or certificates to any Person in order to comply with Regulation AB. Such information, reports or certificates shall be provided to the applicable Master Servicer or Special Servicer, as applicable, no later than two Business Days prior to the date on which such Master Servicer or Special Servicer, as applicable, is required to deliver its comparable information, reports or certificates pursuant to this Section 11.15.

            Each party hereto shall be entitled to rely on the information in the Prospectus Supplement with respect to the identity of any Sponsor, credit enhancer, derivative provider or "significant obligor" as of the Closing Date other than with respect to itself or any information required to be provided by it or indemnified for by it pursuant to any separate agreement.

                               [End of Article XI]

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Holders:

            (i) to cure any ambiguity to the extent that it does not materially and adversely affect any Certificateholder or Companion Holder;

            (ii) to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or any of the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, any Distribution Accounts or REO Account, provided that (a) the P&I Advance Date shall in no event be later than the Business Day prior to related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Co-Trustee), adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and
      (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or class of Companion Loan Securities as evidenced by a letter from each Rating Agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(c) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, (x) as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or Companion Holder not consenting thereto or (y) result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or class of Companion Loan Securities, as evidenced by a letter from each Rating Agency and, in the case of a Serviced Securitized Companion Loan, a Rating Agency rating any class of related Companion Loan Securities, to such effect;

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, and, in the case of any Serviced Securitized Companion Loan, a Rating Agency rating any class of related Companion Loan Securities to such effect, provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or class of Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; and

            (viii) to modify the provisions of Sections 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Co-Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates or class of Companion Loan Securities.

provided that no such amendment (A) changes in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder's consent; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140).

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66(2)/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller;

            (v) without the consent of 100% of the Certificateholders and all the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency together with the consent of the Companion Holders (to the extent such consent is required under the related Intercreditor Agreement), amend the Servicing Standards; or

            (vi) significantly change the activities of the Trust (insofar as such changes would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (without regard to Certificates held by the Depositor, any Mortgage Loan Seller or any Affiliates and/or agents of the Depositor or any Mortgage Loan Seller) and the consent of the Directing Certificateholder.

            (c) Notwithstanding the foregoing, none of the Trustee, the Co-Trustee, the Depositor, the Master Servicers nor the Special Servicer will be required to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Master Servicers, the Depositor, the Special Servicer, the Trustee, the Co-Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust or cause the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and each Companion Holder with respect to a Serviced Whole Loan and the Trustee and shall furnish a copy of such amendment to each Rating Agency and any Rating Agency rating any Companion Loan Securities.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if any Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (c) shall be payable out of the Certificate Account.

            (h) The Servicing Standards shall not be amended unless each Rating Agency provides a written confirmation that such amendment would not cause a downgrading, qualification or withdrawal of the then current ratings assigned to any of the Certificates or any class of Companion Loan Securities.

            (i) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the Class A-2SFL Certificates or the Class A-JFL Certificates or the rights of the Swap Counterparty under either Swap Contract or the rights of the holders of the Class A-2SFL Certificates or the Class A-JFL Certificates without the consent of the Swap Counterparty and 66?% of the Holders of the Class A-2SFL Certificates and the Class A-JFL Certificates, respectively. The Trustee shall forward any proposed amendment to this Agreement to the Swap Counterparty.

            (j) Notwithstanding any other provision of this Agreement (other than the next succeeding sentence), for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans. Any amendment contemplated by this Section 12.01 that adversely affects the status of the Trust Fund as a "qualifying special purpose entity" under FASB 140 shall require consent of the Holders of Certificates entitled to at least 51% of the Voting Rights (without regard to Certificates held by the Depositor, any Affiliate and/or agents of the Depositor, any Mortgage Loan Seller or any Affiliate and/or agents of any Mortgage Loan Seller) and the consent of the Directing Certificateholder.

            Section 12.02 Recordation of Agreement; Counterparts. (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 12.03 Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.04 Governing Law. This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 12.05 Notices. Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or couriered, sent by facsimile transmission or mailed by registered mail, postage prepaid (except for notices to the Trustee and the Co-Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Dennis Schuh, Vice President, telecopy number: (212) 834-6593; (ii) (a) in the case of Master Servicer No. 1, Midland Loan Services, Inc., 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, Attention: President; telecopy number: (913) 253-9001; (b) in the case of Master Servicer No. 2, Wachovia Bank, National Association, NC 1075, 8739 Research Drive URP4, Charlotte, NC 28288-1075 (for overnight mail only), 28262-1075 (for regular mail), Attention: Portfolio Management Group Re: J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2007-LDP10, telecopy number: (704) 715-0036; (iii) in the case of the Special Servicer, J.E. Robert Company, Inc., 15455 N. Dallas Parkway, Suite 600, Addison, Texas 75001,
Attention: Mike Cocanougher, fax number: (972) 692-5161, with a copy to J.E. Robert Company, Inc., 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, Attention Keith Belcher, fax number (703) 336-8352; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and with respect to Certificate Transfers, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; (v) in the case of the Rating Agencies, (a) Fitch, One State Street Plaza, New York, New York 10004,
Attention: Commercial Mortgage Backed Securities Group, fax number: (212) 635 0295 and (b) Moody's Investors Services, Inc., 99 Church Street, 4th Floor, New York, New York 10041, Attention: Commercial Mortgage Surveillance Group, fax number: (212) 553-0300; (vi) in the case of the Mortgage Loan Sellers, (a) AIG Mortgage Capital, LLC, 1 SunAmerica Center, 38th Floor, Los Angeles, California 90067, Attention: Alan Nussenblatt, fax number: (310) 772-6584, (b) Eurohypo AG, New York Branch, 1114 Avenue of the Americas, New York, New York 10036,
Attention: Daniel Vinson, fax number: (212) 479-5800, (c) JPMorgan Chase Bank, N.A., 270 Park Avenue, 10th Floor, Attention: Dennis Schuh, Vice President, telecopy number: (212) 834-6593, (d) Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: N. Dante LaRocca, fax number: (646) 587-9804, (e) PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries or courier), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for United States mail),
Attention: Harry Funk, fax number: (913) 253-9001, with a copy to it at One PNC Plaza, 249 Fifth Avenue, 21st Floor, Pittsburgh, Pennsylvania 15222, Attention:
Gretchen Lengel Kelly, fax number: (412) 762-4333 and (f) UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019,
Attention: Mark Green, fax number: (212) 713-1050 and Attention: Jeffrey N. Lavine, fax number: (212) 713-4062; (vii) in the case of the initial Directing Certificateholder, JER Investor Trust Inc. 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, Attention Keith W. Belcher, fax number (703) 336-8352, with a copy to J.E. Robert Company, Inc., 15455 N. Dallas Parkway, Suite 600, Addison, Texas 75001, Attention: Mike Cocanougher, fax number: (972) 692-5161; and (viii) in the case of the Co-Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illlinois 60603, Attention: Global Securities and Trust Services, J.P. Morgan 2007-LDP10. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Grant of a Security Interest. The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Accounts, the Distribution Accounts, the Gain-on-Sale Reserve Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 12.08 Successors and Assigns; Third Party Beneficiaries. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Swap Counterparty and each Mortgage Loan Seller and the Companion Holders (and their agents and permitted successors and assigns, including any trustee or servicer with respect to any Serviced Securitized Companion Loan or any other Companion
Loan) are intended third-party beneficiaries in respect of the respective rights afforded them hereunder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            (b) Each of the BACM 2007-1 Trustee, BACM 2007-1 Master Servicer and BACM 2007-1 Special Servicer in respect to the Skyline Portfolio A1 Pari Passu Companion Loan and the Solana Pari Passu Companion Loan shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the Skyline Portfolio Intercreditor Agreement or the Solana Intercreditor Agreement, as applicable.

            Section 12.09 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 12.10 Notices to the Rating Agencies. (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency and the Swap Counterparty (and any Rating Agency for any class of securities backed wholly or partially by any Companion Loan to the extent applicable to the Serviced Whole Loans) with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Trustee, any Master Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement.

            (b) Each Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of any Certificate Accounts;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan; and

            (viii) any release or substitution of any Mortgaged Property.

            (c) Upon written request, each of the Master Servicers and the Special Servicer shall promptly furnish to each Rating Agency (and any Rating Agency for any class of securities backed wholly or partially by any Companion Loan to the extent applicable to the Serviced Whole Loans) copies of inspection reports and other items delivered to each of the Master Servicers and Special Servicer pursuant to Sections 3.12(a) and 3.12(b).

            (d) The Trustee shall promptly furnish notice to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Co-Trustee, each Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency (and any Rating Agency for any class of securities backed wholly or partially by any Companion Loan to the extent applicable to the Serviced Whole Loans) with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Co-Trustee, such Master Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Co-Trustee, each Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 12.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                              [End of Article XII]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP., Depositor

                                       By: /s/ Dennis Schuh
                                          --------------------------------------
                                          Name: Dennis Schuh
                                          Title: Executive Director

                                       MIDLAND LOAN SERVICES, INC.,
                                          Master Servicer No. 1

                                       By: /s/ Lawrence D. Ashley
                                          --------------------------------------
                                          Name: Lawrence D. Ashley
                                          Title: Senior Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          Master Servicer No. 2

                                       By: /s/ Scott R. Rossbach
                                          --------------------------------------
                                          Name: Scott R. Rossbach
                                          Title: Vice President

                                       J.E. ROBERT COMPANY, INC., Special
                                          Servicer

                                       By: /s/ Keith W. Belcher
                                          --------------------------------------
                                          Name: Keith W. Belcher
                                          Title: Managing Director

                                       WELLS FARGO BANK, N.A.,
                                          Trustee

                                       By: /s/ Ruth Fussell
                                          --------------------------------------
                                          Name: Ruth Fussell
                                          Title: Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION
                                          Co-Trustee

                                       By: /s/ Michelle G. Duffy
                                          --------------------------------------
                                          Name: Michelle G. Duffy
                                          Title: Assistant Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 27 day of March 2007, before me, a notary public in and for said State, personally appeared Dennis Schuh known to me to be a an Executive Director of J.P. Morgan Chase Commercial Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         /s/ Jennifer A. Loughrey
                                        --------------------------------------
                                                    Notary Public

                [SEAL]

My commission expires:

                              Jennifer A. Loughrey
                        Notary Public, State of New York
                                 No. 02LO609547
                          Qualified in New York County
                         Commission Expires 02/04/2010

_______________________________________

STATE OF KANSAS         )
                        )  ss.:
COUNTY OF JOHNSON       )


            On the 27th day of March 2007, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley known to me to be a Senior Vice President of Midland Loan Services, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         /s/ Joyce Mayo
                                        --------------------------------------
                                                    Notary Public

           JOYCE MAYO
NOTARY PUBLIC - State of Kansas
     My Appt. Exp. 06/11/10

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBERG   )


            On the 26 day of March 2007, before me, a notary public in and for said State, personally appeared Scott Rossbach known to me to be a Vice President of Wachovia Bank, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         /s/ Janet Garner
                                        --------------------------------------
                                                    Notary Public

                [SEAL]                              JANET GARNER
                                                    NOTARY PUBLIC
My commission expires:                           GASTON COUNTY, N.C.
                                         My Commission Expires March 27, 2010
              3-27-2010
---------------------------------

STATE OF VIRGINIA       )
                        )  ss.:
COUNTY OF FAIRFAX       )


            On the 26th day of March 2007, before me, a notary public in and for said State, personally appeared Keith W. Belcher known to me to be a Managing Director of J.E. Robert Company, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Claire Batley
                                       --------------------------------------
                                                    Notary Public

                [SEAL]                          Enclosed Herein Is My
                                     Commonwealth of Virginia Notary Public Seal
My commission expires:                 My Commission Expires November 30, 2008
                                                    CLAIRE BATLEY
          Nov. 30, 2008
---------------------------------

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 29th day of March 2007, before me, a notary public in and for said State, personally appeared Ruth Fussell known to me to be a an Vice President of Wells Fargo Bank, N.A., that executed the wtithin instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         /s/ Janet M. Jolley
                                        --------------------------------------
                                                    Notary Public

                [SEAL]

My commission expires:

                                 JANET M. JOLLEY
                        Notary Public, State of New York
                                 No. 01J06121000
                            Qualified in Kings County
                         Commission Expires Jan. 3, 2009

_______________________________________

STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK          )

            On the 29th day of March 2007, before me, a notary public in and for said State, personally appeared Michelle G. Duffy known to me to be an Assistant Vice President of LaSalle Bank National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Brad Zwetzig
                                       --------------------------------------
                                                    Notary Public

                [SEAL]                             "OFFICIAL SEAL"
                                                    BRAD ZWETZIG
My commission expires:                    NOTARY PUBLIC STATE OF ILLINOIS
                                          My Commission Expires 08/09/2009
              8/9/2009
---------------------------------

                                 EXHIBIT A-1

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS A-1

THIS CLASS A-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 5.1220%              MASTER SERVICERS: MIDLAND LOAN
                                        SERVICES, INC. AND WACHOVIA BANK,
DENOMINATION: $41,831,000               NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: J.E. ROBERT
AGREEMENT: AS OF MARCH 1, 2007          COMPANY, INC.

CUT-OFF DATE: AS SET FORTH IN THE       TRUSTEE: WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                         CO-TRUSTEE: LASALLE BANK NATIONAL
                                        ASSOCIATION
CLOSING DATE: MARCH 29, 2007
                                        CUSIP NO.: 46630J AA7
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          ISIN NO.: US46630JAA79

APPROXIMATE AGGREGATE                   COMMON CODE NO.: 029465355
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES           CERTIFICATE NO.: A-1-[--]
AS OF THE CLOSING DATE: $41,831,000

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

     Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-2

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        SERIES 2007-LDP10, CLASS A-1S

THIS CLASS A-1S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 4.9300%               MASTER SERVICERS: MIDLAND LOAN
                                         SERVICES, INC. AND WACHOVIA BANK,
DENOMINATION: $200,000,000               NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING            SPECIAL SERVICER: J.E. ROBERT COMPANY,
AGREEMENT: AS OF MARCH 1, 2007           INC.

CUT-OFF DATE: AS SET FORTH IN THE        TRUSTEE: WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                          CO-TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
CLOSING DATE: MARCH 29, 2007
                                         CUSIP NO.: 46630J AJ8
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                           ISIN NO.: US46630JAJ88

APPROXIMATE AGGREGATE                    COMMON CODE NO.: 029471878
CERTIFICATE BALANCE
OF THE CLASS A-1S CERTIFICATES           CERTIFICATE NO.: A-1S-[--]
AS OF THE CLOSING DATE: $200,000,000

                            CLASS A-1S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-1S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-3

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS A-2

THIS CLASS A-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 5.4340%               MASTER SERVICERS: MIDLAND LOAN
                                         SERVICES, INC. AND WACHOVIA BANK,
DENOMINATION: $250,000,000               NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING            SPECIAL SERVICER: J.E. ROBERT COMPANY,
AGREEMENT: AS OF MARCH 1, 2007           INC.

CUT-OFF DATE: AS SET FORTH IN THE        TRUSTEE: WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                          CO-TRUSTEE: LASALLE BANK NATIONAL
                                         ASSOCIATION
CLOSING DATE: MARCH 29, 2007
                                         CUSIP NO.: 46630J AB5
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                           ISIN NO.: US46630JAB52

APPROXIMATE AGGREGATE                    COMMON CODE NO.: 029471738
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES            CERTIFICATE NO.: A-2-[--]
AS OF THE CLOSING DATE: $250,000,000

                            CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-4

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        SERIES 2007-LDP10, CLASS A-2S

THIS CLASS A-2S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 5.3050%               MASTER SERVICERS: MIDLAND LOAN
                                         SERVICES, INC. AND WACHOVIA BANK,
DENOMINATION: [$500,000,000]             NATIONAL ASSOCIATION
[$188,857,000]
                                         SPECIAL SERVICER: J.E. ROBERT COMPANY,
DATE OF POOLING AND SERVICING            INC.
AGREEMENT: AS OF MARCH 1, 2007
                                         TRUSTEE: WELLS FARGO BANK, N.A.
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS      CO-TRUSTEE: LASALLE BANK NATIONAL
DEFINED HEREIN)                          ASSOCIATION

CLOSING DATE: MARCH 29, 2007             CUSIP NO.: 46630J AK5

FIRST DISTRIBUTION DATE:                 ISIN NO.: US46630JAK51
APRIL 16, 2007
                                         COMMON CODE NO.: 029471886
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                      CERTIFICATE NO.: A-2S-[--]
OF THE CLASS A-2S CERTIFICATES
AS OF THE CLOSING DATE: $688,857,000

                            CLASS A-2S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-2S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-5

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                       SERIES 2007-LDP10, CLASS A-2SFL

THIS CLASS A-2SFL CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN A REMIC REGULAR INTEREST AND A SWAP CONTRACT AND CONSTITUTES AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-2SFL CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

PASS-THROUGH RATE: FLOATING IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $150,000,000              SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J AL3
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JAL35
FIRST DISTRIBUTION DATE: APRIL 16, 2007
                                        COMMON CODE NO.: 029471916
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                     CERTIFICATE NO.: A-2SFL-[--]
OF THE CLASS A-2SFL CERTIFICATES
AS OF THE CLOSING DATE: $150,000,000

                           CLASS A-2SFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-2SFL Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2SFL Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Class A-2SFL Regular Interest, the related Swap Contract and the related Floating Rate Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges in limited circumstances as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (calculated on the basis of the actual number of days in the month and assuming each year has 360 days) during the applicable Interest Accrual Period relating to such Distribution Date at the Class A-2SFL Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class A-2SFL Available Funds to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. Distributions in respect of the Class A-2SFL Certificates may depend, in part, on payments from the Swap Counterparty under the related Swap Contract as more specifically set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Distribution Accounts and the Floating Rate Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts and the Floating Rate Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-2SFL Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $100,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Co-Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2SFL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-6

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS A-3

THIS CLASS A-3 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 5.4200%              MASTER SERVICERS: MIDLAND LOAN SERVICES,
                                        INC. AND WACHOVIA BANK, NATIONAL
DENOMINATION: [$500,000,000]            ASSOCIATION
[$500,000,000]                          [$500,000,000]
[$214,136,000]                          SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J AC3
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JAC36
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029471746

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: A-3-[--]
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE: $1,714,136,000

                            CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-3 Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-7

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        SERIES 2007-LDP10, CLASS A-3S

THIS CLASS A-3S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 5.3170%              MASTER SERVICERS: MIDLAND LOAN SERVICES,
                                        INC. AND WACHOVIA BANK, NATIONAL
DENOMINATION: $179,937,000              ASSOCIATION

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: J.E. ROBERT COMPANY,
AGREEMENT: AS OF MARCH 1, 2007          INC.

CUT-OFF DATE: AS SET FORTH IN THE       TRUSTEE: WELLS FARGO BANK, N.A.
POOLING AND SERVICING AGREEMENT (AS
DEFINED HEREIN)                         CO-TRUSTEE: LASALLE BANK NATIONAL
                                        ASSOCIATION
CLOSING DATE: MARCH 29, 2007
                                        CUSIP NO.: 46630J AM1
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          ISIN NO.: US46630JAM18

APPROXIMATE AGGREGATE                   COMMON CODE NO.: 029472149
CERTIFICATE BALANCE
OF THE CLASS A-3S CERTIFICATES          CERTIFICATE NO.: A-3S-[--]
AS OF THE CLOSING DATE: $179,937,000

                            CLASS A-3S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-3S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-3S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-8

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        SERIES 2007-LDP10, CLASS A-1A

THIS CLASS A-1A CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: 5.4390%              MASTER SERVICERS: MIDLAND LOAN SERVICES,
                                        INC. AND WACHOVIA BANK, NATIONAL
DENOMINATION: [$500,000,000]            ASSOCIATION
[$7,300,000]
                                        SPECIAL SERVICER: J.E. ROBERT COMPANY,
DATE OF POOLING AND SERVICING           INC.
AGREEMENT: AS OF MARCH 1, 2007
                                        TRUSTEE: WELLS FARGO BANK, N.A.
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS     CO-TRUSTEE: LASALLE BANK NATIONAL
DEFINED HEREIN)                         ASSOCIATION

CLOSING DATE: MARCH 29, 2007            CUSIP NO.: 46630J AD1

FIRST DISTRIBUTION DATE:                ISIN NO.: US46630JAD19
APRIL 16, 2007
                                        COMMON CODE NO.: 029471754
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE                     CERTIFICATE NO.: A-1A-[--]
OF THE CLASS A-1A CERTIFICATES
AS OF THE CLOSING DATE: $507,300,000

                            CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

             is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

             This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

             This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

             This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

             Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

             Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

             Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

             The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

             All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

             Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

             As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

             Subject to the terms of the Pooling and Servicing Agreement, the Class A-1A Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

             No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

             The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

             The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

             The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Co-Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-9

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS X

THIS CLASS X CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: [$500,000,000]            SPECIAL SERVICER: J.E. ROBERT COMPANY,
[$500,000,000] [$500,000,000]           INC.
[$500,000,000] [$500,000,000]
[$500,000,000] [$500,000,000]           TRUSTEE: WELLS FARGO BANK, N.A.
[$500,000,000] [$500,000,000]
[$500,000,000] [$331,517,186]           CO-TRUSTEE: LASALLE BANK NATIONAL
                                        ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          CUSIP NO.:46630J AH2

CUT-OFF DATE: AS DEFINED IN THE POOLING ISIN NO.: US46630JAH23
AND SERVICING AGREEMENT (AS DEFINED
HEREIN)                                 COMMON CODE: 029471860

CLOSING DATE: MARCH 29, 2007            CERTIFICATE NO.: X-[--]

FIRST DISTRIBUTION DATE:
APRIL 16, 2007

APPROXIMATE AGGREGATE NOTIONAL AMOUNT
OF THE CLASS X CERTIFICATES AS OF THE
CLOSING DATE: $5,331,517,186

                             CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            This Class X Certificate has no principal balance and will not receive any distribution of principal.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount, and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-10

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS A-M

THIS CLASS A-M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $359,038,000              SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J AE9
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JAE91
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029471819

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: A-M-[--]
CERTIFICATE BALANCE
OF THE CLASS A-M CERTIFICATES
AS OF THE CLOSING DATE: $359,038,000

                            CLASS A-M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-M Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Co-Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-11

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        SERIES 2007-LDP10, CLASS A-MS

THIS CLASS A-MS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $174,114,000              SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J AN9
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JAN90
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029472181

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: A-MS-[--]
CERTIFICATE BALANCE
OF THE CLASS A-MS CERTIFICATES
AS OF THE CLOSING DATE: $174,114,000

                            CLASS A-MS CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-MS Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-MS Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-MS Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-MS Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the , the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-MS CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-12

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS A-J

THIS CLASS A-J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $200,694,000              SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J AG4
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JAG40
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029471827

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: A-J-[--]
CERTIFICATE BALANCE
OF THE CLASS A-J CERTIFICATES
AS OF THE CLOSING DATE: $200,694,000

                            CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-J Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-13

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        SERIES 2007-LDP10, CLASS A-JFL

THIS CLASS A-JFL CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN A REMIC REGULAR INTEREST AND A SWAP CONTRACT AND CONSTITUTES AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-JFL CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

PASS-THROUGH RATE: FLOATING IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $100,000,000              SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J CQ0
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JCQ04
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029471843

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: A-JFL-[--]
CERTIFICATE BALANCE
OF THE CLASS A-JFL CERTIFICATES
AS OF THE CLOSING DATE: $100,000,000

                           CLASS A-JFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-JFL Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-JFL Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Class A-JFL Regular Interest, the related Swap Contract and the related Floating Rate Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges in limited circumstances as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (calculated on the basis of the actual number of days in the month and assuming each year has 360 days) during the applicable Interest Accrual Period relating to such Distribution Date at the Class A-JFL Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Class A-JFL Available Funds to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. Distributions in respect of the Class A-JFL Certificates may depend, in part, on payments from the Swap Counterparty under the related Swap Contract as more specifically set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Distribution Accounts and the Floating Rate Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts and the Floating Rate Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-JFL Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $100,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-JFL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________
or, if mailed by check, to _______________________________________.
Statements should be mailed to
_______________________________________________________________. This
information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-14

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        SERIES 2007-LDP10, CLASS A-JS

THIS CLASS A-JS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $145,820,000              SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J AP4
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JAP49
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029472203

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: A-JS-[--]
CERTIFICATE BALANCE
OF THE CLASS A-JS CERTIFICATES
AS OF THE CLOSING DATE: $145,820,000

                            CLASS A-JS CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class A-JS Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-JS Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-JS Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class A-JS Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-JS CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-15

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS B-S

THIS CLASS B-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $34,823,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J BE8
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JBE82
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029472238

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: B-S-[--]
CERTIFICATE BALANCE
OF THE CLASS B-S CERTIFICATES
AS OF THE CLOSING DATE: $34,823,000

                            CLASS B-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class B-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class B-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-16

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS C-S

THIS CLASS C-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $13,058,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J BG3
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JBG31
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029472246

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: C-S-[--]
CERTIFICATE BALANCE
OF THE CLASS C-S CERTIFICATES
AS OF THE CLOSING DATE: $13,058,000

                            CLASS C-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class C-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class C-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-17

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS D-S

THIS CLASS D-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $23,941,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: 46630J BJ7
CLOSING DATE: MARCH 29, 2007
                                        ISIN NO.: US46630JBJ79
FIRST DISTRIBUTION DATE:
APRIL 16, 2007                          COMMON CODE NO.: 029472262

APPROXIMATE AGGREGATE                   CERTIFICATE NO.: D-S-[--]
CERTIFICATE BALANCE
OF THE CLASS D-S CERTIFICATES
AS OF THE CLOSING DATE: $23,941,000

                            CLASS D-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class D-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class D-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-18

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-LDP10, CLASS B

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $71,808,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AA 4](1) [46630J AQ
CLOSING DATE: MARCH 29, 2007            2](2) [46630J AR 0](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AA47](1)
APRIL 16, 2007                          [US46630JAQ22](2) [US46630JAR05](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029469237](1)
CERTIFICATE BALANCE                     [029470715](2)
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE: $71,808,000     CERTIFICATE NO.: B-[--]




----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                             CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class B Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-19

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS C

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $26,928,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AB 2](1) [46630J AS
CLOSING DATE: MARCH 29, 2007            8](2) [46630J AT 6](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AB20](1)
APRIL 16, 2007                          [US46630JAS87](2) [US46630JAT60](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029469598](1)
CERTIFICATE BALANCE                     [029470740](2)
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE: $26,928,000     CERTIFICATE NO.: C-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                             CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-20

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS D

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION

DENOMINATION: $49,367,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AC 0](1) [46630J AU
CLOSING DATE: MARCH 29, 2007            3](2) [46630J AV 1](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AC03](1)
APRIL 16, 2007                          [US46630JAU34](2) [US46630JAV17](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029469679](1)
CERTIFICATE BALANCE                     [029470758](2)
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE: $49,367,000     CERTIFICATE NO.: D-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                             CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class D Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-21

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS E

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $40,392,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AD 8](1) [46630J AW
CLOSING DATE: MARCH 29, 2007            9](2) [46630J AX 7](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AD85](1)
APRIL 16, 2007                          [US46630JAW99](2) [US46630JAX72](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029469792](1)
CERTIFICATE BALANCE                     [029470766](2)
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE: $40,392,000     CERTIFICATE NO.: E-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                             CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class E Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                            (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-22

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                         SERIES 2007-LDP10, CLASS E-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS E-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $19,588,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AL 0](1) [46630J BL
CLOSING DATE: MARCH 29, 2007            2](2) [46630J BM 0](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AL02](1)
APRIL 16, 2007                          [US46630JBL26](2) [US46630JBM09](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470120](1)
CERTIFICATE BALANCE                     [029470847](2)
OF THE CLASS E-S CERTIFICATES
AS OF THE CLOSING DATE: $19,588,000     CERTIFICATE NO.: E-S-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                            CLASS E-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class E-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class E-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                   SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                 EXHIBIT A-23

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $44,880,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AE 6](1) [46630J AY
CLOSING DATE: MARCH 29, 2007            5](2) [46630J AZ 2](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AE68](1)
APRIL 16, 2007                          [US46630JAY55](2) [US46630JAZ21](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029469920](1)
CERTIFICATE BALANCE                     [029470782](2)
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE: $44,880,000     CERTIFICATE NO.: F-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                             CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

            is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class F Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-24

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS F-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $21,764,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AM 8](1) [46630J BN
CLOSING DATE: MARCH 29, 2007            8](2) [46630J BP 3](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AM84](1)
APRIL 16, 2007                          [US46630JBN81](2) [US46630JBP30](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470154](1)
CERTIFICATE BALANCE                     [029470855](2)
OF THE CLASS F-S CERTIFICATES
AS OF THE CLOSING DATE: $21,764,000     CERTIFICATE NO.: F-S-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                               CLASS F-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class F-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                                       (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-25

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-LDP10, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $44,880,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AF 3](1) [46630J BA
CLOSING DATE: MARCH 29, 2007            6](2) [46630J BB 4](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AF34](1)
APRIL 16, 2007                          [US46630JBA60](2) [US46630JBB44](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029469997](1)
CERTIFICATE BALANCE                     [029470804](2)
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE: $44,880,000     CERTIFICATE NO.: G-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class G Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-26

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS G-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $21,764,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AN 6](1) [46630J BQ
CLOSING DATE: MARCH 29, 2007            1](2) [46630J BR 9](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AN67](1)
APRIL 16, 2007                          [US46630JBQ13](2) [US46630JBR95](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470162](1)
CERTIFICATE BALANCE                     [029470863](2)
OF THE CLASS G-S CERTIFICATES
AS OF THE CLOSING DATE: $21,764,000     CERTIFICATE NO.: G-S-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                               CLASS G-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class G-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                             (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-27

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-LDP10, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $40,392,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AG 1](1) [46630J BC
CLOSING DATE: MARCH 29, 2007            2](2) [46630J BD 0](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AG17](1)
APRIL 16, 2007                          [US46630JBC27](2) [US46630JBD00](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470057](1)
CERTIFICATE BALANCE                     [029470839](2)
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE: $40,392,000     CERTIFICATE NO.: H-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class H Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-28

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2007-LDP10, CLASS H-S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H-S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $19,588,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AP 1](1) [46630J BS
CLOSING DATE: MARCH 29, 2007            7](2) [46630J BT 5](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AP16](1)
APRIL 16, 2007                          [US46630JBS78](2) [US46630JBT51](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470197](1)
CERTIFICATE BALANCE                     [029470871](2)
OF THE CLASS H-S CERTIFICATES
AS OF THE CLOSING DATE: $19,588,000     CERTIFICATE NO.: H-S-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                               CLASS H-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H-S Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class H-S Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-29

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-LDP10, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $19,993,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AQ 9](1) [46630J BU
CLOSING DATE: MARCH 29, 2007            2](2) [46630J BV 0](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AQ98](1)
APRIL 16, 2007                          [US46630JBU25](2) [US46630JBV08](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470227](1)
CERTIFICATE BALANCE                     [029470901](2)
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE: $19,993,000     CERTIFICATE NO.: J-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class J Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
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----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-30

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-LDP10, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $19,993,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AR 7](1) [46630J BW
CLOSING DATE: MARCH 29, 2007            8](2) [46630J BX 6](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AR71](1)
APRIL 16, 2007                          [US46630JBW80](2) [US46630JBX63](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470243](1)
CERTIFICATE BALANCE                     [029470910](2)
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE: $19,993,000     CERTIFICATE NO.: K-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class K Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                  EXHIBIT A-31

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-LDP10, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $13,329,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AS 5](1) [46630J BY
CLOSING DATE: MARCH 29, 2007            4](2) [46630J BZ 1](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AS54](1)
APRIL 16, 2007                          [US46630JBY47](2) [US46630JBZ12](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470324](1)
CERTIFICATE BALANCE                     [029470944](2)
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE: $13,329,000     CERTIFICATE NO.: L-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class L Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT A-32

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-LDP10, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $6,665,000                SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AT 3](1) [46630J CA
CLOSING DATE: MARCH 29, 2007            5](2) [46630J CB 3](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AT38](1)
APRIL 16, 2007                          [US46630JCA51](2) [US46630JCB35](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470430](1)
CERTIFICATE BALANCE                     [029470952](2)
OF THE CLASS M CERTIFICATES
AS OF THE CLOSING DATE: $6,665,000      CERTIFICATE NO.: M-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class M Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT A-33

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-LDP10, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $6,664,000                SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AU 0](1) [46630J CC
CLOSING DATE: MARCH 29, 2007            1](2) [46630J CD 9](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AU01](1)
APRIL 16, 2007                          [US46630JCC18](2) [US46630JCD90](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470456](1)
CERTIFICATE BALANCE                     [029470987](2)
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE: $6,664,000      CERTIFICATE NO.: N-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class N Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT A-34

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-LDP10, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $13,329,000               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AV 8](1) [46630J CE
CLOSING DATE: MARCH 29, 2007            7](2) [46630J CF 4](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AV83](1)
APRIL 16, 2007                          [US46630JCE73](2) [US46630JCF49](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470529](1)
CERTIFICATE BALANCE                     [029471045](2)
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE: $13,329,000     CERTIFICATE NO.: P-[--]



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(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class P Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
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

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT A-35

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-LDP10, CLASS NR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS NR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the certificate registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER
SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN, EXCEPT IN THE CASE OF THE CLASS S CERTIFICATES, AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE (OTHER THAN A CLASS S CERTIFICATE) IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.

EACH PURCHASER OF THIS CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. EACH PURCHASER OF THIS CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (1)

PASS-THROUGH RATE: VARIABLE IN          MASTER SERVICERS: MIDLAND LOAN SERVICES,
ACCORDANCE WITH THE POOLING AND         INC. AND WACHOVIA BANK, NATIONAL
SERVICING AGREEMENT                     ASSOCIATION.

DENOMINATION: $66,644,186               SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          TRUSTEE: WELLS FARGO BANK, N.A.

CUT-OFF DATE: AS SET FORTH IN THE       CO-TRUSTEE: LASALLE BANK NATIONAL
POOLING AND SERVICING AGREEMENT (AS     ASSOCIATION
DEFINED HEREIN)
                                        CUSIP NO.: [U48120 AW 6](1) [46630J CG
CLOSING DATE: MARCH 29, 2007            2](2) [46630J CH 0](3)

FIRST DISTRIBUTION DATE:                ISIN NO.: [USU48120AW66](1)
APRIL 16, 2007                          [US46630JCG22](2) [US46630JCH05](3)

APPROXIMATE AGGREGATE                   COMMON CODE NO.: [029470600](1)
CERTIFICATE BALANCE                     [029471070](2)
OF THE CLASS NR CERTIFICATES
AS OF THE CLOSING DATE: $66,644,186     CERTIFICATE NO.: NR-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class NR Certificates will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                  SCHEDULE A

             Certificate Balance of
            Definitive Certificates
            exchanged or transferred
           for, or issued in exchange
          for or upon transfer of, an      Remaining Certificate
                interest in this           Balance of Book-Entry      Notation
Date         Book-Entry Certificate             Certificate           Made By
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------
----      ---------------------------      ---------------------      --------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

1

                                    EXHIBIT A-36

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-LDP10, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101).

EACH PURCHASER OF THIS CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

PERCENTAGE INTEREST EVIDENCED BY        MASTER SERVICERS: MIDLAND LOAN SERVICES,
THIS CERTIFICATE: 100%                  INC. AND WACHOVIA BANK, NATIONAL
                                        ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT         TRUSTEE: WELLS FARGO BANK, N.A.
(AS DEFINED HEREIN)
                                        CO-TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 29, 2007            ASSOCIATION.

FIRST DISTRIBUTION DATE:                CERTIFICATE NO.: S-[--]
APRIL 16, 2007

CLASS S PERCENTAGE INTEREST: 100%

                                CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JER INVESTORS TRUST INC.

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Certificate represents a beneficial interest in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Excess Interest and the Excess Interest Distribution Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the Excess Interest then distributable, if any, allocable to the Class S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to Excess Interest collected on the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            The Class S Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer of this Certificate, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Co-Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements
should be mailed to
_______________________________________________________________. This
information is provided by assignee named above, or ______________________________ , as its agent.

1

                                    EXHIBIT A-37

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-LDP10, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE REGISTRAR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS   MASTER SERVICERS: MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                       INC. AND WACHOVIA BANK, NATIONAL
                                        ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS     TRUSTEE: WELLS FARGO BANK, N.A.
DEFINED HEREIN)
                                        CO-TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 29, 2007            ASSOCIATION

FIRST DISTRIBUTION DATE:                CUSIP NO.: [U48120 AX 4] (1) [46630J CJ
APRIL 16, 2007                          6](2) [46630J CK 3](3)

CLASS R PERCENTAGE INTEREST: 100%       ISIN NO.: [USU48120AX40](1)
                                        [US46630JCJ60](2) [US46630JCK34](3)

                                        CERTIFICATE NO.: R-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R, Class MR and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

1

                                    EXHIBIT A-38

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-LDP10, CLASS MR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE REGISTRAR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS   MASTER SERVICERS: MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                       INC. AND WACHOVIA BANK, NATIONAL
                                        ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS     TRUSTEE: WELLS FARGO BANK, N.A.
DEFINED HEREIN)
                                        CO-TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 29, 2007            ASSOCIATION

FIRST DISTRIBUTION DATE:                CUSIP NO.: [U48120 AY 2] (1) [46630J CL
APRIL 16, 2007                          1](2) [46630J CM 9](3)

CLASS MR PERCENTAGE INTEREST: 100%      ISIN NO.: [USU48120AY23](1)
                                        [US46630JCL17](2) [US46630JCM99](3)

                                        CERTIFICATE NO.: MR-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                              CLASS MR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class MR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class MR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class MR Certificates shall be the "tax matters person" for the Middle-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class MR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class MR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class MR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class MR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class MR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class MR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class MR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class MR Certificate and (2) not to transfer its Ownership Interest in such Class MR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R, Class MR and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS MR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

1

                                    EXHIBIT A-39

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-LDP10, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR A CHURCH PLAN, AS DEFINED IN SECTION 3(33) OF ERISA, FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE REGISTRAR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS   MASTER SERVICERS: MIDLAND LOAN SERVICES,
CERTIFICATE: 100%                       INC. AND WACHOVIA BANK, NATIONAL
                                        ASSOCIATION
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF MARCH 1, 2007          SPECIAL SERVICER: J.E. ROBERT COMPANY,
                                        INC.
CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING AGREEMENT (AS     TRUSTEE: WELLS FARGO BANK, N.A.
DEFINED HEREIN)
                                        CO-TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 29, 2007            ASSOCIATION

FIRST DISTRIBUTION DATE:                CUSIP NO.: [U48120 AZ 9] (1) [46630J CN
APRIL 16, 2007                          7](2) [46630J CP 2](3)

CLASS LR PERCENTAGE INTEREST: 100%      ISIN NO.: [USU48120AZ97](1)
                                        [US46630JCN72](2) [US46630JCP21](3)

                                        CERTIFICATE NO.: LR-[--]



----------
(1)   For Book-Entry Regulation S Investors Only.

(2)   For Book-Entry Rule 144A Only.

(3)   For Institutional Accredited Investors Only.

                                CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Accounts, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., THE MASTER SERVICERS, THE SPECIAL SERVICER, THE CO-TRUSTEE, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Co-Trustee, the Master Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP10, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP10 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person".

            Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee in an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and each Master Servicer (with respect to its related Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Accounts will be paid to the applicable Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Accounts shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

            All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Master Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            The Class R, Class MR and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

            No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(g) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            The Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Co-Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

            The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee, without the consent of any of the Certificateholders or Companion Holders, to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions that may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder; to modify, eliminate or add to any provisions to such extent as is necessary to maintain the qualification of the Trust Fund or either the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, or the Grantor Trust as a grantor trust at all times any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against any of the Trust Fund, the Lower-Tier REMIC, the Middle-Tier REMIC or the Upper-Tier REMIC, provided, however, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interest of any Certificateholder and such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and such action will not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder; to change the timing and/or nature of deposits into the Certificate Account or any Distribution Accounts or REO Account, provided, however, that the P&I Advance Date shall not be later than the Business Day prior to the related Distribution Date, an Opinion of Counsel is obtained to the effect that such action shall not adversely affect in any material respect the interests of any Certificateholder or any Companion Holder and that such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency, as evidenced by a letter from such Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(c) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," and such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Upper-Tier REMIC, the Middle-Tier REMIC, the Lower-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement, provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder not consenting thereto; provided further, that such action shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency and, in the case of the Serviced Securitized Companion Loans, a Rating Agency rating any class of Companion Loan Securities, to such effect; to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency to such effect; provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify the provisions of Section 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) in the Pooling and Servicing Agreement if the Depositor, the Master Servicers, the Trustee and the Directing Certificateholder determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, such modification does not adversely affect the status of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and each Rating Agency has delivered written confirmation that such modification would not result in the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates or Companion Loan Securities; and to implement the modifications to the Pooling and Servicing Agreement contemplated in Section 7.01(a); provided further, that no such amendment changes in any manner the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller or adversely affects any Companion Holder without the consent of such Companion Holder.

            The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Co-Trustee and the Trustee with the consent of the Holders of Certificates representing not less than 66 2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder;

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of the Companion Holders, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or the Companion Holders, as applicable;

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of such Class then outstanding;

            (iv) change in any manner the obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the applicable Mortgage Loan Seller; or

            (v) without the consent of 100% of the Certificateholders and all of the Companion Holders or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of ratings assigned to any Class of Certificates and any class of Companion Loan Securities by any Rating Agency, amend the Servicing Standards.

            No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or result in the imposition of a tax on either the Upper-Tier REMIC, Middle-Tier REMIC or the Lower-Tier REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            The Master Servicers, the Special Servicer, the Holders of the Majority of the Controlling Class or the Holders of the Class LR Certificates may, at their option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

            Following the date on which the Offered Certificates retire, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

            The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                            WELLS FARGO BANK, N.A.,
                                            not in its individual capacity
                                            but solely as Certificate
                                            Registrar under the Pooling and
                                            Servicing Agreement.

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

Dated: March 29, 2007

                        CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                            WELLS FARGO BANK, N.A.,
                                            Authenticating Agent

                                            By:_______________________________
                                               AUTHORIZED SIGNATORY

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common           UNIF GIFT MIN ACT __________ Custodian
                                                             (Cust)
TEN ENT  -  as tenants by the entireties
                                          Under Uniform Gifts to Minors
JT TEN   -  as joint tenants with rights
            of survivorship and not as    Act __________________________
            tenants in common                       (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ---------------------------------------------------------------

------------------------------------------------------------------------------
   (Please insert Social Security or other identifying number of Assignee)

------------------------------------------------------------------------------
           (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                           -------------------------------------
Dated:                                     NOTICE: The signature to this
       ------------------------            assignment must correspond with the
                                           name as written upon the face of this
                                           Certificate in every particular
                                           without alteration or enlargement or
                                           any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________.
This information is provided by assignee named above, or ______________________________ , as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

JPMCC 2007-LDP10
Mortgage Loan Schedule (Combined)


Loan #       Loan Seller        Mortgagor Name
-------      -----------        -----------------------------------------------------------------------------------
SEQNUM                          BORROWER
1            NCCI               Coconut Point Town Center, LLC
2            JPMCB              BP 599 Lexington Avenue LLC
3            EHY                CESC Skyline LLC
3.01         EHY                CESC Skyline LLC
3.02         EHY                CESC Skyline LLC
3.03         EHY                CESC Skyline LLC
3.04         EHY                CESC Skyline LLC
3.05         EHY                CESC Skyline LLC
3.06         EHY                CESC Skyline LLC
3.07         EHY                CESC Skyline LLC
3.08         EHY                CESC Skyline LLC
4            JPMCB              Lafayette Buildings, LLC
4.01         JPMCB              Lafayette Buildings, LLC
4.02         JPMCB              Lafayette Buildings, LLC
4.03         JPMCB              Lafayette Buildings, LLC
4.04         JPMCB              Lafayette Buildings, LLC
4.05         JPMCB              Lafayette Buildings, LLC
4.06         JPMCB              Lafayette Buildings, LLC
4.07         JPMCB              Lafayette Buildings, LLC
4.08         JPMCB              Lafayette Buildings, LLC
4.09         JPMCB              Lafayette Buildings, LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5            EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.01         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.02         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.03         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.04         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.05         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.06         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.07         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.08         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.09         EHY                Owner LLC, Industrial Woodlands Owner LLC
                                Industrial CIC Owner LLC, Industrial CP II Owner LLC, Industrial CT Owner LLC,
                                Industrial HPM Owner LLC, Industrial Memphis International Owner LLC, Industrial MS
                                Logistec Owner LLC, Industrial Rickenbacker III Owner LLC, Industrial Southpark IX
5.10         EHY                Owner LLC, Industrial Woodlands Owner LLC
6            EHY                Augusta Mall, LLC, Augusta Mall Anchor Acquisition, LLC
7            EHY                Maguire Partners-Solana Limited Partnership
8            JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
9            JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
10           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
11           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
12           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
13           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
14           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
15           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
16           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
17           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
18           JPMCB              CRP-2 Holdings CC, L.P.; CRP-2 Holdings Tall Oaks, LLC
19           JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.01        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.02        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.03        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.04        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.05        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.06        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.07        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.08        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.09        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.10        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.11        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.12        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
19.13        JPMCB              Centro Heritage SPE 5 LLC, Centro Bradley SPE 5 LLC, Centro Bradley Fairview Corners
20           JPMCB              Southland Mall Properties LLC
21           UBS                SRI Eight Franklin Tower LLC
22           UBS                Bayview II, LLC
23           UBS                Rex Uniondale Hotel LLC
24           NCCI               WALF, LLC
                                Osprey Lakeview LLC; Osprey Palm Court LLC; Osprey Tampa Oaks, LLC; Osprey-Lakewood
25           JPMCB              Ranch Properties LLC; Osprey Westlake, LLC; Osprey Orion Center LLC
                                Osprey Lakeview LLC; Osprey Palm Court LLC; Osprey Tampa Oaks, LLC; Osprey-Lakewood
25.01        JPMCB              Ranch Properties LLC; Osprey Westlake, LLC; Osprey Orion Center LLC
                                Osprey Lakeview LLC; Osprey Palm Court LLC; Osprey Tampa Oaks, LLC; Osprey-Lakewood
25.02        JPMCB              Ranch Properties LLC; Osprey Westlake, LLC; Osprey Orion Center LLC
                                Osprey Lakeview LLC; Osprey Palm Court LLC; Osprey Tampa Oaks, LLC; Osprey-Lakewood
25.03        JPMCB              Ranch Properties LLC; Osprey Westlake, LLC; Osprey Orion Center LLC
                                Osprey Lakeview LLC; Osprey Palm Court LLC; Osprey Tampa Oaks, LLC; Osprey-Lakewood
25.04        JPMCB              Ranch Properties LLC; Osprey Westlake, LLC; Osprey Orion Center LLC
                                Osprey Lakeview LLC; Osprey Palm Court LLC; Osprey Tampa Oaks, LLC; Osprey-Lakewood
25.05        JPMCB              Ranch Properties LLC; Osprey Westlake, LLC; Osprey Orion Center LLC
                                Osprey Lakeview LLC; Osprey Palm Court LLC; Osprey Tampa Oaks, LLC; Osprey-Lakewood
25.06        JPMCB              Ranch Properties LLC; Osprey Westlake, LLC; Osprey Orion Center LLC
26           NCCI               Davies Pacific, LLC
27           UBS                Center West, A California Limited Partnership
28           UBS                90 Broad Owner, LLC
29           UBS                90-100 Trinity Owner LLC
30           NCCI               Jefferson at Pelican Point, L.P.
31           UBS                1515 Market Street Acquisition Partners, LP
32           UBS                Art Mortgage Borrower PROPCO 2006-1B L.P., Art Mortgage Borrower OPCO 2006-1B L.P.
32.01        UBS                Art Mortgage Borrower PROPCO 2006-1B L.P., Art Mortgage Borrower OPCO 2006-1B L.P.
32.02        UBS                Art Mortgage Borrower PROPCO 2006-1B L.P., Art Mortgage Borrower OPCO 2006-1B L.P.
32.03        UBS                Art Mortgage Borrower PROPCO 2006-1B L.P., Art Mortgage Borrower OPCO 2006-1B L.P.
32.04        UBS                Art Mortgage Borrower PROPCO 2006-1B L.P., Art Mortgage Borrower OPCO 2006-1B L.P.
33           NCCI               26030 E. Baseline Street, Inc.
34           NCCI               North Pointe Apts., Inc.
35           NCCI               Boardwalk Apts., Inc.
36           NCCI               4355 S. Jones Blvd., Inc.
37           NCCI               334 S. Westlake Avenue, Inc.
38           NCCI               2016 Riverside Drive, Inc.
39           NCCI               Mountainview Apts., Inc.
40           NCCI               4575 Little Mountain Drive, Inc.
41           NCCI               1129 E Central Avenue, Inc.
42           NCCI               6851 Sepulveda Blvd., Inc.
43           NCCI               The Victorian Apartments, Inc.
44           JPMCB              Hamptons Germantown I, LLC and Hamptons Germantown II, LLC
45           EHY                Arches Apartment Homes, LLC
46           JPMCB              CRP Holdings C, L.P., CRP Holdings Kingsley, L.P.
47           JPMCB              CRP Holdings C, L.P., CRP Holdings Kingsley, L.P.
48           JPMCB              CRP Holdings C, L.P., CRP Holdings Kingsley, L.P.
49           JPMCB              CRP Holdings C, L.P., CRP Holdings Kingsley, L.P.
50           NCCI               Rubicon Investments II, LLC
51           UBS                Bronx Park East LLC
                                Westmarket Associates 2006 LLC, Little River Associates 2006 LLC, Clinton Associates
                                2006 LLC, Newmarket Associates 2006 LLC, Apopka Associates 2006 LLC, Westgate
52           SOME II            Associates 2006 LLC
                                Westmarket Associates 2006 LLC, Little River Associates 2006 LLC, Clinton Associates
                                2006 LLC, Newmarket Associates 2006 LLC, Apopka Associates 2006 LLC, Westgate
52.01        SOME II            Associates 2006 LLC
                                Westmarket Associates 2006 LLC, Little River Associates 2006 LLC, Clinton Associates
                                2006 LLC, Newmarket Associates 2006 LLC, Apopka Associates 2006 LLC, Westgate
52.02        SOME II            Associates 2006 LLC
                                Westmarket Associates 2006 LLC, Little River Associates 2006 LLC, Clinton Associates
                                2006 LLC, Newmarket Associates 2006 LLC, Apopka Associates 2006 LLC, Westgate
52.03        SOME II            Associates 2006 LLC
                                Westmarket Associates 2006 LLC, Little River Associates 2006 LLC, Clinton Associates
                                2006 LLC, Newmarket Associates 2006 LLC, Apopka Associates 2006 LLC, Westgate
52.04        SOME II            Associates 2006 LLC
                                Westmarket Associates 2006 LLC, Little River Associates 2006 LLC, Clinton Associates
                                2006 LLC, Newmarket Associates 2006 LLC, Apopka Associates 2006 LLC, Westgate
52.05        SOME II            Associates 2006 LLC
                                Westmarket Associates 2006 LLC, Little River Associates 2006 LLC, Clinton Associates
                                2006 LLC, Newmarket Associates 2006 LLC, Apopka Associates 2006 LLC, Westgate
52.06        SOME II            Associates 2006 LLC
53           NCCI               Trophy Properties IV B8A, LLC
53.01        NCCI               1155 Jones Street
53.02        NCCI               940-942 Hayes Street
53.03        NCCI               755-757 Green Street
53.04        NCCI               815 O'Farrell Street
53.05        NCCI               1085 South Van Ness Avenue
53.06        NCCI               720 Jones Street
53.07        NCCI               626 Powell Street
53.08        NCCI               1705 Octavia Street
54           EHY                Salva Delaware, LLC
55           JPMCB              Macerich SanTan Phase 2 SPE LLC
56           UBS                TGP-Fair Oaks Plaza, LLC
57           UBS                SRH Whispering Limited Partnership, SRH Boardwalk Apartments, LLC
57.01        UBS                SRH Whispering Limited Partnership, SRH Boardwalk Apartments, LLC
57.02        UBS                SRH Whispering Limited Partnership, SRH Boardwalk Apartments, LLC
58           JPMCB              Silverado Ranch Plaza LLC
59           JPMCB              RPI Bryant Irvin Ltd.
60           JPMCB              RREEF AMERICA REIT III CORP. GG2
61           JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.01        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.02        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.03        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.04        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.05        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.06        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.07        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.08        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.09        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.10        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.11        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.12        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.13        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.14        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.15        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.16        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.17        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.18        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.19        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
61.20        JPMCB              Art Mortgage Borrower Propco 2006-2 L.P., Art Mortgage Borrower Opco 2006-2 L.P.
62           JPMCB              Continental 1700 Rosecrans Corporation
63           NCCI               MG Pinnacle Heights Apartments LLC
64           NCCI               Addison Associates, LLC
65           PNC                Anchor Government Properties I, LLC
65.01        PNC                Anchor Government Properties I, LLC
65.02        PNC                Anchor Government Properties I, LLC
65.03        PNC                Anchor Government Properties I, LLC
65.04        PNC                Anchor Government Properties I, LLC
65.05        PNC                Anchor Government Properties I, LLC
66           JPMCB              San Jose Office Investments, L.P.
67           NCCI               Ruffin/Azar Huntsville Hotel, LLC
68           NCCI               Daves New National, LLC and New National, LLC
69           NCCI               Shea and Tatum Associates Limited Partnership
70           UBS                9-47 Hall Street Owner, LLC
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71           UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.01        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.02        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.03        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.04        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.05        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.06        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.07        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.08        UBS                L.L.C. and PM Associates II L.L.C.
                                DEMCO 35 L.L.C., DEMCO II L.L.C., DEMCO IV L.L.C., DEMCO XIX L.L.C., Helm Investment
                                Company L.L.C., Keel Investments L.L.C., MWIP Development
71.09        UBS                L.L.C. and PM Associates II L.L.C.
72           NCCI               Worthington Meadows Columbus Associates, L.L.C.
73           EHY                Old Mill Meier, LLC/Shefflin Old Mill, LLC
73.01        EHY                Old Mill Meier, LLC/Shefflin Old Mill, LLC
73.02        EHY                Old Mill Meier, LLC/Shefflin Old Mill, LLC
73.03        EHY                Old Mill Meier, LLC/Shefflin Old Mill, LLC
74           EHY                Fountains Title Holder, L.L.C.
75           JPMCB              UCV Media Tech Center, LLC
76           UBS                Oakmead Terrace LLC
77           JPMCB              PK I Palomar Village SC LP
78           JPMCB              Denver Hotel Teatro, LLC
79           NCCI               Hampton Apts., Inc.
80           UBS                Southbay Marketplace Holdings, LLC
81           NCCI               Kapolei Marketplace, LLC and Kapolei-57, LLC
82           PNC                MBS-Ashley House, LTD
                                The Pointe at Raiders Campus 22 LLC, The Pointe at Raiders Campus 21 LLC, The Pointe at
                                Raiders Campus 24 LLC, The Pointe at Raiders Campus 13 LLC, The Pointe at Raiders
                                Campus 15 LLC, The Pointe at Raiders Campus 16 LLC, The Pointe at Raiders Campus 17
83           NCCI               LLC, The Pointe at Raiders Campus 18 LLC, The Pointe at Raiders Campus 19 LLC
84           NCCI               Doheny V LLC, Brahms Sierra LLC
85           SOME II            Temecula Creek Commercial Center, LLC
86           UBS                APHM North Charleston, LLC
87           PNC                Case-Remington Limited Partnership
88           UBS                Broadway Sky, LLC
89           NCCI               PCCP CS LANDCO Tanque Verde, LLC
90           NCCI               Inland Riverwoods, L.L.C.
91           NCCI               W Hemet Holdings LLC
                                15 W. 39th St. NY
92           UBS                LLC
93           PNC                Notohio, LLC
94           UBS                DEA Jericho LLC
95           NCCI               A-S Northwest Crossing Acquisition LLC
96           NCCI               455 Associates L.L.C.
97           UBS                260 West 36 Associates, LLC
98           UBS                MOB Real Estate Holdings, LLC
99           NCCI               Ashton Oaks Limited Partnership
100          JPMCB              Park Place Apartments, LLP
101          NCCI               MG Colonia Del Rio Apartments LLC
102          JPMCB              PK III Canyon Square Plaza LP
103          PNC                Aero Investments DL, LLC, Matt and Melissa Kelly, LLC, Metro Office, LLC
104          PNC                Beechwood Lodging, LLC
105          UBS                Yorktown 1031 LLC
105.01       UBS                Yorktown 1031 LLC
105.02       UBS                Yorktown 1031 LLC
105.03       UBS
106          JPMCB              785 Market Street LLC
107          NCCI               Hickory Ridge Lake Apartments LLC
                                Sagebrush Stonegate Apartments, LLC, Chavis Stonegate Apartments, LLC, R. Costanzo
                                Stonegate Apartments, LLC, C. Costanzo Apartments, LLC, Davis Stonegate Apartments,
                                LLC, Defeyter Stonegate Apartments, LLC, Flaherty Stonegate Apartments, LLC, Frisbie
                                Stonegate Apartments, LLC, Kaus Stonegate Apartments, LLC, LIU Stonegate Apartments,
                                LLC, McLennan Stonegate Apartments, LLC, Ratzlaf Stonegate Apartments, LLC, Shimoda
                                Stonegate Apartments, LLC, McDaniel Stonegate Apartments, LLC, Goebel Stonegate
                                Apartments, LLC, Mullen Stonegate Apartments, LLC, Ebbole Stonegate Apartments, LLC,
108          NCCI               Encanto Stonegate Apartments, LLC, Geerdes Stonegate Apartments, LLC
109          UBS                Delray Square, LLC
110          NCCI               MG Hacienda Del Rio Apartments LLC
111          NCCI               GWR-B Tempe, LLC
112          JPMCB              Brownstown Shopping Plaza LLC
113          NCCI               One South King, LLC and South King LH, LLC
114          UBS                961 Southern Boulevard Partners LLC
115          PNC                Longford Plaza III, LLC
116          UBS                Wall Street Hospitality, Ltd.
117          JPMCB              Chula Vista MOB, LLC
118          PNC                MSF Niskayuna, LLC
119          UBS                Maplewood 1031 LLC
119.01       UBS                Maplewood 1031 LLC
119.02       UBS                Maplewood 1031 LLC
119.03       UBS                Maplewood 1031 LLC
120          PNC                Rose FP, LLC
                                Direct Invest - 80 Lancaster, LLC, Direct Invest - 80 Lancaster 1, LLC, Direct Invest -
                                80 Lancaster 2, LLC, Direct Invest - Lancaster 3, LLC, Direct Invest - 80 Lancaster 4,
121          EHY                LLC
                                FLSD Trust Associates II, LLC, B&G Ormond Beach Land Trust, Bray & Gillespie LLC LVII,
122          UBS                Bray & Gillespie LLC LVIII
                                FLSD Trust Associates II, LLC, B&G Ormond Beach Land Trust, Bray & Gillespie LLC LVII,
122.01       UBS                Bray & Gillespie LLC LVIII
                                FLSD Trust Associates II, LLC, B&G Ormond Beach Land Trust, Bray & Gillespie LLC LVII,
122.02       UBS                Bray & Gillespie LLC LVIII
123          JPMCB              Regency Seymour LLC
124          UBS                4600 Vegas Drive, LLC
125          NCCI               MB Rockford State, L.L.C.
126          PNC                Alabama Hotel Properties, LLC
127          PNC                37 Hotel Munster, LLC
128          UBS                Woodman 1031 PA Limited Partnership, Woodman 1031, LLC
128.01       UBS                Woodman 1031 PA Limited Partnership, Woodman 1031, LLC
128.02       UBS                Woodman 1031 PA Limited Partnership, Woodman 1031, LLC
129          JPMCB              Howell Avenue Enterprises Limited Partnership
130          AIG                7200 Fullerton Road, LLC
131          NCCI               DIWA, L.L.C.
132          NCCI               ISIP, L.L.C.
133          UBS                308 E. Lancaster Associates, L.P.
134          PNC                Creekstone Tamiami West, LLC
135          EHY                Guardian Fund II - Riverview LLC
136          UBS                Racetrack Plaza LLC
137          UBS                Litke O'Farrell, LLC
138          NCCI               CP Vineyard Center ONT LLC
139          EHY                GRI Cedar Park LLC
140          NCCI               Sierra Mobile Estates, LLC and De Baun-Sierra, LLC
141          UBS                Harvest 200 Wireless Boulevard, LLC
143          NCCI               Santiago Mobilehome Estates, LLC
144          JPMCB              Mequon Joint Venture, LLC
145          EHY                VR Legacy at Wesleyan Limited Partnership
146          JPMCB              Durango & Elkhorn Bldg A, LLC
147          NCCI               Perry Grove Park Apartments, Ltd.
148          NCCI               Parkside Village LLC
149          JPMCB              MANARGO LLC
150          UBS                166 Realty Associates LLC
151          PNC                SGI-Walpole, LLC
                                TLG Springcreek Apartments, LLC, TLG Springcreek Apartments 2, LLC, TLG Springcreek
                                Apartments 3, LLC, TLG Springcreek Apartments 4, LLC, TLG Springcreek Apartments 5,
                                LLC, TLG Springcreek Apartments 6, LLC, TLG Springcreek Apartments 7, LLC, TLG
                                Springcreek Apartments 8, LLC, TLG Springcreek Apartments 9, LLC, TLG Springcreek
152          NCCI               Apartments 10, LLC, TLG Springcreek Apartments 11, LLC
153          NCCI               CP Simi Shops SV LLC
154          NCCI               Wine Valley Inn, LLC
155          EHY                59th Ferry, LLC, 42nd Ashland, LLC
155.01       EHY                59th Ferry, LLC, 42nd Ashland, LLC
155.02       EHY                59th Ferry, LLC, 42nd Ashland, LLC
156          PNC                South Sierra Plaza, LLC
157          PNC                Palm Ridge Gateway, LLC
158          UBS                Heritage Rock Offices, Ltd.
159          JPMCB              Cole DK Amherst NY, LLC
160          UBS                Harvest 263 Old Country Road, LLC
161          PNC                Sims Road Industrial Leasing, LLC
162          UBS                SCFW, LLC; JKFW, LLC; EKFW, LLC; FWJES, LLC; DSFW, LLC
163          NCCI               Olde Towne Village LLC
164          JPMCB              Greenhaven Investors, A California Limited Partnership
165          JPMCB              Cooper's Landing #2-JP, LLC
166          JPMCB              BC/TIBEX Plaza, L.P.
167          NCCI               Netcom Hospitality LLC
168          UBS                Sarasota Storage, L.P.
169          NCCI               Prado 825 Pine, LLC
170          JPMCB              ParkBrooke Office Partners, L.P.
171          PNC                Crossroads Hospitality Services, LLC
172          JPMCB              Dallas Fitness Investors #1, L.P.
173          PNC                3605 Long Beach Boulevard, LLC
174          UBS                ACV RAD06 Three, LLC
174.01       UBS                ACV RAD06 Three, LLC
174.02       UBS                ACV RAD06 Three, LLC
175          PNC                MSF Oakdale, LLC
176          PNC                Watt-Fair Oaks Professional Centre, LLC
177          JPMCB              Courtyard Apartments, LLC
178          PNC                Libby Manchester Enterprises, LLC
179          NCCI               8633 California LLC
180          JPMCB              Waukesha Investors, LLC
181          UBS                Rensor Realty Corp.
181.01       UBS                Rensor Realty Corp.
181.02       UBS                Rensor Realty Corp.
182          UBS                Americana Plaza Associates, LLC
184          PNC                Rosewood VIII Real Estate Trust
185          PNC                Watt-Folsom Executive Plaza, LLC
186          JPMCB              Tates Creek South Partnership, Ltd.
187          EHY                Brighton Underground Garage II, LLC
188          PNC                Desert Winds 44, Ltd.
189          UBS                Cap Buncombe, LLC
190          UBS                ACV RAD06 Two, LLC
190.01       UBS                ACV RAD06 Two, LLC
190.02       UBS                ACV RAD06 Two, LLC
191          NCCI               Cedar Ridge Apartments LLC
192          JPMCB              Del Rey Properties LLC
193          PNC                PDL Investors III, LLC
194          UBS                LRF Whippany Associates, L.L.C.
195          NCCI               Evergreen Court LLC
196          EHY                Crosby Retail Haleku'AI LLC
197          JPMCB              Brown's Point Center Associates, LLC
198          UBS                Harvest 336 South Service Road, LLC
199          JPMCB              South 31st Street, LLC
200          PNC                Aztec Square, LLC
201          UBS                ACV RAD06 One, LLC
201.01       UBS
201.02       UBS
202          NCCI               Paradise Park Co-op, Inc.
203          EHY                Halsted New City Financial, L.L.C.
204          PNC                107th Avenue Partners, LLC
205          UBS                First Reservoir, LLC
206          PNC                Chase Building Associates Limited Partnership II
207          PNC                PDL Investors II, LLC
208          JPMCB              Tab 250, Ltd.
209          NCCI               1001 Jefferson, LLC
210          UBS                Belle Terre Associates, LLC
211          PNC                Painted Post Lodging Associates, LLC
212          EHY                Fog Properties, LLC
213          JPMCB              Foxwood Village Apartments,  L.L.C.
214          JPMCB              Esshaki Properties, Inc.
215          UBS                Harvest 645 Stewart Avenue, LLC
216          PNC                Salem Crossing, LLC
217          UBS                Smith WG, LLC
218          JPMCB              Mequon Joint Venture, LLC
219          NCCI               Skylark MHP, L.P., Rancho San Manuel Limited Partnership
220          PNC                Warne West Investments LLP
221          NCCI               HFLP III/ Corona, LLC
222          NCCI               Shri Krishna, Inc.
223          JPMCB              Meadow Ridge Partners, L.L.C.
224          JPMCB              2020 Howell Avenue Enterprises Limited Partnership
225          JPMCB              Lara Springs, Ltd.
226          PNC                Prime Properties Slate Ridge, LLC , Rockmill Investments, LLC
227          JPMCB              Somerset Partners, LLC
228          JPMCB              Amera Realty, Ltd.
229          JPMCB              Conklin, L.L.C.



Loan #     Property Address                                         City             State     Zip Code    County
---------- -------------------------------------------------------- --------------   -------   ---------   -----------------
SEQNUM     ADDRESS                                                  CITY             STATE     ZIP         COUNTY
1          NEQ US 41 and Coconut Road                               Estero           FL        33928       Lee
2          599 Lexington Avenue                                     New York         NY        10022       New York
3          Various                                                  Falls Church     VA        22041       Fairfax
3.01       5107 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
3.02       5275 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
3.03       5109 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
3.04       5111 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
3.05       5205 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
3.06       5113 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
3.07       5203 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
3.08       5201 Leesburg Pike                                       Falls Church     VA        22041       Fairfax
4          Various                                                  Alexandria       VA        22311       Alexandria City
4.01       4825 Mark Center Drive                                   Alexandria       VA        22311       Alexandria City
4.02       4900 Seminary Road                                       Alexandria       VA        22311       Alexandria City
4.03       1701 North Beauregard Street                             Alexandria       VA        22311       Alexandria City
4.04       2000 North Beauregard Street                             Alexandria       VA        22311       Alexandria City
4.05       1900 North Beauregard Street                             Alexandria       VA        22311       Alexandria City
4.06       1600 North Beauregard Street                             Alexandria       VA        22311       Alexandria City
4.07       1800 North Beauregard Street                             Alexandria       VA        22311       Alexandria City
4.08       1500 North Beauregard Street                             Alexandria       VA        22311       Alexandria City
4.09       1700 North Beauregard Street                             Alexandria       VA        22311       Alexandria City
5          Various                                                  Various          Various   Various     Various
5.01       437 Sanford Road                                         La Vergne        TN        37086       Rutherford
5.02       2190 Creekside Parkway                                   Lockbourne       OH        43137       Franklin
5.03       5200 Tradeport Drive                                     Memphis          TN        38141       Shelby
5.04       3399 East Raines Road                                    Memphis          TN        38118       Shelby
5.05       221 Hanson Way                                           Woodland         CA        95776       Yolo
5.06       6005 Freeport Avenue                                     Memphis          TN        38141       Shelby
5.07       2222 East Beamer Street                                  Woodland         CA        95776       Yolo
5.08       2250 Spiegel Drive                                       Groveport        OH        43125       Franklin
5.09       4550 Swinnea Road                                        Memphis          TN        38118       Shelby
5.10       3400 Southpark Place                                     Grove City       OH        43123       Franklin
6          3450 Wrightsboro Road                                    Augusta          GA        30909       Richmond
           5 Village Circle and State Highway 114 at Kirkwood
7          Boulevard                                                Westlake         TX        76262       Tarrant
8          700, 730, 760, 790 Northwest 107th Avenue                Miami            FL        33172       Miami-Dade
9          1440 Bridge Gate Drive                                   Diamond Bar      CA        91765       Los Angeles
10         7701 Southern Drive                                      Springfield      VA        22150       Fairfax
11         4343 Rosemeade Parkway                                   Dallas           TX        75287       Collin
12         8055, 8075, 8125, 8145 Troon Circle                      Austell          GA        30168       Cobb
13         11411-11601 Southeast Foster Road                        Portland         OR        97266       Multnomah
14         16600 Table Mountain Parkway                             Golden           CO        80403       Jefferson
15         12040 North Shore Drive                                  Reston           VA        20190       Fairfax
16         65 Sunnyslope Avenue                                     Tewksbury        MA        01876       Middlesex
17         82 South Street                                          Hopkinton        MA        01748       Middlesex
18         19 Technology Drive                                      Auburn           MA        01501       Worcester
19         Various                                                  Various          Various   Various     Various
19.01      5620-6602 Crawfordsville Road                            Speedway         IN        46224       Marion
19.02      401-581 East Roosevelt Road                              Lombard          IL        60148       DuPage
19.03      400 & 404 Harrison Bridge Road                           Simpsonville     SC        29680       Greenville
19.04      5115 Burning Tree Road                                   Duluth           MN        55811       St. Louis
19.05      9930 Linn Station Road                                   Louisville       KY        40222       Jefferson
19.06      13610 North Meridian Street                              Carmel           IN        46032       Hamilton
19.07      1016 Sagamore Parkway West                               West Lafayette   IN        47906       Tippecanoe
19.08      3501 West Broadway Avenue                                Robbinsdale      MN        55422       Hennepin
19.09      1135 Larpenteur Avenue West                              Roseville        MN        55113       Ramsey
19.10      840-916 South 291 Highway                                Liberty          MO        64068       Clay
                                                                    Columbia
19.11      4300 Central Avenue NE                                   Heights          MN        55421       Anoka
19.12      2001 5th Street                                          Silvis           IL        61282       Rock Island
19.13      1058 Milwaukee Avenue                                    Burlington       WI        53105       Racine
20         20505 South Dixie Highway                                Miami            FL        33189       Miami-Dade
21         1401 Eye Street, NW                                      Washington       DC        20005       Washington
22         1255 Pale San Vitores Road                               Tumon            GU        96913       Guam

23         101 James Doolittle Boulevard                            Uniondale        NY        11553       Nassau
24         23600 - 23760 El Toro Road                               Lake Forest      CA        92630       Orange
25         Various                                                  Various          FL        Various     Various
25.01      9009-9119 Corporate Lake Drive                           Tampa            FL        33634       Hillsborough
25.02      12802 Tampa Oaks Boulevard                               Tampa            FL        33637       Hillsborough
25.03      9000 Town Center Parkway                                 Bradenton        FL        34202       Manatee
25.04      8875 Hidden River Parkway                                Tampa            FL        33637       Hillsborough
25.05      3001 North Rocky Point Drive East                        Tampa            FL        33607       Hillsborough
25.06      8600 Hidden River Parkway                                Tampa            FL        33637       Hillsborough
26         841 Bishop Street                                        Honolulu         HI        96813       Honolulu
27         10877 Wilshire Boulevard                                 Los Angeles      CA        90024       Los Angeles
28         90 Broad Street                                          New York         NY        10004       New York
29         90-100 Trinity Place                                     New York         NY        10006       New York
30         760 South Hill Road                                      Ventura          CA        93003       Ventura
31         1515 Market Street                                       Philadelphia     PA        19102       Philadelphia
32         Various                                                  Various          Various   Various     Various
32.01      1845 Westgate Parkway SW                                 Atlanta          GA        30336       Fulton
32.02      500 John F. Varley Court                                 Atlanta          GA        30336       Fulton
           18531 US Route 20
32.03      West                                                     East Dubuque     IL        61025       Jo Davies
32.04      3801 East Princess Anne Road                             Norfolk          VA        23502       Norfolk
33         26030 East Baseline Street                               San Bernardino   CA        92410       San Bernardino
34         5829 Montgomery Street                                   Riverside        CA        92503       Riverside
35         7270 8th Street                                          Buena Park       CA        90621       Orange
36         4355 South Jones Boulevard                               Las Vegas        NV        89103       Clark
37         334 South Westlake Avenue                                Los Angeles      CA        90057       Los Angeles
38         2016 Riverside Drive                                     Los Angeles      CA        90039       Los Angeles
39         1100 East Whittier Avenue                                Hemet            CA        92543       Riverside
40         4575 Little Mountain Drive                               San Bernardino   CA        92407       San Bernardino
41         1129 East Central Avenue                                 Redlands         CA        92374       San Bernardino
42         6851 Sepulveda Boulevard                                 Van Nuys         CA        91405       Los Angeles
43         3435 Webb Chapel Extension                               Dallas           TX        75220       Dallas
44         19757 Crystal Rock Drive                                 Germantown       MD        20874       Montgomery
45         1235 Wildwood Avenue                                     Sunnyvale        CA        94089       Santa Clara
46         8200 Lehigh Avenue                                       Morton Grove     IL        60053       Cook
47         5601 West Howard Street                                  Niles            IL        60714       Cook
48         14502 & 14504 Greenview Drive                            Laurel           MD        20708       Prince Georges
49         2601 West Kingsley                                       Garland          TX        75041       Dallas
50         6800 West 115th Street                                   Overland Park    KS        66211       Johnson
51         2700-2800 Bronx Park East                                Bronx            NY        10467       New York
52         Vairous                                                  Various          Various   Various     Various
52.01      719 S. Orange Blossom Trail                              Apopka           FL        32703       Orange
52.02      2625 N. Hiawassee Road                                   Orlando          FL        32818       Orange
52.03      4600 West Market Street                                  Greensboro       NC        27407       Guilford
52.04      5100 Clinton Highway                                     Knoxville        TN        37912       Knox
52.05      1312 West Grantham Street                                Goldsboro        NC        27530       Wayne
52.06      1339 East Memorial Drive                                 Ahoskie          NC        27910       Hertford
53         Various                                                  San Francisco    CA        Various     San Francisco
                                                                                               San
53.01      San Francisco                                            CA               94109     Francisco   1155 Jones
                                                                                               San
53.02      San Francisco                                            CA               94117     Francisco   940 Hayes
                                                                                               San
53.03      San Francisco                                            CA               94133     Francisco   755 Green
                                                                                               San
53.04      San Francisco                                            CA               94109     Francisco   815 O'Farrell
                                                                                               San         1085 South Van
53.05      San Francisco                                            CA               94110     Francisco   Ness
                                                                                               San
53.06      San Francisco                                            CA               94109     Francisco   720 Jones
                                                                                               San
53.07      San Francisco                                            CA               94108     Francisco   626 Powell
                                                                                               San
53.08      San Francisco                                            CA               94109     Francisco   1705 Octavia
54         546 Broadway                                             New York         NY        10012       New York
55         2697-2817 South Market Street                            Gilbert          AZ        85296       Maricopa
56         11350 Random Hills Road                                  Fairfax          VA        22030       Fairfax
57         Various                                                  Various          FL        Various     Broward
                                                                    Lauderdale
57.01      4550 NW 36th Street                                      Lakes            FL        33319       Broward
57.02      2915 NW 60th Avenue                                      Sunrise          FL        33313       Broward
58         9755 South Eastern Avenue                                Las Vegas        NV        89183       Clark
           4608-4750 Bryant Irvin Road and 6001-6125 Loop 820
59         Southwest                                                Fort Worth       TX        76115       Tarrant
60         3100 Lomita Boulevard                                    Torrance         CA        90505       Los Angeles
61         Various                                                  Various          Various   Various     Various
61.01      755 East 1700 South Street                               Clearfield       UT        84015       Davis
61.02      2641 Stephenson Drive                                    Murfreesboro     TN        37133       Rutherford
61.03      720 West Juniper Street                                  Connell          WA        99326       Franklin
61.04      545 Radio Station Road                                   Strasburg        VA        22657       Shenandoah
61.05      10300 Southeast Third Street                             Amarillo         TX        79118       Potter
61.06      121 Roseway Drive                                        Thomasville      GA        31792       Thomas
61.07      1651 South Airport Road                                  West Memphis     AR        72301       Crittenden
61.08      203 Industrial Boulevard                                 Russellville     AR        72802       Pope
61.09      264 Farrell Road                                         Syracuse         NY        13209       Onondaga
61.10      1740 Westgate Parkway                                    Atlanta          GA        30336       Fulton
61.11      1524 Necedah Road                                        Babcock          WI        54413       Wood
61.12      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.13      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.14      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.15      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.16      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.17      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.18      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.19      #N/A                                                     #N/A             #N/A      #N/A        #N/A
61.20      #N/A                                                     #N/A             #N/A      #N/A        #N/A
62         1700 Rosecrans Avenue                                    Manhattan Beach  CA        90266       Los Angeles
63         7990 East Snyder Road                                    Tucson           AZ        85750       Pima
64         11401 Old Nuckols Road                                   Glen Allen       VA        23059       Henrico
65         Various                                                  Columbus         OH        Various     Franklin
65.01      274 E. First Avenue                                      Columbus         OH        43201       Franklin
65.02      400 E Campus View Boulevard                              Columbus         OH        43235       Franklin
65.03      1030 & 1100 Alum Creek Drive                             Columbus         OH        43209       Franklin
65.04      350 Broad Street                                         Columbus         OH        43215       Franklin
65.05      33 N Grant Avenue                                        Columbus         OH        43215       Franklin
66         560 South Winchester Boulevard                           San Jose         CA        95128       Santa Clara
67         5 Tranquility Base                                       Huntsville       AL        35805       Madison
68         1677 Collins Avenue                                      Miami Beach      FL        33139       Miami-Dade
           Northeast corner of East Shea Boulevard and North
69         Tatum Boulevard                                          Phoenix          AZ        85028       Maricopa
70         9-47 Hall Street                                         Brooklyn         NY        11205       New York
71         Various                                                  Plymouth         MI        48170       Wayne
71.01      47912 Halyard Drive                                      Plymouth         MI        48170       Wayne
71.02      14909 Beck Road                                          Plymouth         MI        48170       Wayne
71.03      47799 Halyard Drive                                      Plymouth         MI        48170       Wayne
71.04      44191 Plymouth Oaks Boulevard                            Plymouth         MI        48170       Wayne
71.05      39555 Schoolcraft Road                                   Plymouth         MI        48170       Wayne
71.06      15111 Keel Street                                        Plymouth         MI        48170       Wayne
71.07      45501 Helm Street                                        Plymouth         MI        48170       Wayne
71.08      14744 Jib Street                                         Plymouth         MI        48170       Wayne
71.09      45550 Helm Street                                        Plymouth         MI        48170       Wayne
72         699 Wellingshire Boulevard                               Worthington      OH        43085       Franklin
73         Various                                                  Salt Lake City   UT        84121       Salt Lake
73.01      6415 South 3000 East                                     Salt Lake City   UT        84121       Salt Lake
73.02      6550 South 3000 East                                     Salt Lake City   UT        84121       Salt Lake
73.03      6405 South 3000 East                                     Salt Lake City   UT        84121       Salt Lake
74         5175 Cinderlane Parkway                                  Orlando          FL        32808       Orange
75         2702, 2705, 2709 & 2710 Media Center Drive               Los Angeles      CA        90065       Los Angeles
76         1230-1290 Oakmead Parkway                                Sunnyvale        CA        94085       Santa Clara
77         30520-30690 Rancho California Road                       Temecula         CA        92591       Riverside
78         1100 14th Street                                         Denver           CO        80202       Denver
79         3070 South Nellis Boulevard                              Las Vegas        NV        89121       Clark
80         3400-3470 Highland Avenue                                National City    CA        91950       San Diego
81         590 Farrington Highway                                   Kapolei          HI        96707       Honolulu
82         3903 South Mason Road                                    Katy             TX        77450       Fort Bend
83         2315 Tennessee Boulevard                                 Murfreesboro     TN        37130       Rutherford
84         452 Old Mammoth Road                                     Mammoth Lakes    CA        93546       Mono
85         31021 - 31141 Hwy 79                                     Temecula         CA        92592       Riverside
86         4770 Goer Drive                                          Charleston       SC        29406       Charleston
87         8801 Tarter Avenue                                       Amarillo         TX        79119       Randall
           1691-1695
88         Broadway                                                 New York         NY        10019       New York
89         7671 East Tanque Verde Road                              Tuscon           AZ        85715       Pima
90         N17 W24300 Riverwood Drive                               Pewaukee         WI        53188       Waukesha
91         2701-2897 West Florida Avenue                            Hemet            CA        92545       Riverside
92         15 West 39th Street                                      New Yok          NY        10018       New York
93         5801 East Taft Road                                      Cicero           NY        13212       Onondaga
94         125 and 131 Jericho Turnpike                             Jericho          NY        11753       Nassau
95         13333 Northwest Freeway                                  Houston          TX        77040       Harris
96         455 West Fort Street                                     Detroit          MI        48226       Wayne
97         260 West 36th Street                                     New York         NY        10018       New York
98         Northwest Michigan Surgery Center                        Traverse City    MI        49684       Grand Traverse
99         2030 Northcliffe Drive                                   Winston-Salem    NC        27106       Forsyth
100        2707-2747 Park Place Lane                                Janesville       WI        53545       Rock
101        4601 North Via Entrada                                   Tucson           AZ        85718       Pima
102        18507 - 18597 Soledad Canyon Road                        Santa Clarita    CA        91351       Los Angeles
103        10000 North 31st Avenue                                  Phoenix          AZ        85051       Maricopa
104        3840 Orange Place                                        Orange Village   OH        44122       Cuyahoga
105        Various                                                  Various          Various   Various     Various
105.01     900 Main Avenue                                          Moorhead         MN        56560       Clay
105.02     511 West Williams Street                                 Apex             NC        27502       Wake
105.03
106        785 Market Street                                        San Francisco    CA        94103       San Francisco
107        1718 West 55th Avenue                                    Merrillville     IN        46410       Lake
108        700 Rock Quarry Road                                     Stockbridge      GA        30281       Henry
109        4771 West Atlantic Avenue                                Delray Beach     FL        33445       Palm Beach
110        4545 North Via Entrada                                   Tucson           AZ        85718       Pima
111        4415 South Wendler Drive                                 Tempe            AZ        85282       Maricopa
112        23849 West Road                                          Brownstown       MI        48134       Wayne
113        33 South King Street                                     Honolulu         HI        96813       Honolulu
114        961-979 Southern Boulevard                               Bronx            NY        10459       New York
115        3199-3291 E. Warm Springs Road                           Las Vegas        NV        89120       Clark
116        117 West Wall Street                                     Midland          TX        79701       Midland
117        480 4th Avenue                                           Chula Vista      CA        91910       San Diego
118        3333 Consaul Road                                        Niskayuna        NY        12309       Schenectady
119        Various                                                  Various          Various   Various     Various
119.01     845 North Federal Boulevard                              Riverton         WY        82501       Fremont
119.02     Northeast Corner of Broadway and 109th Street            Crown Point      IN        46307       Lake
           Southwest Corner of Monroe Street & Western
119.03     Street                                                   Mexico           MO        65265       Audrain
120        2370 West Warrior Trail                                  Grand Prairie    TX        75052       Tarrant
121        80 West Lancaster Avenue                                 Devon            PA        19333       Chester
122        Various                                                  Ormond Beach     FL        32176       Volusia
122.01     295 South Atlantic Ave                                   Ormond Beach     FL        32176       Volusia
122.02     507 South Atlantic Ave                                   Ormond Beach     FL        32176       Volusia
123        1224 and 1523 East Tipton Street                         Seymour          IN        47274       Jackson
124        4600 Vegas Drive                                         Las Vegas        NV        89108       Clark
125        6260-6380 East State Street                              Rockford         IL        61108       Winnebago
126        7651 Eastchase Parkway                                   Montgomery       AL        36117       Montgomery
127        8936 Calumet Avenue                                      Munster          IN        46321       Lake
128        Various                                                  Various          Various   Various     Various
128.01     133 West 8th Street                                      Homestead        PA        15120       Allegheny
128.02     2498 Second Loop Road                                    Florence         SC        29501       Florence
129        2100 and 2120 East Howell Avenue                         Anaheim          CA        92806       Orange
130        7200 Fullerton Road                                      Springfield      VA        22150       Fairfax
131        2555 Twin Oaks Court                                     Decatur          IL        62526       Macon
132        3155 Beth Boulevard                                      Decatur          IL        62526       Macon
133        308 East Lancaster Avenue                                Wynnewood        PA        19096       Montgomery
134        14270 SW 8th Street                                      Miami            FL        33184       Dade
135        6196 Oxon Hill Road                                      Oxon Hill        MD        20745       Prince George's
136        732 South Racetrack Road                                 Henderson        NV        89015       Clark
137        180 - 190 O'Farrell Street                               San Francisco    CA        94102       San Francisco
138        1610-1680 East 4th Street                                Ontario          CA        91764       San Bernardino
139        264 Cedar Lane                                           Vienna           VA        22180       Fairfax
140        17333 & 17225 Valley Boulevard                           Fontana          CA        92335       San Bernardino
141        200 Wireless Boulevard                                   Hauppauge        NY        11788       Suffolk
143        4650 East Carey Avenue                                   Las Vegas        NV        89115       Clark
144        6000-6140 West Executive Drive                           Mequon           WI        53092       Ozaukee
145        1800 Wesleyan Drive                                      Macon            GA        31210       Bibb
146        7175 North Durango Drive                                 Las Vegas        NV        89149       Clark

147        8915 Rosedale Highway                                    Bakersfield      CA        93312       Kern
148        101 Brookside Drive and 1-63 Candlelight Lane            Dover            OH        44622       Tuscarawas
149        8872 McGaw Road                                          Columbia         MD        21045       Howard
150        166 West 125th Street                                    New Yok          NY        10027       New York
151        500 Providence Highway                                   Walpole          MA        02081       Norfolk
152        6407 Springdale Road                                     Austin           TX        78723       Travis
153        1931-2941 Cochran Street                                 Simi Valley      CA        93065       Ventura
154        1564 Copenhagen Drive                                    Solvang          CA        93463       Santa Barbara
155        Various                                                  Various          IL        Various     Various
155.01     4200 South Ashland Avenue                                Chicago          IL        60609       Cook
155.02     4 South 120 Route 59                                     Naperville       IL        60555       DuPage
156        10650-64 Sierra Avenue                                   Fontana          CA        92337       San Bernardino
157        4350, 4370 & 4380 Palm Avenue                            San Diego        CA        92154       San Diego
158        2310-2340 West Interstate 20                             Arlington        TX        76017       Tarrant
159        281 Meyer Road                                           Amherst          NY        14226       Erie
160        263 Old Country Road                                     Melville         NY        11747       Suffolk
                                                                    Sterling
161        6100 Sims Road                                           Heights          MI        48313       Macomb
162        1912 Whitley Avenue & 6651 Franklin Avenue               Los Angeles      CA        90068       Los Angeles
163        790 Irving Drive                                         Clarksville      IN        47129       Clark
164        7311 Greenhaven Drive                                    Sacramento       CA        95831       Sacramento
165        5001 Cooper's Landing Drive                              Kalamazoo        MI        49004       Kalamazoo
166        800-900 South Main Street                                Keller           TX        76248       Tarrant
167        3710 Hillsborough Road                                   Durham           NC        27705       Durham
168        619 Cattlemen Road                                       Sarasota         FL        34327       Sarasota
169        825 - 835 Pine Street                                    San Francisco    CA        94108       San Francisco
170        300 ParkBrooke Place                                     Woodstock        GA        30189       Cherokee
171        80 Clyde E. Martin Drive                                 Savannah         GA        31408       Chatham
172        2807 West Interstate 20                                  Grand Prairie    TX        75052       Tarrant
173        3605 Long Beach Blvd                                     Long Beach       CA        90807       Los Angeles
174        Various                                                  Various          Various   Various     Various
174.01     6101 North Broad Street                                  Philadelphia     PA        19141       Philadelphia
174.02     21 South Hope Chapel Road                                Jackson          NJ        08527       Ocean
175        175 Maag Avenue                                          Oakdale          CA        95361       Stanislaus
176        591 Watt Avenue and 3461 Fair Oaks Boulevard             Sacramento       CA        95864       Sacramento
177        1988 Davis Drive                                         Belvidere        IL        61008       Boone
178        5752 Harrison Avenue                                     Cincinnati       OH        45248       Hamilton
179        8633 California Avenue                                   South Gate       CA        90280       Los Angeles
180        1900 & 2000 Pewaukee Road                                Waukesha         WI        53188       Waukesha
181        Various                                                  Various          FL        Various     Various
181.01     801-803 Las Olas Boulevard                               Fort Lauderdale  FL        33301       Broward
181.02     151 North County Road                                    Palm Beach       FL        33480       Palm Beach
182        2001 Americana Boulevard                                 Orlando          FL        34759       Orange
184        63-65 South Street                                       Hopkinton        MA        01748       Middlesex
185        8785 & 8795 Folsom Boulevard                             Sacramento       CA        95826       Sacramento
186        4220-4240 Saron Drive                                    Lexington        KY        40515       Fayette
187        90 Oceana Drive East and 90 Oceana Drive West            Brooklyn         NY        11235       Kings
188        102-197 Desert Winds Way                                 Mesquite         NV        89027       Clark
189        1232 West Wade Hampton Boulevard                         Greenville       SC        29650       Greenville
190        Various                                                  Various          Various   Various     Various
190.01     104 Pedro Way                                            Winchester       KY        40391       Clark
190.02     455 West Main Street                                     Middletown       DE        19709       New Castle County
191        2313 Grantline Road                                      New Albany       IN        47150       Floyd
192        800 South Main Street                                    Burbank          CA        91506       Los Angeles
193        7902 South Sheridan                                      Tulsa            OK        74133       Tulsa
194        7930 Beltline Road                                       Dallas           TX        75254       Dallas
195        813 Eastern Boulevard                                    Clarksville      IN        47129       Clark
196        14041 FM 2100 Road                                       Crosby           TX        77532       Harris
197        1000 Town Centre Northeast                               Tacoma           WA        98422       Pierce
198        336 South Service Road                                   Melville         NY        11747       Suffolk
199        4820 31st Street South                                   Arlington        VA        22206       Arlington
200        1616 East Indian School Road                             Phoenix          AZ        85012       Maricopa
201        Various                                                  Louisville       KY        Various     Jefferson
201.01     7500 Terry Road                                          Louisville       KY        40258       Jefferson
201.02     7700 Shepherdsville Road                                 Louisville       KY        40219       Jefferson
202        7111 142nd Avenue North                                  Largo            FL        33771       Pinellas
203        7900 South Halsted Street                                Chicago          IL        60620       Cook
204        10730 - 10740 West Lower Buckeye Rd                      Avondale         AZ        85353       Maricopa
205        One Reservoir Avenue                                     Providence       RI        02907       Providence
206        44 Front Street                                          Worcester        MA        01608       Worcester
207        2218 East 59th Street                                    Tulsa            OK        74105       Tulsa
208        250-290 North Federal Highway                            Fort Lauderdale  FL        33301       Broward
209        1001 Jefferson Avenue                                    Washington       PA        15301       Washington
210        1475 Palm Coast Parkway                                  Palm Coast       FL        32137       Flagler
211        9775 Victory Highway                                     Painted Post     NY        14870       Steuben
212        4055 West Peterson Avenue                                Chicago          IL        60646       Cook
213        3803 Sage Drive                                          Rockford         IL        61114       Winnebago
214        200 West 12 Mile Road                                    Madison Heights  MI        48071       Oakland
215        645 Stewart Avenue                                       Garden City      NY        11530       Nassau
216        92 River Road                                            Summit           NJ        07901       Union
217        330 Southwest Ward Road                                  Lee's Summit     MO        64081       Jackson
218        7301 West Dean Road, 8331 North Steven Road              Milwaukee        WI        53223       Milwaukee
219        9113 Rosecrans Avenue                                    Bellflower       CA        90706       Los Angeles
220        3707-57 E. Broadway Road                                 Phoenix          AZ        85040       Maricopa
221        110 Washburn Circle                                      Corona           CA        92882       Riverside
222        2316 Hanover Drive                                       Monroe           NC        28110       Union
223        1121 North McIntosh Road                                 Norfolk          NE        68701       Madison
224        2020 East Howell Avenue                                  Anaheim          CA        92806       Orange
225        10193 North West 31st Street                             Coral Springs    FL        33065       Broward
226        1880 Baltimore Reynoldsburg Road                         Reynoldsburg     OH        43068       Franklin
227        1020 North Main Street                                   Rockford         IL        61103       Winnebago
228        2465-2485 North University Drive                         Coral Springs    FL        33065       Broward
229        2525 Conklin Drive                                       Rockford         IL        61101       Winnebago



                                         Interest     Net Mortgage                          Cutoff
Loan #          Size          Measure    Rate (%)     Interest Rate      Original Balance   Balance      Term        Rem. Term
-----------   -------  ---------------  ------------ -----------------   ----------------  ------------- ---------- -------------
SEQNUM           SIZE         MEASURE   MORT_RATE    NET_MORT_RATE         ORIG_BAL         CUT_OFF_BAL   LOAN_TERM  REM_LOAN_TERM
1              834859     Square Feet   5.83000      5.80961               230,000,000      230,000,000         120           117
2             1030309     Square Feet   5.49300      5.47261               225,000,000      225,000,000         120           120
3             2566783     Square Feet   5.74300      5.72261               203,400,000      203,400,000         120           119
3.01           473350     Square Feet   5.74300      5.74300                40,410,000       40,410,000         120           119
3.02           402824     Square Feet   5.74300      5.74300                30,240,000       30,240,000         120           119
3.03           308533     Square Feet   5.74300      5.74300                24,570,000       24,570,000         120           119
3.04           298468     Square Feet   5.74300      5.74300                23,610,000       23,610,000         120           119
3.05           275492     Square Feet   5.74300      5.74300                21,990,000       21,990,000         120           119
3.06           267651     Square Feet   5.74300      5.74300                21,150,000       21,150,000         120           119
3.07           270679     Square Feet   5.74300      5.74300                21,000,000       21,000,000         120           119
3.08           269786     Square Feet   5.74300      5.74300                20,430,000       20,430,000         120           119
4              839469     Square Feet   5.32300      5.30261               203,250,000      203,250,000         120           120
4.01           216482     Square Feet   5.32300      5.32300                64,392,204       64,392,204         120           120
4.02           199005     Square Feet   5.32300      5.32300                44,942,814       44,942,814         120           120
4.03           119088     Square Feet   5.32300      5.32300                34,404,499       34,404,499         120           120
4.04            96411     Square Feet   5.32300      5.32300                20,379,241       20,379,241         120           120
4.05            52761     Square Feet   5.32300      5.32300                 9,530,976        9,530,976         120           120
4.06            51750     Square Feet   5.32300      5.32300                 9,221,025        9,221,025         120           120
4.07            52716     Square Feet   5.32300      5.32300                 8,368,662        8,368,662         120           120
4.08            36276     Square Feet   5.32300      5.32300                 7,206,347        7,206,347         120           120
4.09            14980     Square Feet   5.32300      5.32300                 4,804,232        4,804,232         120           120
5             5003066     Square Feet   5.59600      5.57561               186,000,000      186,000,000         120           118
5.01           770000     Square Feet   5.59600      5.59600                34,926,587       34,926,587         120           118
5.02           766571     Square Feet   5.59600      5.59600                24,401,001       24,401,001         120           118
5.03           625000     Square Feet   5.59600      5.59600                22,953,874       22,953,874         120           118
5.04           400000     Square Feet   5.59600      5.59600                17,394,239       17,394,239         120           118
5.05           400000     Square Feet   5.59600      5.59600                17,188,803       17,188,803         120           118
5.06           550000     Square Feet   5.59600      5.59600                16,943,477       16,943,477         120           118
5.07           400000     Square Feet   5.59600      5.59600                16,628,001       16,628,001         120           118
5.08           344220     Square Feet   5.59600      5.59600                13,949,378       13,949,378         120           118
5.09           337655     Square Feet   5.59600      5.59600                12,951,968       12,951,968         120           118
5.10           409620     Square Feet   5.59600      5.59600                 8,662,671        8,662,671         120           118
6              470717     Square Feet   5.48800      5.46761               175,000,000      175,000,000          60            56
7             1874975     Square Feet   6.10300      6.08261               140,000,000      140,000,000          84            81
8              283196     Square Feet   5.46600      5.44561                33,600,000       33,600,000          72            72
9              134858     Square Feet   5.46600      5.44561                22,800,000       22,800,000          84            84
10             251178     Square Feet   5.46600      5.44561                17,400,000       17,400,000          72            72
11                240           Units   5.46600      5.44561                13,500,000       13,500,000          72            72
12             528856     Square Feet   5.46600      5.44561                12,360,000       12,360,000          72            72
13             267914     Square Feet   5.46600      5.44561                11,250,000       11,250,000          60            60
14             261825     Square Feet   5.46600      5.44561                 9,240,000        9,240,000          60            60
15              71953     Square Feet   5.46600      5.44561                 6,660,000        6,660,000          84            84
16             153641     Square Feet   5.46600      5.44561                 6,060,000        6,060,000          84            84
17              70600     Square Feet   5.46600      5.44561                 3,120,000        3,120,000          60            60
18              51200     Square Feet   5.46600      5.44561                 2,280,000        2,280,000          72            72
19            2263247     Square Feet   5.38700      5.36661               129,235,662      129,235,662          84            80
19.01          564279     Square Feet   5.38700      5.38700                29,150,000       29,150,000          84            80
19.02          239892     Square Feet   5.38700      5.38700                16,870,000       16,870,000          84            80
19.03          131002     Square Feet   5.38700      5.38700                12,400,000       12,400,000          84            80
19.04          182969     Square Feet   5.38700      5.38700                11,480,000       11,480,000          84            80
19.05          164367     Square Feet   5.38700      5.38700                10,080,000       10,080,000          84            80
19.06          130774     Square Feet   5.38700      5.38700                 8,380,000        8,380,000          84            80
19.07          118436     Square Feet   5.38700      5.38700                 6,850,000        6,850,000          84            80
19.08          135031     Square Feet   5.38700      5.38700                 6,815,662        6,815,662          84            80
19.09           76894     Square Feet   5.38700      5.38700                 6,090,000        6,090,000          84            80
19.10          124858     Square Feet   5.38700      5.38700                 5,740,000        5,740,000          84            80
19.11          126665     Square Feet   5.38700      5.38700                 5,200,000        5,200,000          84            80
19.12           98197     Square Feet   5.38700      5.38700                 5,180,000        5,180,000          84            80
19.13          169883     Square Feet   5.38700      5.38700                 5,000,000        5,000,000          84            80
20             663948     Square Feet   6.10450      6.08411               120,500,000      120,500,000          60            58
21             216192     Square Feet   5.67500      5.65461               105,000,000      105,000,000          60            60
22                600           Rooms   6.98000      6.95961               105,000,000      105,000,000         120           120
23                618           Rooms   6.11850      6.09811               103,500,000      103,500,000         120           119
24             278461     Square Feet   6.53200      6.51161               100,000,000      100,000,000         120           118
25             691024     Square Feet   5.61600      5.59561                96,240,000       96,240,000         120           120
25.01          171448     Square Feet   5.61600      5.61600                25,600,000       25,600,000         120           120
25.02          164752     Square Feet   5.61600      5.61600                23,760,000       23,760,000         120           120
25.03          101312     Square Feet   5.61600      5.61600                16,400,000       16,400,000         120           120
25.04          125390     Square Feet   5.61600      5.61600                16,000,000       16,000,000         120           120
25.05           68447     Square Feet   5.61600      5.61600                 8,320,000        8,320,000         120           120
25.06           59675     Square Feet   5.61600      5.61600                 6,160,000        6,160,000         120           120
26             355802     Square Feet   5.86000      5.83961                95,000,000       95,000,000         120           116
27             344673     Square Feet   5.40000      5.37961                90,000,000       90,000,000         120           118
28             392989     Square Feet   5.29250      5.27211                86,000,000       86,000,000          84            82
29             186445     Square Feet   6.11841      6.09802                82,000,000       82,000,000         120           119
30                411           Units   6.58000      6.55961                72,000,000       72,000,000          60            59
31             507180     Square Feet   5.82800      5.80761                70,000,000       70,000,000          60            58
32             736220     Square Feet   5.43350      5.41311                65,700,000       65,700,000         120           117
32.01          262835     Square Feet   5.43350      5.43350                21,000,000       21,000,000         120           117
32.02          158714     Square Feet   5.43350      5.43350                20,000,000       20,000,000         120           117
32.03          208466     Square Feet   5.43350      5.43350                18,000,000       18,000,000         120           117
32.04          106205     Square Feet   5.43350      5.43350                 6,700,000        6,700,000         120           117
33                220           Units   5.59000      5.56961                13,270,900       13,200,958         120           115
34                140           Units   5.59000      5.56961                12,361,900       12,296,749         120           115
35                100           Units   5.59000      5.56961                 8,441,400        8,396,911         120           115
36                 64           Units   5.64000      5.61961                 4,428,000        4,404,894         120           115
37                 57           Units   5.59000      5.56961                 3,960,900        3,940,025         120           115
38              30748     Square Feet   5.59000      5.56961                 3,900,400        3,879,844         120           115
39                 56           Units   5.59000      5.56961                 3,258,700        3,241,526         120           115
40                 44           Units   5.59000      5.56961                 3,181,000        3,164,235         120           115
41                 40           Units   5.64000      5.61961                 2,839,000        2,824,185         120           115
42                 36           Units   5.59000      5.56961                 2,715,900        2,701,586         120           115
43                127           Units   5.59000      5.56961                 2,200,000        2,188,405         120           115
44                768           Units   5.48100      5.46061                65,500,000       65,500,000         120           119
45                410           Units   5.47700      5.45661                65,000,000       65,000,000          60            58
46             516266     Square Feet   5.71710      5.69671                29,824,000       29,824,000          84            84
47             314329     Square Feet   5.71710      5.69671                12,252,000       12,252,000          72            72
48             143464     Square Feet   5.71710      5.69671                11,612,000       11,612,000          72            72
49              54000     Square Feet   5.71710      5.69671                 1,405,000        1,405,000          60            60
50             651648     Square Feet   5.90000      5.87961                55,000,000       55,000,000          60            59
51                702           Units   5.53650      5.51611                52,000,000       52,000,000         120           120
52             817497     Square Feet   5.86600      5.84561                49,600,000       49,600,000         120           118
52.01          171557     Square Feet   5.86600      5.86600                13,422,578       13,422,578         120           120
52.02          136188     Square Feet   5.86600      5.86600                 9,927,942        9,927,942         120           120
52.03          153428     Square Feet   5.86600      5.86600                 9,491,113        9,491,113         120           120
52.04          133345     Square Feet   5.86600      5.86600                 8,418,895        8,418,895         120           120
52.05          118120     Square Feet   5.86600      5.86600                 4,527,142        4,527,142         120           120
52.06          104859     Square Feet   5.86600      5.86600                 3,812,330        3,812,330         120           120
53                291           Units   5.99000      5.96961                47,000,000       47,000,000          60            55
53.01           Units           00006   5.99000      16738596.49123         16,738,596               60          55         40827
53.02           Units           00006   5.99000      5854385.96491           5,854,386               60          55         40827
53.03           Units           00006   5.99000      4836052.63158           4,836,053               60          55         40827
53.04           Units           00006   5.99000      4836052.63158           4,836,053               60          55         40827
53.05           Units           00006   5.99000      4695877.19298           4,695,877               60          55         40827
53.06           Units           00006   5.99000      4349561.40351           4,349,561               60          55         40827
53.07           Units           00006   5.99000      4122807.01754           4,122,807               60          55         40827
53.08           Units           00006   5.99000      1566666.66667           1,566,667               60          55         40827
54              93600     Square Feet   5.52000      5.49961                46,000,000       46,000,000         120           120
55             269541     Square Feet   5.32750      5.30711                45,000,000       45,000,000          60            59
56             177786     Square Feet   5.52000      5.49961                44,300,000       44,300,000         120           119
57                625           Units   5.99000      5.96961                43,000,000       43,000,000         120           117
57.01             315           Units   5.99000      5.99000                21,960,000       21,960,000         120           117
57.02             310           Units   5.99000      5.99000                21,040,000       21,040,000         120           117
58             234306     Square Feet   5.49890      5.45851                42,800,000       42,800,000         120           120
59             374406     Square Feet   5.65600      5.61561                41,500,000       41,500,000         120           118
60             572810     Square Feet   5.54600      5.51561                40,000,000       40,000,000          60            57
61            5489325     Square Feet   5.39600      5.37561                35,000,000       35,000,000         109           107
61.01          455227     Square Feet   5.39600      5.39600                 4,384,000        4,384,000         109           107
61.02          226423     Square Feet   5.39600      5.39600                 3,240,000        3,240,000         109           107
61.03          299776     Square Feet   5.39600      5.39600                 2,941,400        2,941,400         109           107
61.04          243170     Square Feet   5.39600      5.39600                 2,760,000        2,760,000         109           107
61.05          163796     Square Feet   5.39600      5.39600                 2,494,800        2,494,800         109           107
61.06          252419     Square Feet   5.39600      5.39600                 2,186,800        2,186,800         109           107
61.07          252075     Square Feet   5.39600      5.39600                 1,909,600        1,909,600         109           107
61.08          270772     Square Feet   5.39600      5.39600                 1,886,500        1,886,500         109           107
61.09          573183     Square Feet   5.39600      5.39600                 1,617,000        1,617,000         109           107
61.10          431369     Square Feet   5.39600      5.39600                 1,520,000        1,520,000         109           107
61.11          127260     Square Feet   5.39600      5.39600                 1,493,800        1,493,800         109           107
61.12            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.13            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.14            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.15            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.16            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.17            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.18            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.19            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
61.20            #N/A            #N/A   #N/A         #N/A                         #N/A             #N/A        #N/A          #N/A
62             394385     Square Feet   5.54470      5.52431                35,000,000       35,000,000         120           120
63                310           Units   5.94000      5.86961                32,937,000       32,937,000         120           120
64                312           Units   5.75000      5.72961                30,850,000       30,850,000         120           120
65             371702     Square Feet   5.67000      5.63961                30,880,000       30,781,211         120           118
65.01          132301     Square Feet   5.67000      5.67000                12,160,000       12,121,099         120           118
65.02          142246     Square Feet   5.67000      5.67000                11,440,000       11,403,402         120           118
65.03           58450     Square Feet   5.67000      5.67000                 4,160,000        4,146,692         120           118
65.04           25658     Square Feet   5.67000      5.67000                 2,240,000        2,232,834         120           118
65.05           13047     Square Feet   5.67000      5.67000                   880,000          877,185         120           118
66             100841     Square Feet   5.93600      5.91561                30,500,000       30,445,495          84            83
67                290           Rooms   5.86000      5.83961                30,000,000       30,000,000         120           120
68                151           Rooms   6.03000      6.00961                30,000,000       30,000,000          60            59
69             294820     Square Feet   5.38500      5.36461                30,000,000       30,000,000          60            60
70             554610     Square Feet   5.53500      5.51461                30,000,000       30,000,000         120           120
71             365020     Square Feet   5.79500      5.77461                28,525,000       28,525,000         120           118
71.01           87100     Square Feet   5.79500      5.79500                 7,929,117        7,929,117         120           118
71.02           50025     Square Feet   5.79500      5.79500                 5,946,838        5,946,838         120           118
71.03           36750     Square Feet   5.79500      5.79500                 3,726,685        3,726,685         120           118
71.04           49895     Square Feet   5.79500      5.79500                 3,409,521        3,409,521         120           118
71.05           63250     Square Feet   5.79500      5.79500                 3,250,938        3,250,938         120           118
71.06           40450     Square Feet   5.79500      5.79500                 1,942,634        1,942,634         120           118
71.07           15000     Square Feet   5.79500      5.79500                 1,086,289        1,086,289         120           118
71.08           16400     Square Feet   5.79500      5.79500                   626,400          626,400         120           118
71.09            6150     Square Feet   5.79500      5.79500                   606,578          606,578         120           118
72                528           Units   5.86000      5.83961                27,000,000       27,000,000         120           118
73             131808     Square Feet   5.62200      5.60161                26,650,000       26,650,000         120           120
73.01           60621     Square Feet   5.62200      5.62200                10,884,084       10,884,084         120           120
73.02           36501     Square Feet   5.62200      5.62200                 8,883,333        8,883,333         120           120
73.03           34686     Square Feet   5.62200      5.62200                 6,882,583        6,882,583         120           120
74                552           Units   5.46000      5.43961                26,000,000       26,000,000          60            58
75             187534     Square Feet   5.67400      5.65361                25,000,000       25,000,000          60            58
76             134228     Square Feet   5.80200      5.78161                24,800,000       24,800,000         120           119
77             139130     Square Feet   5.44550      5.42511                24,600,000       24,600,000         120           116
78                111           Rooms   5.49950      5.47911                24,225,000       24,225,000          60            58
79                492           Units   5.59000      5.56961                23,565,900       23,441,700         120           115
80             132873     Square Feet   5.47700      5.45661                23,000,000       23,000,000         120           119
81              64106     Square Feet   6.00000      5.96461                22,560,000       22,560,000         120           120
82                276           Units   5.55000      5.49961                21,500,000       21,500,000         120           119
83                216           Units   5.79000      5.76961                21,120,000       21,120,000         120           119
84              75529     Square Feet   6.25000      6.22961                19,500,000       19,500,000          60            59
85              67076     Square Feet   5.87000      5.84961                19,500,000       19,500,000         120           120
86                289           Rooms   6.51000      6.48961                19,050,000       19,050,000          60            57
87                288           Units   5.73000      5.69961                19,000,000       19,000,000         120           115
88                 28           Units   5.64800      5.62761                18,000,000       18,000,000         120           118
89                428           Units   6.86700      6.84661                17,300,000       17,300,000          60            52
90             176960     Square Feet   5.94000      5.91961                17,212,195       17,212,195         120           119
91              87986     Square Feet   5.53000      5.50961                17,000,000       17,000,000         120           117
92              81825     Square Feet   5.86000      5.83961                17,000,000       17,000,000         120           119
93             210168     Square Feet   5.79000      5.75961                16,280,000       16,280,000         120           120
94             103580     Square Feet   5.65500      5.63461                15,600,000       15,600,000         120           119
95             112023     Square Feet   6.09000      6.01961                15,400,000       15,400,000         120           119
96             120000     Square Feet   6.18000      6.11961                15,000,000       15,000,000         120           119
97              85879     Square Feet   5.85600      5.83561                15,000,000       15,000,000         120           119
98              53756     Square Feet   5.87000      5.84961                14,500,000       14,433,763         120           118
99                288           Units   6.10000      6.07961                14,250,000       14,250,000         120           118
100               208           Units   5.79200      5.72161                14,150,000       14,150,000         120           119
101               176           Units   5.94000      5.86961                14,102,000       14,102,000         120           120
102            104134     Square Feet   5.38550      5.36511                13,800,000       13,800,000         120           116
103            132212     Square Feet   5.93000      5.86961                13,768,000       13,768,000         120           119
104               139           Rooms   5.79000      5.75961                13,700,000       13,669,352         120           118
105             43860     Square Feet   5.66200      5.64161                13,320,000       13,320,000         120           120
105.01          14490     Square Feet   5.66200      5.66200                 4,520,000        4,520,000         120           120
105.02          14820     Square Feet   5.66200      5.66200                 4,640,000        4,640,000         120           120
105.03
106             92600     Square Feet   5.65330      5.61291                13,300,000       13,300,000          60            59
107               395           Units   6.24000      6.21961                13,220,000       13,220,000         120           119
108               167           Units   5.67000      5.64961                13,000,000       13,000,000         120           119
109            113175     Square Feet   5.39900      5.37861                13,000,000       13,000,000         120           120
110               248           Units   5.94000      5.86961                12,560,000       12,560,000         120           120
111            110769     Square Feet   6.16300      6.14261                12,500,000       12,500,000          72            69
112             98335     Square Feet   5.46820      5.44781                12,200,000       12,200,000         120           120
113             82829     Square Feet   5.64000      5.61961                12,185,000       12,185,000         120           119
114             27320     Square Feet   5.74000      5.71961                12,000,000       12,000,000         120           120
115             58178     Square Feet   5.76000      5.69961                12,000,000       12,000,000         120           119
116               258           Rooms   5.99000      5.96961                12,000,000       11,978,664         120           119
117             63176     Square Feet   6.09000      6.06961                11,790,000       11,790,000          84            83
118             86329     Square Feet   5.79000      5.75961                11,680,000       11,680,000         120           120
119             44460     Square Feet   5.67000      5.64961                11,440,000       11,440,000         120           120
119.01          14820     Square Feet   5.67000      5.67000                 3,920,000        3,920,000         120           120
119.02          14820     Square Feet   5.67000      5.67000                 3,920,000        3,920,000         120           120
119.03          14820     Square Feet   5.67000      5.67000                 3,600,000        3,600,000         120           120
120            112741     Square Feet   5.66000      5.59961                11,350,000       11,334,377         120           119
121             52400     Square Feet   5.84000      5.81961                11,200,000       11,200,000         120           119
122               101           Rooms   6.80500      6.78461                11,200,000       11,181,508          60            59
122.01             54           Rooms   6.80500      6.80500                 6,742,480        6,731,347          60            59
122.02             47           Rooms   6.80500      6.80500                 4,457,520        4,450,160          60            59
123            261575     Square Feet   5.90400      5.83361                11,100,000       11,100,000          84            81
124               192           Units   5.85000      5.82961                10,600,000       10,600,000          60            60
125            193657     Square Feet   5.62300      5.60261                10,450,000       10,450,000          60            60
126               102           Rooms   6.12000      6.08961                10,400,000       10,400,000          60            58
127                91           Rooms   6.08000      6.04961                10,400,000       10,386,291         120           119
128             29100     Square Feet   5.67700      5.65661                10,048,000       10,048,000         120           120
128.01          14550     Square Feet   5.67700      5.67700                 5,760,000        5,760,000         120           120
128.02          14550     Square Feet   5.67700      5.67700                 4,288,000        4,288,000         120           120
129            123272     Square Feet   5.58400      5.54361                10,040,000       10,040,000          60            60
130             78539     Square Feet   5.85000      5.82961                10,000,000       10,000,000          84            84
131               202           Units   5.71000      5.68961                 7,500,000        7,500,000         120           120
132               122           Units   5.71000      5.68961                 2,200,000        2,200,000         120           120
133             51581     Square Feet   5.87000      5.84961                 9,650,000        9,650,000         120           118
134             35309     Square Feet   6.14000      6.10961                 9,100,000        9,100,000         120           112
135             69823     Square Feet   5.66500      5.64461                 9,025,000        9,025,000         120           119
136            114231     Square Feet   5.51000      5.48961                 9,000,000        9,000,000         120           120
137             28547     Square Feet   5.87000      5.84961                 8,500,000        8,500,000         120           120
138             49008     Square Feet   5.69000      5.66961                 8,400,000        8,400,000          60            58
139             75699     Square Feet   5.53500      5.51461                 8,250,000        8,250,000         120           119
140               214            Pads   5.92000      5.89961                 8,200,000        8,200,000          60            58
141             54333     Square Feet   5.87000      5.84961                 8,200,000        8,200,000         120           119
143               185            Pads   6.49000      6.46961                 7,800,000        7,800,000          60            53
144           1138678     Square Feet   6.01850      5.95811                 7,700,000        7,700,000         180           180
145               200           Units   5.80000      5.77961                 7,500,000        7,500,000         120           120
146             19980     Square Feet   5.68950      5.66911                 7,250,000        7,250,000         120           120
147             40347     Square Feet   5.86000      5.83961                 7,200,000        7,177,827         120           117
148               150           Units   5.84000      5.81961                 7,120,000        7,120,000         120           119
149             22493     Square Feet   5.88000      5.79961                 7,100,000        7,084,349         120           118
150              7500     Square Feet   5.77000      5.74961                 7,000,000        7,000,000         120           120
151               692           Units   5.90000      5.86961                 7,000,000        7,000,000         120           120
152               204           Units   5.66000      5.63961                 6,940,000        6,940,000          84            82
153             22812     Square Feet   6.05000      6.02961                 6,800,000        6,800,000          60            58
154                63           Rooms   6.38000      6.35961                 6,750,000        6,750,000          60            60
155             12000     Square Feet   5.77000      5.74961                 6,560,000        6,560,000         120           119
155.01           6000     Square Feet   5.77000      5.77000                 3,597,419        3,597,419         120           119
155.02           6000     Square Feet   5.77000      5.77000                 2,962,581        2,962,581         120           119
156             25164     Square Feet   6.10000      6.06961                 6,500,000        6,500,000         120           120
157             23494     Square Feet   5.98000      5.89961                 6,423,000        6,423,000         120           120
158             40765     Square Feet   5.66000      5.63961                 6,400,000        6,385,422         120           118
159             55745     Square Feet   5.62100      5.60061                 6,321,000        6,321,000         120           119
160             62500     Square Feet   5.87000      5.84961                 6,300,000        6,300,000         120           119
161             91454     Square Feet   5.94000      5.87961                 6,300,000        6,300,000         120           120
162                45           Units   5.61000      5.58961                 6,200,000        6,200,000         120           119
163               156           Units   5.84000      5.81961                 6,190,000        6,190,000         120           119
164             58514     Square Feet   5.66100      5.64061                 6,000,000        6,000,000          60            60
165                96           Units   5.73260      5.71221                 6,000,000        6,000,000         120           120
166             38037     Square Feet   5.86650      5.84611                 6,000,000        6,000,000         180           180
167               115           Rooms   6.16000      6.13961                 6,000,000        5,982,044         120           118
168               622           Units   5.79200      5.77161                 5,960,000        5,960,000         120           119
169                32           Units   6.18000      6.09961                 5,939,100        5,939,100         120           119
170             54592     Square Feet   5.69500      5.67461                 5,925,000        5,925,000          60            58
171               105           Rooms   5.87000      5.83961                 5,825,000        5,814,525         120           119
172             45000     Square Feet   6.47250      6.44211                 5,700,000        5,700,000         120           120
173             67040     Square Feet   5.84000      5.77961                 5,600,000        5,600,000         120           120
174             29345     Square Feet   6.01500      5.99461                 5,525,000        5,525,000         120           118
174.01          14660     Square Feet   6.01500      6.01500                 3,575,000        3,575,000         120           118
174.02          14685     Square Feet   6.01500      6.01500                 1,950,000        1,950,000         120           118
175             86479     Square Feet   5.79000      5.75961                 5,455,000        5,455,000         120           119
176             34944     Square Feet   5.88000      5.84961                 5,400,000        5,400,000         120           119
177               104           Units   5.84570      5.82531                 5,368,000        5,368,000         120           119
178             85314     Square Feet   5.88000      5.84961                 5,100,000        5,100,000         120           119
179                69           Units   6.22000      6.15961                 5,100,000        5,093,371         120           119
180             82800     Square Feet   5.96850      5.90811                 5,050,000        5,050,000         180           180
181              9978     Square Feet   5.79200      5.77161                 5,000,000        5,000,000         120           120
181.01           4778     Square Feet   5.79200      5.79200                 2,600,000        2,600,000         120           120
181.02           5200     Square Feet   5.79200      5.79200                 2,400,000        2,400,000         120           120
182            106458     Square Feet   6.13000      6.10961                 5,000,000        4,993,442         120           119
184             58584     Square Feet   5.93000      5.86961                 4,600,000        4,600,000         120           120
185             42759     Square Feet   5.53000      5.49961                 4,525,000        4,525,000         120           119
186             42919     Square Feet   5.88500      5.77461                 4,300,000        4,300,000         120           118
187               524          Spaces   5.69900      5.67861                 4,300,000        4,300,000         120           120
188                44           Units   6.16000      6.09961                 4,300,000        4,290,945         120           118
189             14550     Square Feet   6.18000      6.15961                 4,250,000        4,250,000         120           118
190             29254     Square Feet   6.01500      5.99461                 4,235,000        4,235,000         120           118
190.01          14637     Square Feet   6.01500      6.01500                 2,382,500        2,382,500         120           118
190.02          14617     Square Feet   6.01500      6.01500                 1,852,500        1,852,500         120           118
191               112           Units   5.84000      5.81961                 4,225,000        4,225,000         120           119
192             45696     Square Feet   5.65000      5.62961                 4,200,000        4,180,356         120           118
193               168           Units   5.70000      5.66961                 4,109,000        4,109,000         120           120
194             15120     Square Feet   5.53250      5.51211                 4,000,000        4,000,000         120           120
195               125           Units   5.84000      5.81961                 3,920,000        3,920,000         120           119
196             24090     Square Feet   5.81500      5.79461                 3,900,000        3,891,311         120           118
197             39974     Square Feet   5.70500      5.68461                 3,850,000        3,850,000         120           119
198             43600     Square Feet   5.99500      5.97461                 3,800,000        3,800,000          60            59
199             20000     Square Feet   5.52000      5.49961                 3,750,000        3,750,000         120           119
200             56044     Square Feet   5.95000      5.86961                 3,740,000        3,740,000         120           120
201             22360     Square Feet   6.01500      5.99461                 3,740,000        3,740,000         120           118
201.01          11203     Square Feet   6.01500      6.01500                 2,003,570        2,003,570         120           118
201.02          11157     Square Feet   6.01500      6.01500                 1,736,430        1,736,430         120           118
202               108            Pads   6.08000      6.05961                 3,650,000        3,650,000         120           117
203              5000     Square Feet   5.77000      5.74961                 3,515,000        3,515,000         120           119
204             16053     Square Feet   5.61000      5.54961                 3,400,000        3,400,000         120           120
205             25000     Square Feet   5.63200      5.61161                 3,400,000        3,393,746         120           119
206             67618     Square Feet   5.93000      5.86961                 3,200,000        3,200,000         120           120
207               101           Units   5.70000      5.66961                 3,125,000        3,125,000         120           120
208              8000     Square Feet   5.52700      5.45661                 3,100,000        3,100,000         120           119
209             11060     Square Feet   5.77000      5.74961                 3,100,000        3,100,000         120           120
210             13600     Square Feet   5.85800      5.83761                 3,100,000        3,093,142         120           118
211                67           Rooms   5.84000      5.69961                 3,050,000        3,040,466         120           118
212             31915     Square Feet   6.10500      6.08461                 2,960,000        2,960,000         120           120
213                60           Units   5.84570      5.82531                 2,856,000        2,856,000         120           119
214             17513     Square Feet   5.91800      5.89761                 2,800,000        2,800,000         120           120
215             35552     Square Feet   5.87000      5.84961                 2,700,000        2,700,000         120           119
216             16969     Square Feet   5.64000      5.60961                 2,700,000        2,700,000         120           119
217             13871     Square Feet   5.69000      5.66961                 2,600,000        2,600,000         120           118
218             60600     Square Feet   6.06850      6.00811                 2,260,000        2,260,000         180           180
219                46            Pads   6.12000      6.09961                 2,540,000        2,540,000          60            58
220            136582     Square Feet   6.16000      6.12961                 2,510,000        2,493,957         120           119
221             19500     Square Feet   5.87000      5.82961                 2,175,000        2,175,000         120           117
222                64           Rooms   6.39000      6.29961                 2,150,000        2,150,000         120           120
223                84           Units   6.26000      6.23961                 2,100,000        2,095,649         120           118
224             28149     Square Feet   5.60730      5.56691                 2,000,000        2,000,000          60            60
225             10700     Square Feet   5.52700      5.45661                 1,900,000        1,900,000         120           119
226              3362     Square Feet   5.80000      5.71961                 1,750,000        1,750,000         120           120
227                36           Units   5.84570      5.82531                 1,208,000        1,208,000         120           119
228              5054     Square Feet   5.52700      5.45661                 1,200,000        1,200,000         120           119
229                28           Units   5.84570      5.82531                 1,080,000        1,080,000         120           119




                                                      Monthly
          Maturity/ARD                                Debt          Servicing Fee
Loan #    Date             Amort. Term   Rem. Amort.  Service       Rate              Accrual Type     ARD (Y/N)
-------   --------------   ------------- -----------  -----------   --------------   --------------    --------
SEQNUM         MAT_DATE         AM_TERM   REM_AMTERM  MONTHLY_PMT      SERVICE_FEE     ACCRUAL_TYPE          ARD
     1         12/10/16               0            0   1,132,936           0.02000       Actual/360           No
     2         03/01/17               0            0   1,044,242           0.02000       Actual/360           No
     3         02/01/17               0            0     986,958           0.02000       Actual/360           No
  3.01         02/01/17               0            0                       0.00000                            No
  3.02         02/01/17               0            0                       0.00000                            No
  3.03         02/01/17               0            0                       0.00000                            No
  3.04         02/01/17               0            0                       0.00000                            No
  3.05         02/01/17               0            0                       0.00000                            No
  3.06         02/01/17               0            0                       0.00000                            No
  3.07         02/01/17               0            0                       0.00000                            No
  3.08         02/01/17               0            0                       0.00000                            No
     4         03/01/17               0            0     914,105           0.02000       Actual/360           No
  4.01         03/01/17               0            0                       0.00000                            No
  4.02         03/01/17               0            0                       0.00000                            No
  4.03         03/01/17               0            0                       0.00000                            No
  4.04         03/01/17               0            0                       0.00000                            No
  4.05         03/01/17               0            0                       0.00000                            No
  4.06         03/01/17               0            0                       0.00000                            No
  4.07         03/01/17               0            0                       0.00000                            No
  4.08         03/01/17               0            0                       0.00000                            No
  4.09         03/01/17               0            0                       0.00000                            No
     5         01/11/17               0            0     879,427           0.02000       Actual/360           No
  5.01         01/11/17               0            0                       0.00000                            No
  5.02         01/11/17               0            0                       0.00000                            No
  5.03         01/11/17               0            0                       0.00000                            No
  5.04         01/11/17               0            0                       0.00000                            No
  5.05         01/11/17               0            0                       0.00000                            No
  5.06         01/11/17               0            0                       0.00000                            No
  5.07         01/11/17               0            0                       0.00000                            No
  5.08         01/11/17               0            0                       0.00000                            No
  5.09         01/11/17               0            0                       0.00000                            No
  5.10         01/11/17               0            0                       0.00000                            No
     6         11/11/11               0            0     811,449           0.02000       Actual/360           No
     7         12/11/13               0            0     721,906           0.02000       Actual/360           No
     8         04/01/13               0            0     155,174           0.02000       Actual/360           No
     9         04/01/14               0            0     105,296           0.02000       Actual/360           No
    10         04/01/13               0            0      80,358           0.02000       Actual/360           No
    11         04/01/13               0            0      62,347           0.02000       Actual/360           No
    12         04/01/13               0            0      57,082           0.02000       Actual/360           No
    13         04/01/12               0            0      51,955           0.02000       Actual/360           No
    14         04/01/12               0            0      42,673           0.02000       Actual/360           No
    15         04/01/14               0            0      30,758           0.02000       Actual/360           No
    16         04/01/14               0            0      27,987           0.02000       Actual/360           No
    17         04/01/12               0            0      14,409           0.02000       Actual/360           No
    18         04/01/13               0            0      10,530           0.02000       Actual/360           No
    19         11/01/13               0            0     588,218           0.02000       Actual/360           No
 19.01         11/01/13               0            0                       0.00000                            No
 19.02         11/01/13               0            0                       0.00000                            No
 19.03         11/01/13               0            0                       0.00000                            No
 19.04         11/01/13               0            0                       0.00000                            No
 19.05         11/01/13               0            0                       0.00000                            No
 19.06         11/01/13               0            0                       0.00000                            No
 19.07         11/01/13               0            0                       0.00000                            No
 19.08         11/01/13               0            0                       0.00000                            No
 19.09         11/01/13               0            0                       0.00000                            No
 19.10         11/01/13               0            0                       0.00000                            No
 19.11         11/01/13               0            0                       0.00000                            No
 19.12         11/01/13               0            0                       0.00000                            No
 19.13         11/01/13               0            0                       0.00000                            No
    20         01/01/12               0            0     621,507           0.02000       Actual/360           No
    21         03/09/12               0            0     503,459           0.02000       Actual/360           No
    22         03/11/17             360          360     697,158           0.02000       Actual/360           No
    23         02/10/17               0            0     535,050           0.02000       Actual/360           No
    24         01/11/17               0            0     551,894           0.02000       Actual/360           No
    25         03/01/17               0            0     456,659           0.02000       Actual/360           No
 25.01         03/01/17               0            0                       0.00000                            No
 25.02         03/01/17               0            0                       0.00000                            No
 25.03         03/01/17               0            0                       0.00000                            No
 25.04         03/01/17               0            0                       0.00000                            No
 25.05         03/01/17               0            0                       0.00000                            No
 25.06         03/01/17               0            0                       0.00000                            No
    26         11/11/16               0            0     470,360           0.02000       Actual/360           No
    27         01/10/17               0            0     410,625           0.02000       Actual/360           No
    28         01/10/14               0            0     384,564           0.02000       Actual/360           No
    29         02/09/17               0            0     423,898           0.02000       Actual/360           No
    30         02/11/12               0            0     400,283           0.02000       Actual/360           No
    31         01/09/12               0            0     344,688           0.02000       Actual/360           No
    32         12/11/16               0            0     301,616           0.02000       Actual/360           No
 32.01         12/11/16               0            0                       0.00000                            No
 32.02         12/11/16               0            0                       0.00000                            No
 32.03         12/11/16               0            0                       0.00000                            No
 32.04         12/11/16               0            0                       0.00000                            No
    33         10/11/16             360          355      76,102           0.02000       Actual/360           No
    34         10/11/16             360          355      70,889           0.02000       Actual/360           No
    35         10/11/16             360          355      48,407           0.02000       Actual/360           No
    36         10/11/16             360          355      25,532           0.02000       Actual/360           No
    37         10/11/16             360          355      22,714           0.02000       Actual/360           No
    38         10/11/16             360          355      22,367           0.02000       Actual/360           No
    39         10/11/16             360          355      18,687           0.02000       Actual/360           No
    40         10/11/16             360          355      18,241           0.02000       Actual/360           No
    41         10/11/16             360          355      16,370           0.02000       Actual/360           No
    42         10/11/16             360          355      15,574           0.02000       Actual/360           No
    43         10/11/16             360          355      12,616           0.02000       Actual/360           No
    44         02/01/17               0            0     303,326           0.02000       Actual/360           No
    45         01/11/12               0            0     300,791           0.02000       Actual/360           No
    46         03/01/14               0            0     144,062           0.02000       Actual/360           No
    47         03/01/13               0            0      59,182           0.02000       Actual/360           No
    48         03/01/13               0            0      56,091           0.02000       Actual/360           No
    49         03/01/12               0            0       6,787           0.02000       Actual/360           No
    50         02/11/12               0            0     274,172           0.02000       Actual/360           No
    51         03/10/17               0            0     243,247           0.02000       Actual/360           No
    52         01/01/17             360          360     293,117           0.02000       Actual/360           No
 52.01         01/01/17             360          360                       0.00000                            No
 52.02         01/01/17             360          360                       0.00000                            No
 52.03         01/01/17             360          360                       0.00000                            No
 52.04         01/01/17             360          360                       0.00000                            No
 52.05         01/01/17             360          360                       0.00000                            No
 52.06         01/01/17             360          360                       0.00000                            No
    53         10/11/11               0            0     237,867           0.02000       Actual/360           No
 53.01         01/00/00               0                        -                                 No
 53.02         01/00/00               0                        -                                 No
 53.03         01/00/00               0                        -                                 No
 53.04         01/00/00               0                        -                                 No
 53.05         01/00/00               0                        -                                 No
 53.06         01/00/00               0                        -                                 No
 53.07         01/00/00               0                        -                                 No
 53.08         01/00/00               0                        -                                 No
    54         03/11/17             360          360     261,760           0.02000       Actual/360           No
    55         02/01/12               0            0     202,556           0.02000       Actual/360           No
    56         02/09/17               0            0     206,610           0.02000       Actual/360           No
    57         12/09/16               0            0     217,623           0.02000       Actual/360           No
 57.01         12/09/16               0            0                       0.00000                            No
 57.02         12/09/16               0            0                       0.00000                            No
    58         03/01/17               0            0     198,851           0.04000       Actual/360           No
    59         01/01/17               0            0     198,320           0.04000       Actual/360           No
    60         12/01/11               0            0     187,434           0.03000       Actual/360           No
    61         02/01/16               0            0     159,569           0.02000       Actual/360           No
 61.01         02/01/16               0            0                       0.00000                            No
 61.02         02/01/16               0            0                       0.00000                            No
 61.03         02/01/16               0            0                       0.00000                            No
 61.04         02/01/16               0            0                       0.00000                            No
 61.05         02/01/16               0            0                       0.00000                            No
 61.06         02/01/16               0            0                       0.00000                            No
 61.07         02/01/16               0            0                       0.00000                            No
 61.08         02/01/16               0            0                       0.00000                            No
 61.09         02/01/16               0            0                       0.00000                            No
 61.10         02/01/16               0            0                       0.00000                            No
 61.11         02/01/16               0            0                       0.00000                            No
 61.12             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.13             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.14             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.15             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.16             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.17             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.18             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.19             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
 61.20             #N/A            #N/A         #N/A        #N/A              #N/A             #N/A         #N/A
    62         03/01/17             360          360     199,709           0.02000       Actual/360           No
    63         03/11/17               0            0     165,303           0.07000       Actual/360           No
    64         03/11/17               0            0     149,876           0.02000       Actual/360           No
    65         01/01/17             300          298     192,778           0.03000       Actual/360           No
 65.01         01/01/17             300          298                       0.00000                            No
 65.02         01/01/17             300          298                       0.00000                            No
 65.03         01/01/17             300          298                       0.00000                            No
 65.04         01/01/17             300          298                       0.00000                            No
 65.05         01/01/17             300          298                       0.00000                            No
    66         02/01/14             300          299     195,320           0.02000       Actual/360           No
    67         03/11/17             360          360     177,174           0.02000       Actual/360           No
    68         02/11/12             360          360     180,444           0.02000       Actual/360           No
    69         03/11/12               0            0     136,495           0.02000       Actual/360           No
    70         03/09/17               0            0     140,297           0.02000       Actual/360           No
    71         01/09/17             360          360     167,280           0.02000       Actual/360           No
 71.01         01/09/17             360          360                       0.00000                            No
 71.02         01/09/17             360          360                       0.00000                            No
 71.03         01/09/17             360          360                       0.00000                            No
 71.04         01/09/17             360          360                       0.00000                            No
 71.05         01/09/17             360          360                       0.00000                            No
 71.06         01/09/17             360          360                       0.00000                            No
 71.07         01/09/17             360          360                       0.00000                            No
 71.08         01/09/17             360          360                       0.00000                            No
 71.09         01/09/17             360          360                       0.00000                            No
    72         01/11/17               0            0     133,681           0.02000       Actual/360           No
    73         03/06/17               0            0     126,589           0.02000       Actual/360           No
 73.01         03/06/17               0            0                       0.00000                            No
 73.02         03/06/17               0            0                       0.00000                            No
 73.03         03/06/17               0            0                       0.00000                            No
    74         01/11/12               0            0     119,943           0.02000       Actual/360           No
    75         01/01/12               0            0     119,850           0.02000       Actual/360           No
    76         02/09/17               0            0     121,573           0.02000       Actual/360           No
    77         11/01/16               0            0     113,183           0.02000       Actual/360           No
    78         01/01/12               0            0     112,563           0.02000       Actual/360           No
    79         10/11/16             360          355     135,138           0.02000       Actual/360           No
    80         02/10/17               0            0     106,434           0.02000       Actual/360           No
    81         03/11/17               0            0     114,367           0.03500       Actual/360           No
    82         02/01/17             360          360     122,750           0.05000       Actual/360           No
    83         02/11/17             360          360     123,788           0.02000       Actual/360           No
    84         02/01/12               0            0     102,973           0.02000       Actual/360           No
    85         03/01/17             360          360     115,288           0.02000       Actual/360           No
    86         12/09/11               0            0     104,782           0.02000       Actual/360           No
    87         10/01/16             360          360     110,638           0.03000       Actual/360           No
    88         01/10/17               0            0      85,897           0.02000       Actual/360           No
    89         07/11/11               0            0     100,374           0.02000       Actual/360           No
    90         02/11/17               0            0      85,200           0.02000           30/360          Yes
    91         12/11/16             420          420      91,627           0.02000       Actual/360           No
    92         02/09/17               0            0      84,170           0.02000       Actual/360           No
    93         04/01/17             360          360      95,420           0.03000       Actual/360           No
    94         02/09/17               0            0      74,536           0.02000       Actual/360           No
    95         02/11/17             360          360      93,224           0.07000       Actual/360           No
    96         02/11/17             240          240     109,028           0.06000       Actual/360          Yes
    97         02/09/17               0            0      74,217           0.02000       Actual/360           No
    98         01/09/17             240          238     102,798           0.02000       Actual/360           No
    99         01/01/17             360          360      86,354           0.02000       Actual/360           No
   100         02/01/17               0            0      69,246           0.07000       Actual/360           No
   101         03/11/17               0            0      70,774           0.07000       Actual/360           No
   102         11/01/16               0            0      62,793           0.02000       Actual/360           No
   103         02/01/17             360          360      81,928           0.06000       Actual/360           No
   104         01/01/17             360          358      80,298           0.03000       Actual/360           No
   105         03/09/17               0            0      63,721           0.02000       Actual/360           No
105.01         03/09/17               0            0                       0.00000                            No
105.02         03/09/17               0            0                       0.00000                            No
105.03
   106         02/01/12               0            0      63,528           0.04000       Actual/360           No
   107         02/11/17             360          360      81,312           0.02000       Actual/360           No
   108         02/11/17             360          360      75,205           0.02000       Actual/360           No
   109         03/09/17               0            0      59,302           0.02000       Actual/360           No
   110         03/11/17               0            0      63,036           0.07000       Actual/360           No
   111         12/11/12               0            0      65,090           0.02000       Actual/360           No
   112         03/01/17             360          360      69,027           0.02000       Actual/360           No
   113         02/11/17               0            0      58,065           0.02000       Actual/360           No
   114         03/09/17               0            0      58,197           0.02000       Actual/360           No
   115         02/01/17             360          360      70,105           0.06000       Actual/360           No
   116         02/09/17             300          299      77,243           0.02000       Actual/360           No
   117         02/01/14             360          360      71,371           0.02000       Actual/360           No
   118         03/01/17             360          360      68,458           0.03000       Actual/360           No
   119         03/09/17               0            0      54,805           0.02000       Actual/360           No
119.01         03/09/17               0            0                       0.00000                            No
119.02         03/09/17               0            0                       0.00000                            No
119.03         03/09/17               0            0                       0.00000                            No
   120         02/01/17             360          359      65,588           0.06000       Actual/360           No
   121         02/11/17             360          360      66,002           0.02000       Actual/360           No
   122         02/10/12             300          299      77,772           0.02000       Actual/360           No
122.01         02/10/12             300          299                       0.00000                            No
122.02         02/10/12             300          299                       0.00000                            No
   123         12/01/13             360          360      65,867           0.07000       Actual/360           No
   124         03/10/12               0            0      52,393           0.02000       Actual/360           No
   125         03/11/12               0            0      48,967           0.02000           30/360           No
   126         01/01/12             360          360      63,158           0.03000       Actual/360           No
   127         02/01/17             360          359      62,889           0.03000       Actual/360           No
   128         03/09/17               0            0      48,196           0.02000       Actual/360           No
128.01         03/09/17               0            0                       0.00000                            No
128.02         03/09/17               0            0                       0.00000                            No
   129         03/01/12               0            0      47,368           0.04000       Actual/360           No
   130         03/01/14             360          360      58,994           0.02000       Actual/360           No
   131         03/11/17             360          360      43,578           0.02000       Actual/360           No
   132         03/11/17             360          360      12,783           0.02000       Actual/360           No
   133         01/09/17               0            0      47,860           0.02000       Actual/360           No
   134         07/01/16             360          360      55,381           0.03000       Actual/360           No
   135         02/11/17             360          360      52,181           0.02000       Actual/360           No
   136         03/09/17               0            0      41,899           0.02000       Actual/360           No
   137         03/09/17               0            0      42,157           0.02000       Actual/360           No
   138         01/11/12               0            0      40,383           0.02000       Actual/360           No
   139         02/11/17               0            0      38,582           0.02000       Actual/360           No
   140         01/11/12               0            0      41,015           0.02000       Actual/360           No
   141         02/09/17             360          360      48,480           0.02000           30/360           No
   143         08/11/11             360          360      49,250           0.02000       Actual/360           No
   144         04/01/22             360          360      46,257           0.06000       Actual/360           No
   145         03/11/17               0            0      36,753           0.02000       Actual/360           No
   146         04/01/17             360          360      42,031           0.02000       Actual/360           No
   147         12/11/16             360          357      42,522           0.02000       Actual/360          Yes
   148         02/11/17             360          360      41,958           0.02000       Actual/360           No
   149         01/01/17             360          358      42,022           0.08000       Actual/360           No
   150         03/09/17               0            0      34,126           0.02000       Actual/360           No
   151         03/01/17             360          360      41,520           0.03000       Actual/360           No
   152         01/11/14             360          360      40,104           0.02000       Actual/360           No
   153         01/11/12               0            0      34,759           0.02000       Actual/360           No
   154         03/11/12             360          360      42,133           0.02000       Actual/360           No
   155         02/11/17             360          360      38,366           0.02000       Actual/360           No
155.01         02/11/17             360          360                       0.00000                            No
155.02         02/11/17             360          360                       0.00000                            No
   156         03/01/17             360          360      39,390           0.03000       Actual/360           No
   157         03/01/17             360          360      38,427           0.08000       Actual/360           No
   158         01/09/17             361          359      36,960           0.02000       Actual/360           No
   159         02/01/17               0            0      30,020           0.02000       Actual/360           No
   160         02/09/17               0            0      30,818           0.02000           30/360           No
   161         03/01/17             360          360      37,529           0.06000       Actual/360           No
   162         02/09/17               0            0      29,408           0.02000       Actual/360           No
   163         02/11/17             360          360      36,478           0.02000       Actual/360           No
   164         03/01/12               0            0      28,698           0.02000       Actual/360           No
   165         03/01/17             360          360      34,948           0.02000       Actual/360           No
   166         03/01/22             180          180      50,200           0.02000       Actual/360           No
   167         01/01/17             300          298      39,247           0.02000       Actual/360           No
   168         02/09/17               0            0      29,166           0.02000       Actual/360           No
   169         02/06/17               0            0      31,011           0.08000       Actual/360           No
   170         01/01/12             360          360      34,370           0.02000       Actual/360           No
   171         02/01/17             300          299      37,069           0.03000       Actual/360           No
   172         03/01/17             360          360      35,925           0.03000       Actual/360           No
   173         03/01/17             360          360      33,001           0.06000       Actual/360           No
   174         01/09/17               0            0      28,079           0.02000       Actual/360           No
174.01                                0            0                       0.00000                            No
174.02                                0            0                       0.00000                            No
   175         02/01/17             360          360      31,973           0.03000       Actual/360           No
   176         02/01/17             360          360      31,960           0.03000       Actual/360           No
   177         02/01/17             360          360      31,653           0.02000       Actual/360           No
   178         02/01/17             300          300      32,486           0.03000       Actual/360           No
   179         02/11/17             360          359      31,302           0.06000       Actual/360           No
   180         04/01/22             360          360      30,175           0.06000       Actual/360           No
   181         03/09/17             360          360      29,312           0.02000       Actual/360           No
181.01                              360          360                       0.00000                            No
181.02                              360          360                       0.00000                            No
   182         02/09/17             360          359      30,397           0.02000       Actual/360           No
   184         03/01/17             360          360      27,373           0.06000       Actual/360           No
   185         02/01/17             360          360      25,778           0.03000       Actual/360           No
   186         01/01/17             360          360      25,464           0.11000       Actual/360           No
   187         03/06/17             360          360      24,954           0.02000       Actual/360           No
   188         01/01/17             360          358      26,225           0.06000       Actual/360           No
   189         01/09/17               0            0      22,191           0.02000       Actual/360           No
   190         01/09/17               0            0      21,523           0.02000       Actual/360           No
190.01         01/09/17               0            0                       0.00000                            No
190.02         01/09/17               0            0                       0.00000                            No
   191         02/11/17             360          360      24,898           0.02000       Actual/360           No
   192         01/01/17             240          238      29,248           0.02000       Actual/360           No
   193         04/01/17             360          360      23,849           0.03000       Actual/360           No
   194         03/10/17             360          360      22,793           0.02000       Actual/360           No
   195         02/11/17             360          360      23,101           0.02000       Actual/360           No
   196         01/11/17             360          358      22,921           0.02000       Actual/360           No
   197         02/01/17             360          360      22,358           0.02000       Actual/360           No
   198         02/09/12               0            0      18,984           0.02000           30/360           No
   199         02/01/17             360          360      21,339           0.02000       Actual/360           No
   200         04/01/17             360          360      22,303           0.08000       Actual/360           No
   201         01/09/17               0            0      19,007           0.02000       Actual/360           No
201.01         01/09/17               0            0                       0.00000                            No
201.02         01/09/17               0            0                       0.00000                            No
   202         12/11/16             360          360      22,072           0.02000       Actual/360           No
   203         02/11/17             360          360      20,557           0.02000       Actual/360           No
   204         04/01/17             360          360      19,540           0.06000       Actual/360           No
   205         02/09/17             300          299      21,148           0.02000       Actual/360           No
   206         03/01/17             360          360      19,042           0.06000       Actual/360           No
   207         04/01/17             360          360      18,138           0.03000       Actual/360           No
   208         02/01/17             360          360      17,654           0.07000       Actual/360           No
   209         03/11/17             360          360      18,130           0.02000       Actual/360          Yes
   210         01/09/17             360          358      18,304           0.02000       Actual/360           No
   211         01/01/17             300          298      19,354           0.14000       Actual/360           No
   212         03/11/17             360          360      17,947           0.02000       Actual/360           No
   213         02/01/17             360          360      16,841           0.02000       Actual/360           No
   214         03/01/17             360          360      16,640           0.02000       Actual/360           No
   215         02/09/17               0            0      13,208           0.02000           30/360           No
   216         02/01/17             360          360      15,568           0.03000       Actual/360           No
   217         01/09/17               0            0      12,500           0.02000       Actual/360           No
   218         04/01/22             360          360      13,650           0.06000       Actual/360           No
   219         01/11/12               0            0      13,134           0.02000       Actual/360           No
   220         02/01/17             120          119      28,068           0.03000       Actual/360           No
   221         12/11/16             360          360      12,859           0.04000       Actual/360           No
   222         03/01/17             300          300      14,370           0.09000       Actual/360           No
   223         01/01/17             360          358      12,944           0.02000       Actual/360           No
   224         03/01/12               0            0       9,475           0.04000       Actual/360           No
   225         02/01/17             360          360      10,820           0.07000       Actual/360           No
   226         03/01/17             360          360      10,268           0.08000       Actual/360           No
   227         02/01/17             360          360       7,123           0.02000       Actual/360           No
   228         02/01/17             360          360       6,834           0.07000       Actual/360           No
   229         02/01/17             360          360       6,368           0.02000       Actual/360           No


         ARD Step Up                                 Originator/Loan
Loan #  (%)            Title Type     Crossed Loan   Seller                Guarantor
------- ------------- -------------- -------------- --------------------- ----------------------------------------------------------
SEQNUM    ARD_STEPUP  TITLE_TYPE     CROSS_LOAN     SELLER                PRINCIPAL
     1                Fee/Leasehold                 NCCI                  Coconut Point Town Center, LLC
     2                Fee                           JPMCB                 Boston Properties Limited Partnership
     3                Fee                           EHY                   Vornado Realty L.P.
  3.01                Fee                           EHY
  3.02                Fee                           EHY
  3.03                Fee                           EHY
  3.04                Fee                           EHY
  3.05                Fee                           EHY
  3.06                Fee                           EHY
  3.07                Fee                           EHY
  3.08                Fee                           EHY
     4                Fee                           JPMCB                 Lafayette Real Estate, LLC
  4.01                Fee                           JPMCB
  4.02                Fee                           JPMCB
  4.03                Fee                           JPMCB
  4.04                Fee                           JPMCB
  4.05                Fee                           JPMCB
  4.06                Fee                           JPMCB
  4.07                Fee                           JPMCB
  4.08                Fee                           JPMCB
  4.09                Fee                           JPMCB
     5                Fee                           EHY
  5.01                Fee                           EHY
  5.02                Fee                           EHY
  5.03                Fee                           EHY
  5.04                Fee                           EHY
  5.05                Fee                           EHY
  5.06                Fee                           EHY
  5.07                Fee                           EHY
  5.08                Fee                           EHY
  5.09                Fee                           EHY
  5.10                Fee                           EHY
     6                Fee/Leasehold                 EHY                   General Growth Properties, Inc.
     7                Fee                           EHY                   Robert F. Maguire III
     8                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
     9                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    10                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    11                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    12                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    13                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    14                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    15                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    16                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    17                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    18                Fee            A              JPMCB                 Colony Realty Partners II, L.P.
    19                Fee                           JPMCB                 Centro Saturn LLC
 19.01                Fee                           JPMCB
 19.02                Fee                           JPMCB
 19.03                Fee                           JPMCB
 19.04                Fee                           JPMCB
 19.05                Fee                           JPMCB
 19.06                Fee                           JPMCB
 19.07                Fee                           JPMCB
 19.08                Fee                           JPMCB
 19.09                Fee                           JPMCB
 19.10                Fee                           JPMCB
 19.11                Fee                           JPMCB
 19.12                Fee                           JPMCB
 19.13                Fee                           JPMCB
    20                Fee                           JPMCB                 Investcorp Properties Limited
    21                Fee                           UBS                   SRI Eight Franklin Tower LLC
    22                Fee                           UBS                   Michael Ysrael, Alfred Ysrael
    23                Leasehold                     UBS                   Rex New Venture Properties, LLC
    24                Fee                           NCCI                  WALF, LLC
    25                Fee                           JPMCB                 Osprey East, A Webber/Osprey Joint Venture, L.L.C.
 25.01                Fee                           JPMCB
 25.02                Fee                           JPMCB
 25.03                Fee                           JPMCB
 25.04                Fee                           JPMCB
 25.05                Fee                           JPMCB
 25.06                Fee                           JPMCB
    26                Fee                           NCCI                  James C. Reynolds
    27                Leasehold                     UBS                   Kambiz Hekmat
    28                Fee                           UBS                   Swig Equities/JPIM
    29                Fee                           UBS                   Joseph Chetrit
    30                Fee                           NCCI                  JPI Multifamily Investments, L.P.
    31                Fee                           UBS                   James L. Paterno
    32                Fee                           UBS                   Americold Realty Trust, L.P.
 32.01                Fee                           UBS
 32.02                Fee                           UBS
 32.03                Fee                           UBS
 32.04                Fee                           UBS
    33                Fee            B              NCCI                  J.K. Properties, Inc.
    34                Fee            B              NCCI                  J.K. Properties, Inc.
    35                Fee            B              NCCI                  J.K. Properties, Inc.
    36                Fee            B              NCCI                  J.K. Properties, Inc.
    37                Fee            B              NCCI                  J.K. Properties, Inc.
    38                Fee            B              NCCI                  J.K. Properties, Inc.
    39                Fee            B              NCCI                  Woodman Realty, Inc.
    40                Fee            B              NCCI                  J.K. Properties, Inc.
    41                Fee            B              NCCI                  J.K. Properties, Inc.
    42                Fee            B              NCCI                  J.K. Properties, Inc.
    43                Fee            B              NCCI                  J.K. Properties, Inc.
    44                Fee                           JPMCB                 Fairfield Colony L.P.
                                                                          Commingled Pension Trust Fund (Special Situation
    45                Fee                           EHY                   Property) of JPMorgan Chase Bank, N.A.
    46                Fee            A              JPMCB                 Colony Realty Partners, L.P.
    47                Fee            A              JPMCB                 Colony Realty Partners, L.P.
    48                Fee            A              JPMCB                 Colony Realty Partners, L.P.
    49                Fee            A              JPMCB                 Colony Realty Partners, L.P.
    50                Fee                           NCCI                  Sharon Altenbach, Arthur G. Weiss
    51                Fee                           UBS                   Chaim Schweid
    52                Fee                           AIG                   Ronald D. Strawn, Stephen J. Garchik
 52.01                Fee                           AIG
 52.02                Fee                           AIG
 52.03                Fee                           AIG
 52.04                Fee                           AIG
 52.05                Fee                           AIG
 52.06                Fee                           AIG
    53                Fee                           NCCI                  Frank E. Lembi, Walter Lembi
 53.01           Fee                 NCCI
 53.02           Fee                 NCCI
 53.03           Fee                 NCCI
 53.04           Fee                 NCCI
 53.05           Fee                 NCCI
 53.06           Fee                 NCCI
 53.07           Fee                 NCCI
 53.08           Fee                 NCCI
    54                Fee                           EHY                   Abraham Chetrit
    55                Fee                           JPMCB                 Macerich SanTan Phase 2 SPE LLC
    56                Fee                           UBS                   TPG/CalSTRS, LLC
    57                Fee                           UBS                   David Rosenburg, Dale Okonow
 57.01                Fee                           UBS
 57.02                Fee                           UBS
    58                Fee                           JPMCB                 Seligman & Associates, Inc.
    59                Fee                           JPMCB                 Jeffrey L. Olyan
    60                Fee                           JPMCB                 RREEF AMERICA REIT III CORP. GG2
    61                Fee                           JPMCB                 Americold Realty Trust
 61.01                Fee                           JPMCB
 61.02                Fee                           JPMCB
 61.03                Fee                           JPMCB
 61.04                Fee                           JPMCB
 61.05                Fee                           JPMCB
 61.06                Fee                           JPMCB
 61.07                Fee                           JPMCB
 61.08                Fee                           JPMCB
 61.09                Fee                           JPMCB
 61.10                Fee                           JPMCB
 61.11                Fee                           JPMCB
 61.12          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.13          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.14          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.15          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.16          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.17          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.18          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.19          #N/A  #N/A           #N/A           #N/A                  #N/A
 61.20          #N/A  #N/A           #N/A           #N/A                  #N/A
    62                Fee                           JPMCB                 Continental Development Corporation
    63                Fee                           NCCI                  Mark Gleiberman , Hanna Nora Gleiberman
    64                Fee                           NCCI                  Marcus M. Weinstein
    65             0  Fee                           PNC                   Larry Gunsorek, Jason Gunsorek
 65.01                Fee                           PNC
 65.02                Fee                           PNC
 65.03                Fee                           PNC
 65.04                Fee                           PNC
 65.05                Fee                           PNC
    66                Fee                           JPMCB                 San Jose Office Investments, L.P.
    67                Leasehold                     NCCI                  George A. Azar, Phillip G. Ruffin
    68                Fee                           NCCI                  Claude Dray
    69                Fee                           NCCI                  Shea and Tatum Associates Limited Partnership
    70                Fee                           UBS                   Rubin Schron, Abraham Fruchthandler
    71                Fee                           UBS                   Robert A. DeMattia
 71.01                Fee                           UBS
 71.02                Fee                           UBS
 71.03                Fee                           UBS
 71.04                Fee                           UBS
 71.05                Fee                           UBS
 71.06                Fee                           UBS
 71.07                Fee                           UBS
 71.08                Fee                           UBS
 71.09                Fee                           UBS
    72                Fee                           NCCI                  Brent D. Crawford, Robert C. Hoying
    73                Fee                           EHY                   Joel Shefflin, Kenneth Gaynes
 73.01                Fee                           EHY
 73.02                Fee                           EHY
 73.03                Fee                           EHY
    74                Fee                           EHY                   LaSalle Income and Growth Fund IV
    75                Fee                           JPMCB                 Patricia A. Shenker
                                                                          James M.
    76                Fee                           UBS                   Pollock
    77                Fee                           JPMCB                 Kimco Realty Corporation
    78                Fee                           JPMCB                 F. Matthew DiNapoli
    79                Fee                           NCCI                  J.K. Properties, Inc.
                                                                          Ernest Rady Trust, UDT dated March 10, 1983, as
    80                Fee                           UBS                   amended
    81                Leasehold                     NCCI                  Sam Rahim Siam, Behzad Bandari
    82                Fee                           PNC                   Michael B. Smuck, Edwin A. White
                                                                          Joel O'Hayon-Crosby, Coni Jo Papin, Richard Rose, Sharon
                                                                          Rose, Carlos A.G. Vignon, David S. Wier, Greta J. Wier,
                                                                          Roger O. Danley, Nancy B. Danley, William Augenstein,
                                                                          Christopher Beck, Howard Johnson, Solange Johnson,
    83                Fee                           NCCI                  Blaine Charles Juchau, Barbara Fox Juchau
    84                Fee                           NCCI                  Jerry L. Preston, Viviane Brahms
    85                Fee                           AIG                   David W. Wakefield , Thomas W. Coulson
    86                Fee                           UBS                   Michael Gallegos
    87                Fee                           PNC                   Case-Remington Limited Partnership
    88                Fee                           UBS                   Shmuel Bar-or
    89                Fee                           NCCI                  Mark Lester, David Rosenbaum
           Lesser of
             (a) the
             maximum
                rate
           permitted
         by the law,
    90  or (b) 7.94%  Fee                           NCCI                  Inland Real Estate Exchange Corporation
    91                Fee                           NCCI                  W Hemet Holdings LLC
                                                                          Show Lain C.
    92                Fee                           UBS                   Cheng
    93                Fee                           PNC                   BENDERSON 1985-1 TRUST
    94                Fee/Leasehold                 UBS                   Donald E. Axinn
    95                Fee                           NCCI                  Jason R. Larson, Touchmark Living Centers, Inc.
          Greater of
          (i) IR +2%
          or (ii) TR
    96           +5%  Fee                           NCCI                  Gary Torgow
    97                Fee                           UBS                   Marc Monasebian
    98                Fee                           UBS                   ACS Realty
    99                Fee                           NCCI                  Fabrizio Lucchese, William Myers
   100                Fee                           JPMCB                 Steven M. Shaw, Kenneth A. Nonn
   101                Fee                           NCCI                  Mark Gleiberman, Hanna Nora Gleiberman
   102                Fee                           JPMCB                 Kimco Realty Corporation
   103                Fee                           PNC                   Henry Hohenstein, Matt W. Kelly, Thomas M. Murray
   104                Fee                           PNC                   Benderson 85-1 Trust
   105                Fee            C              UBS                   Brian Hermelin
105.01                Fee                           UBS
105.02                Fee                           UBS
105.03
   106                Fee                           JPMCB                 Seligman & Associates, Inc.
   107                Fee                           NCCI                  Brad Galinson, Jeff Lubow
   108                Fee                           NCCI                  Robert P. Jacobsen
   109                Fee                           UBS                   Jeffrey Rosenberg, Bruce Weiner
   110                Fee                           NCCI                  Mark Gleiberman, Hanna Nora Gleiberman
                                                                          Erik S. Good, Timothy B. Good, Bruce L. Way, Nathan L.
   111                Fee                           NCCI                  Way
   112                Fee                           JPMCB                 Albert Nigri
   113                Fee/Leasehold                 NCCI                  James C. Reynolds
                                                                          Ruth Jemal, Samuel Steven Jemal, Abraham Alan Jemal, M.
                                                                          Cohen Family Limited Partnership, Cheney Family Limited
   114                Fee                           UBS                   Partnership, Morris Cohen, Nat Cheney
   115                Fee                           PNC                   Murtagh Family Living Trust
   116                Fee/Leasehold                 UBS                   Noorali A. Karim
                                                                          George I. Okita, John McLinden, Roger Brown, Arthur
   117                Fee                           JPMCB                 Slaven
   118                Fee                           PNC                   BENDERSON 1985-1 TRUST
   119                Fee            C              UBS                   Brian Hermelin
119.01                Fee                           UBS
119.02                Fee                           UBS
119.03                Fee                           UBS
                                                                          Mark T. Lambert, Craig A. Whitehead, Lawrence Lantero,
   120                Fee                           PNC                   Jr., Joseph Grendys
                                                                          Direct Invest, L.L.C., Richard Previdi, William F. Rand,
   121                Fee                           EHY                   III, John Graham
   122                Fee                           UBS                   Charles A. Bray, Joseph G. Gillespie
122.01                Fee                           UBS
122.02                Fee                           UBS
   123                Fee                           JPMCB                 Regency Commercial Associates, LLC; James R. McKinney
   124                Fee                           UBS                   MHE Properties, LLC - Myron Liberman
   125                Fee                           NCCI                  MB Rockford State, L.L.C., Minto Builders (Florida), Inc.
   126                Fee                           PNC                   Richard C. Tyre
   127                Fee                           PNC                   David Roberts
   128                Fee            C              UBS                   Brian Hermelin
128.01                Fee                           UBS
128.02                Fee                           UBS
   129                Fee            D              JPMCB                 Seligman & Associates, Inc.
   130                Fee                           AIG                   CEI Realty, Inc
   131                Fee            E              NCCI                  Carlos P. Capati
   132                Fee            E              NCCI                  Carlos P. Capati
                                                                          Mark I. Solomon, Morey H. Goldberg, Paul Silberberg,
   133                Fee                           UBS                   William A. Landman
   134                Fee                           PNC                   Michael F. Preston, Everett Jackson, Steve Keller
   135                Fee                           EHY                   Guardian Realty Fund II Business Trust
   136                Fee                           UBS                   Ivor Braka
   137                Fee                           UBS                   Litke Properties
   138                Fee                           NCCI                  William R. Rothacker
   139                Fee                           EHY                   Global Retail Investors, LLC
   140                Fee                           NCCI                  Peter DeBaun, Gordon Meyer
   141                Fee                           UBS                   Mark Hamer
   143                Fee                           NCCI                  Kim W. Eggleston
   144                Fee            F              JPMCB                 Edward St. John, LLC
   145                Fee                           EHY                   Andrew Stewart, John Foresi
   146                Fee                           JPMCB                 Charley and Susan Johnson Trust
          Greater of
           IR +2% or
   147   TR+1.25%+2%  Fee                           NCCI                  Alvin R. Perry
   148                Fee                           NCCI                  Brad Galinson, Jeff Lubow
   149                Fee                           JPMCB                 MOR MCGAW Acquisition LLC
                                                                          Ruth Jemal, Samuel Steven Jemal, Abraham Alan Jemal, M.
                                                                          Cohen Family Limited Partnership, Cheney Family Limited
   150                Fee                           UBS                   Partnership, Morris Cohen, Nat Cheney
   151                Fee                           PNC                   Nicholas P. Abraham, Nicholas A. Abraham
                                                                          David Lindahl, Lawrence Fine, Brandon Mattes, Richard
                                                                          Cohn, Anna Stanislowski, David Friedman, Joan Deddo,
   152                Fee                           NCCI                  Terry Austin, Sonny Byun
   153                Fee                           NCCI                  William R. Rothacker
   154                Fee                           NCCI                  Larry Broughton
   155                Fee                           EHY                   Robert S. Qualkinbush
155.01                Fee                           EHY
155.02                Fee                           EHY
   156                Fee                           PNC                   David Wiener
   157                Fee                           PNC                   Bradley Decendents Trust - E, Linda Dowdy Revocable Trust
   158                Fee                           UBS                   Michael H. Patterson
   159                Fee                           JPMCB                 Cole Operating Partnership II, LP
   160                Fee                           UBS                   Mark Hamer
   161                Fee                           PNC                   John Secco, Gaetano Rizzo
   162                Fee                           UBS                   Jeffrey Kandel, Stanley Kandel
   163                Fee                           NCCI                  Brad Galinson, Jeff Lubow
   164                Fee                           JPMCB                 Daniel Fivey, Alan Klein
   165                Fee                           JPMCB                 Daniel Hibma, Paul A. Land, Roger Lucas
   166                Fee                           JPMCB                 Mike Schuminsky
   167                Fee                           NCCI                  Anuj Mittal, Pradeep Sharma
   168                Fee                           UBS                   Metro JV Fund II LLC, CLPF - Metro JV, L.P.
   169                Fee                           NCCI                  Irvin Taylor, Craig Greenwood
   170                Fee                           JPMCB                 ParkBrooke Office, L.P.
   171                Leasehold                     PNC                   Douglas H. Lambert, William R. Hickman, Jr.
   172                Fee                           JPMCB                 Carl J. Greenwood
   173                Fee                           PNC                   Donald Y. Lam
   174                Various                       UBS                   David R. Grieve
174.01                Fee                           UBS
174.02                Leasehold                     UBS
   175                Fee                           PNC                   Randall Benderson 1993-1 Trust
   176                Fee                           PNC                   Mark C. Lucas
   177                Fee            G              JPMCB                 John E. Sanfilippo, Joey J. Sanfilippo
   178                Fee                           PNC                   Harold L. Libby, James A. Libby, Robert S. Libby
   179                Fee                           NCCI                  Percival Vaz
   180                Fee            F              JPMCB                 Edward St. John, LLC
   181                Fee                           UBS                   Charles Rosner
181.01                Fee                           UBS
181.02                Fee                           UBS
   182                Fee                           UBS                   F. Davis Camalier
   184                Fee                           PNC                   Robert J. Depietri, Jr., Robert Depietri, Sr.
   185                Fee                           PNC                   Mark C. Lucas, Richard Quintero
   186                Fee                           JPMCB                 Charles W. Henne, Marla Collins Webb
   187                Fee                           EHY                   Joshua L. Muss
   188                Fee                           PNC                   Investment Concepts Inc.
   189                Fee                           UBS                   David Glenn
   190                Various                       UBS                   David R. Grieve
190.01                Fee                           UBS
190.02                Leasehold                     UBS
   191                Fee                           NCCI                  Brad Galinson, Jeff Lubow
   192                Fee                           JPMCB                 Timothy G. Behunin
   193                Fee                           PNC                   Michael Nuanes, Mike Curtis, Timothy Bonner
   194                Fee                           UBS                   Robert Slater, Fredric Slater
   195                Fee                           NCCI                  Brad Galinson, Jeff Lubow
   196                Fee                           EHY                   Kenneth Tanizaki
   197                Fee                           JPMCB                 Harley D. O'Neil, Jr, Elizabeth Vanderveen
   198                Fee                           UBS                   Mark Hamer
   199                Fee                           JPMCB                 Harry A. Kettmer, Rory S. Coakley
   200                Fee                           PNC                   Monty S. Coury, Pete S. Coury
   201                Various                       UBS                   David R. Grieve
201.01                Fee                           UBS
201.02                Leasehold                     UBS
   202                Fee                           NCCI                  Paradise Park Co-op, Inc.
   203                Fee                           EHY                   Robert S. Qualkinbush
   204                Fee                           PNC                   107th Avenue Partners, LLC
   205                Fee                           UBS                   Joseph R. Paolino Jr.
   206                Fee                           PNC                   Robert J Depietri Sr., Robert J. Depietri Jr.
   207                Fee                           PNC                   Michael Nuanes, Mike Curtis, Timothy Bonner
   208                Fee                           JPMCB                 George Rahael
          Greater of
           IR +2% or
   209   TR+1.17%+2%  Fee                           NCCI                  John F. Tsern
   210                Fee                           UBS                   Charles Lichtigman
   211                Fee                           PNC                   Hemant Patel, Hasmukh Patel
                                                                          Barry J. Bass, Ronald L. Futterman, Michael B. Tarnoff,
   212                Fee                           EHY                   Louis Kahn, Leon Lurie, Steve Nasatir
   213                Fee            G              JPMCB                 John E. Sanfilippo, Joey J. Sanfilippo
   214                Fee                           JPMCB                 James P. Esshaki, John Esshaki
   215                Fee                           UBS                   Mark Hamer
   216                Fee                           PNC                   Mark Rosen, Marc Solomon
   217                Fee                           UBS                   Gilbert I. Smith
   218                Fee            F              JPMCB                 Edward St. John, LLC
   219                Fee                           NCCI                  Kim W. Eggleston
   220                Fee                           PNC                   Warne West Investments LLP
   221                Fee                           NCCI                  Jeffrey F. Hermanson
   222                Fee                           NCCI                  Prakash B. Desai
   223                Fee                           JPMCB                 Philip L. Perry, Jim Hille and J. Paul McIntosh
   224                Fee            D              JPMCB                 Seligman & Associates, Inc.
   225                Fee                           JPMCB                 George Rahael
   226                Fee                           PNC                   Frank J. Cipriano, William R. Heifner
   227                Fee            G              JPMCB                 John E. Sanfilippo
   228                Fee                           JPMCB                 George Rahael
   229                Fee            G              JPMCB                 John E. Sanfilippo; Joey J. Sanfilippo



                      UPFRONT ESCROW
                      --------------------------------------------------------------------------------------------------------------
         Letter of    Upfront CapEx    Upfront Eng.   Upfront Envir.   Upfront TI/LC     Upfront RE    Upfront Ins.   Upfront Other
Loan #       Credit          Reserve         Reserve          Reserve         Reserve    Tax Reserve         Reserve         Reserve
------- -----------   ---------------  -------------  ---------------  --------------    ------------  -------------  --------------
SEQNUM   LOC_AMOUNT    UPFRONT_CAPEX     UPFRONT_ENG      UPFRONT_ENV    UPFRONT_TILC    UPFRONT_TAX     UPFRONT_INS   UPFRONT_OTHER
     1           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
     2           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
     3           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
     4           No             0.00            0.00             0.00    1,904,109.25           0.00            0.00            0.00
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
     5  6,000,000.0             0.00            0.00             0.00       85,976.00     143,459.00      606,607.46       21,135.99
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
  5.07
  5.08
  5.09
  5.10
     6           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
     7           No       400,000.00            0.00             0.00   39,638,796.00     592,000.00       79,000.00   21,000,000.00
     8           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
     9           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    10           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    11           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    12           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    13           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    14           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    15           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    16           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    17           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    18           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    19           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
 19.01
 19.02
 19.03
 19.04
 19.05
 19.06
 19.07
 19.08
 19.09
 19.10
 19.11
 19.12
 19.13
    20           No             0.00            0.00             0.00            0.00     172,836.57       48,422.92   12,191,427.00
    21                          0.00            0.00             0.00            0.00   1,060,901.00       10,108.00            0.00
    22                          0.00            0.00             0.00            0.00      30,680.00      791,667.00            0.00
    23           No    20,000,000.00            0.00             0.00            0.00           0.00            0.00    1,000,000.00
    24           No             0.00            0.00       200,000.00    7,132,087.00     128,083.28       39,601.67    9,416,000.00
    25    320,000.0             0.00            0.00             0.00            0.00     150,555.49            0.00            0.00
 25.01
 25.02
 25.03
 25.04
 25.05
 25.06
    26           No             0.00            0.00             0.00      847,544.00     271,495.96      167,752.75            0.00
    27           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    28           No     2,060,000.00            0.00             0.00    5,270,000.00           0.00            0.00            0.00
    29           No             0.00            0.00        25,000.00            0.00      87,045.92        8,416.67    1,542,649.00
    30           No             0.00       28,400.00             0.00            0.00      30,204.58            0.00            0.00
    31           No     2,285,000.00            0.00             0.00    6,925,910.00     112,146.27      127,969.40            0.00
    32           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
 32.01
 32.02
 32.03
 32.04
    33           No             0.00        6,875.00             0.00            0.00      32,029.95        5,278.33            0.00
    34           No             0.00       25,954.00             0.00            0.00      19,125.64        4,313.33            0.00
    35           No             0.00          250.00             0.00            0.00      30,825.93        2,237.00            0.00
    36           No             0.00            0.00             0.00            0.00      14,610.70        2,501.33            0.00
    37           No             0.00        9,175.00             0.00            0.00      17,765.62        1,436.67            0.00
    38           No             0.00            0.00             0.00            0.00      14,537.24          934.00            0.00
    39           No             0.00       12,700.00             0.00            0.00      11,108.72        1,647.00            0.00
    40           No             0.00        7,950.00             0.00            0.00       7,363.46        1,187.33            0.00
    41           No             0.00            0.00             0.00            0.00       9,272.43        1,740.00            0.00
    42           No             0.00        3,125.00             0.00            0.00       6,830.12        1,011.00            0.00
    43           No             0.00            0.00             0.00            0.00      66,338.51       18,057.42            0.00
    44           No             0.00            0.00             0.00            0.00     404,981.55      218,189.86    2,265,600.00
    45           No             0.00            0.00             0.00            0.00           0.00            0.00    2,600,000.00
    46           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    47           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    48           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    49           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    50           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    51           No             0.00            0.00             0.00            0.00      61,625.00            0.00      106,666.67
    52           No             0.00      968,715.00             0.00      500,000.00     249,717.65            0.00      931,285.00
 52.01           No
 52.02           No
 52.03           No
 52.04           No
 52.05           No
 52.06           No
    53           No       200,000.00       91,188.00        25,625.00            0.00      71,295.92            0.00      580,000.00
 53.01
 53.02
 53.03
 53.04
 53.05
 53.06
 53.07
 53.08
    54           No         1,073.25            0.00             0.00            0.00     129,010.85       41,318.00    1,000,000.00
    55           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    56           No     1,800,000.00            0.00             0.00    3,500,000.00           0.00            0.00            0.00
    57           No        13,020.83      356,500.00             0.00            0.00           0.00      300,768.00            0.00
 57.01
 57.02
    58           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    59           No             0.00    1,335,762.00             0.00            0.00      76,741.03       42,953.00    4,445,663.00
    60           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    61           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
 61.01
 61.02
 61.03
 61.04
 61.05
 61.06
 61.07
 61.08
 61.09
 61.10
 61.11
 61.12         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.13         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.14         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.15         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.16         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.17         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.18         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.19         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
 61.20         #N/A             #N/A            #N/A             #N/A            #N/A           #N/A            #N/A            #N/A
    62           No             0.00       16,875.00             0.00            0.00      62,677.62        6,656.20            0.00
    63           No             0.00        9,000.00             0.00            0.00      20,517.00        3,960.00      560,000.00
    64           No             0.00            0.00             0.00            0.00      69,795.90       23,048.28            0.00
    65           No             0.00            0.00         1,500.00    1,500,000.00     129,358.57       41,911.08       20,000.00
 65.01
 65.02
 65.03           No
 65.04
 65.05
    66           No             0.00            0.00             0.00            0.00      70,687.49       44,244.00            0.00
    67           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    68           No             0.00        6,250.00        12,500.00            0.00           0.00            0.00            0.00
    69           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    70           No             0.00            0.00             0.00            0.00     144,030.50            0.00            0.00
    71           No             0.00       86,294.00             0.00       16,453.30      53,351.79        5,663.00    2,001,878.67
 71.01
 71.02
 71.03
 71.04
 71.05
 71.06
 71.07
 71.08
 71.09
    72           No             0.00      168,000.00        50,000.00            0.00     100,220.40       12,566.67            0.00
    73           No         1,672.00            0.00             0.00      400,000.00     109,402.00        6,391.00      300,000.00
 73.01
 73.02
 73.03
    74           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    75           No             0.00            0.00             0.00            0.00      85,672.79       66,201.41    1,659,686.00
    76           No         2,237.13            0.00             0.00      500,000.00      50,415.66       13,069.33            0.00
    77           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    78           No             0.00            0.00           950.00            0.00           0.00            0.00            0.00
    79           No             0.00            0.00             0.00            0.00     123,145.90       21,617.33            0.00
    80           No             0.00            0.00             0.00            0.00      81,123.28            0.00            0.00
    81           No             0.00            0.00             0.00      200,000.00      12,534.78       16,629.07            0.00
    82           No             0.00      400,000.00             0.00            0.00      67,675.00       16,307.66      500,000.00
    83           No       500,000.00            0.00             0.00            0.00      74,427.25       80,395.47      795,000.00
    84           No       250,000.00            0.00             0.00      535,940.00       4,204.51       20,788.50            0.00
    85           No             0.00            0.00             0.00      450,000.00      56,881.22       22,722.96    2,050,000.00
    86           No        29,793.83            0.00             0.00            0.00           0.00      173,333.33    2,551,658.00
    87           No             0.00            0.00             0.00            0.00      38,511.67        8,184.50            0.00
    88           No             0.00            0.00             0.00            0.00       7,690.00            0.00            0.00
    89           No             0.00        7,125.00             0.00            0.00      60,120.78       15,261.67    1,150,000.00
    90           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    91           No             0.00            0.00             0.00       67,000.00       7,844.03       12,318.75            0.00
    92           No             0.00            0.00             0.00            0.00      28,399.00            0.00            0.00
    93           No             0.00            0.00           500.00            0.00      40,742.75            0.00            0.00
    94           No         1,726.33       51,250.00             0.00        8,631.67      63,635.42       40,619.75            0.00
    95           No             0.00            0.00             0.00      200,000.00      44,908.89       70,000.00      247,900.00
    96           No             0.00            0.00             0.00      300,000.00      55,035.83       18,900.44      105,847.65
    97           No             0.00            0.00             0.00            0.00      18,136.83            0.00            0.00
    98           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
    99           No             0.00            0.00             0.00            0.00      49,250.00       16,377.99            0.00
   100           No             0.00            0.00             0.00            0.00      55,075.87       10,544.30            0.00
   101           No             0.00            0.00             0.00            0.00       9,497.00        2,109.00      495,000.00
   102           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   103           No             0.00            0.00             0.00      300,000.00           0.00        1,834.16            0.00
   104           No             0.00            0.00             0.00            0.00     194,394.42            0.00            0.00
   105           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
105.01
105.02
105.03
   106           No             0.00            0.00             0.00            0.00      48,916.45            0.00            0.00
   107           No             0.00            0.00             0.00            0.00     105,747.69        9,933.00      547,553.00
   108           No       200,400.48            0.00             0.00            0.00      43,803.50       41,250.00            0.00
   109           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   110           No             0.00            0.00             0.00            0.00       7,631.00        2,312.00      310,000.00
   111           No             0.00       16,875.00             0.00       60,038.12      45,468.92        6,033.25       10,240.01
   112           No             0.00            0.00             0.00            0.00      32,275.80        6,975.67            0.00
   113           No       400,000.00            0.00         2,188.00      600,000.00      21,138.24       39,042.85      185,000.00
   114           No             0.00            0.00             0.00            0.00      31,209.50        4,637.57            0.00
   115           No             0.00            0.00             0.00            0.00       7,000.00       10,777.25            0.00
   116           No        46,035.33            0.00             0.00            0.00      58,979.81       43,057.35            0.00
   117           No             0.00            0.00             0.00      322,371.00      45,416.66       10,696.00            0.00
   118           No             0.00            0.00             0.00            0.00     220,555.89            0.00            0.00
   119           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
119.01
119.02
119.03
   120  4,500,000.0             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   121           No           436.67            0.00             0.00      300,000.00           0.00       10,482.96            0.00
   122           No             0.00       20,000.00             0.00            0.00      26,499.78       38,299.00            0.00
122.01
122.02
   123    500,000.0             0.00            0.00             0.00            0.00      26,520.97       26,171.25            0.00
   124           No             0.00            0.00             0.00            0.00           0.00        8,525.25            0.00
   125           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   126           No             0.00            0.00             0.00            0.00      14,000.00       25,764.00            0.00
   127           No             0.00            0.00             0.00            0.00      47,166.66       12,521.25            0.00
   128           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
128.01
128.02
   129           No             0.00            0.00             0.00            0.00      48,171.79            0.00            0.00
   130           No             0.00            0.00             0.00            0.00      21,767.13            0.00            0.00
   131           No             0.00       28,500.00        21,250.00            0.00     151,819.36       34,846.00            0.00
   132           No             0.00       17,408.75             0.00            0.00      59,663.20        7,376.00            0.00
   133           No           876.17            0.00             0.00        3,285.63     109,536.00       17,195.50            0.00
   134           No             0.00            0.00             0.00       35,846.00     168,825.00       71,310.33            0.00
   135           No         1,685.55       12,467.00             0.00            0.00      58,333.31        5,725.44            0.00
   136           No             0.00        8,750.00             0.00            0.00       6,297.00        1,241.00            0.00
   137           No             0.00            0.00             0.00            0.00       4,504.94        3,635.50            0.00
   138           No        30,000.00            0.00             0.00      125,000.00      21,591.40        6,312.27      109,720.00
   139           No             0.00            0.00             0.00            0.00      30,313.74            0.00            0.00
   140           No             0.00            0.00             0.00            0.00      64,183.96        3,437.00            0.00
   141           No             0.00            0.00             0.00            0.00      29,883.25       12,017.50            0.00
   143           No             0.00            0.00             0.00            0.00      12,622.62        2,160.97       48,282.06
   144           No             0.00            0.00             0.00      375,000.00      60,455.92            0.00            0.00
   145           No       900,000.00            0.00             0.00            0.00      52,458.48       10,620.75            0.00
   146           No             0.00            0.00             0.00       50,000.00           0.00            0.00    1,693,948.00
   147           No        12,105.00            0.00             0.00            0.00           0.00            0.00       42,521.72
   148           No             0.00            0.00             0.00            0.00      32,194.80        8,122.50            0.00
   149           No             0.00            0.00             0.00            0.00      16,806.00        1,448.42      100,000.00
   150           No           118.75            0.00             0.00            0.00      19,244.52        1,416.44    2,300,000.00
   151           No             0.00            0.00             0.00            0.00      17,740.30        3,383.33            0.00
   152           No             0.00       10,875.00             0.00            0.00      25,741.36       11,325.67            0.00
   153           No         7,500.00            0.00             0.00       35,000.00      18,790.47        4,199.22            0.00
   154           No     1,480,000.00            0.00             0.00            0.00           0.00        4,148.00            0.00
   155           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
155.01           No
155.02           No
   156           No             0.00            0.00             0.00            0.00       5,507.05        1,927.09            0.00
   157           No             0.00       48,188.00             0.00            0.00       3,018.34        9,586.66            0.00
   158           No             0.00            0.00             0.00       75,000.00      30,398.33        5,663.00            0.00
   159           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   160           No             0.00            0.00             0.00            0.00      12,198.85       19,630.42            0.00
   161           No             0.00            0.00             0.00            0.00       7,389.84       15,527.00            0.00
   162           No         1,113.75       11,125.00             0.00            0.00      14,320.40        9,312.00            0.00
   163           No             0.00            0.00             0.00            0.00      28,095.43        4,511.33            0.00
   164           No             0.00       20,625.00             0.00            0.00      35,380.27        9,290.00      650,000.00
   165           No             0.00            0.00             0.00            0.00      33,600.00        3,389.50            0.00
   166           No             0.00            0.00             0.00            0.00      25,894.81       13,292.58            0.00
   167           No             0.00        5,625.00             0.00            0.00       4,565.34        4,560.33            0.00
   168           No           910.53                             0.00            0.00      16,902.50            0.00            0.00
   169           No             0.00       16,500.00         6,250.00            0.00      39,077.77        4,108.30       11,975.00
   170           No           583.00            0.00             0.00       85,999.59       9,932.05        1,585.00       47,000.00
   171           No             0.00            0.00             0.00            0.00      47,145.84       17,256.50            0.00
   172           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   173           No             0.00            0.00             0.00            0.00       3,116.00        3,497.00            0.00
   174           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
174.01
174.02
   175           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   176           No             0.00            0.00         1,000.00            0.00      43,097.73        4,006.66            0.00
   177           No             0.00            0.00             0.00            0.00      36,037.44       10,197.00            0.00
   178           No             0.00            0.00             0.00            0.00      22,657.24            0.00            0.00
   179           No             0.00            0.00             0.00            0.00           0.00        2,446.26            0.00
   180           No             0.00            0.00             0.00            0.00      42,410.56            0.00            0.00
   181           No           166.30            0.00             0.00        1,247.25      14,359.17            0.00            0.00
181.01
181.02
   182           No         1,330.73      163,750.00             0.00        8,871.50      32,124.33       27,300.00      350,000.00
   184           No             0.00       24,625.00         9,000.00            0.00      18,269.26        4,550.00      150,000.00
   185           No        68,081.00            0.00         1,000.00            0.00      37,516.44        3,683.75            0.00
   186    100,000.0             0.00            0.00             0.00            0.00       5,493.44        5,616.50            0.00
   187           No         1,091.66            0.00             0.00            0.00      44,364.00        2,468.00            0.00
   188           No             0.00            0.00             0.00            0.00       8,476.89       10,277.00            0.00
   189           No             0.00            0.00        25,000.00            0.00           0.00            0.00            0.00
   190           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
190.01
190.02
   191           No             0.00            0.00             0.00            0.00      18,278.66        3,103.33            0.00
   192           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   193           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   194           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   195           No             0.00            0.00             0.00            0.00      22,439.95        3,167.50            0.00
   196           No           200.75            0.00             0.00        1,204.50       9,551.78        2,935.68            0.00
   197           No             0.00            0.00             0.00            0.00      13,679.17        1,824.33            0.00
   198           No             0.00            0.00             0.00            0.00      24,369.25        5,570.58            0.00
   199           No             0.00            0.00             0.00            0.00      12,716.34        4,161.75            0.00
   200           No             0.00            0.00             0.00       60,000.00      10,167.00        1,060.00            0.00
   201           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
201.01
201.02
   202           No             0.00            0.00             0.00            0.00      12,131.84        1,673.33      112,800.00
   203           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   204           No             0.00            0.00             0.00            0.00       3,633.33        4,021.67            0.00
   205    100,000.0           320.79            0.00             0.00            0.00      10,895.00       11,343.00            0.00
   206           No             0.00            0.00             0.00            0.00      17,545.44       15,302.50            0.00
   207           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   208           No             0.00        6,600.00             0.00            0.00      10,163.49            0.00            0.00
   209           No             0.00            0.00             0.00          460.83           0.00            0.00            0.00
   210           No           170.00            0.00             0.00        1,133.33       3,713.08        5,738.25       74,050.00
   211           No             0.00            0.00             0.00            0.00      11,137.50        7,854.00       96,937.50
   212           No           521.00       10,000.00             0.00        3,255.00      24,020.50        1,132.00            0.00
   213           No             0.00            0.00             0.00            0.00      45,567.71        5,021.00            0.00
   214           No             0.00            0.00             0.00            0.00      21,565.19        2,381.67            0.00
   215           No             0.00            0.00             0.00            0.00      10,924.26       10,446.33            0.00
   216           No             0.00            0.00             0.00            0.00      10,575.76            0.00        3,000.00
   217           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   218           No             0.00            0.00             0.00            0.00      27,923.13            0.00            0.00
   219           No             0.00            0.00             0.00            0.00      18,136.25          904.33            0.00
   220           No             0.00            0.00             0.00            0.00           0.00            0.00            0.00
   221           No             0.00            0.00             0.00            0.00       7,951.46            0.00            0.00
   222           No             0.00            0.00             0.00            0.00       8,240.29        7,439.33            0.00
   223           No             0.00            0.00             0.00            0.00      18,016.34        4,261.25            0.00
   224           No             0.00            0.00             0.00            0.00      12,622.19            0.00            0.00
   225           No             0.00            0.00             0.00            0.00       9,212.08            0.00            0.00
   226           No             0.00            0.00             0.00            0.00      13,848.33          570.33            0.00
   227           No             0.00            0.00             0.00            0.00       5,617.94        2,069.50            0.00
   228           No             0.00            0.00             0.00            0.00       6,202.46            0.00            0.00
   229           No             0.00            0.00             0.00            0.00      10,916.72        1,970.50            0.00




         MONTHLY ESCROW
        ------------------------------------------------------------------------------------------------------------

         Monthly    Monthly     Monthly       Monthly
         Capex      Envir.      TI/LC         RE Tax      Monthly Ins.
Loan #   Reserve    Reserve     Reserve       Reserve     Reserve            Monthly Other Reserve                     Grace Period
------- ----------- ----------- -----------   ----------- -----------------  ----------------------------------------  ------------
SEQNUM  MONTHLY_CAP MONTHLY_ENV MONTHLY_TILC  MONTHLY_TAX   MONTHLY_INS      MONTHLY_OTHER                             GRACE
     1        0.00        0.00        0.00          0.00               0.00                                      0.00      0
     2        0.00        0.00        0.00          0.00               0.00                                      0.00      0
     3        0.00        0.00        0.00          0.00               0.00                                      0.00      3
  3.01                                                                                                                     3
  3.02                                                                                                                     3
  3.03                                                                                                                     3
  3.04                                                                                                                     3
  3.05                                                                                                                     3
  3.06                                                                                                                     3
  3.07                                                                                                                     3
  3.08                                                                                                                     3
     4        0.00        0.00        0.00          0.00               0.00                                      0.00      5
  4.01                                                                                                                     5
  4.02                                                                                                                     5
  4.03                                                                                                                     5
  4.04                                                                                                                     5
  4.05                                                                                                                     5
  4.06                                                                                                                     5
  4.07                                                                                                                     5
  4.08                                                                                                                     5
  4.09                                                                                                                     5
     5        0.00        0.00    59135.00     142453.00           75825.93                                   9567.99      0
  5.01                                                                                                                     0
  5.02                                                                                                                     0
  5.03                                                                                                                     0
  5.04                                                                                                                     0
  5.05                                                                                                                     0
  5.06                                                                                                                     0
  5.07                                                                                                                     0
  5.08                                                                                                                     0
  5.09                                                                                                                     0
  5.10                                                                                                                     0
     6        0.00        0.00        0.00          0.00               0.00                                      0.00      0
     7    31250.00        0.00   132809.00     250000.00           36533.00                                      0.00      0
     8        0.00        0.00        0.00          0.00               0.00                                      0.00      0
     9        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    10        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    11        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    12        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    13        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    14        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    15        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    16        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    17        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    18        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    19        0.00        0.00        0.00          0.00               0.00                                      0.00      7
 19.01                                                                                                                     7
 19.02                                                                                                                     7
 19.03                                                                                                                     7
 19.04                                                                                                                     7
 19.05                                                                                                                     7
 19.06                                                                                                                     7
 19.07                                                                                                                     7
 19.08                                                                                                                     7
 19.09                                                                                                                     7
 19.10                                                                                                                     7
 19.11                                                                                                                     7
 19.12                                                                                                                     7
 19.13                                                                                                                     7
    20     8280.84        0.00        0.00      86418.29           16140.97                                      0.00      0
    21        0.00        0.00        0.00     176817.00           10108.33                                      0.00      0
    22        0.00        0.00        0.00      15340.00           79167.00                                      0.00      0
    23        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    24     2320.50        0.00    23205.08      32020.82            7920.33                                      0.00      0
    25     8048.43        0.00        0.00     150555.49               0.00                                      0.00      0
 25.01                                                                                                                     0
 25.02                                                                                                                     0
 25.03                                                                                                                     0
 25.04                                                                                                                     0
 25.05                                                                                                                     0
 25.06                                                                                                                     0
    26     6523.83        0.00        0.00      67873.99           15250.25                                      0.00      0
    27        0.00        0.00        0.00          0.00               0.00                                      0.00      5
    28        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    29     3107.42        0.00        0.00      87045.92            8416.67                                      0.00      0
    30     8333.33        0.00        0.00      30204.58               0.00                                      0.00      0
    31        0.00        0.00        0.00     112146.27           14116.59                                      0.00      0
    32        0.00        0.00        0.00          0.00               0.00                                      0.00      0
 32.01                                                                                                                     0
 32.02                                                                                                                     0
 32.03                                                                                                                     0
 32.04                                                                                                                     0
    33     4583.33        0.00        0.00       5338.33            1319.58                                      0.00      0
    34     2916.67        0.00        0.00       3187.61            1078.33                                      0.00      0
    35     2083.33        0.00        0.00       5137.66             559.25                                      0.00      0
    36     1333.33        0.00        0.00       2435.12             625.31                                      0.00      0
    37     1187.50        0.00        0.00       2960.94             359.17                                      0.00      0
    38      563.71        0.00        0.00       2422.87             233.50                                      0.00      0
    39     1166.67        0.00        0.00       1851.46             411.75                                      0.00      0
    40      916.67        0.00        0.00       1227.25             296.83                                      0.00      0
    41      833.33        0.00        0.00       1545.41             435.00                                      0.00      0
    42      750.00        0.00        0.00       1138.35             252.75                                      0.00      0
    43     2645.83        0.00        0.00       6633.85            1641.58                                      0.00      0
    44        0.00        0.00        0.00      57854.51           17455.19                                      0.00      5
    45        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    46        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    47        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    48        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    49        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    50        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    51        0.00        0.00        0.00      20541.67               0.00                                  13333.33      0
    52    13500.00        0.00        0.00      50419.64            4097.17                                      0.00      0
 52.01                                                                                                                     0
 52.02                                                                                                                     0
 52.03                                                                                                                     0
 52.04                                                                                                                     0
 52.05                                                                                                                     0
 52.06                                                                                                                     0
    53        0.00        0.00        0.00      35647.96           13788.00                                      0.00      0
 53.01                                                                                                           0.00
 53.02                                                                                                           0.00
 53.03                                                                                                           0.00
 53.04                                                                                                           0.00
 53.05                                                                                                           0.00
 53.06                                                                                                           0.00
 53.07                                                                                                           0.00
 53.08                                                                                                           0.00
    54     1073.25        0.00        0.00      25802.17            4131.75                                      0.00      0
    55        0.00        0.00        0.00          0.00               0.00                                      0.00      5
    56        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    57    13020.83        0.00        0.00      77706.42           50128.00                                      0.00      0
 57.01                                                                                                                     0
 57.02                                                                                                                     0
    58        0.00        0.00     7800.00          0.00               0.00                                      0.00      7
    59     3125.50        0.00        0.00      76741.03            7158.00                                      0.00      5
    60        0.00        0.00        0.00          0.00               0.00                                      0.00      5
    61        0.00        0.00        0.00          0.00               0.00                                      0.00      5
 61.01                                                                                                                     5
 61.02                                                                                                                     5
 61.03                                                                                                                     5
 61.04                                                                                                                     5
 61.05                                                                                                                     5
 61.06                                                                                                                     5
 61.07                                                                                                                     5
 61.08                                                                                                                     5
 61.09                                                                                                                     5
 61.10                                                                                                                     5
 61.11                                                                                                                     5
 61.12     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.13     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.14     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.15     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.16     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.17     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.18     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.19     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
 61.20     #N/A        #N/A        #N/A          #N/A           #N/A                           #N/A                       #N/A
    62     2115.04        0.00        0.00      10446.27            1109.36                                      0.00      5
    63     6458.33        0.00        0.00      20517.00            3960.00                                      0.00      0
    64     5200.00        0.00        0.00      23265.30            2560.92                                      0.00      0
    65     6449.42        0.00    25000.00      43119.52            4450.58                                      0.00      5
 65.01                                                                                                                     5
 65.02                                                                                                                     5
 65.03                                                                                                                     5
 65.04                                                                                                                     5
 65.05                                                                                                                     5
    66        0.00        0.00        0.00      14137.49            4916.00                                      0.00      7
    67    49651.00        0.00        0.00          0.00               0.00                                      0.00      0
    68        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    69        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    70        0.00        0.00        0.00      48010.17               0.00                                      0.00      0
    71     2428.79        0.00    16453.30      12961.08             943.83                                      0.00      0
 71.01                                                                                                                     0
 71.02                                                                                                                     0
 71.03                                                                                                                     0
 71.04                                                                                                                     0
 71.05                                                                                                                     0
 71.06                                                                                                                     0
 71.07                                                                                                                     0
 71.08                                                                                                                     0
 71.09                                                                                                                     0
    72    11000.00        0.00        0.00      50110.20           12566.67                                      0.00      0
    73     1672.00        0.00        0.00      21880.42            2130.00                                      0.00      0
 73.01                                                                                                                     0
 73.02                                                                                                                     0
 73.03                                                                                                                     0
    74        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    75     2342.33        0.00    11000.00      21418.19            5092.41                                      0.00      7
    76     2237.13        0.00        0.00      10083.13            3267.33                                      0.00      0
    77        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    78        0.00        0.00        0.00          0.00               0.00                                      0.00      7
    79    10250.00        0.00        0.00      20524.32            5404.33                                      0.00      0
    80        0.00        0.00        0.00      13520.55               0.00                                      0.00      0
    81      801.33        0.00     5342.17       6267.39            4935.23                                      0.00      0
    82     5750.00        0.00        0.00      33837.50            8153.83                                      0.00      5
    83        0.00        0.00        0.00      24809.08            8039.55                                      0.00      0
    84      944.00        0.00     5035.00       4204.51            2309.83                                      0.00      0
    85        0.00        0.00     5589.67       8264.79            1893.58                                      0.00      0
    86    29793.83        0.00        0.00      11710.81           21666.67                                      0.00      0
    87        0.00        0.00        0.00       3851.17            4092.25                                      0.00      5
    88        0.00        0.00        0.00       7690.00               0.00                                      0.00      0
    89     8025.00        0.00        0.00      15030.19            7630.83                                      0.00      0
    90        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    91      733.00        0.00        0.00       2614.68            2463.75                                      0.00      0
    92        0.00        0.00        0.00      28398.75               0.00                                      0.00      0
    93     1751.42        0.00        0.00          0.00               0.00                                      0.00      5
    94     1726.33        0.00     8631.67      63635.42            4061.98                                      0.00      0
    95     1400.25        0.00     9335.25      22454.45            5833.33                                      0.00      0
    96     2000.00        0.00    12500.00      18345.28            1890.04                                      0.00      0
    97        0.00        0.00        0.00      18136.83               0.00                                      0.00      0
    98        0.00        0.00        0.00          0.00               0.00                                      0.00      0
    99     4800.00        0.00        0.00       9850.00            5459.33                                      0.00      0
   100     3467.00        0.00        0.00      27537.94            2108.86                                  42500.00      7
   101     3666.67        0.00        0.00       9497.00            2109.00                                      0.00      0
                                                                                           Lease Termination Payments
   102        0.00        0.00        0.00          0.00               0.00                in excess of $50,000            0
   103     2203.50        0.00        0.00      21048.79             917.08                                      0.00      5

        $9,538.25
        the first
        month, 3%
        of gross
        revenues
   104  thereafter.       0.00        0.00          0.00               0.00                                      0.00      5
   105        0.00        0.00        0.00          0.00               0.00                                      0.00      0
105.01                                                                                                                     0
105.02                                                                                                                     0
105.03
   106        0.00        0.00     6150.00       9783.29               0.00                                      0.00      7
   107     8229.17        0.00        0.00      26436.92            4966.50                                      0.00      0
   108        0.00        0.00        0.00      14601.17            3750.00                                      0.00      0
   109        0.00        0.00        0.00          0.00               0.00                                      0.00      0
   110     5166.67        0.00        0.00       7631.00            2312.00                                      0.00      0
   111     1661.54        0.00     6000.00      11367.23            2011.08                                      0.00      0
   112     1083.08        0.00        0.00      16137.90            1743.92                                      0.00      7
   113        0.00        0.00        0.00      10569.12            3549.35                                      0.00      0
   114      387.00        0.00     1975.00      15604.75            1112.18                                      0.00      0
   115      969.67        0.00     3333.33       7000.00             979.75                                      0.00      5
   116    23017.67        0.00        0.00      19659.94            8611.47                                      0.00      0
   117      948.83        0.00     9166.67       9083.33            1528.00                                      0.00      7
   118     1817.25        0.00        0.00          0.00               0.00                                      0.00      5
   119        0.00        0.00        0.00          0.00               0.00                                      0.00      0
119.01                                                                                                                     0
119.02                                                                                                                     0
119.03                                                                                                                     0
   120     1130.00        0.00        0.00          0.00               0.00                                      0.00      5
   121      436.67        0.00        0.00          0.00             873.58                                      0.00      0
   122        0.00        0.00        0.00       8833.26            4659.08                                      0.00      0
122.01                                                                                                                     0
122.02                                                                                                                     0
   123     4369.21        0.00        0.00      13260.49            2907.92                                      0.00      7
   124     4480.00        0.00        0.00       7980.92            2841.75                                      0.00      0
   125        0.00        0.00        0.00          0.00               0.00                                      0.00      0
        $5,676.93
        the first
        month, 2%
        of gross
        revenues
        for 2007,
        2.5% for
        2008, 3%
        for 2009,
        3.5% for
        2010, and
        4%
   126  thereafter        0.00        0.00       7000.00               0.00                                      0.00      5
        $4,967.65
        the first
        month, 4%
        of gross
        revenues
   127  thereafter        0.00        0.00       9433.33            2504.25                                      0.00      5
   128        0.00        0.00        0.00          0.00               0.00                                      0.00      0
128.01                                                                                                                     0
128.02                                                                                                                     0
   129        0.00        0.00        0.00       8028.63               0.00                                      0.00      7
   130      654.49        0.00     1308.98       4353.43               0.00                                      0.00      0
   131     4208.33        0.00        0.00      18977.42            4355.75                                      0.00      0
   132     2541.67        0.00        0.00       7457.90             922.00                                      0.00      0
   133      876.17        0.00     3285.63       9128.00            2456.50                                      0.00      0
   134      441.33        0.00     4166.67      18758.33               0.00                                      0.00      5
   135     1685.55        0.00        0.00       8333.33             817.92                                      0.00      0
   136        0.00        0.00        0.00       1297.17            1241.35                                      0.00      0
   137        0.00        0.00        0.00       4504.94            3635.50                                      0.00      0
   138        0.00        0.00        0.00       4318.28             901.75                                      0.00      0
   139        0.00        0.00        0.00      10104.58               0.00                                      0.00      0
   140        0.00        0.00        0.00      10697.33            1145.67                                      0.00      0
   141        0.00        0.00        0.00       9961.08            1092.50                                      0.00      0
   143        0.00        0.00        0.00       4207.54            1080.49                                      0.00      0
   144        0.00        0.00    13393.00      12091.18               0.00                                      0.00      7
   145     4167.00        0.00        0.00       8743.08            3540.25                                      0.00      0
   146      166.00        0.00     1665.00          0.00               0.00                                      0.00      7
   147        0.00        0.00        0.00          0.00               0.00                                      0.00      0
   148     3125.58        0.00        0.00       8048.70            1624.50                                      0.00      0
   149      138.00        0.00     2916.67       4201.50             206.92                                      0.00      7
   150      118.75        0.00        0.00       6414.84             477.13                                      0.00      0
   151      946.67        0.00        0.00          0.00             845.83                                      0.00      5
   152     4250.00        0.00        0.00      12870.68            5662.83                                      0.00      0
   153        0.00        0.00        0.00       3131.75             524.90                                      0.00      0
   154        0.00        0.00        0.00       8583.33            2074.00                                      0.00      0
   155        0.00        0.00        0.00          0.00               0.00                                      0.00      0
155.01                                                                                                                     0
155.02                                                                                                                     0
   156      314.50        0.00     3000.00       3823.51             385.42                                      0.00      5
   157      515.17        0.00     2000.00       3018.34            1198.33                                      0.00      5
   158      803.61        0.00        0.00      15199.17             809.00                                      0.00      0
   159        0.00        0.00        0.00          0.00               0.00                                      0.00      8
   160        0.00        0.00        0.00      12198.85            1784.58                                      0.00      0
   161      762.08        0.00        0.00          0.00               0.00                                      0.00      5
   162     1113.75        0.00        0.00       2864.08            1552.00                                      0.00      0
   163     3250.00        0.00        0.00       7023.86            2255.67                                      0.00      0
   164        0.00        0.00        0.00       5896.71             929.00                                      0.00      7
   165      439.03        0.00        0.00      11200.00            1129.83                                      0.00      7
   166      475.50        0.00     2218.83       8631.60            1208.42                                      0.00      7
   167     5785.33        0.00        0.00       4565.34            2280.17                                      0.00      0
   168      910.53        0.00        0.00       5634.17               0.00                                      0.00      0
   169      666.67        0.00        0.00       6512.96            1583.00                                      0.00      0
   170      583.00        0.00        0.00       4966.03             528.33                                      0.00      7
        $11,314.04
        for the
        first
        month, 4%
        of gross
        revenues
   171  thereafter        0.00        0.00       9429.17               0.00                                      0.00      5
   172        0.00        0.00        0.00          0.00               0.00                                      0.00      7
   173     1117.33        0.00     4166.67       3115.68            1165.67                                      0.00      5
   174        0.00        0.00        0.00          0.00               0.00                                      0.00      0
174.01                                                                                                                     0
174.02                                                                                                                     0
   175        0.00        0.00        0.00          0.00               0.00                                      0.00      5
   176      618.42        0.00     2083.33       6216.48             801.33                                      0.00      5
   177     1264.38        0.00        0.00       6006.24            1699.50                                      0.00      7
   178     1066.42        0.00        0.00       5749.72               0.00                                      0.00      5
   179     1453.54        0.00      106.92       6124.30            1223.13                                      0.00      0
   180        0.00        0.00     8335.00       8482.11               0.00                                      0.00      7
   181      166.30        0.00     1247.25       3589.79               0.00                                      0.00      0
181.01                                                                                                                     0
181.02                                                                                                                     0
   182     1330.73        0.00     8871.50       8031.08           13650.00                                      0.00      0
   184     1298.33        0.00     4166.67       6089.75             455.00                                      0.00      5
   185      721.42        0.00     2083.33       6459.70             736.75                                      0.00      5
   186     1311.92        0.00     2000.00       2746.72             936.08                                      0.00      7
   187     1091.66        0.00        0.00      14788.00            2468.00                                      0.00      0
   188      916.67        0.00        0.00       4238.45             856.42                                      0.00      5
   189        0.00        0.00        0.00          0.00               0.00                                      0.00      0
   190        0.00        0.00        0.00          0.00               0.00                                      0.00      0
190.01                                                                                                                     0
190.02                                                                                                                     0
   191     2333.00        0.00        0.00       4569.67            1551.67                                      0.00      0
   192        0.00        0.00        0.00          0.00               0.00                                      0.00      7
   193     3500.00        0.00        0.00       4603.16            2868.19                                      0.00      5
   194        0.00        0.00        0.00          0.00               0.00                                      0.00      0
   195     2697.92        0.00        0.00       5609.99            1583.75                                      0.00      0
   196      200.75        0.00     1204.50       4775.89             733.92                                      0.00      0
   197      616.00        0.00     2000.00       2735.83             912.17                                      0.00      7
   198        0.00        0.00        0.00       8123.08             506.42                                      0.00      0
   199        0.00        0.00     1666.67       1412.93             462.42                                      0.00      7
   200     1205.58        0.00     2500.00      10166.50             264.92                                      0.00      5
   201        0.00        0.00        0.00          0.00               0.00                                      0.00      0
201.01                                                                                                                     0
201.02                                                                                                                     0
   202        0.00        0.00        0.00       6065.92            1673.83                                      0.00      0
   203        0.00        0.00        0.00          0.00               0.00                                      0.00      0
   204      200.67        0.00     1000.00       3633.33             402.17                                      0.00      5
   205      320.79        0.00        0.00       2179.00            1260.33                                      0.00      0
   206     1127.00        0.00     4166.67       5777.36            1530.25                                      0.00      5
   207        0.00        0.00        0.00       3062.36            1863.80                                      0.00      5
   208        0.00        0.00     4167.00       2540.86               0.00                                      0.00      7
   209      138.25        0.00      460.83          0.00               0.00                                      0.00      0
   210      170.00        0.00     1133.33       1856.54             637.58                                      0.00      0
        $4,743.79
        the first
        month, 4%
        of gross
        revenues                                                                      $793.50; On 11/1/09 and 11/1/14
   211  thereafter        0.00        0.00       4712.50               0.00           shall increase by 15%                5
   212      521.00        0.00     3255.00       3431.50             566.00                                      0.00      0
   213     1039.00        0.00        0.00       7594.62             836.83                                      0.00      7
   214      340.00        0.00     2083.00       3594.20             595.42                                      0.00      7
   215        0.00        0.00        0.00      12444.11             949.67                                      0.00      0
   216        0.00        0.00        0.00       5287.92               0.00                                      0.00      5
   217        0.00        0.00        0.00          0.00               0.00                                      0.00      0
   218        0.00        0.00        0.00       5584.63               0.00                                      0.00      7
   219        0.00        0.00        0.00       3627.25             452.17                                      0.00      0
   220        0.00        0.00        0.00          0.00               0.00                                      0.00      5
   221      471.25        0.00     1625.00       2650.49               0.00                                      0.00      0
   222     3464.70        0.00        0.00       2060.07             929.92                                      0.00     10
   223     1451.91        0.00        0.00       4504.09             608.75                                      0.00      7
   224        0.00        0.00        0.00       2103.69               0.00                                      0.00      7
   225      220.00        0.00     1400.00       2303.02               0.00                                      0.00      7
   226       56.00        0.00        0.00       3462.23             142.58                                      0.00      5
   227      725.33        0.00        0.00        936.32             344.75                                      0.00      7
   228        0.00        0.00     1042.00       1550.62               0.00                                      0.00      7
   229      442.92        0.00        0.00       1819.45             328.42                                      0.00      7


                               http://schemas.microsoft.com/office/word/2003/wordml013f




                                                                                                                 Remaining
                                                                                                                 Amortization
                                                                 Interest                                        Term for
           Lockbox                              Defeasance       Accrual                         Final           Balloon
Loan #     In-place          Property Type      Permitted        Period          Loan Group      Maturity Date   Loans
------- ----------------     ----------------   -----------     ------------     -----------     --------------  ------------
SEQNUM  LOCK_BOX_IN_PLACE    PROPTYPE           DEF_ALLOWED     ACCRUAL_TYPE     LOAN_GROUP      FINAL_MAT_DATE   AM_TERM
     1   Yes                 Retail                Yes          Actual/360           1
     2   Yes                 Office                Yes          Actual/360           1
     3   Yes                 Office                Yes          Actual/360           1
  3.01                       Office                                                  1
  3.02                       Office                                                  1
  3.03                       Office                                                  1
  3.04                       Office                                                  1
  3.05                       Office                                                  1
  3.06                       Office                                                  1
  3.07                       Office                                                  1
  3.08                       Office                                                  1
     4   No                  Office                 No          Actual/360           1
  4.01                       Office                                                  1
  4.02                       Office                                                  1
  4.03                       Office                                                  1
  4.04                       Office                                                  1
  4.05                       Office                                                  1
  4.06                       Office                                                  1
  4.07                       Office                                                  1
  4.08                       Office                                                  1
  4.09                       Office                                                  1
     5   Yes                 Industrial            Yes          Actual/360           1
  5.01                       Industrial                                              1
  5.02                       Industrial                                              1
  5.03                       Industrial                                              1
  5.04                       Industrial                                              1
  5.05                       Industrial                                              1
  5.06                       Industrial                                              1
  5.07                       Industrial                                              1
  5.08                       Industrial                                              1
  5.09                       Industrial                                              1
  5.10                       Industrial                                              1
     6   Yes                 Retail                Yes          Actual/360           3
     7   Yes                 Mixed Use             Yes          Actual/360           3
     8   Yes                 Office                Yes          Actual/360           3
     9   Yes                 Office                Yes          Actual/360           3
    10   Yes                 Industrial            Yes          Actual/360           3
    11   Yes                 Multifamily           Yes          Actual/360           3
    12   Yes                 Industrial            Yes          Actual/360           3
    13   Yes                 Industrial            Yes          Actual/360           3
    14   Yes                 Industrial            Yes          Actual/360           3
    15   Yes                 Retail                Yes          Actual/360           3
    16   Yes                 Industrial            Yes          Actual/360           3
    17   Yes                 Industrial            Yes          Actual/360           3
    18   Yes                 Industrial            Yes          Actual/360           3
    19   Yes                 Retail                Yes          Actual/360           3
 19.01                       Retail                                                  3
 19.02                       Retail                                                  3
 19.03                       Retail                                                  3
 19.04                       Retail                                                  3
 19.05                       Retail                                                  3
 19.06                       Retail                                                  3
 19.07                       Retail                                                  3
 19.08                       Retail                                                  3
 19.09                       Retail                                                  3
 19.10                       Retail                                                  3
 19.11                       Retail                                                  3
 19.12                       Retail                                                  3
 19.13                       Retail                                                  3
    20   Yes                 Retail                 No          Actual/360           3
    21   Yes                 Office                Yes          Actual/360           3
    22   Yes                 Mixed Use             Yes          Actual/360           1                              360
    23   Yes                 Hotel                 Yes          Actual/360           1
    24   No                  Retail                Yes          Actual/360           1
    25   Yes                 Office                Yes          Actual/360           1
 25.01                       Office                                                  1
 25.02                       Office                                                  1
 25.03                       Office                                                  1
 25.04                       Office                                                  1
 25.05                       Office                                                  1
 25.06                       Office                                                  1
    26   No                  Office                 No          Actual/360           1
    27   Yes                 Office                Yes          Actual/360           1
    28   Yes                 Office                Yes          Actual/360           3
    29   Yes                 Office                Yes          Actual/360           1
    30   Yes                 Multifamily           Yes          Actual/360           3
    31   Yes                 Office                Yes          Actual/360           3
    32   Yes                 Industrial            Yes          Actual/360           1
 32.01                       Industrial                                              1
 32.02                       Industrial                                              1
 32.03                       Industrial                                              1
 32.04                       Industrial                                              1
    33   No                  Multifamily           Yes          Actual/360           1                              360
    34   No                  Multifamily           Yes          Actual/360           1                              360
    35   No                  Multifamily           Yes          Actual/360           1                              360
    36   No                  Multifamily           Yes          Actual/360           1                              360
    37   No                  Multifamily           Yes          Actual/360           1                              360
    38   No                  Office                Yes          Actual/360           1                              360
    39   No                  Multifamily           Yes          Actual/360           1                              360
    40   No                  Multifamily           Yes          Actual/360           1                              360
    41   No                  Multifamily           Yes          Actual/360           1                              360
    42   No                  Multifamily           Yes          Actual/360           1                              360
    43   No                  Multifamily           Yes          Actual/360           1                              360
    44   No                  Multifamily           Yes          Actual/360           2
    45   Yes                 Multifamily           Yes          Actual/360           3
    46   Yes                 Industrial            Yes          Actual/360           3
    47   Yes                 Industrial            Yes          Actual/360           3
    48   Yes                 Office                Yes          Actual/360           3
    49   Yes                 Industrial            Yes          Actual/360           3
    50  Yes                  Office                Yes          Actual/360           3
    51   No                  Multifamily           Yes          Actual/360           2
    52   Yes                 Retail                Yes          Actual/360           1                              360
 52.01                       Retail                                                  1                              360
 52.02                       Retail                                                  1                              360
 52.03                       Retail                                                  1                              360
 52.04                       Retail                                                  1                              360
 52.05                       Retail                                                  1                              360
 52.06                       Retail                                                  1                              360
    53   Yes                 Multifamily           Yes          Actual/360           3
 53.01   Multifamily                                                 3
 53.02   Multifamily                                                 3
 53.03   Multifamily                                                 3
 53.04   Multifamily                                                 3
 53.05   Multifamily                                                 3
 53.06   Multifamily                                                 3
 53.07   Multifamily                                                 3
 53.08   Multifamily                                                 3
    54   No                  Mixed Use             Yes          Actual/360           1                              360
    55   No                  Retail                Yes          Actual/360           3
    56   Yes                 Office                Yes          Actual/360           1
    57   Yes                 Multifamily            No          Actual/360           2
 57.01                       Multifamily                                             2
 57.02                       Multifamily                                             2
    58   No                  Retail                Yes          Actual/360           1
    59   No                  Retail                Yes          Actual/360           1
    60   No                  Industrial             No          Actual/360           3
    61   Yes                 Industrial            Yes          Actual/360           1
 61.01                       Industrial                                              1
 61.02                       Industrial                                              1
 61.03                       Industrial                                              1
 61.04                       Industrial                                              1
 61.05                       Industrial                                              1
 61.06                       Industrial                                              1
 61.07                       Industrial                                              1
 61.08                       Industrial                                              1
 61.09                       Industrial                                              1
 61.10                       Industrial                                              1
 61.11                       Industrial                                              1
 61.12       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.13       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.14       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.15       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.16       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.17       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.18       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.19       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
 61.20       #N/A            #N/A                  #N/A            #N/A             #N/A             #N/A           #N/A
    62   No                  Mixed Use             Yes          Actual/360           1                              360
    63   No                  Multifamily           Yes          Actual/360           2
    64   No                  Multifamily           Yes          Actual/360           2
    65   NAP                 Office                Yes          Actual/360           1                              300
 65.01                       Office                                                  1                              300
 65.02                       Office                                                  1                              300
 65.03                       Office                                                  1                              300
 65.04                       Office                                                  1                              300
 65.05                       Office                                                  1                              300
    66   No                  Office                Yes          Actual/360           3                              300
    67   No                  Hotel                 Yes          Actual/360           1                              360
    68   No                  Hotel                 Yes          Actual/360           3                              360
    69   Yes                 Retail                Yes          Actual/360           3
    70   No                  Industrial            Yes          Actual/360           1
    71   Yes                 Industrial            Yes          Actual/360           1                              360
 71.01                       Industrial                                              1                              360
 71.02                       Industrial                                              1                              360
 71.03                       Industrial                                              1                              360
 71.04                       Industrial                                              1                              360
 71.05                       Industrial                                              1                              360
 71.06                       Industrial                                              1                              360
 71.07                       Industrial                                              1                              360
 71.08                       Industrial                                              1                              360
 71.09                       Industrial                                              1                              360
    72   Yes                 Multifamily           Yes          Actual/360           2
    73   No                  Various               Yes          Actual/360           1
 73.01                       Office                                                  1
 73.02                       Retail                                                  1
 73.03                       Office                                                  1
    74   No                  Multifamily           Yes          Actual/360           3
    75   No                  Office                Yes          Actual/360           3
    76   Yes                 Office                Yes          Actual/360           1
    77   No                  Retail                Yes          Actual/360           1
    78   Yes                 Hotel                 Yes          Actual/360           3
    79   No                  Multifamily           Yes          Actual/360           2                              360
    80   Yes                 Retail                Yes          Actual/360           1
    81   Yes                 Retail                Yes          Actual/360           1
    82   NAP                 Multifamily            No          Actual/360           2                              360
    83   No                  Multifamily           Yes          Actual/360           2                              360
    84   No                  Mixed Use             Yes          Actual/360           3
    85   No                  Retail                Yes          Actual/360           1                              360
    86   Yes                 Hotel                  No          Actual/360           3
    87   NAP                 Multifamily            No          Actual/360           2                              360
    88   No                  Multifamily           Yes          Actual/360           1
    89   Yes                 Multifamily            No          Actual/360           3
    90   No                  Office                 No            30/360             1                02/11/37
    91   Yes                 Retail                Yes          Actual/360           1                              420
    92   No                  Office                Yes          Actual/360           1
    93   NAP                 Office                 No          Actual/360           1                              360
    94   No                  Office                Yes          Actual/360           1
    95   Yes                 Office                Yes          Actual/360           1                              360
    96   Yes                 Office                Yes          Actual/360           1                02/11/27      240
    97   No                  Office                Yes          Actual/360           1
    98   Yes                 Office                Yes          Actual/360           1                              240
    99   No                  Multifamily           Yes          Actual/360           2                              360
   100   No                  Multifamily           Yes          Actual/360           2
   101   Yes                 Multifamily           Yes          Actual/360           2
   102   No                  Retail                Yes          Actual/360           1
   103   NAP                 Office                 No          Actual/360           1                              360
   104   NAP                 Hotel                  No          Actual/360           1                              360
   105   Yes                 Retail                Yes          Actual/360           1
105.01                       Retail                                                  1
105.02                       Retail                                                  1
105.03
   106   No                  Office                Yes          Actual/360           3
   107   No                  Multifamily           Yes          Actual/360           2                              360
   108   No                  Multifamily           Yes          Actual/360           2                              360
   109   No                  Retail                Yes          Actual/360           1
   110   Yes                 Multifamily           Yes          Actual/360           2
   111   Yes                 Office                Yes          Actual/360           3
   112   No                  Retail                Yes          Actual/360           1                              360
   113   Yes                 Office                 No          Actual/360           1
   114   No                  Retail                Yes          Actual/360           1
   115   NAP                 Office                Yes          Actual/360           1                              360
   116   Yes                 Hotel                 Yes          Actual/360           1                              300
   117   No                  Office                 No          Actual/360           3                              360
   118   NAP                 Retail                 No          Actual/360           1                              360
   119   Yes                 Retail                Yes          Actual/360           1
119.01                       Retail                                                  1
119.02                       Retail                                                  1
119.03                       Retail                                                  1
   120   Yes                 Industrial            Yes          Actual/360           1                              360
   121   Yes                 Office                Yes          Actual/360           1                              360
   122   No                  Hotel                 Yes          Actual/360           3                              300
122.01                       Hotel                                                   3                              300
122.02                       Hotel                                                   3                              300
   123   No                  Retail                 No          Actual/360           3                              360
   124   No                  Multifamily           Yes          Actual/360           3
   125   No                  Retail                 No            30/360             3
   126   NAP                 Hotel                  No          Actual/360           3                              360
   127   NAP                 Hotel                  No          Actual/360           1                              360
   128   Yes                 Retail                Yes          Actual/360           1
128.01                       Retail                                                  1
128.02                       Retail                                                  1
   129   No                  Office                Yes          Actual/360           3
   130   No                  Industrial            Yes          Actual/360           3                              360
   131   No                  Multifamily           Yes          Actual/360           2                              360
   132   No                  Multifamily           Yes          Actual/360           2                              360
   133   No                  Office                Yes          Actual/360           1
   134   NAP                 Retail                Yes          Actual/360           1                              360
   135   No                  Office                Yes          Actual/360           1                              360
   136   No                  Retail                Yes          Actual/360           1
   137   No                  Retail                Yes          Actual/360           1
   138   Yes                 Retail                Yes          Actual/360           3
   139   No                  Retail                 No          Actual/360           1
                             Manufactured
   140   No                  Housing               Yes          Actual/360           3
   141   No                  Office                Yes            30/360             1                              360
                             Manufactured
   143   No                  Housing               Yes          Actual/360           3                              360
   144   No                  Industrial            Yes          Actual/360           1                              360
   145   No                  Multifamily           Yes          Actual/360           2
   146   No                  Mixed Use             Yes          Actual/360           1                              360
   147   Yes                 Retail                Yes          Actual/360           1                12/11/36      360
   148   No                  Multifamily           Yes          Actual/360           2                              360
   149   No                  Retail                Yes          Actual/360           1                              360
   150   No                  Retail                Yes          Actual/360           1
   151   NAP                 Self Storage          Yes          Actual/360           1                              360
   152   No                  Multifamily           Yes          Actual/360           3                              360
   153   Yes                 Retail                Yes          Actual/360           3
   154   No                  Hotel                 Yes          Actual/360           3                              360
   155   Yes                 Retail                Yes          Actual/360           1                              360
155.01                       Retail                                                  1                              360
155.02                       Retail                                                  1                              360
   156   NAP                 Retail                Yes          Actual/360           1                              360
   157   NAP                 Retail                 No          Actual/360           1                              360
   158   No                  Office                Yes          Actual/360           1                              361
   159   Yes                 Retail                Yes          Actual/360           1
   160   No                  Office                Yes            30/360             1
   161   NAP                 Industrial             No          Actual/360           1                              360
   162   No                  Multifamily           Yes          Actual/360           2
   163   No                  Multifamily           Yes          Actual/360           2                              360
   164   No                  Office                Yes          Actual/360           3
   165   No                  Multifamily           Yes          Actual/360           2                              360
   166   No                  Retail                Yes          Actual/360           1                              180
   167   Yes                 Hotel                 Yes          Actual/360           1                              300
   168   No                  Self Storage          Yes          Actual/360           1
   169   No                  Multifamily           Yes          Actual/360           2
   170   No                  Office                Yes          Actual/360           3                              360
   171   NAP                 Hotel                  No          Actual/360           1                              300
   172   Yes                 Retail                 No          Actual/360           1                              360
   173   NAP                 Office                 No          Actual/360           1                              360
   174   Yes                 Retail                Yes          Actual/360           1
174.01                       Retail                                                  1
174.02                       Retail                                                  1
   175   No                  Retail                 No          Actual/360           1                              360
   176   NAP                 Office                 No          Actual/360           1                              360
   177   No                  Multifamily            No          Actual/360           2                              360
   178   NAP                 Retail                Yes          Actual/360           1                              300
   179   No                  Multifamily           Yes          Actual/360           2                              360
   180   No                  Industrial            Yes          Actual/360           1                              360
   181   No                  Retail                Yes          Actual/360           1                              360
181.01                       Retail                                                  1                              360
181.02                       Retail                                                  1                              360
   182   Yes                 Retail                Yes          Actual/360           1                              360
   184   NAP                 Office                 No          Actual/360           1                              360
   185   NAP                 Office                 No          Actual/360           1                              360
   186   No                  Retail                Yes          Actual/360           1                              360
   187   No                  Parking Garage        Yes          Actual/360           1                              360
   188   NAP                 Multifamily            No          Actual/360           2                              360
   189   No                  Retail                 No          Actual/360           1
   190   Yes                 Retail                Yes          Actual/360           1
190.01                       Retail                                                  1
190.02                       Retail                                                  1
   191   No                  Multifamily           Yes          Actual/360           2                              360
   192   Yes                 Office                Yes          Actual/360           1                              240
   193   NAP                 Multifamily            No          Actual/360           2                              360
   194   No                  Retail                 No          Actual/360           1                              360
   195   No                  Multifamily           Yes          Actual/360           2                              360
   196   Yes                 Retail                Yes          Actual/360           1                              360
   197   No                  Retail                Yes          Actual/360           1                              360
   198   No                  Industrial            Yes            30/360             3
   199   No                  Office                 No          Actual/360           1                              360
   200   NAP                 Office                Yes          Actual/360           1                              360
   201   Yes                 Retail                Yes          Actual/360           1
201.01                       Retail                                                  1
201.02                       Retail                                                  1
                             Manufactured
   202   No                  Housing               Yes          Actual/360           2                              360
   203   Yes                 Retail                Yes          Actual/360           1                              360
   204   NAP                 Retail                 No          Actual/360           1                              360
   205   No                  Office                 No          Actual/360           1                              300
   206   NAP                 Office                 No          Actual/360           1                              360
   207   NAP                 Multifamily            No          Actual/360           2                              360
   208   No                  Retail                Yes          Actual/360           1                              360
   209   Yes                 Retail                Yes          Actual/360           1                03/11/37      360
   210   No                  Retail                 No          Actual/360           1                              360
   211   NAP                 Hotel                  No          Actual/360           1                              300
   212   No                  Industrial            Yes          Actual/360           1                              360
   213   No                  Multifamily            No          Actual/360           2                              360
   214   No                  Retail                Yes          Actual/360           1                              360
   215   No                  Industrial            Yes            30/360             1
   216   NAP                 Office                 No          Actual/360           1                              360
   217   No                  Retail                Yes          Actual/360           1
   218   No                  Industrial             No          Actual/360           1                              360
                             Manufactured
   219   No                  Housing               Yes          Actual/360           3
   220   NAP                 Industrial            Yes          Actual/360           1                              120
   221   No                  Retail                Yes          Actual/360           1                              360
   222   No                  Hotel                 Yes          Actual/360           1                              300
   223   No                  Multifamily           Yes          Actual/360           2                              360
   224   No                  Industrial            Yes          Actual/360           3
   225   Yes                 Office                Yes          Actual/360           1                              360
   226   No                  Office                 No          Actual/360           1                              360
   227   No                  Multifamily            No          Actual/360           2                              360
   228   No                  Retail                Yes          Actual/360           1                              360
   229   No                  Multifamily            No          Actual/360           2                              360

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10
            ------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and, LaSalle Bank National Association as Co-Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1. Check one of the following:*

      / / The Purchaser is not purchasing a Class R, Class MR or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

      / / The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, (ii) (other than with respect to a Residual Certificate) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (iii) (other than with respect to a Residual Certificate) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of clauses
(ii) and (iii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act,
(y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:**

      / / The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

      / / The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8.    Please make all payments due on the Certificates:****

      / /   (a)   by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA #:________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

      / /   (b) by mailing a check or draft to the following address:

      __________________________________________________________________
      __________________________________________________________________
      __________________________________________________________________

            9. If the Purchaser is purchasing a Class R, Class MR or Class LR Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is (or is permitted to be under the related partnership agreement) owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. Person.

                                       Very truly yours,

                                       _______________________________________
                                                   [The Purchaser]

                                       By:____________________________________
                                          Name:
                                          Title:

Dated:

-----------------------
* Purchaser must include one of the following two certifications.

** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R, Class MR or Class LR Certificates.

**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                  AFFIDAVIT PURSUANT TO SECTION
                                                  860E(e)(4) OF THE INTERNAL
                                                  REVENUE CODE OF 1986, AS
                                                  AMENDED

STATE OF                )
                        )  ss:
COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which [he] [she] makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [      ].

            3. That the Transferee of a J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Class [R] [MR] [LR] Certificate (the "Class [R] [MR] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the applicable Master Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any of the [Upper-Tier REMIC], [the Middle-Tier REMIC], [the Lower-Tier REMIC] to fail to qualify as a REMIC, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person (within the meaning of Section 7701(a)(30) of the Code), unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes; provided, that a partnership shall be considered a Non-U.S. Person (and clause
(i) of this sentence shall not apply) if any of its interests are (or are permitted to be under the related partnership agreement) owned, directly or indirectly (other than through a U.S. corporation), through any partnership, trust or other pass-through entity, by any person that is a Non-U.S. Person. In addition, the Transferee is a Permitted Transferee.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [MR] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [MR] [LR] Certificate in excess of any cash flow generated by the Class [R] [MR] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [MR] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement (as defined below) certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated March 1, 2007, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and, LaSalle Bank National Association as Co-Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [MR] [LR] Certificate to such a Disqualified Organization, or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to [the Upper-Tier REMIC], [the Middle-Tier REMIC], [the Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of [the Upper-Tier REMIC], [the Middle-Tier REMIC], [the Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(c) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [MR] [LR] Certificate.

            10. That the Transferee will not cause income from the Class [R] [MR] [LR] Certificate to be attributable to, a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            11. Check one of the following:

            / / That the present value of the anticipated tax liabilities associated with holding the Class [R] [MR] [LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R] [MR] [LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R] [MR] [LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [MR] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

      / /   That the transfer of the Class [R] [MR] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Sections 1.860E-1(c)(6)(i), as to which income from Class [R] [MR] [LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R] [MR] [LR]
                  Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R] [MR] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

/ /   None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.

                                       [NAME OF TRANSFEREE]

                                       By:____________________________________
                                                   [Name of Officer]
                                                   [Title of Officer]

                                       By:____________________________________
                                                   [Name of Officer]
                                                   [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.

_______________________________________
NOTARY PUBLIC

COUNTY OF _____________________________

STATE OF ______________________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]



Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10
            ------------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the affidavit of [Transferee] related to the transfer of the [Class R, Class MR and Class LR] Certificates, and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3, 4 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of the transferee, that the information contained in paragraphs 3, 4 and 10 thereof is not true.

                                       Very truly yours,

                                       [Transferor]

                                        ______________________________________

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                                          [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, REQUEST FOR RELEASE
            ------------------------------------------------------------------

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers, J.E. Robert Company, Inc., as special servicer and LaSalle Bank National Association, as co-trustee, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [applicable Master Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the applicable Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______      2.    The Mortgage Loan is being foreclosed.

            ______      3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [APPLICABLE MASTER SERVICER] [SPECIAL
                                          SERVICER]

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10
            ------------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Class __ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor ("Depositor"), Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), J.E. Robert Company, Inc., as special servicer ("Special Servicer"), Wells Fargo Bank, N.A., as trustee ("Trustee") and, LaSalle Bank National Association, as co-trustee ("Co-Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicers, the Special Servicer, the Dealers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicers, the Special Servicer, the Dealers, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20__.

                                       Very truly yours,

                                       _______________________________________
                                                   [The Purchaser]

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

         [See Annex C to the Prospectus Supplement dated March 26, 2007]

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

[NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto Wells Fargo Bank, N.A., as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10" (the "Assignee"), having an office at Wells Fargo Bank, N.A., 9062 Old Annapolis Road Columbia, Maryland 21045-1951, Attention: Corporate Trust Services JPMorgan 2007-LDP10, its successors and assigns, all right, title and interest of the Assignor in and to:

            That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit B, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [_____________], 200[__].

                                       [NAME OF CURRENT ASSIGNOR]

                                       By: _____________________________________
                                           Name:
                                           Title:

                                   EXHIBIT I-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                            DURING RESTRICTED PERIOD




Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 Class [__]
            ------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Co-Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate
Balance] [Notional Amount]of Certificates, in fully registered form (each, a "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                       Dated:

-----------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT I-2

                  FORM OF REGULATION S TRANSFER CERTIFICATE
                             AFTER RESTRICTED PERIOD




Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 Class [__]
            ------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. Wells Fargo Bank, N.A., as trustee and LaSalle Bank National Association, as co-trustee and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Co-Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate
Balance][Notional Amount] of Certificates, in fully registered form (each, a "Definitive Certificate"), or a beneficial interest of such aggregate [Certificate Balance][Notional Amount] in the Regulation S Book-Entry Certificate (the "Book-Entry Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:

-----------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT J

                         FORM OF PURCHASE OPTION NOTICE



Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services Group - JPMorgan 2007-LDP10

Midland Loan Services, Inc.
10851 Mastin, Suite 700
Overland Park, Kansas  66210
Attention:  JPMorgan 2007-LDP10



Wachovia Bank, National Association
8739 Research Drive - URP4, NC 1075
Charlotte, North Carolina 28262-1075
Attention:  J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10,
            Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10



J.E. Robert Company, Inc.
1650 Tysons Boulevard, Suite 1600
McLean, Virginia  22102
Attention:  JPMorgan 2007-LDP10

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10
            -----------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor ("Depositor"), Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), J.E. Robert Company, Inc., as special servicer ("Special Servicer"), Wells Fargo Bank, N.A., as trustee ("Trustee") and LaSalle Bank National Association, as co-trustee ("Co-Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Controlling Class Certificateholder] [acquired its Purchase Option from the Controlling Class Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(a)(ii) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the applicable Master Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the applicable Master Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the applicable Master Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the applicable Master Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the applicable Master Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                       Very truly yours,

                                       [Option Holder]

                                       By:____________________________________
                                          Name:
                                          Title:

            [By signing this letter in the space provided below, the [Controlling Class Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].

[_______________________]

By:_____________________________________
   Name:
   Title:]

                                    EXHIBIT K

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)



Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 Class [__]
            ------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Co-Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No.____________) through the Depositary.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].**

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Insert Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:

-----------------------
* Select appropriate depository.

* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

 FORM OF NOTICE RELATING TO THE [SOLANA] MORTGAGE LOAN, THE [AMERICOLD POOL 2]
                  MORTGAGE LOAN AND THE [SKYLINE] MORTGAGE LOAN



                                     [Date]



[SOLANA MORTGAGE LOAN]
[SKYLINE MORTGAGE LOAN]
[AMERICOLD POOL 2] MORTGAGE LOAN]



VIA FEDERAL EXPRESS
-------------------



Attention:  [__________________]

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10
            ------------------------------------------------------------------

Dear [_____________]:

            [Midland Loan Services, Inc.] [Bank of America, National Association] is the [master] [primary] servicer [(the "Solana Master Servicer")] [(the "Skyline Master Servicer")] [("Americold Pool 2 Primary Servicer")] for the [Solana Whole Loan] [Skyline Whole Loan] [Americold Pool 2 Whole Loan], as such term is defined under the Pooling and Servicing Agreement dated March 1, 2007 (the "LDP10 Pooling Agreement") by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and LaSalle Bank National Association, as Co-Trustee, a copy of which is included with this letter. The Trustee hereby directs the [Solana] [Skyline] [Americold Pool 2] [Master] [Primary] Servicer, as follows:

            The [Solana] [Skyline] [Americold Pool 2] [Master] [Primary] Servicer shall remit to the applicable LDP10 Master Servicer all amounts payable to, and forward, deliver or otherwise make available, as the case may be, to the applicable LDP10 Master Servicer all reports, statements, documents, communications, and other information that are to be forwarded, delivered or otherwise made available to, the holder of the [Solana] [Skyline] [Americold Pool 2] Mortgage Loan (as such term is defined in the LDP10 Pooling Agreement) under the Intercreditor Agreement dated as of [February 27, 2007 by and between Eurohypo AG, New York Branch, as the Note A-1 Holder, the Lead Lender, and Eurohypo AG, New York Branch, as the Note A-2 Holder] [January 26, 2007, by and among Bank of America, N.A. and Eurohypo AG, New York Branch, each as holder of Note A-1, the Lead Lenders, Bank of America, N.A., as holder of Note A-2, and Eurohypo AG, New York Branch, as holder of Note A-3] [February 28, 2007 by and between German American Capital Corporation, as the Note A-1A and Note A-1B Holder, the Initial Agent, and JPMorgan Chase Bank, N.A., as the Note A-2A, Note A-2B and Note A-2C holder] and the Pooling and Servicing Agreement dated as of [February 1, 2007 among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and REMIC Administrator, as from time to time amended, supplemented or modified relating to the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1] [February 1, 2007 among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and REMIC Administrator, as from time to time amended, supplemented or modified relating to the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1] [March 7, 2007 among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Capmark Finance Inc., as master servicer, ARCap Servicing Inc. and LNR Partners, Inc., as special servicers, Midland Loan Services, Inc., as primary servicer and Wells Fargo Bank, N.A., as trustee and paying agent, as from time to time amended, supplemented or modified relating to the issuance of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates Series 2007-CIBC18].

            The contact information for the Trustee, applicable Master Servicer and the Special Servicer is set forth below:

            Trustee: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

            Master Servicer: Midland Loan Services, Inc., 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, Attention: President; telecopy number:
(913) 253-9001

            Special Servicer: J.E. Robert Company, Inc., 15455 N. Dallas Parkway, Suite 600, Addison, Texas 75001, Attention: Mike Cocanougher, fax number: (972) 692-5161, with a copy to J.E. Robert Company, Inc., 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, Attention Keith Belcher, fax number (703) 336-8352.

            Thank you for your attention to this matter.

                                       WELLS FARGO BANK, N.A., as Trustee for
                                          the Holders of the J.P. Morgan
                                          Chase Commercial Mortgage
                                          Securities Trust 2007-LDP10,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2007-LDP10.

Date: _________________________

WELLS FARGO BANK, N.A.

By:  ___________________________
     [Name]
     [Title]

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                 BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)




Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Class [__]
            ------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and, LaSalle Bank National Association as Co-Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers and the Special Servicer.

                                       [Insert Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:

-----------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT O

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                   BOOK-ENTRY CERTIFICATE TO RULE 144A GLOBAL
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)



Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Class[__]
            ------------------------------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and, LaSalle Bank National Association as Co-Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Trustee and Initial Purchaser of the offering of the Certificates.

                                       [Insert Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:

-----------------------

* Select appropriate depository.

                                    EXHIBIT P

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                 BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD



Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Real Estate Structured Finance - Securitization Group

      Re: Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, Class [__]
            ------------------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and, LaSalle Bank National Association as Co-Trustee, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the applicable Master Servicer and the Special Servicer.

                                       [Insert Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:

                                          Dated:

                                    EXHIBIT Q

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                                  CERTIFICATION

             J.P. Morgan Chase Commercial Mortgage Securities Trust
            2007-LDP10 Commercial Mortgage Pass-Through Certificates
                         Series 2007-LDP10 (the "Trust")

               I, [_____________], the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicers and the special servicer have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria and their related attestation reports on assessment of compliance with servicing criteria required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, Inc., Wachovia Bank, National Association, J.E. Robert Company, Inc., Wells Fargo Bank, N.A. and LaSalle Bank National Association.

Date:_______________________________



By: ___________________________________________
    President and Chief Executive Officer
    J.P. Morgan Chase Commercial Mortgage
    Securities Corp.

                                  EXHIBIT R-1-1

                           FORM OF CERTIFICATION TO BE
                        PROVIDED TO DEPOSITOR BY TRUSTEE

                                  CERTIFICATION

             J.P. Morgan Chase Commercial Mortgage Securities Trust
            2007-LDP10 Commercial Mortgage Pass-Through Certificates
                         Series 2007-LDP10 (the "Trust")

               I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year 20__ (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (collectively with the Annual Report, the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided to the trustee by the master servicers and the special servicer under the pooling and servicing agreement for inclusion in the Exchange Act Periodic Reports is included in such reports;

4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Form 10-D or 10-K, the Trustee has fulfilled its obligations in all material respects under the pooling and servicing agreement; and

5. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with Section 11.10 and
        Section 11.11 of the pooling and servicing agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.

Date:_______________________________


WELLS FARGO BANK, N.A.



By: ___________________________________________
    [Name]
    [Title]

                                  EXHIBIT R-1-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                                  BY CO-TRUSTEE

                                  CERTIFICATION

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), J.E. Robert Company, Inc., as special servicer ("Special Servicer"), Wells Fargo Bank, N.A., as trustee ("Trustee") and, LaSalle Bank National Association as co-trustee ("Co-Trustee")

               I, [identify the certifying individual], a [title] of LaSalle Bank National Association, on behalf of LaSalle Bank National Association, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge, the information provided by LaSalle Bank National Association to the Trustee for filing on reports on Form 10-D (if any) and the annual report on Form 10-K (the "Co-Trustee Disclosure Information") in respect of periods covered by the annual report on Form 10-K, of the Trust, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report;

2. Based on my knowledge, any Co-Trustee Disclosure Information required to be provided to the Trustee by LaSalle Bank National Association under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee is included in the information delivered by LaSalle Bank National Association to the Trustee;

3. I am responsible for reviewing the activities performed by LaSalle Bank National Association under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement and except as disclosed in such compliance statement delivered by LaSalle Bank National Association under Section 11.09 of the Pooling and Servicing Agreement, the Co-Trustee has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by LaSalle Bank National Association as Co-Trustee in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses with respect to LaSalle Bank National Association all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.



Date:_______________________________


LASALLE BANK NATIONAL ASSOCIATION, as Co-Trustee



By: ___________________________________________
    [Name]
    [Title]

                                   EXHIBIT R-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                            BY MASTER SERVICER NO. 1

                                  CERTIFICATION

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), J.E. Robert Company, Inc., as special servicer ("Special Servicer"), Wells Fargo Bank, N.A., as trustee ("Trustee") and, LaSalle Bank National Association as co-trustee ("Co-Trustee")

               I, [identify the certifying individual], a [title] of Midland Loan Services, Inc., on behalf of Midland Loan Services, Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge, the servicing information in the servicing reports relating to the trust fund delivered by Midland Loan Services, Inc. to the Trustee covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2. Based on my knowledge, the servicing information required to be provided to the Trustee by Midland Loan Services, Inc. under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee is included in the servicing reports delivered by Midland Loan Services, Inc. to the Trustee;

3. I am responsible for reviewing the activities performed by Midland Loan Services, Inc. under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement and except as disclosed in such compliance statement delivered by Midland Loan Services, Inc. under
        Section 11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by Midland Loan Services, Inc. in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses with respect to Midland Loan Services, Inc. all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.



Date:_______________________________


MIDLAND LOAN SERVICES, INC.



By: ___________________________________________
    [Name]
    [Title]

                                   EXHIBIT R-3

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                            BY MASTER SERVICER NO. 2

                                  CERTIFICATION

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), J.E. Robert Company, Inc., as special servicer ("Special Servicer"), Wells Fargo Bank, N.A., as trustee ("Trustee") and, LaSalle Bank National Association as co-trustee ("Co-Trustee")

               I, [identify the certifying individual], a [title] of Wachovia Bank, National Association, on behalf of Wachovia Bank, National Association, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge and the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
        11.06 of the Pooling and Servicing Agreement, the servicing information in the servicing reports relating to the trust fund delivered by Wachovia Bank, National Association to the Trustee covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2. Based on my knowledge and the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
        11.06 of the Pooling and Servicing Agreement, the servicing information required to be provided to the Trustee by Wachovia Bank, National Association under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee is included in the servicing reports delivered by Wachovia Bank, National Association to the Trustee;

3. I am responsible for reviewing the activities performed by Wachovia Bank, National Association under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement and except as disclosed in such compliance statement delivered by Wachovia Bank, National Association under Section 11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by Wachovia Bank, National Association in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses with respect to Wachovia Bank, National Association all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.



Date:_______________________________


WACHOVIA BANK, NATIONAL ASSOCIATION



By: ___________________________________________
    [Name]
    [Title]

                                   EXHIBIT R-4

                           FORM OF CERTIFICATION TO BE
                    PROVIDED TO DEPOSITOR BY SPECIAL SERVICER

                                  CERTIFICATION

        Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp, as depositor (the "Depositor"), Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers ("Master Servicers"), J.E. Robert Company, Inc., as special servicer ("Special Servicer"), Wells Fargo Bank, N.A., as trustee ("Trustee") and, LaSalle Bank National Association as co-trustee ("Co-Trustee")

               I, [identify the certifying individual], a [title] of J.E. Robert Company, Inc., on behalf of J.E. Robert Company, Inc., certify to J.P. Morgan Chase Commercial Mortgage Securities Corp., Midland Loan Services, Inc. and Wachovia Bank, National Association and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1. Based on my knowledge, the servicing information in the servicing reports or information relating to the trust fund delivered by the Special Servicer to the Trustee and/or the Master Servicers covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2. Based on my knowledge, the servicing information required to be provided to the Trustee and/or Master Servicers by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee is included in the servicing reports delivered by the Special Servicer to the Trustee and/or Master Servicers;

3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4. The report on assessment of the Special Servicer's compliance with servicing criteria and the related attestation report on assessment of the Special Servicer's compliance with servicing criteria required to be delivered in accordance with Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement disclose all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of the Special Servicer's compliance with servicing criteria is fairly stated in all material respects.

Date:_______________________________


J.E. ROBERT COMPANY, INC.



By: ___________________________________________
    [Name]
    [Title]

                                    EXHIBIT S

                            INITIAL COMPANION HOLDERS

Mezz Cap Finance, LLC (formerly CBA Mezzanine Capital Finance, LLC) shall be the initial Companion Holder with respect to the Anchor Government Assets Mortgage Loan.

Mezz Cap Finance, LLC (formerly CBA Mezzanine Capital Finance, LLC) shall be the initial Companion Holder with respect to the Timberline Apartments Mortgage Loan.

Mezz Cap Finance, LLC (formerly CBA Mezzanine Capital Finance, LLC) shall be the initial Companion Holder with respect to the Turtle Creek Park Mortgage Loan.

Nomura Credit & Capital, Inc. shall be the initial Companion Holder with respect to the Overland Park Trade Center Mortgage Loan [if the B Note is funded].

JPMorgan Chase Bank, N.A. shall be the initial holder with respect to the 599 Lexington Ave A2 Pari Passu Companion Loan.

Column Financial, Inc. shall be the initial holder with respect to the 599 Lexington Ave A3 Pari Passu Companion Loan.

KeyBank National Association shall be the initial holder with respect to the 599 Lexington Ave A4 Pari Passu Companion Loan.

Banc of America Commercial Mortgage Trust 2007-1 shall be the initial holder with respect to the Skyline Portfolio A1 Pari Passu Companion Loan.

GE Commercial Mortgage Corporation, Series 2007-C1 Trust shall be the initial holder with respect to the Skyline Portfolio A2 Pari Passu Companion Loan.

Banc of America Commercial Mortgage Trust 2007-1 shall be the initial holder with respect to the Solana Pari Passu Companion Loan.

German American Capital Corporation shall be the initial holder with respect to the AmeriCold Pool 2 A-1A Pari Passu Companion Loan.

German American Capital Corporation shall be the initial holder with respect to the AmeriCold Pool 2 A-1B Pari Passu Companion Loan.

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, shall be the initial holder with respect to the AmeriCold Pool 2 A-2A Pari Passu Companion Loan.

JPMorgan Chase Bank, N.A., shall be the initial holder with respect to the AmeriCold Pool 2 A-2C Pari Passu Companion Loan.

                                    EXHIBIT T

                                   [RESERVED]

                                    EXHIBIT U

          INFORMATION REQUEST FROM CERTIFICATEHOLDER, BENEFICIAL OWNER
                            OR PROSPECTIVE PURCHASER

[Date]



Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services JPMorgan 2007-LDP10

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10
            ------------------------------------------------------------------

            Pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and, LaSalle Bank National Association as Co-Trustee, with respect to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a [Holder] [Certificate Owner] [prospective purchaser] of $___________ aggregate [Certificate Balance/Notional Amount] of the Class ____ Certificates.

            2. The undersigned is requesting access to the information (the "Information") on the Trustee's Internet Website pursuant to Section 4.02 of the Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that is contemplating the purchase of any Certificate, but only if such person or entity confirms in writing such prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act or under any other applicable law.

            Capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [HOLDER] [CERTIFICATE OWNER]
                                         [PROSPECTIVE PURCHASER]

                                       By:____________________________________
                                          Name:
                                          Title:
                                          Telephone No.:

                                    EXHIBIT V

                     TRUSTEE CERTIFICATION/EXCEPTION REPORT

                                     [DATE]

To the Persons Listed on the attached Schedule A

      Re: J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10
            ------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as Master Servicers, J.E. Robert Company, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee and, LaSalle Bank National Association as Co-Trustee, the undersigned, as Trustee, hereby certifies that, except as noted on the attached Trustee Exception Report, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or for which a Liquidation Event has occurred) the Trustee has, subject to Section 2.02(e) of the Agreement, reviewed the documents delivered to it pursuant to Section 2.01 of the Agreement and has determined that (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and the required officer's certificate), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT W

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as "Applicable Servicing Criteria" applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit W, other than with respect to Item 1122(d)(2)(iii), references to Master Servicer below shall include any Sub-Servicer engaged by a Master Servicer.



                                                                              APPLICABLE
                                                                               SERVICING
                                   SERVICING CRITERIA                          CRITERIA
   Reference                             Criteria
----------------------------------------------------------------------------------------------
                             General Servicing Considerations
----------------------------------------------------------------------------------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor any         Trustee
                  performance or other triggers and events of default in      Co-Trustee
                  accordance with the transaction agreements.               Master Servicer
                                                                           Special Servicer
----------------------------------------------------------------------------------------------
1122(d)(1)(ii)    If any material servicing activities are outsourced to        Trustee
                  third parties, policies and procedures are instituted       Co-Trustee
                  to monitor the third party's performance and              Master Servicer
                  compliance with such servicing activities.               Special Servicer
----------------------------------------------------------------------------------------------
1122(d)(1)(iii)   Any requirements in the transaction agreements to               N/A
                  maintain a back-up servicer for the mortgage loans are
                  maintained.
----------------------------------------------------------------------------------------------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in        Custodian
                  effect on the party participating in the servicing        Master Servicer
                  function throughout the reporting period in the amount   Special Servicer
                  of coverage required by and otherwise in accordance
                  with the terms of the transaction agreements.
----------------------------------------------------------------------------------------------
                            Cash Collection and Administration
----------------------------------------------------------------------------------------------
1122(d)(2)(i)     Payments on mortgage loans are deposited into the             Trustee
                  appropriate custodial bank accounts and related bank      Master Servicer
                  clearing accounts no more than two business days         Special Servicer
                  following receipt, or such other number of days
                  specified in the transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an          Trustee
                  obligor or to an investor are made only by authorized
                  personnel.
----------------------------------------------------------------------------------------------
1122(d)(2)(iii)   Advances of funds or guarantees regarding collections,    Master Servicer
                  cash flows or distributions, and any interest or other   Special Servicer
                  fees charged for such advances, are made, reviewed and        Trustee
                  approved as specified in the transaction agreements.        Co-Trustee
----------------------------------------------------------------------------------------------
1122(d)(2)(iv)    The related accounts for the transaction, such as cash        Trustee
                  reserve accounts or accounts established as a form of     Master Servicer
                  overcollateralization, are separately maintained         Special Servicer
                  (e.g., with respect to commingling of cash) as set
                  forth in the transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally           Trustee
                  insured depository institution as set forth in the        Master Servicer
                  transaction agreements. For purposes of this             Special Servicer
                  criterion, "federally insured depository institution"
                  with respect to a foreign financial institution means
                  a foreign financial institution that meets the
                  requirements of Rule 13k-1(b)(1) of the Securities
                  Exchange Act.
----------------------------------------------------------------------------------------------
                                                                                Trustee
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent          Master Servicer
                  unauthorized access.                                     Special Servicer
----------------------------------------------------------------------------------------------
1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for          Trustee
                  all asset-backed securities related bank accounts,        Master Servicer
                  including custodial accounts and related bank clearing   Special Servicer
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number
                  of days specified in the transaction agreements;
                  (C) reviewed and approved by someone other than the
                  person who prepared the reconciliation; and
                  (D) contain explanations for reconciling items. These
                  reconciling items are resolved within 90 calendar days
                  of their original identification, or such other number
                  of days specified in the transaction agreements.
----------------------------------------------------------------------------------------------
                            Investor Remittances and Reporting
----------------------------------------------------------------------------------------------
1122(d)(3)(i)     Reports to investors, including those to be filed with        Trustee
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  trustee's records as to the total unpaid principal
                  balance and number of mortgage loans serviced by the
                  Reporting Servicer.
----------------------------------------------------------------------------------------------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in        Trustee
                  accordance with timeframes, distribution priority and
                  other terms set forth in the transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(3)(iii)   Disbursements made to an investor are posted within           Trustee
                  two business days to the Servicer's investor records,
                  or such other number of days specified in the
                  transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(3)(iv)    Amounts remitted to investors per the investor reports        Trustee
                  agree with cancelled checks, or other form of payment,
                  or custodial bank statements.
----------------------------------------------------------------------------------------------
                                 Pool Asset Administration
----------------------------------------------------------------------------------------------
1122(d)(4)(i)     Collateral or security on mortgage loans is maintained        Trustee
                  as required by the transaction agreements or related      Master Servicer
                  mortgage loan documents.                                 Special Servicer
----------------------------------------------------------------------------------------------
1122(d)(4)(ii)    Mortgage loan and related documents are safeguarded as        Trustee
                  required by the transaction agreements
----------------------------------------------------------------------------------------------
1122(d)(4)(iii)   Any additions, removals or substitutions to the asset         Trustee
                  pool are made, reviewed and approved in accordance        Master Servicer
                  with any conditions or requirements in the transaction   Special Servicer
                  agreements.
----------------------------------------------------------------------------------------------
1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs,        Master Servicer
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer's obligor records
                  maintained no more than two business days after
                  receipt, or such other number of days specified in the
                  transaction agreements, and allocated to principal,
                  interest or other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.
----------------------------------------------------------------------------------------------
1122(d)(4)(v)     The Reporting Servicer's records regarding the            Master Servicer
                  mortgage loans agree with the Reporting Servicer's
                  records with respect to an obligor's unpaid principal
                  balance.
----------------------------------------------------------------------------------------------
1122(d)(4)(vi)    Changes with respect to the terms or status of an         Master Servicer
                  obligor's mortgage loans (e.g., loan modifications or    Special Servicer
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.
----------------------------------------------------------------------------------------------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance   Special Servicer
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by
                  the transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(4)(viii)  Records documenting collection efforts are maintained     Master Servicer
                  during the period a mortgage loan is delinquent in       Special Servicer
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction
                  agreements, and describe the entity's activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling
                  plans in cases where delinquency is deemed temporary
                  (e.g., illness or unemployment).
----------------------------------------------------------------------------------------------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return for      Master Servicer
                  mortgage loans with variable rates are computed based
                  on the related mortgage loan documents.
----------------------------------------------------------------------------------------------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such    Master Servicer
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of
                  the related mortgage loans, or such other number of
                  days specified in the transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or     Master Servicer
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the
                  transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(4)(xii)   Any late payment penalties in connection with any         Master Servicer
                  payment to be made on behalf of an obligor are paid
                  from the servicer's funds and not charged to the
                  obligor, unless the late payment was due to the
                  obligor's error or omission.
----------------------------------------------------------------------------------------------
1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted     Master Servicer
                  within two business days to the obligor's records
                  maintained by the servicer, or such other number of
                  days specified in the transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible accounts     Master Servicer
                  are recognized and recorded in accordance with the
                  transaction agreements.
----------------------------------------------------------------------------------------------
1122(d)(4)(xv)    Any external enhancement or other support, identified           N/A
                  in Item 1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set forth in the
                  transaction agreements.
----------------------------------------------------------------------------------------------

                                          EXHIBIT X

                               ADDITIONAL FORM 10-D DISCLOSURE


----------------------------------------------------------------------------------------------
               Item on Form 10-D                              Party Responsible
----------------------------------------------------------------------------------------------
   Item 1: Distribution and Pool Performance                       Trustee
                  Information                                     Depositor

   Any information required by Item 1121 of
  Regulation AB which is NOT included on the
               Monthly Statement
----------------------------------------------------------------------------------------------
           Item 2: Legal Proceedings                  (i) All parties to the Pooling and
                                                   Servicing Agreement (as to themselves),
        per Item 1117 of Regulation AB               (ii) as to litigation to which they
                                                  respectively have knowledge, the Trustee,
                                                   the Co-Trustee, the Master Servicers and
                                                    the Special Servicer as to the issuing
                                                    entity, (iii) the Depositor as to the
                                                   sponsor, any 1110(b) originator and any
                                                               1100(d)(1) party
----------------------------------------------------------------------------------------------
Item 3: Sale of Securities and Use of Proceeds                    Depositor
----------------------------------------------------------------------------------------------
    Item 4: Defaults Upon Senior Securities                        Trustee
----------------------------------------------------------------------------------------------
  Item 5: Submission of Matters to a Vote of                       Trustee
               Security Holders
----------------------------------------------------------------------------------------------
  Item 6: Significant Obligors of Pool Assets                     Depositor
----------------------------------------------------------------------------------------------
   Item 7: Significant Enhancement Provider       Depositor (The Depositor will request from
                  Information                        the Swap Counterparty such financial
                                                      information as described in Part 5
                                                   paragraph (m)(ii) of the Schedule to the
                                                                Swap Contract)
----------------------------------------------------------------------------------------------

    Item 8: Other Information (information        Any party responsible for disclosure items
 required to be disclosed on Form 8-K that was     on Form 8-K to the extent of such items
            not properly disclosed)
----------------------------------------------------------------------------------------------
               Item 9: Exhibits                                    Trustee
                                                                  Depositor
----------------------------------------------------------------------------------------------

                                          EXHIBIT Y

                               ADDITIONAL FORM 10-K DISCLOSURE


----------------------------------------------------------------------------------------------
               Item on Form 10-K                              Party Responsible
----------------------------------------------------------------------------------------------
      Item 1B: Unresolved Staff Comments                          Depositor

----------------------------------------------------------------------------------------------
    Item 9B: Other Information (Information       Any party responsible for disclosure items
required to be reported on Form 8-K during the     on Form 8-K to the extent of such items
  4th quarter of the year covered by the Form
     10-K that was not properly reported)
----------------------------------------------------------------------------------------------
    Item 15: Exhibits, Financial Statement                         Trustee
                   Schedules                                      Depositor
----------------------------------------------------------------------------------------------
               Additional Item:                       (i) All parties to the Pooling and
   Disclosure per Item 1117 of Regulation AB       Servicing Agreement (as to themselves),
                                                     (ii) as to litigation to which they
                                                  respectively have knowledge, the Trustee,
                                                   the Co-Trustee, the Master Servicers and
                                                    the Special Servicer as to the issuing
                                                    entity, (iii) the Depositor as to the
                                                   sponsor, any 1110(b) originator and any
                                                               1100(d)(1) party
----------------------------------------------------------------------------------------------
               Additional Item:                       (i) All parties to the Pooling and
   Disclosure per Item 1119 of Regulation AB       Servicing Agreement as to themselves (to
                                                  the extent material to Certificateholders
                                                    and only as to affiliations under Item
                                                    1119(a) with the Trustee, Co-Trustee,
                                                  Special Servicer or a sub-servicer meeting
                                                       any of the descriptions in Item
                                                  1108(a)(3)), (ii) the Depositor as to the
                                                  sponsor, originator, significant obligor,
                                                       enhancement or support provider
----------------------------------------------------------------------------------------------
               Additional Item:                                   Depositor
 Disclosure per Item 1112(b) of Regulation AB
----------------------------------------------------------------------------------------------
               Additional Item:                   Depositor (The Depositor will request from
Disclosure per Items 1114(b)(2) and 1115(b) of       the Swap Counterparty such financial
                 Regulation AB                        information as described in Part 5
                                                   paragraph (m)(ii) of the Schedule to the
                                                                Swap Contract)
----------------------------------------------------------------------------------------------

                                          EXHIBIT Z

                               FORM 8-K DISCLOSURE INFORMATION


----------------------------------------------------------------------------------------------
               Item on Form 8-K                               Party Responsible
----------------------------------------------------------------------------------------------
  Item 1.01: Entry into a Material Definitive      All parties (only as to agreements such
                   Agreement                       entity is a party to or entered into on
                                                          behalf of the Trust Fund)
----------------------------------------------------------------------------------------------
     Item 1.02: Termination of a Material          All parties (only as to agreements such
             Definitive Agreement                  entity is a party to or entered into on
                                                          behalf of the Trust Fund)
----------------------------------------------------------------------------------------------
     Item 1.03: Bankruptcy or Receivership                        Depositor
----------------------------------------------------------------------------------------------
 Item 2.04: Triggering Events that Accelerate                     Depositor
 or Increase a Direct Financial Obligation or
   an Obligation under an Off-Balance Sheet
                  Arrangement
----------------------------------------------------------------------------------------------
 Item 3.03: Material Modification to Rights of                     Trustee
               Security Holders
----------------------------------------------------------------------------------------------
     Item 5.03: Amendments of Articles of                         Depositor
Incorporation or Bylaws; Change of Fiscal Year
----------------------------------------------------------------------------------------------
Item 6.01: ABS Informational and Computational                    Depositor
                   Material
----------------------------------------------------------------------------------------------
 Item 6.02: Change of Master Servicer, Special                 Master Servicers
              Servicer or Trustee                              Special Servicer
                                                                   Trustee
                                                                  Co-Trustee
                                                                  Depositor
----------------------------------------------------------------------------------------------
  Item 6.03: Change in Credit Enhancement or                      Depositor
               External Support                                    Trustee
----------------------------------------------------------------------------------------------
     Item 6.04: Failure to Make a Required                         Trustee
                 Distribution
----------------------------------------------------------------------------------------------
 Item 6.05: Securities Act Updating Disclosure                    Depositor
----------------------------------------------------------------------------------------------
      Item 7.01: Regulation FD Disclosure                         Depositor
----------------------------------------------------------------------------------------------
                   Item 8.01                                      Depositor
----------------------------------------------------------------------------------------------
                   Item 9.01                                      Depositor
----------------------------------------------------------------------------------------------


                                   EXHIBIT AA

                       ADDITIONAL DISCLOSURE NOTIFICATION



**SEND VIA FAX TO (410) 715-2380 AND VIA E-MAIL TO Wells Fargo Bank at cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**


Wells Fargo Bank, N.A.
  as Certificate Registrar
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services JPMorgan 2006-LDP10-SEC REPORT PROCESSING

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue, New York, New York 10017
 Attention: Dennis Schuh and Bianca Russo

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

               In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of March 1, 2007, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, Inc. and Wachovia Bank, National Association, as master servicers, J.E. Robert Company, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee and, LaSalle Bank National Association as co-trustee, the undersigned, as [__________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:
------------------------------------------------------------





List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:







               Any inquiries related to this notification should be directed to [___________________________], phone number: [______________]; e-mail address:
[_____________________].


                                               [NAME OF PARTY],
                                                   as [role]



                                               By: _____________________________
                                                   Name:
                                                   Title:

                                   EXHIBIT BB

                      SERVICING AND SUBSERVICING AGREEMENTS

        Certain of the Mortgage Loans are subject to subservicing agreements as set forth below.


            Property Name                            Subservicer Name
--------------------------------------------------------------------------------
Pierre Suites                                 ARCS
Skyline                                       Bank of America
Park Place Apartments                         Beacon Realty Capital
455 West Fort Street                          Bernard Financial
Tates Creek South Shopping Center             Capmark Finance Inc.
Boeing Lomita Campus                          CBRE/Melody
Jackson Park & Village Center                 Cohen Financial
Lara Springs                                  Collateral Mortgage Capital, LLC
Tab 250 Ltd                                   Collateral Mortgage Capital, LLC
University Centre East                        Collateral Mortgage Capital, LLC
McGaw Plaza                                   Columbia National
Corona Auto Center                            Green Park Financial
Northwest Crossing                            Holliday Fenoglio Fowler
785 Market Street                             Holliday Fenoglio Fowler, L.P.
Cityview Centre                               Holliday Fenoglio Fowler, L.P.
North Stadium Business Park 1                 Holliday Fenoglio Fowler, L.P.
North Stadium Business Park 2                 Holliday Fenoglio Fowler, L.P.
Silverado Ranch                               Holliday Fenoglio Fowler, L.P.
Best Western- Monroe                          Laureate Capital
LA Fitness - Grand Prairie                    Newmark Realty Capital, Inc.
Granville Woods Business Center               NorthMarq Capital
Mequon Research Center                        NorthMarq Capital
Waukesha Airport Business Center              NorthMarq Capital
California Senior Plaza                       Red Mortgage Capital Inc
The Marketplace at Kapolei                    Red Mortgage Capital Inc
Colonia Del Rio                               Sierra
Hacienda Del Rio                              Sierra
Pinnacle Heights                              Sierra
Solana                                        Wells Fargo Bank

                                   EXHIBIT CC

             SWAP CONTRACT RELATED TO THE CLASS A-2SFL CERTIFICATES

       [Filed separately as Exhibits 10.7, 10.8 and 10.9 to this Form 8-K]

                                   EXHIBIT DD

              SWAP CONTRACT RELATED TO THE CLASS A-JFL CERTIFICATES

     [Filed separately as Exhibits 10.10, 10.11 and 10.12 to this Form 8-K]

                                   EXHIBIT EE

                             RELEASE OVERSIGHT LOANS

        Loan #           Property Name
          20             Southland Mall
          23             Long Island Marriott and Conference Center
          24             The Orchard at Saddleback
          29             90-100 Trinity Place
          31             1515 Market Street
          36             Crosswinds
          41             Central Park
          44             Hampton at Town Center
          45             Arches
          56             Fair Oaks Plaza
          59             Cityview Centre
          71             Demattia Portfolio
          73             Old Mill Portfolio
          75             Los Angeles Media Tech Center
          85             Temecula Creek Plaza
          95             Northwest Crossing
          100            Park Place Apartments
          113            One South King
          130            7200 Fullerton
          138            Vineyard Freeway Center
          143            Santiago MHP
          146            7175 N. Durango Dr.
          149            McGaw Plaza
          150            166 West 125th Street
          164            7311 Greenhaven Drive
          170            300 ParkBrooke Place
          179            California Senior Plaza
          182            Americana Plaza Shopping Center
          188            Desert Winds Townhomes
          196            Crosby Center
          210            Belle Terre Shops
          212            4055 West Peterson Avenue
          219            Skylark MHP

                                   EXHIBIT FF

                        TENANTS-IN-COMMON OVERSIGHT LOANS



Loan Number                        Property Name
73                                 Old Mill Portfolio
81                                 The Marketplace at Kapolei
83                                 College Suites-Murfreesboro TN
84                                 Sierra Center Mammoth Lakes
90                                 AT&T Pewaukee
95                                 Northwest Crossing
103                                Metrocenter Business Park - Phoenix
108                                Stonegate at Eagle's Landing
121                                80 West Lancaster Avenue
140                                Sierra Mobile Estates
152                                 Spring Creek Apartments (Austin)
162                                Franklin Avenue & Whitley Avenue
219                                Skylark MHP
226                                WesBanco Bank Branch

                                   SCHEDULE 1
                                   ----------

                    Mortgage Loans Containing Additional Debt

      Loan Number                       Property Name
      -----------                       -------------

      3                                Skyline

      7                                Solana

      2                                599 Lexington Avenue

      18                               90-100 Trinity Place

      19                               Pelican Point

      40                               Lembi Multifamily Portfolio

      53                               AmeriCold Pool 2

      55                               Anchor Government Assets

      75                               College Suites-Murfreesboro TN

      100                              Kimco PNP - Canyon Square Plaza

      115                              Brownstown Shopping Center

      165                              Bear Creek Apartments

      204                              Timberline Apartments

      223                              Timber Ridge Apartments

      233                              Turtle Creek Park

      234                              Village at Wingfield Apartments

      93                               Ross Retail Portfolio

      46                               Sawyer Portfolio

      103                              Walgreens  Hermilin Portfolio (Pool 3)

      121                              Walgreens  Hermilin Portfolio (Pool 2)

      131                              Walgreens  Hermilin Portfolio (Pool 1)

      191                              Waukesha Airport Business Center

                                   SCHEDULE 2
                                   ----------

                Mortgage Loans which Initially Pay Interest Only

          Loan Number                      Property Name
          -----------                      -------------
      169                 Franklin Ave. & Whitley Ave.
      2                   599 Lexington Ave
      18                  90-100 Trinity Place
      100                 Kimco PNP - Canyon Square Plaza
      46                  Sawyer Portfolio
      103                 Walgreens Hermilin Portfolio (Pool 3)
      121                 Walgreens Hermilin Portfolio (Pool 2)
      131                 Walgreens Hermilin Portfolio (Pool 1)
      13                  Long Island Marriott and Conference Center
      14                  The Orchard at Saddleback
      16                  Center West
      21                  Hampton at Town Center
      24                  Americold Portfolio
      38                  2700-2800 Bronx Park East
      43                  Central Texas Marketplace
      45                  Fair Oaks Plaza
      54                  Pinnacle Heights
      56                  Addison at Wyndham
      61                  Hall Street
      63                  Worthington Meadows
      67                  Oakmead Terrace
      72                  Southbay Marketplace
      73                  The Marketplace at Kapolei
      77                  BGK College Suites at Campbell Lane
      85                  1691 Broadway
      87                  AT&T Pewaukee
      89                  15 West 39th Street
      91                  Jericho Office Park
      95                  260 West 36th Street
      98                  Park Place Apartments
      99                  Colonia Del Rio
      105                 Springhill
      110                 Delray Square
      111                 Hacienda Del Rio
      116                 961-979 Southern Blvd
      120                 Casa Lindas
      135                 308 East Lancaster Avenue
      138                 K-Mart Henderson, NV
      139                 180 - 190 O'Farrell Street
      141                 Orion Center

          Loan Number                      Property Name
          -----------                      -------------
      145                 Sunpointe Apartments
      155                 166 West 125th Street
      166                 Dicks Sporting Goods - Amherst NY
      168                 263 Old Country Road
      175                 Metro Self Storage - Sarasota
      182                 Rite Aid Portfolio (Pool 3)
      186                 400 Centennial Parkway
      201                 Walgreens Greer
      202                 Rite Aid Portfolio (Pool 2)
      214                 Rite Aid Portfolio (Pool 1)
      240                 645 Stewart Avenue
      242                 Walgreens - Lee's Summit, MO
      1                   Coconut Point
      4                   Lafayette Property Trust
      15                  Davies Pacific Center
      42                  Osprey Portfolio
      48                  Osprey Westlake and Lakewood Ranch
      49                  Cityview Centre
      113                 One South King
      176                 Pierre Suites
      3                   Skyline
      64                  Old Mill Portfolio
      5                   StratReal Industrial Portfolio II
      142                 Cedar Park Shopping Center
      149                 Legacy at Wesleyan
      3.01                Seven Skyline Place
      3.02                Eight Skyline Place
      3.03                Six Skyline Place
      3.04                Five Skyline Place
      3.05                Two Skyline Place
      3.06                Four Skyline Place
      3.07                One Skyline Place
      3.08                Three Skyline Place
      5.01                Continental Tire
      5.02                Rickenbacker III
      5.03                South Park 9
      5.04                Centerpoint II
      5.05                CIC Memphis (Chichasaw Ind. Ctr.)
      5.06                HP Memphis (Hewlett-Packard)
      5.07                Memphis International
      5.08                Mid-South Logistec Center VI
      5.09                Woodland Industrial E. Beamer
      5.10                Woodland Industrial Hanson Way

          Loan Number                      Property Name
          -----------                      -------------
      64.01               Old Mill Business Center I
      64.02               Old Mill Business Center II
      64.03               Old Mill Village
      4.01                1500 N. Beauregard St
      4.02                1600 N. Beauregard St
      4.03                1700 N. Beauregard St
      4.04                1701 N Beauregard St.
      4.05                1800 N. Beauregard St
      4.06                1900 N Beauregard St
      4.07                2000 N. Beauregard St.
      4.08                4825 Mark Center Drive
      4.09                4900 Seminary Road
      24.01               5805 North Industrial Way
      24.02               18531 U.S. 20 West
      24.03               9501 SE McLoughlin Boulevard
      24.04               14060 Dodd Road
      42.01               Lake View at Hidden River
      42.02               Palm Court at Hidden River
      42.03               Tampa Oaks One
      46.01               Whispering Palms
      46.02               Boardwalk at Inverrary
      48.01               Lakewood Ranch
      48.02               West Lake Corporate Center I & II
      121.01              845 North Federal Boulevard
      121.02              NE Corner of Broadway and 109th Street
      121.03              SW Corner of Monroe Street & Western Avenue
      131.01              2498 Second Loop Road
      131.02              133 West 8th Street
      182.01              6101 North Broad Street
      182.02              21 South Hope Chapel Road
      202.01              104 Pedro Way
      202.02              455 West Main Street
      214.01              7500 Terry Road
      214.02              7700 Shepherdsville Road
      53                  AmeriCold Pool 2
      53.01               Clearfield
      53.02               Murfreesboro
      53.03               Connell
      53.04               Strasburg
      53.05               Amarillo
      53.06               Thomasville
      53.07               West Memphis
      53.08               Russellville
      53.09               Syracuse

          Loan Number                      Property Name
          -----------                      -------------
      53.10               Atlanta
      53.11               Babcock
      53.12               Turlock
      53.13               Nampa
      53.14               Woodburn
      53.15               Wichita
      53.16               Fort Smith
      53.17               Sebree
      53.18               Boston
      53.19               Bettendorf
      53.20               Walla Walla
      17                  90 Broad Street
      8                   Blackhawk II - Phoenix
      9                   Colony Line 2 Pool C FIXED
      36                  Centro Heritage Portfolio 5
      239                 Colony Line 1 Pool C FIXED
      7                   Raven's Crossing
      8.01                Solana
      8.02                Boston Industrial - Auburn
      8.03                Boston Industrial Tewksbury
      8.04                Boston Industrial - Hopkinton
      8.05                Pacifica Trenton
      8.06                Tall Oaks
      8.07                4343 on the Parkway
      8.08                Woodlands at Riverside
      8.09                7701 Southern Drive
      8.10                Foster Road
      8.11                Lennar Corporate Center
      9.01                Table Mountain
      9.02                Speedway Superstore
      9.03                High Point Centre
      9.04                Fairview Corners
      9.05                Plainview Village Cener
      9.06                Meridian Village
      9.07                Sagamore Park Centre
      9.08                Twin Oaks Centre
      9.09                Terrace Mall
      9.10                Roseville Center
      9.11                Central Value Center
      9.12                Burning Tree Plaza
      9.13                Fox River Plaza
      36.01               Liberty Corners
      36.02               2601 West Kingsley
      36.03               Lakeview at the Greens

          Loan Number                      Property Name
          -----------                      -------------
      36.04               Howard Rose
      160                 Morton Rose
      112                 Corporate Fountains
      75                  College Suites-Murfreesboro TN
      92                  Northwest Crossing
      39                  Hollister Place Apartments - Houston
      51                  Tamiami West Shopping Center
      52                  Sierra Mobile Estates
      79                  Skylark MHP
      88                  Metrocenter Business Park - Phoenix
      144                 Pelican Point
      151                 Lembi Multifamily Portfolio
      172                 Ross Retail Portfolio
      206                 755 Green
      106                 940 Hayes
      153                 720 Jones
      170                 815 O'Farrell
      203                 1705 Octavia
      208                 626 Powell
      213                 1085 South Van Ness
      137                 1155 Jones
      39.01               Southland Mall
      39.02               Franklin Tower
      39.03               1515 Market Street
      39.04               Overland Park Trade Center
      39.05               Boeing Lomita Campus
      39.06               Temple U Health System Headquarters
      143                 Northrop Grumman
      243                 Paradise Village Gateway
      19                  Sierra Center Mammoth Lakes
      40                  Temecula Creek Plaza
      40.01               Sheraton Charleston
      40.02               400-1 / 400-2 Totten Pond Road
      40.03               Tanque Verde Apartments
      40.04               Hemet Village
      40.05               785 Market Street
      40.06               Quail Creek Apartments
      40.07               Longford Plaza III
      40.08               Simeon Portfolio
      10                  Sagebrook Apartments - Las Vegas, NV
      11                  State Street Market
      20                  Vineyard Freeway Center
      37                  200 Wireless Boulevard
      50                  7175 N. Durango Dr.

          Loan Number                      Property Name
          -----------                      -------------
      60                  Cooper's Landing IIB
      78                  Walgreen's Dallas
      80                  336 South Service Road
      84                  New Forest Crossing
      86                  Sanctuary at Avondale
      104                 Solomon Headquarters
      107                 Hotel Teatro
      123                 Hickory Ridge
      127                 Heritage Village & Parkside Apartments
      128                 Olde Towne
      140                 Cedar Ridge
      212                 Evergreen
      219                 Fairlington Office Park
      69                  Arches
      22                  Fountain Apartments
      65                  Augusta Mall
      6                   Riverview Office Bulding
      108                 Westgate Square Shopping Center
      136                 Apopka Regional Shopping Center
      101                 Clinton Plaza
      114                 West Market Shopping Center
      220                 Little River Square Shopping Center
      238                 Newmarket Shopping Center
      109                 Stonegate at Eagle's Landing
      232                 Ashley House Apartment Homes
      74                  College Green Executive Plaza
      196                 Watt-Fair Oaks Professional Centre
      185                 4055 West Peterson Ave
      124                 80 W. Lancaster Ave.
      157                 Spring Creek Apartments (Austin)
      115                 Brownstown Shopping Center
      94                  Remington Apartments
      97                  Wilshire Plaza
      118                 455 West Fort Street
      126                 Ashton Oaks Apartments
      134                 Scripps - Chula Vista
      210                 Jackson Park & Village Center
      222                 7200 Fullerton
      225                 Palm Ridge Shopping Center - San Diego
      229                 Browns Point
      235                 McCormick Place - Prescott
      250                 Trinidad Plaza
      255                 Tab 250 Ltd
      257                 Gateway Retail Center II

          Loan Number                      Property Name
          -----------                      -------------
      259                 Foxwood
      187                 Corona Auto Center
      258                 Lara Springs
      161                 Somerset
      217                 Conklin
      161.01              Silverhawk Apartment Homes
      161.02              Courtyard
      82                  University Centre East
      93                  LaSalle Bank Branch Portfolio
      163                 LaSalle Bank Branch
      216                 LaSalle Bank-4200 South Ashland
      70                  LaSalle Bank-Route 59
      23                  Timberline Apartments
      59                  Turtle Creek Park
      62                  3003 Woodbridge Avenue
      133                 National Hotel
      147                 Demattia Portfolio
      159                 Citizen News Bldg.
      177                 Santiago MHP
      188                 Wine Valley Inn
      215                 300 ParkBrooke Place
      236                 K-Mart Store - Oakdale
      198                 Hidden Park Apartments
      62.01               Manchester Plaza
      62.02               63-65 South Street - Hopkinton
      62.03               Paradise Park ROC
      62.04               The Chase Building
      62.05               Madison Plaza
      62.06               Eckerd Plaza - Niagara Street
      62.07               Tates Creek South Shopping Center
      62.08               Johnson Controls
      62.09               Flint Group
      204                 Dow Corning
      233                 Plymouth Oaks I
      184                 City Transfer
      189                 Karmann
      195                 R.A. DeMattia
      224                 Tri-Star Fire Protection
      237                 Limbach Facility
      76                  Niskayuna Square
      119                 Hampton Inn & Suites - Montgomery
      129                 Airport Industrial Center

                                   SCHEDULE 3
                                   ----------

                    Assumption Fees on Certain Mortgage Loans

Loan Number          Property Name                      Assumption Fee
--------------------------------------------------------------------------------
    1      Coconut Point                                                 0.0000%
    2      599 Lexington Ave                                             0.2500%
    3      Skyline                                                         10000
    4      Lafayette Property Trust                                      100,000
           StratReal Industrial
    5      Portfolio II                                                  0.5000%
    6      Augusta Mall                                                    25000
    7      Solana                                                        0.5000%
    8      Lennar Corporate Center                                       0.2500%
    9      Pacifica Trenton                                              0.2500%
   10      7701 Southern Drive                                           0.2500%
   11      AMLI on the Parkway                                           0.2500%
   12      Woodlands at Riverside                                        0.2500%
   13      Foster Road                                                   0.2500%
   14      Table Mountain                                                0.2500%
   15      Tall Oaks                                                     0.2500%
           Boston Industrial -
   16      Tewksbury                                                     0.2500%
           Boston Industrial -
   17      Hopkinton                                                     0.2500%
   18      Boston Industrial - Auburn                                    0.2500%
   19      Centro Heritage Portfolio 5                                   0.2500%
   20      Southland Mall                                                0.0000%
   21      Franklin Tower                            150,000
   22      Outrigger Guam Resort                                         1.0000%
           Long Island Marriott and
   23      Conference Center                                             1.0000%
   24      The Orchard at Saddleback                                     0.2500%
   25      Osprey Portfolio                                              200,000
   26      Davies Pacific Center                                         0.0000%
   27      Center West                                                   0.2500%
   28      90 Broad Street                                               0.2500%
   29      90-100 Trinity Place                      200,000
   30      Pelican Point                                                 1.0000%
   31      1515 Market Street                                            0.5000%
   32      Americold Pool 1                           25,000
   33      Sierra Springs                                                1.0000%
   34      North Pointe - Riverside                                      1.0000%
   35      Boardwalk / Park Place                                        1.0000%
   36      Crosswinds                                                    1.0000%
   37      West View (West Lake)                                         1.0000%
   38      2016 Riverside Office                                         1.0000%
   39      Mountain View Townhouse                                       1.0000%
   40      Mountain Gate                                                 1.0000%
   41      Central Park                                                  1.0000%
   42      Sherman Pointe                                                1.0000%
   43      The Victorian                                                 1.0000%
   44      Hampton at Town Center                                        0.5000%
                                        First -Waived; thereafter, 0.5%;
                                        Lender's consent for first three
                                        transfers will not be witheld provided
                                        certain provisions per the loan
   45      Arches                       documents.
   46      Morton Rose                                                   0.2500%
   47      Howard Rose                                                   0.2500%
   48      Lakeview at the Greens                                        0.2500%
   49      2601 West Kingsley                                            0.2500%
   50      Overland Park Trade Center                                    0.2500%
   51      2700-2800 Bronx Park East                                     1.0000%
   53      Lembi Multifamily Portfolio                                   0.0500%
   54      546 Broadway                                                  1.0000%
   55      San Tan Village Phase 2                                       1.0000%
   56      Fair Oaks Plaza                                               1.0000%
   57      Sawyer Portfolio                                              1.0000%
   58      Silverado Ranch                                               0.0000%
   59      Cityview Centre                                               0.2500%
   60      Boeing Lomita Campus                                          1.0000%
   61      AmeriCold Pool 2                                              0.0000%
   62      Northrop Grumman                                              0.5000%
   63      Pinnacle Heights                                              1.0000%
   64      Addison at Wyndham                                            1.0000%
   65      Anchor Government Assets                                      1.0000%
   66      560 S. Winchester Blvd                                        1.0000%
   67      Marriott Hotel Huntsville AL                                  0.0500%
   68      National Hotel                                                1.0000%
   69      Paradise Village Gateway                                      0.5000%
   70      Hall Street                                                   1.0000%
   71      Demattia Portfolio                                            1.0000%
   72      Worthington Meadows                                           1.0000%
   73      Old Mill Portfolio                                            1.0000%
   74      Fountain Apartments                                           0.5000%
   75      Los Angeles Media Tech Center                                 0.5000%
   76      Oakmead Terrace                                               0.2500%
   77      Kimco PNP - Palomar Village SC                                0.0000%
   78      Hotel Teatro                                                  0.2500%
   79      The Hamptons                                                  1.0000%
   80      Southbay Marketplace                                          0.2500%
   81      The Marketplace at Kapolei                                    0.2500%
   82      Ashley House Apartment Homes   $2,000 for 1st, 1% for subsequent.
   83      College Suites-Murfreesboro TN                                1.0000%
   84      Sierra Center Mammoth Lakes                                   1.0000%
   85      Temecula Creek Plaza                                          1.0000%
   86      Sheraton Charleston                                           1.0000%
   87      Remington Apartments                                          1.0000%
   88      1691 Broadway                                                 1.0000%
   89      Tanque Verde Apartments                                       1.0000%
   90      AT&T Pewaukee                                                 1.0000%
   91      Hemet Village                                                 1.0000%
   92      15 West 39th Street                                           1.0000%
   93      Airport Business Park                                         1.0000%
   94      Jericho Office Park                                           1.0000%
   95      Northwest Crossing                                            1.0000%
   96      455 West Fort Street                                          1.0000%
   97      260 West 36th Street                                          1.0000%
   98      Northwest Michigan Surgery Center                             1.0000%
   99      Ashton Oaks Apartments                                        1.0000%
  100      Park Place Apartments                                         1.0000%
  101      Colonia Del Rio                                               1.0000%
  102      Kimco PNP - Canyon Square Plaza                               0.0000%
  103      Metrocenter Business Park - Phoenix                           1.0000%
  104      Hampton Inn & Suites -  Beachwwod                             1.0000%
  105      Walgreens Hermilin Portfolio III                              0.2500%
  106      785 Market Street                                             0.2500%
  107      Hickory Ridge                                                 1.0000%
  108      Stonegate at Eagle's Landing                                  1.0000%
  109      Delray Square                                                 0.2500%
  110      Hacienda Del Rio                                              0.0000%
  111      Corporate Fountains                                           1.0000%
  112      Brownstown Shopping Center                                    1.0000%
  113      One South King                                                0.0000%
  114      961-979 Southern Blvd                                         1.0000%
  115      Longford Plaza III                                            1.0000%
  116      Hilton Midland Plaza                                          1.0000%
  117      Scripps - Chula Vista                                         1.0000%
  118      Niskayuna Square                                              1.0000%
  119      Walgreens Hermilin Portfolio II                               0.2500%
  120      Chiquita Cold Storage Building                                1.0000%
                                        1 time at fee equal to the geater of
                                        (a) $10,000, or (b) the product of (x)
                                        the percentage of the respective
                                        tenant-in-common ownership interest and
                                        (y) one percent (1%) of the then unpaid
  121      80 West Lancaster Avenue     principal balance of the loan.
  122      Ormond Beach Portfolio                                        1.0000%
  123      Jackson Park & Village Center                                 1.0000%
  124      Sagebrook Apartments - Las Vegas, NV                          0.5000%
  125      State Street Market                                           1.0000%
  126      Hampton Inn & Suites - Montgomery                             1.0000%
  127      Hampton Inn & Suites - Munster                                1.0000%
  128      Walgreens Hermilin Portfolio I                                0.2500%
  129      North Stadium Business Park 1                                 0.2500%
  131      Twin Oaks Apartments                                          1.0000%
  132      Beth Boulevard Apartments                                     1.0000%
  133      308 East Lancaster Avenue                                     0.5000%
  134      Tamiami West Shopping Center                                  0.2500%
  135      Riverview Office Bulding                                      0.5000%
  136      K-Mart Henderson, NV                                          0.5000%
  137      180 - 190 O'Farrell Street                                    1.0000%
  138      Vineyard Freeway Center                                       1.0000%
  139      Cedar Park Shopping Center                                    1.0000%
  140      Sierra Mobile Estates                                         1.0000%
  141      200 Wireless Boulevard                                        1.0000%
  143      Santiago MHP                                                  1.0000%
  144      Mequon Research Center                                        0.5000%
  145      Legacy at Wesleyan           Three times at 1% each
  146      7175 N. Durango Dr.                                           0.5000%
  147      Ashley Furniture Retail Center - Bakersfield                  1.0000%
  148      Heritage Village & Parkside Apartments                        1.0000%
  149      McGaw Plaza                                                   1.0000%
  150      166 West 125th Street                                         1.0000%
  151      Stor Gard Self Storage                                        1.0000%
  152      Spring Creek Apartments (Austin)                              1.0000%
  153      Target Center Shops                                           1.0000%
  154      Wine Valley Inn                                               1.0000%
  155      LaSalle Bank Branch Portfolio   Three times at 0.5% each
  156      South Sierra Plaza Retail                                     1.0000%
  157      Palm Ridge Shopping Center - San                              1.0000%
  158      Heritage Rock I & II                                          1.0000%
  159      Dicks Sporting Goods -  Amherst NY                            0.0000%
  160      263 Old Country Road                                          1.0000%
  161      Faurecia Automotive Seating                                   1.0000%
  162      Franklin Avenue & Whitley Avenue                              1.0000%
  163      Olde Towne                                                    1.0000%
  164      7311 Greenhaven Drive                                         1.0000%
  165      Cooper's Landing IIB                                          1.0000%
  166      Bear Creek Plaza                                              0.5000%
  167      Quality Inn & Suites - Durham                                 1.0000%
  168      Metro Self Storage - Sarasota                                 0.2500%
  169      Pierre Suites                                                 1.0000%
  170      300 ParkBrooke Place                                          1.0000%
  171      Hilton Garden Inn - Savannah Airport                          1.0000%
  172      LA Fitness - Grand Prairie                                    1.0000%
  173      3605 Long Beach Blvd                                          1.0000%
  174      Rite Aid Portfolio III                                        1.0000%
  175      K-Mart Store - Oakdale                                        0.5000%
  176      Watt-Fair Oaks Professional Centre                            1.0000%
  177      Courtyard                                                     1.0000%
  178      Manchester Plaza                                              1.0000%
  179      California Senior Plaza                                       1.0000%
  180      Waukesha Airport Business Center                              0.5000%
  181      Florida Retail Portfolio                                      0.5000%
  182      Americana Plaza Shopping Center                               1.0000%
  184      63-65 South Street - Hopkinton                                1.0000%
  185      College Green Executive Plaza                                 1.0000%
  186      Tates Creek South Shopping Center                             1.0000%
  187      Oceana Garage                                                 1.0000%
  188      Desert Winds Townhomes                                        1.0000%
  189      Walgreens - Greer                                             1.0000%
  190      Rite Aid Portfolio II                                         1.0000%
  191      Cedar Ridge                                                   1.0000%
  192      Disney Office Building                                        1.0000%
  193      Timberline Apartments                                         1.0000%
  194      Walgreens - Dallas                                            1.0000%
  195      Evergreen                                                     1.0000%
  196      Crosby Center                                                 1.0000%
  197      Browns Point                                                  1.0000%
  198      336 South Service Road                                        1.0000%
  199      Fairlington Office Park                                       1.0000%
  200      Aztec Office Building                                         1.0000%
  201      Rite Aid Portfolio I                                          1.0000%
  202      Paradise Park ROC                                             1.0000%
  203      LaSalle Bank Branch          Three times at 0.5% each
  204      Sanctuary at Avondale                                         1.0000%
  205      One Reservoir Avenue                                          1.0000%
  206      The Chase Building                                            1.0000%
  207      Turtle Creek Park                                             1.0000%
  208      Tab 250 Ltd                                                   1.0000%
  209      Rite Aid - Washington, PA                                     1.0000%
  210      Belle Terre Shoppes                                           1.0000%
  211      Hampton Inn - Painted Post                                    0.2500%
  212      4055 West Peterson Avenue                                     1.0000%
  213      Foxwood                                                       1.0000%
  214      Madison Plaza                                                 1.0000%
  215      645 Stewart Avenue                                            1.0000%
  216      Solomon Headquarters                                          1.0000%
  217      Walgreens - Lee's Summit                                      1.0000%
  218      Granville Woods Business Center                               0.5000%
  219      Skylark MHP                                                   1.0000%
  220      Broadway Plaza East                                           1.0000%
  221      Corona Auto Center                                            1.0000%
  222      Best Western- Monroe                                          1.0000%
  223      Meadow Ridge                                                  1.0000%
  224      North Stadium Business Park 2                                 0.2500%
  225      Lara Springs                                                  1.0000%
  226      WesBanco Bank Branch                                          1.0000%
  227      Somerset                                                      1.0000%
  228      University Centre East                                        1.0000%
  229      Conklin                                                       1.0000%

                                   SCHEDULE 4
                                   ----------

          Mortgage Loans with Earnouts, Holdbacks or Letters of Credit

         Loan Number                      Property Name
         -----------                      -------------
       187              Courtyard
       191              Waukesha Airport Business Center
       209              Crosby Center
       48.01            Lakewood Ranch
       7                Solana
       113              One South King
       243              Skylark MHP
       229              Gateway Retail Center II
       24               Jogani Portfolio
       27               Central Park
       28               Crosswinds
       190              California Senior Plaza
       79               Temecula Creek Plaza
       55               Anchor Government Assets
       42               Osprey Portfolio